As filed with the Securities and Exchange Commission on August 19, 2013	Registration Number 333-185293

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________

Amendment No.  6
to
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
____________________________________________________

INTERCLOUD SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
____________________________________________________

Delaware	7389	65-0963722
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
____________________________________________________

331 Newman Springs Road
Building 1, Suite 104
Red Bank, New Jersey 07701
(561) 988-1988
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Mark Munro
Chief Executive Officer
InterCloud Systems, Inc.
331 Newman Springs Road
Building 1, Suite 104
Red Bank, New Jersey 07701
(561) 988-1988
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________________________________________________________________

With copies to:

M. Ali Panjwani, Esq.	Yvan-Claude Pierre, Esq.
Eric M. Hellige, Esq.	Daniel I. Goldberg, Esq.
Pryor Cashman LLP	Reed Smith LLP
7 Times Square	599 Lexington Avenue
New York, New York 10036	New York, New York 10022
Telephone: (212) 421-4100	Telephone: (212) 521-5400
Fax: (212) 326-0806	Fax: (212) 521-5450

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒
____________________________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where any such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED AUGUST 19, 2013

$20,000,000 of Shares
Common Stock

We are offering $20,000,000 of shares of our common stock. Our common stock is currently quoted on the OTCQB Marketplace operated by the OTC Markets Group, Inc., or OTCQB, under the symbol “ICLD”.  On August 16, 2013, the last reported sale price of our common stock on the OTCQB was $10.00 per share.  We anticipate that the offering price of our common stock will be between $9.00 and $11.00 per share. For factors considered in determining the public offering price of the shares of common stock offered hereby, see “Determination of Offering Price.” We have applied to list our common stock on the NASDAQ Capital Market under the symbol “ICLD”; however, there is no assurance that such application for listing will be approved.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk.   See “Risk Factors” beginning on page 14 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us	$	$

(1)
The underwriters will receive compensation in addition to the underwriting discount.  See “Underwriting” beginning on page 114 of this prospectus for a description of compensation payable to the underwriters.

Chardan Capital Markets, LLC will act as financial advisor in connection with this offering.

We have granted a 45-day option to the representative of the underwriters to purchase up to $3,000,000 of additional shares of common stock solely to cover over-allotments, if any.

The underwriters expect to deliver our shares to purchasers in the offering on or about                    , 2013.

Sole Book-Running Manager
Aegis Capital Corp

Co-Manager
Northland Capital Markets

                                 , 2013

You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell shares of our common stock. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

STATISTICAL DATA AND MARKET INFORMATION

This prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data.  This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.   The industry in which we operate is subject to risks and uncertainty due to a variety of factors, including those described in the “Risk Factors” section of this prospectus.  These and other factors could cause results to differ materially from those expressed in these publications and reports.

While we are not aware of any misstatements regarding any industry data presented herein, our estimates, in particular as they relate to market share and our general expectations, involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information contained in greater detail elsewhere in this prospectus.  This summary does not contain all of the information you should consider before investing in our common stock.  You should read this entire prospectus carefully, especially the “Risk Factors” section of this prospectus and our historical and pro forma consolidated financial statements and related notes included elsewhere in this prospectus, before making an investment decision.

Unless otherwise noted, “we,” “us,” “our,” and the “Company” refer to InterCloud Systems, Inc. and its predecessors and consolidated subsidiaries, including Rives-Monteiro Leasing, LLC, Rives-Monteiro Engineering, LLC, ADEX Corporation, ADEX Puerto Rico, LLC, ADEXCOMM Corporation, T N S, Inc., Tropical Communications, Inc., Environmental Remediation and Financial Services, LLC, AW Solutions, Inc. and AW Solutions Puerto Rico, LLC.

Unless otherwise indicated, the information in this prospectus (i) assumes the underwriter’s option to purchase up to $3,000,000 of additional shares will not be exercised, and (ii) reflects a one-for-125 reverse stock split of our common stock effected on January 14, 2013 and a one-for-four reverse stock split of our common stock effected on August 1, 2013.  All share and per share data has been adjusted for the one-for-125 reverse stock split and the one-for-four reverse stock split for all periods presented.

Our Company

Overview

We are a global single-source provider of value-added services for both corporate enterprises and service providers.  We offer cloud and managed services, professional consulting services and voice, data and optical solutions to assist our customers in meeting their changing technology demands.  Our cloud solutions offer enterprise and service-provider customers the opportunity to adopt an operational expense model by outsourcing to us rather than the capital expense model that has dominated in recent decades in information technology (IT) infrastructure management.  Our professional services groups offer a broad range of solutions, including application development teams, analytics, project management, program management, telecom network management and field services.  Our engineering, design, installation and maintenance services support the build-out and operation of some of the most advanced enterprise, fiber optic, Ethernet and wireless networks.

We provide the following categories of offerings to our customers:

●
Cloud and Managed Services.  Our cloud-based service offerings include platform as a service (PaaS), infrastructure as a service (IaaS), database as a service (DbaaS), and software as a service (SaaS). Our extensive experience in system integration and solutions-centric services helps our customers quickly to integrate and adopt cloud-based services. Our managed-services offerings include network management, 24x7x365 monitoring, security monitoring, storage and backup services.

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Applications and Infrastructure.  We provide an array of applications and services throughout North America and internationally, including unified communications, interactive voice response (IVR) and SIP-based call centers.  We also offer structured cabling and other field installations.  In addition, we design, engineer, install and maintain various types of WiFi and wide-area networks, distributed antenna systems (DAS), and small cell distribution networks for incumbent local exchange carriers (ILECs), telecommunications original equipment manufacturers (OEMs), cable broadband multiple system operators (MSOs) and enterprise customers. Our services and applications teams support the deployment of new networks and technologies, as well as expand and maintain existing networks.  We also design, install and maintain hardware solutions for the leading OEMs that support voice, data and optical networks.

●
Professional Services.  We provide consulting and professional staffing solutions to the service-provider and enterprise market in support of all facets of the telecommunications business, including project management, network implementation, network installation, network upgrades, rebuilds, maintenance and consulting services.  We leverage our international recruiting database, which includes more than 70,000 professionals, for the rapid deployment of our professional services.  On a weekly basis, we deploy hundreds of telecommunications professionals in support of our worldwide customers.  Our skilled recruiters assist telecommunications companies, cable broadband MSOs and enterprise clients throughout the project lifecycle of a network deployment and maintenance.

Our Industry

Global Internet traffic is expected to continue to grow rapidly, driven by factors such as the increased use of smart phones, tablets and other internet devices, the proliferation of social networking and the increased adoption of cloud-based services.  Corporate enterprises are increasingly adopting cloud-based services, which enable them and other end users to rapidly deploy applications without building out their own expensive infrastructure and to minimize the growth in their own IT departments.  To remain competitive and meet the rapidly-growing demand for state-of-the-art mobile data services, telecommunications and cable companies rely on outsourcing to provide a wide range of network and infrastructure services and project-staffing services as they build out and maintain their networks.  In building out and managing telecommunications networks, service providers and enterprise customers face many challenges, including difficulty in locating, recruiting, hiring and retaining skilled labor, significant capital investment requirements and competitive pressures on operating margins.  As a result, telecommunications providers and enterprise customers continue to seek and outsource solutions.

Competitive Strengths

We believe our historical success and future prospects are underpinned by a combination of competitive strengths, including the following:

●
Single-Source Provider of End-to-End Network Infrastructure, Cloud-Based and Managed Services, Professional Staffing Needs, and Applications and Infrastructure to Enterprise and Service Providers. We believe our ability to address a wide range of end-to-end network solutions, infrastructure and professional staffing needs for our clients is a key competitive advantage.  Our ability to offer diverse technical capabilities (including design, engineering, construction, deployment, installation and integration services) allows customers to turn to a single source for these specific specialty services, as well as to entrust us with the execution of entire turn-key solutions.

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Established Customer Relationships With Leading Infrastructure Providers.  We have established relationships with many leading wireless and wireline telecommunications providers, cable broadband MSOs, OEMs and others.  We have entered into master service agreements with numerous service providers and OEMs.  Our current customers include Ericsson Inc., Verizon Communications Inc., Alcatel-Lucent USA Inc., Century Link, Inc., AT&T Inc. and Hotwire Communications.  These relationships position us to take advantage of United States and international market opportunities.  We believe the barriers are extremely high for new entrants to obtain master service agreements with service providers and OEMs unless there are established relationships and a proven ability to execute.

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Proven Ability to Recruit, Manage and Retain High Quality Telecommunications Personnel.  Our ability to recruit, manage and retain skilled labor is a critical advantage in an industry in which a shortage of skilled labor is often a key limitation for our customers and competitors alike.  We own and operate an actively-maintained database of more than 70,000 telecom personnel.  We also employ highly-skilled recruiters and utilize an electronic hiring process that we believe expedites deployment of personnel and reduces costs.  Our staffing capabilities allow us to efficiently locate and engage skilled personnel for projects, helping ensure that we do not miss out on opportunities due to a lack of skilled labor.  We believe this access to a skilled labor pool gives us a competitive edge over our competitors as we continue to expand.

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Strong Senior Management Team with Proven Ability to Execute. Our highly-experienced management team has deep industry knowledge and a strong track record of successful execution in major corporations, as well as startup ventures.  Our senior management team brings an average of over 25 years of individual experience across a broad range of disciplines. We believe our senior management team is a key driver of our success and is well-positioned to execute our strategy.

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Scalable and Capital Efficient Business Model.  We typically hire workers to staff projects on a project-by-project basis and we believe this business model enables us to staff our business efficiently to meet changes in demand.  Our operating expenses, other than staffing, are primarily fixed; we are generally able to deploy personnel to infrastructure projects in the United States and beyond without incremental increases in our operating costs.

Our Growth Strategy

Our goal is to become a leading provider of value-added services for both corporate enterprises and service providers. To achieve this goal, we intend to leverage our strengths and pursue several strategies, including:

●
Grow Revenues and Market Share through Selective Acquisitions.  We plan to continue to acquire private companies that enhance our earnings and offer complementary services or expand our geographic reach.  For example, in November 2012, we entered into agreements for the acquisition of Integration Partners-NY Corporation, or IPC, a full-service voice and data network engineering firm based in New York, and the Telco Professional Services and Handset Testing business division of Tekmark Global Solutions, LLC, or Telco, a professional service and telecommunications staffing business.  We will complete the acquisition of IPC concurrently with the consummation of this offering, and we intend to complete the acquisition of Telco in the fourth quarter of 2013.  See “Business – Our Recent and Pending Acquisitions.”  We believe such acquisitions, as well as any other private companies we acquire, will help enable us to accelerate our revenue growth, leverage our existing strengths, and capture and retain more work in-house as a prime contractor for our clients, thereby contributing to our profitability.  In addition, we believe our increased scale resulting from certain additional acquisitions will also enable us to bid and take on larger contracts.  We believe there are many potential acquisition candidates in the highly-fragmented specialty services and staffing markets, and that by selectively acquiring and integrating appropriate companies, we can continue to grow our revenues and expand our service offering reach.

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Deepen Our Relationships With Our Existing Customer Base.  Our customers include many leading wireless and wireline telecommunications providers, cable broadband MSOs, OEMs and enterprise customers.  As we have expanded the breadth of our service offerings through both organic growth and selective acquisitions, we believe we have opportunities to expand revenues with our existing clients by marketing additional service offerings to them, as well as by extending services to existing customers in new geographies.

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Expand Our Relationships with New Service Providers. We plan to expand new relationships with smaller cable broadband providers, competitive local exchange carriers (CLECs), integrated communication providers (IC’s), competitive access providers (CAPs), network access point providers (NAPs) and integrated communications providers (ICPs).  We believe that the business model for the expansion of these relationships, leveraging our core strengths and array of service solutions, will support our business model for organic growth.

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Increase Operating Margins by Leveraging Operating Efficiencies.  We believe that by centralizing administrative functions, consolidating insurance coverages and eliminating redundancies across our newly-acquired businesses, we will be positioned to offer more integrated end-to-end solutions and improve operating margins.

Recent Acquisitions

We have grown significantly and expanded our service offerings and geographic reach through a series of strategic acquisitions.

Since January 1, 2011, we have completed the following acquisitions:

●
Tropical Communications, Inc.  In August 2011, we acquired Tropical Communications, Inc., or Tropical, a Miami-based provider of services to construct, install, optimize and maintain structured cabling for commercial and governmental entities in the Southeast.

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Rives-Monteiro Engineering LLC and Rives-Monteiro Leasing, LLC. In December 2011, we acquired a 49% stake in Rives-Monteiro Engineering LLC, or RM Engineering, a certified Women Business Enterprise (WBE) cable firm based in Tuscaloosa, Alabama that performs engineering services in the Southeastern United States and internationally, and 100% of Rives-Monteiro Leasing, LLC, or RM Leasing, an equipment provider for cable-engineering services firms.  We consolidate RM Engineering as we are considered the primary beneficiary of this variable interest entity.  See Note 4 in the Notes to the Consolidated Financial Statements for further information.  We have an option to purchase the remaining 51% of RM Engineering for a nominal sum at any time.

●
ADEX Corporation.  In September 2012, we acquired ADEX Corporation, or ADEX, an Atlanta-based provider of staffing solutions and other services to the telecommunications industry.  ADEX’s project staffing solutions diversified our ability to service our customers domestically and internationally throughout the project lifecycle.

●
T N S, Inc.  In September 2012, we also acquired T N S, Inc., or T N S, a Chicago-based structured cabling company and DAS installer that supports voice, data, video, security and multimedia systems within commercial office buildings, multi-building campus environments, high-rise buildings, data centers and other structures.  T N S extends our geographic reach to the Midwest area and our client reach to end-users such as multinational corporations, universities, school districts and other large organizations that have significant ongoing cabling needs.

●
Environmental Remediation and Financial Services, LLC.  In December 2012, our ADEX subsidiary acquired Environmental Remediation and Financial Services, LLC, or ERFS, an environmental remediation and disaster recovery company.  The acquisition of ERFS augmented ADEX’s disaster recovery service offerings.

●
AW Solutions, Inc. In April 2013, we acquired AW Solutions, Inc. and AW Solutions Puerto Rico, LLC, or collectively AW Solutions, a professional, multi-service line, telecommunications infrastructure company that provides outsourced services to the wireless and wireline industry.  AW Solution’s services include network systems design, architectural and engineering services, program management and other technical services.  The acquisition of AW Solutions broadened our suite of services and added new customers to which we can cross-sell our other services.

We have also entered into definitive agreements for the following acquisitions:

●
Telco Professional Services Division.  In November 2012, we executed a definitive agreement to acquire the Telco Professional Services and Handset Testing business division of Tekmark Global Solutions, LLC, a New Jersey limited liability company.  We plan to integrate this professional service and telecommunications staffing business with our ADEX subsidiary in order to expand our project staffing business and our access to skilled labor.  We intend to consummate this acquisition during the fourth quarter of 2013.

●
Integration Partners-NY Corporation.  In November 2012, we executed a definitive agreement to acquire Integration Partners-NY Corporation, a full-service voice and data network engineering firm based in New York.  IPC serves both corporate enterprises and telecommunications service providers.  We believe the acquisition of IPC will support the cloud and managed services aspect of our business, as well as improve our systems integration and applications capabilities.  We intend to use a portion of the proceeds from this offering to consummate this acquisition.

Summary Risk Factors

Our business is subject to numerous risks described in the section entitled “Risk Factors” and elsewhere in this prospectus.  You should carefully consider these risks before making an investment.  Some of these risks include:

●	We may be unable to integrate our recent and future acquisitions, which would adversely affect our business, financial condition, result of operations and prospects.

●	We derive a significant portion of our revenue from master service agreements that may be cancelled by customers on short notice, or that we may be unable to renew on favorable terms or at all.

●
Our business is labor-intensive and if we are unable to attract and retain key personnel and skilled labor, or if we encounter labor difficulties, our ability to bid for and successfully complete contracts may be negatively impacted.

●
Our industry is highly competitive, with a variety of larger companies with greater resources competing with us, and our failure to compete effectively could reduce the number of new contracts awarded to us or adversely affect our market share and harm our financial performance.

●
We have a history of losses and deficiency in working capital and a stockholders' deficit and may continue to incur losses in the future, raising substantial doubts about our ability to continue as a going concern, and our independent registered public accountants included an explanatory paragraph regarding this uncertainty in their reports on our financial statements for the years ended December 31, 2012 and 2011.

●
We have identified material weaknesses in our internal control over financial reporting, and we cannot assure you that additional material weaknesses or significant deficiencies will not occur in the future.  If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may not be able to accurately report our financial results, prevent fraud or file our periodic reports in a timely manner, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price.

●	Our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations.

If any of the foregoing risks or the risks described under the heading “Risk Factors” were to occur, you may lose part or all of your investment.  You should carefully consider all the information in this prospectus, including matters set forth under the heading “Risk Factors” commencing on page 14 of this prospectus, before making an investment decision.

Our Corporate Information

We were incorporated under the name i-realtyauction.com, Inc. in the State of Delaware on November 22, 1999 as a subsidiary of i-Incubator.com, Inc. (OTCBB:INQU).  In November 2000, we registered our common stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and commenced filing periodic reports under the Exchange Act in March 2001.  On August 16, 2001, we changed our name to Genesis Realty Group, Inc. and began to focus our attention on the acquisition, development and management of real property.  In August 2008, we changed our name to Genesis Group Holdings, Inc., and on January 10, 2013, we changed our name to InterCloud Systems, Inc.  We commenced operations in our current line of business in January 2010 when we acquired Digital Comm, Inc., a provider of turnkey services and solutions to the communications industry.

Our principal executive offices are located at 331 Newman Springs Road, Building 1, Suite 104, Red Bank, New Jersey 07701. The telephone number of our principal executive offices is (561) 988-1988, and we maintain a corporate website at http://www.InterCloudsys.com that contains information about our company. The information on, or accessible from, our website is neither part of this prospectus nor incorporated herein by reference.

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act.  For as long as we are deemed an emerging growth company, we may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

●	an exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002;

●	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies, which exemption we have elected not to apply;

●
an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about our audit and our financial statements; and

●
reduced disclosure about our executive compensation arrangements, such as disclosure regarding the compensation policies of our board of directors, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any executive severance arrangements not previously approved.

We will continue to be deemed an emerging growth company until the earliest of:

●
the last day of our fiscal year in which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest $1,000,000) or more;

●	the last day of our fiscal year following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement under the Securities Act;

●	the date on which we have, during the prior three-year period, issued more than $1,000,000,000 in non-convertible debt; or

●	the date on which we are deemed to be a ‘large accelerated filer,” as defined in Regulation S-K under the Securities Act.

We also qualify as a “smaller reporting company,” as defined by Regulation S-K under the Securities Act of 1933, as amended, or the “Securities Act.”  As such, we also are exempt from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and also are subject to less extensive disclosure requirements regarding executive compensation in our periodic reports and proxy statements, and to exemptions from the requirements to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We will continue to be deemed a smaller reporting company until our public float exceeds $75 million on the last day of our second fiscal quarter in any fiscal year.

The Offering

Shares of common stock offered by us	$20,000,000 of shares of our common stock.

Shares of common stock to be outstanding immediately after this offering	7,247,190 shares.

Underwriter’s option to purchase additional shares of common stock in this offering	We have granted the underwriter a 45-day option to purchase up to $3,000,000 of additional shares at the public offering price less underwriting discounts and commissions.

Representative common stock purchase warrant
In connection with this offering, we have also agreed to grant Aegis Capital Corp., or the Representative, a warrant to purchase up to a number of shares of common stock equal to 2.5% of the shares sold in this offering. If this warrant is exercised, each share may be purchased by the Representative at $12.50 per share (equal to 125% of the price of the shares sold in this offering, assuming an offering price per share in this offering of $10.00, the midpoint of the price range indicated on the cover page of this prospectus).

Dividend policy
We currently intend to retain future earnings, if any, for use in the operation of our business and to fund the development and growth of our business. We have never paid cash dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future. See “Dividend Policy.”

Use of proceeds
We estimate that the net proceeds from this offering will be approximately $18.4 million (approximately $21.2 million if the underwriter exercises its option to purchase additional shares of common stock in full) based upon an assumed offering price of $10.00 per share, which is the midpoint of the range set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions, but excluding our estimated offering expenses in the amount of $2.2 million, which we expect to pay with our cash flow from operations. We expect to use approximately $18.2 million of net proceeds from this offering to complete our acquisition of IPC. Any remaining net proceeds will be used for general corporate purposes, including working capital. See “Use of Proceeds.”

Market Symbol and Listing	Our common stock is currently quoted on the OTCQB under the symbol "ICLD". We have applied to have our common stock listed on The NASDAQ Capital Market under the same symbol.

Risk Factors
You should carefully read and consider the information set forth under “Risk Factors” and all other information included in this prospectus for a discussion of factors that you should consider before deciding to invest in shares of our common stock.

The number of shares of common stock to be outstanding immediately after this offering is based on 4,622,195 shares of common stock outstanding as of June 30, 2013, and assumes the issuance and sale of 2,000,000 shares of common stock in this offering based upon the sale of $20,000,000 of shares of common stock in this offering at an assumed public offering price of $10.00 per share, which is the midpoint of the price range indicated on the cover page of this prospectus. The number of shares of common stock to be outstanding after this offering also includes (i) 534,819 shares of common stock issued in August 2013 upon the conversion of our outstanding Series E Preferred Stock, and (ii) 70,176 and 20,000 shares of common stock to be issued concurrently with the consummation of this offering (assuming a public offering price of $10.00 per share in this offering, the midpoint of the price range indicated on the cover page of this prospectus) in connection with our pending acquisition of IPC and our completed acquisition of T N S, respectively, and excludes an aggregate of up to approximately 3,511,984 shares of common stock based upon the following:

●
387,554 shares of common stock to be issued in connection with our pending acquisition of Telco, which we expect to complete in the fourth quarter of 2013, based upon an assumed value of our common stock at the time of consummation of such acquisition of $10.00 per share, the midpoint of the price range indicated on the cover page of this prospectus.

●
a number of shares of common stock issuable upon the conversion of each of up to 4,150 shares of our Series F Preferred Stock outstanding as of June 30, 2013, such number of shares of common stock to be equal to $1,000 (subject to adjustment) divided by the lesser of (i) the last reported sale price of the common stock on the third trading day following the effective date of the registration statement of which this prospectus is a part and (ii) the average of the last reported sale price of the common stock for each of the three trading days preceding the conversion date, and estimated to be for all such outstanding shares approximately 415,000 shares of common stock assuming such lesser price of our common stock is $10.00, the midpoint of the price range indicated on the cover page of this prospectus;

●
a number of shares of common stock issuable upon the conversion of each of up to 2,000 shares of our Series G Preferred Stock that we may be obligated to issue in respect of our obligations under the ADEX Stock Purchase Agreement, such number of shares of common stock to be equal to $1,000 (subject to adjustment) divided by the lesser of (i) the last reported sale price of the common stock on the third trading day following the effective date of the registration statement of which this prospectus is a part and (ii) the average of the last reported sale price of the common stock for each of the three trading days preceding the conversion date, and estimated to be for all such outstanding shares approximately 200,000 shares of common stock assuming such lesser price of our common stock is $10.00, the midpoint of the price range indicated on the cover page of this prospectus;

●
a number of shares of common stock issuable upon the conversion of 1,425 shares of our Series H Preferred Stock outstanding as of June 30, 2013, which we expect to redeem within 90 days after the consummation of this offering for approximately $2.1 million in cash, such number of shares of common stock to be equal to 4.49% of the number of outstanding shares of common stock on a fully-diluted basis (i.e., after giving effect to all securities and assuming conversion and exercise of all securities) on the date of conversion and estimated to be approximately 412,479 shares of common stock based upon the number of shares of common stock to be outstanding on a fully-diluted basis upon consummation of this offering, as determined in the manner set forth above;

●
a number of shares of common stock issuable upon the conversion of each of up to 4,500 shares of our Series I Preferred Stock, such number of shares of common stock to be equal to $1,000 (subject to adjustment) divided by the average of the last reported sale price of the common stock for each of the three trading days preceding the conversion date and estimated to be for all such outstanding shares approximately 450,000 shares of common stock assuming such average price of our common stock is $10.00, the midpoint of the price range indicated on the cover page of this prospectus;

●
187,386 shares of common stock issuable upon the exercise of stock purchase warrants outstanding as of June 30, 2013 with an exercise price of $5.00 per share that expire on September 7, 2014, subject to extension if certain minimum EBITDA thresholds are not achieved;

●
a number of shares of common stock issuable upon the exercise of stock purchase warrants issued to the purchasers of our Series E Preferred Stock with an exercise price of $500.00 per share, such number of shares of common stock to be equal to 4.87% of the number of outstanding shares of common stock on a fully-diluted basis on the date of exercise and estimated to be approximately 447,388 shares of common stock based upon the number of shares of common stock to be outstanding upon consummation of this offering as determined in the manner set forth above;

●
a number of shares of common stock issuable upon the exercise of stock purchase warrants issued to ICG USA, LLC with an exercise price equal to 120% of the price per share of the shares of common stock sold in this offering, such number of shares of common stock estimated to be approximately 37,177 shares of common stock based upon an assumed offering price per share of common stock in this offering of $10.00, the midpoint of the price range indicated on the cover page of this prospectus;

●	500,000 shares of common stock reserved for future issuance under our 2012 Performance Incentive Plan as of June 30, 2013;

●	125,000 shares of common stock reserved for future issuance under our Employee Stock Purchase Plan as of June 30, 2013;

●
50,000 shares of common stock issuable upon the exercise of the warrants to be issued to the underwriters as underwriter compensation in this offering, assuming an offering price per share of common stock in this offering of $10.00, the midpoint of the price range on the cover page of this prospectus; and

●
300,000 of common stock issuable upon the exercise of the underwriter’s over-allotment option to purchase additional shares of common stock, assuming an offering price per share of common stock in this offering of $10.00, the midpoint of the price range on the cover page of this prospectus.

Summary Consolidated Financial Data

The following table sets forth our summary consolidated financial data for the years ended December 31, 2012 and 2011 and the six-month periods ended June 30, 2013 and 2012.  The summary consolidated financial statements of operations data for the fiscal years ended December 31, 2012 and 2011 and the summary consolidated balance sheet data as of December 31, 2012 and 2011 are derived from our audited consolidated financial statements included elsewhere in this prospectus.  The summary consolidated financial statements of operations data for the six-month periods ended June 30, 2013 and 2012 and the summary consolidated balance sheet data as of June 30, 2013 are derived from our unaudited consolidated financial statements included elsewhere in this prospectus.   Our historical results are not necessarily indicative of our results to be expected for any future period.

The following summary consolidated financial data should be read in conjunction with, and is qualified in its entirety by reference to, the information contained under the captions “Selected Consolidated Historical Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and related notes appearing elsewhere in this prospectus.

	For the six months ended June 30,		For the years ended December 31,
	2013	2012	2012	2011
	(Unaudited)	(Restated)		(Restated)
Statement of Operations Data:		(Unaudited)

Revenues	$26,758,413	$2,923,586	$17,235,585	$2,812,210
Gross profit	7,885,095	1,070,445	5,176,486	961,192
Operating expenses	6,742,359	1,613,771	7,938,345	6,343,931
Income (loss) from operations	1,142,736	(543,326)	(2,761,859)	(5,382,739)
Other expense, net	(2,911,410)	(288,892)	(1,097,863)	(1,021,889)
Loss before benefit for income taxes	(1,768,674)	(832,218)	(3,859,722)	(6,404,628)
Benefit for income taxes	(269,768)	-	(2,646,523)	-
Dividends on Preferred Stock	(853,666)	(52,958)	(843,215)	-
Net loss attributable to InterCloud Systems, Inc. common stockholders	(2,364,972)	(868,228)	(2,072,862)	(6,404,628)
Loss per share, basic and diluted	(2.96)	(2.52)	(5.34)	(25.54)
Basic and diluted weighted average shares outstanding	799,887	334,332	388,389	250,816

		December 31,
	June 30, 2013	2012	2011
Balance Sheet Data:	(Unaudited)		(Restated)

Cash	$2,277,777	$646,978	$89,285
Accounts receivable, net	11,153,915	8,481,999	347,607
Total current assets	16,033,109	10,183,971	456,585
Goodwill and intangible assets, net	37,945,434	29,667,823	1,146,117
Total assets	56,097,197	41,866,243	2,245,545

Total current liabilities	23,703,901	13,410,481	2,357,618
Other liabilities	16,989,705	15,159,644	1,672,900
Redeemable common and preferred stock	13,037,072	16,584,704	620,872
Stockholders’ equity (deficit)	2,366,519	(3,288,586)	(2,405,845)

Summary Pro Forma Combined Condensed Financial Data

The following summary unaudited pro forma combined condensed financial information for the year ended December 31, 2012 and the six-month period ended June 30, 2013 presents summary combined condensed information as if we had completed each of the acquisitions of ADEX, T N S and AW Solutions, and the proposed acquisition of IPC, which we will complete concurrently with the consummation of this offering, on January 1, 2012.  The summary unaudited pro forma balance sheet as of June 30, 2013 is not presented for the six acquisitions completed prior to June 30, 2013 because the balance sheets of those entities, including related acquisition adjustments, are included in our consolidated balance sheet as of June 30, 2013. The unaudited proforma combined condensed financial information for the year ended December 31, 2012 does not include any information relating to ERFS because the size and historical financial results of such entity did not meet the significance thresholds of the regulatory guidelines applicable to the provision of financial statements of an acquired entity. The summary unaudited pro forma combined condensed financial information has been prepared from, and should be read in conjunction with, the unaudited pro forma condensed and unaudited consolidated combined financial information set forth under the caption “Unaudited Pro Forma Condensed Combined Financial Information” and the respective historical consolidated and unaudited consolidated condensed financial statements and related notes of our company and ADEX, T N S, AW Solutions and IPC included in this prospectus.

The summary historical profit and loss accounts of each of these entities have been prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. The pro forma acquisition adjustments described in the summary unaudited pro forma combined condensed financial information are based on available information and certain assumptions made by us and may be revised as additional information becomes available as the purchase accounting for the acquisition is finalized. The pro forma adjustments are based on preliminary estimates of the fair values of assets acquired and information available as of the date of this prospectus. Certain valuations are currently in process.  Actual results may differ from the amounts reflected in the unaudited pro forma combined condensed financial statements, and the differences may be material.

The unaudited pro forma combined condensed financial information included in this prospectus is not intended to represent what our results of operations would have been if the acquisitions had occurred on January 1, 2012 or to project our results of operations for any future period. Since we and each of these entities were not under common control or management for any period presented, the unaudited pro forma combined condensed financial results may not be comparable to, or indicative of, future performance.

	For the six	For the year
	months ended	ended
	June 30,	December, 31
	2013	2012
	(unaudited)	(unaudited)
Statement of Operations Data:
Revenue	$42,695,204	$75,674,190
Gross profit	13,992,050	20,894,635
Operating expenses	10,616,551	20,052,890
Other expense, net	2,912,330	2,480,890
Income (loss) before benefit for income taxes	463,169	(1,639,145)
Provision (benefit) for income taxes	601,041	(1,690,471)
Dividends on preferred stock	671,566	(760,540)
Net (loss) income attributable to InterCloud Systems, Inc common stockholders, basic	(821,838)	(725,662)
Net (loss) income attributable to InterCloud Systems, Inc common stockholders, diluted	(821,838)	(725,662)
(Loss) earnings per share, basic	$(0.23)	$(0.23)
(Loss) earnings per share, diluted	$(0.23)	$(0.23)
Basic shares outstanding	3,608,356	3,224,223
Diluted shares outstanding	3,608,356	3,224,223

June 30, 2013
(unaudited)
Balance Sheet Data:

Cash	$3,285,071
Accounts receivable, net	17,056,315
Total current assets	24,203,139
Goodwill and intangible assets, net	65,036,744
Total assets	91,461,638

Total current liabilities	34,882,458
Other liabilities	21,960,708
Redeemable common and preferred stock	9,687,072
Stockholders’ equity	24,931,400

RISK FACTORS

Investing in our common stock involves a high degree of risk.  You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock.  If any of the following risks occur, our business, financial condition, results of operations and prospects could be materially and adversely affected.  In that case, the market price of our common stock could decline, and you could lose some or all of your investment.

Risks Related to Our Business

A failure to successfully execute our strategy of acquiring other businesses to grow our company could adversely affect our business, financial condition, results of operations and prospects.

We intend to continue pursuing growth through the acquisition of companies or assets to expand our project skill-sets and capabilities, enlarge our geographic markets, add experienced management and increase critical mass to enable us to bid on larger contracts.  However, we may be unable to find suitable acquisition candidates or to complete acquisitions on favorable terms, if at all.  Moreover, any completed acquisition may not result in the intended benefits.  For example, while the historical financial and operating performance of an acquisition target are among the criteria we evaluate in determining which acquisition targets we will pursue, there can be no assurance that any business or assets we acquire will continue to perform in accordance with past practices or will achieve financial or operating results that are consistent with or exceed past results.  Any such failure could adversely affect our business, financial condition or results of operations.  In addition, any completed acquisition may not result in the intended benefits for other reasons and our acquisitions will involve a number of other risks, including:

●	We may have difficulty integrating the acquired companies;

●	Our ongoing business and management’s attention may be disrupted or diverted by transition or integration issues and the complexity of managing geographically or culturally diverse enterprises;

●	We may not realize the anticipated cost savings or other financial benefits we anticipated;

●	We may have difficulty applying our expertise in one market to another market;

●	We may have difficulty retaining or hiring key personnel, customers and suppliers to maintain expanded operations;

●	Our internal resources may not be adequate to support our operations as we expand, particularly if we are awarded a significant number of contracts in a short time period;

●	We may have difficulty retaining and obtaining required regulatory approvals, licenses and permits;

●
We may not be able to obtain additional equity or debt financing on terms acceptable to us or at all, and any such financing could result in dilution to our stockholders, impact our ability to service our debt within the scheduled repayment terms and include covenants or other restrictions that would impede our ability to manage our operations;

●	We may have failed to, or were unable to, discover liabilities of the acquired companies during the course of performing our due diligence; and

●	We may be required to record additional goodwill as a result of an acquisition, which will reduce our tangible net worth.

Any of these risks could prevent us from executing our acquisition growth strategy, which could adversely affect our business, financial condition, results of operations and prospects.

We may be unable to successfully integrate our recent and future acquisitions, which could adversely affect our business, financial condition, results of operations and prospects.

We recently acquired a number of companies, including ADEX and T N S in September 2012, ERFS in December 2012 and AW Solutions in April 2013, and have entered into definitive agreements for the acquisition of two additional companies.  The operation and management of recent acquisitions, or any of our future acquisitions, may adversely affect our existing income and operations or we may not be able to effectively manage any growth resulting from these transactions.  Before we acquired them, these companies operated independently of one another.  Until we establish centralized financial, management information and other administrative systems, we will rely on the separate systems of these companies, including their financial reporting systems.

Our success will depend, in part, on the extent to which we are able to merge these functions, eliminate the unnecessary duplication of other functions and otherwise integrate these companies (and any additional businesses with which we may combine in the future) into a cohesive, efficient enterprise.  This integration process may entail significant costs and delays could occur.  Our failure to integrate the operations of these companies successfully could adversely affect our business, financial condition, results of operations and prospects.  To the extent that any acquisition results in additional goodwill, it will reduce our tangible net worth, which might adversely affect our business, financial condition, results of operations and prospects, as well as our credit and bonding capacity.

We derive a significant portion of our revenue from master service agreements that may be cancelled by customers on short notice, or which we may be unable to renew on favorable terms or at all.

During the years ended December 31, 2012 and 2011 and the six-month periods ended June 30, 2013 and 2012, we derived approximately 60%, 59%, 68% and 57%, respectively, of our revenues from master service agreements and long-term contracts, none of which require our customers to purchase a minimum amount of services.  The majority of these contracts may be cancelled by our customers upon minimum notice (typically 60 days), regardless of whether or not we are in default.  In addition, many of these contracts permit cancellation of particular purchase orders or statements of work without any notice.

These agreements typically do not require our customers to assign a specific amount of work to us until a purchase order or statement of work is signed.  Consequently, projected expenditures by customers are not assured until a definitive purchase order or statement of work is placed with us and the work is completed.  Furthermore, our customers generally require competitive bidding of these contracts.  As a result, we could be underbid by our competitors or required to lower the price charged under a contract being rebid.  The loss of work obtained through master service agreements and long-term contracts or the reduced profitability of such work could adversely affect our business or results of operations.

If we do not accurately estimate the overall costs when we bid on a contract that is awarded to us, we may achieve a lower than anticipated profit or incur a loss on the contract.

A significant portion of our revenues from our engineering and professional services offerings are derived from fixed unit price contracts that require us to perform the contract for a fixed unit price irrespective of our actual costs.  We bid for these contracts based on our estimates of overall costs, but cost overruns may cause us to incur losses.  The costs incurred and any net profit realized on such contracts can vary, sometimes substantially, from the original projections due to a variety of factors, including, but not limited to:

●	onsite conditions that differ from those assumed in the original bid;

●	delays in project starts or completion, including as a result of weather conditions;

●	fluctuations in the cost of materials to perform under a contract;

●	contract modifications creating unanticipated costs not covered by change orders;

●	changes in availability, proximity and costs of construction materials, as well as fuel and lubricants for our equipment;

●	availability and skill level of workers in the geographic location of a project;

●	our suppliers’ or subcontractors’ failure to perform due to various reasons, including bankruptcy;

●	fraud or theft committed by our employees;

●	mechanical problems with our machinery or equipment;

●	citations or fines issued by any governmental authority;

●	difficulties in obtaining required governmental permits or approvals or performance bonds;

●	changes in applicable laws and regulations; and

●	claims or demands from third parties alleging damages arising from our work or from the project of which our work is a part.

These factors may cause actual reduced profitability or losses on projects, which could adversely affect our business, financial condition, results of operations and prospects.

Our contracts may require us to perform extra or change order work, which can result in disputes and adversely affect our business, financial condition, results of operations and prospects.

Our contracts generally require us to perform extra or change order work as directed by the customer, even if the customer has not agreed in advance on the scope or price of the extra work to be performed.  This process may result in disputes over whether the work performed is beyond the scope of the work included in the original project plans and specifications or, if the customer agrees that the work performed qualifies as extra work, the price that the customer is willing to pay for the extra work.  Even when the customer agrees to pay for the extra work, we may be required to fund the cost of such work for a lengthy period of time until the change order is approved by the customer and we are paid by the customer.

We generally recognize revenues when services are invoiced.  To the extent that actual recoveries with respect to change orders or amounts subject to contract disputes or claims are less than the estimates used in our financial statements, the amount of any shortfall will reduce our future revenues and profits, and this could adversely affect our reported working capital and results of operations.  In addition, any delay caused by the extra work may adversely impact the timely scheduling of other project work and our ability to meet specified contract milestone dates.

We derive a significant portion of our revenue from a few customers and the loss of one of these customers, or a reduction in their demand for our services, could adversely affect our business, financial condition, results of operations and prospects.

Our customer base is highly concentrated.  Due to the size and nature of our construction contracts, one or a few customers have represented a substantial portion of our consolidated revenues and gross profits in any one year or over a period of several consecutive years.  Verizon Communications accounted for approximately 3% of our total revenues in the six-month period ended June 30, 2013, 7% of our total revenues in the year ended December 31, 2012 and 56% of our total revenue in the year ended December 31, 2011.  Our top five customers, Ericsson, Inc., Ericsson Caribbean, Claro Puerto Rico, JDL Technologies and Crown Castle, accounted for approximately 58% of our total revenues in the six-month period ended June 30, 2013.  Our top four customers, Nexlink, Ericsson, Inc., Verizon Communications and Ericsson Caribbean, accounted for approximately 59% of our total revenues in the year ended December 31, 2012.  Our top two customers, Verizon Communications and Danella Construction, accounted for approximately 73% of our total revenues in the year ended December 31, 2011.  Revenues under our contracts with significant customers may continue to vary from period to period depending on the timing or volume of work that those customers order or perform with their in-house service organizations.  A limited number of customers may continue to comprise a substantial portion of our revenue for the foreseeable future.  Because we do not maintain any reserves for payment defaults, a default or delay in payment on a significant scale could adversely affect our business, financial condition, results of operations and prospects.  We could lose business from a significant customer for a variety of reasons, including:

●	the consolidation, merger or acquisition of an existing customer, resulting in a change in procurement strategies employed by the surviving entity that could reduce the amount of work we receive;

●
our performance on individual contracts or relationships with one or more significant customers are impaired due to another reason, which may cause us to lose future business with such customers and, as a result, our ability to generate income would be adversely impacted;

●	the strength of our professional reputation; and

●
key customers could slow or stop spending on initiatives related to projects we are performing for them due to increased difficulty in the credit markets as a result of the recent economic crisis or other reasons.

Since many of our customer contracts allow our customers to terminate the contract without cause, our customers may terminate their contracts with us at will, which could impair our business, financial condition, results of operations and prospects.

Our business is labor intensive and if we are unable to attract and retain key personnel and skilled labor, or if we encounter labor difficulties, our ability to bid for and successfully complete contracts may be negatively impacted.

Our ability to attract and retain reliable, qualified personnel is a significant factor that enables us to successfully bid for and profitably complete our work.  Our future success depends on our ability to attract, hire and retain project managers, estimators, supervisors, foremen, equipment operators, engineers, linemen, laborers and other highly-skilled personnel.  Our ability to do so depends on a number of factors, such as general rates of employment, competitive demands for employees possessing the skills we need and the level of compensation required to hire and retain qualified employees.  We may also spend considerable resources training employees who may then be hired by our competitors, forcing us to spend additional funds to attract personnel to fill those positions.  Competition for employees is intense, and we could experience difficulty hiring and retaining the personnel necessary to support our business.  Our labor expenses may also increase as a result of a shortage in the supply of skilled personnel.  If we do not succeed in retaining our current employees and attracting, developing and retaining new highly-skilled employees, our reputation may be harmed and our future earnings may be negatively impacted.

If we are unable to attract and retain qualified executive officers and managers, we will be unable to operate efficiently, which could adversely affect our business, financial condition, results of operations and prospects.

We depend on the continued efforts and abilities of our executive officers, as well as the senior management of our subsidiaries, to establish and maintain our customer relationships and identify strategic opportunities.  The loss of any one of them could negatively affect our ability to execute our business strategy and adversely affect our business, financial condition, results of operations and prospects.  Competition for managerial talent with significant industry experience is high and we may lose access to executive officers for a variety of reasons, including more attractive compensation packages offered by our competitors.  Although we have entered into employment agreements with certain of our executive officers and certain other key employees, we cannot guarantee that any of them or other key management personnel will remain employed by us for any length of time.

Because we maintain a workforce based upon current and anticipated workloads, we may incur significant costs in adjusting our workforce demands, including addressing understaffing of contracts, if we do not receive future contract awards or if these awards are delayed.

Our estimates of future performance depend, in part, upon whether and when we will receive certain new contract awards.  Our estimates may be unreliable and can change from time to time.  In the case of larger projects, where timing is often uncertain, it is particularly difficult to project whether and when we will receive a contract award.  The uncertainty of contract award timing can present difficulties in matching workforce size with contractual needs.  If an expected contract award is delayed or not received, we could incur significant costs resulting from retaining more staff than is necessary.  Similarly, if we underestimate the workforce necessary for a contract, we may not perform at the level expected by the customer and harm our reputation with the customer.  Each of these may negatively impact our business, financial condition, results of operations and prospects.

Timing of the award and performance of new contracts could adversely affect our business, financial condition, results of operations and prospects.

It is generally very difficult to predict whether and when new contracts will be offered for tender because these contracts frequently involve a lengthy and complex design and bidding process, which is affected by a number of factors, such as market conditions, financing arrangements and governmental approvals.  Because of these factors, our results of operations and cash flows may fluctuate from quarter to quarter and year to year, and the fluctuation may be substantial.  Such delays, if they occur, could adversely affect our operating results for current and future periods until the affected contracts are completed.

Our operating results may fluctuate due to factors that are difficult to forecast and not within our control.

Our past operating results may not be accurate indicators of future performance, and you should not rely on such results to predict our future performance.  Our operating results have fluctuated significantly in the past, and could fluctuate in the future.  Factors that may contribute to fluctuations include:

●	changes in aggregate capital spending, cyclicality and other economic conditions, or domestic and international demand in the industries we serve;

●	our ability to effectively manage our working capital;

●	our ability to satisfy consumer demands in a timely and cost-effective manner;

●	pricing and availability of labor and materials;

●	our inability to adjust certain fixed costs and expenses for changes in demand;

●	shifts in geographic concentration of customers, supplies and labor pools; and

●	seasonal fluctuations in demand and our revenue.

Unanticipated delays due to adverse weather conditions, global climate change and difficult work sites and environments may slow completion of our contracts, impair our customer relationships and adversely affect our business, financial condition, results of operations and prospects.

Because some of our work is performed outdoors, our business is impacted by extended periods of inclement weather and is subject to unpredictable weather conditions, which could become more frequent or severe if general climatic changes occur.  Generally, inclement weather is more likely to occur during the winter season, which falls during our second and third fiscal quarters.  Additionally, adverse weather conditions can result in project delays or cancellations, potentially causing us to incur additional unanticipated costs, reductions in revenues or the payment of liquidated damages.  In addition, some of our contracts require that we assume the risk that actual site conditions vary from those expected.  Significant periods of bad weather typically reduce profitability of affected contracts, both in the current period and during the future life of affected contracts, which can negatively affect our results of operations in current and future periods until the affected contracts are completed.

Some of our projects involve challenging engineering, procurement and construction phases that may occur over extended time periods, sometimes up to several years.  We may encounter difficulties in engineering, delays in designs or materials provided by the customer or a third party, equipment and material delivery delays, schedule changes, delays from customer failure to timely obtain rights-of-way, weather-related delays, delays by subcontractors in completing their portion of the project and other factors, some of which are beyond our control, but which may impact our ability to complete a project within the original delivery schedule.  In some cases, delays and additional costs may be substantial, and we may be required to cancel a project and/or compensate the customer for the delay.  We may not be able to recover any of these costs.  Any such delays, cancellations, defects, errors or other failures to meet customer expectations could result in damage claims substantially in excess of revenue associated with a project.  These factors could also negatively impact our reputation or relationships with our customers, which could adversely affect our ability to secure new contracts.

Environmental and other regulatory matters could adversely affect our ability to conduct our business and could require expenditures that could adversely affect our business, financial condition, results of operations and prospects.

Our operations are subject to laws and regulations relating to workplace safety and worker health that, among other things, regulate employee exposure to hazardous substances.  While immigration laws require us to take certain steps intended to confirm the legal status of our immigrant labor force, we may nonetheless unknowingly employ illegal immigrants.  Violations of laws and regulations could subject us to substantial fines and penalties, cleanup costs, third-party property damage or personal injury claims.  In addition, these laws and regulations have become, and enforcement practices and compliance standards are becoming, increasingly stringent.  Moreover, we cannot predict the nature, scope or effect of legislation or regulatory requirements that could be imposed, or how existing or future laws or regulations will be administered or interpreted, with respect to products or activities to which they have not been previously applied.  Compliance with more stringent laws or regulations, as well as more vigorous enforcement policies of the regulatory agencies, could require us to make substantial expenditures for, among other things, pollution control systems and other equipment that we do not currently possess, or the acquisition or modification of permits applicable to our activities.

If we fail to maintain qualifications required by certain governmental entities, we could be prohibited from bidding on certain contracts.

If we do not maintain qualifications required by certain governmental entities, such as low voltage electrical licenses, we could be prohibited from bidding on certain governmental contracts.  A cancellation of an unfinished contract or our exclusion from the bidding process could cause our work crews to be idled for a significant period of time until other comparable work becomes available, which could adversely affect our business and results of operations.  The cancellation of significant contracts or our disqualification from bidding for new contracts could reduce our revenues and profits and adversely affect our business, financial condition, results of operations and prospects.

Fines, judgments and other consequences resulting from our failure to comply with regulations or adverse outcomes in litigation proceedings could adversely affect our business, financial condition, results of operations and prospects.

From time to time, we may be involved in lawsuits and regulatory actions, including class action lawsuits, that are brought or threatened against us in the ordinary course of business.  These actions may seek, among other things, compensation for alleged personal injury, workers’ compensation, violations of the Fair Labor Standards Act and state wage and hour laws, employment discrimination, breach of contract, property damage, punitive damages, civil penalties, consequential damages or other losses, or injunctive or declaratory relief.  Any defects or errors, or failures to meet our customers’ expectations could result in large damage claims against us.  Claimants may seek large damage awards and, due to the inherent uncertainties of litigation, we cannot accurately predict the ultimate outcome of any such proceedings.  Any failure to properly estimate or manage cost, or delay in the completion of projects, could subject us to penalties.

The ultimate resolution of these matters through settlement, mediation or court judgment could have a material impact on our financial condition, results of operations and cash flows.  Regardless of the outcome of any litigation, these proceedings could result in substantial cost and may require us to devote substantial resources to defend ourselves.  When appropriate, we establish reserves for litigation and claims that we believe to be adequate in light of current information, legal advice and professional indemnity insurance coverage, and we adjust such reserves from time to time according to developments.  If our reserves are inadequate or insurance coverage proves to be inadequate or unavailable, our business, financial condition, results of operations and prospects may suffer.

We employ and assign personnel in the workplaces of other businesses, which subjects us to a variety of possible claims that could adversely affect our business, financial condition, results of operations and prospects.

We employ and assign personnel in the workplaces of other businesses.  The risks of these activities include possible claims relating to:

●	discrimination and harassment;

●	wrongful termination or denial of employment;

●	violations of employment rights related to employment screening or privacy issues;

●	classification of employees, including independent contractors;

●	employment of illegal aliens;

●	violations of wage and hour requirements;

●	retroactive entitlement to employee benefits; and

●	errors and omissions by our temporary employees.

Claims relating to any of the above could subject us to monetary fines or reputational damage, which could adversely affect our business, financial condition, results of operations and prospects.

If we are required to reclassify independent contractors as employees, we may incur additional costs and taxes which could adversely affect our business, financial condition, results of operations and prospects.

We use a significant number of independent contractors in our operations for whom we do not pay or withhold any federal, state or provincial employment tax.  There are a number of different tests used in determining whether an individual is an employee or an independent contractor and such tests generally take into account multiple factors.  There can be no assurance that legislative, judicial or regulatory (including tax) authorities will not introduce proposals or assert interpretations of existing rules and regulations that would change, or at least challenge, the classification of our independent contractors.  Although we believe we have properly classified our independent contractors, the U.S. Internal Revenue Service or other U.S. federal or state authorities or similar authorities of a foreign government may determine that we have misclassified our independent contractors for employment tax or other purposes and, as a result, seek additional taxes from us or attempt to impose fines and penalties.  If we are required to pay employer taxes or pay backup withholding with respect to prior periods with respect to or on behalf of our independent contractors, our operating costs will increase, which could adversely impact our business, financial condition, results of operations and prospects.

Increases in the cost of fuel could adversely affect our business, financial condition, results of operations and prospects.

The price of fuel needed to run our vehicles and equipment is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by the OPEC and other oil and gas producers, war and unrest in oil producing countries, regional production patterns and environmental concerns.  Most of our contracts do not allow us to adjust our pricing.  Accordingly, any increase in fuel costs could adversely affect our business, financial condition, results of operations and prospects.

Our dependence on subcontractors and suppliers could increase our costs and impair our ability to complete contracts on a timely basis or at all.

We rely on third-party subcontractors to perform some of the work on many of our contracts.  We also rely on third-party suppliers to provide most of the materials needed to perform our obligations under those contracts.  We generally do not bid on contracts unless we have the necessary subcontractors and suppliers committed for the anticipated scope of the contract and at prices that we have included in our bid.  Therefore, to the extent that we cannot engage subcontractors or suppliers, our ability to bid for contracts may be impaired.  In addition, if a subcontractor or third-party supplier is unable to deliver its goods or services according to the negotiated terms for any reason, we may suffer delays and be required to purchase the services from another source at a higher price.  We sometimes pay our subcontractors and suppliers before our customers pay us for the related services.  If customers fail to pay us and we choose, or are required, to pay our subcontractors for work performed or pay our suppliers for goods received, we could suffer an adverse effect on our business, financial condition, results of operations and prospects.

Our insurance coverage may be inadequate to cover all significant risk exposures.

We will be exposed to liabilities that are unique to the services we provide. While we intend to maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our operations are subject to hazards that may cause personal injury or property damage, thereby subjecting us to liabilities and possible losses, which may not be covered by insurance.

Our workers are subject to hazards associated with providing construction and related services on construction sites.  For example, some of the work we perform is underground.  If the field location maps supplied to us are not accurate, or if objects are present in the soil that are not indicated on the field location maps, our underground work could strike objects in the soil containing pollutants that could result in a rupture and discharge of pollutants.  In such a case, we may be liable for fines and damages.  These operating hazards can cause personal injury and loss of life, damage to or destruction of property, plant and equipment and environmental damage.  Even though we believe that the insurance coverage we maintain is in amounts and against the risks that we believe are consistent with industry practice, this insurance may not be adequate to cover all losses or liabilities that we may incur in our operations.  To the extent that we experience a material increase in the frequency or severity of accidents or workers’ compensation claims, or unfavorable developments on existing claims, our business, financial condition, results of operations and prospects could be adversely affected.

The Occupational Safety and Health Act of 1970, as amended, or OSHA, establishes certain employer responsibilities, including the maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by the Occupational Health and Safety and Health Administration and various recordkeeping, disclosure and procedural requirements.  While we have invested, and will continue to invest, substantial resources in occupational health and safety programs, serious accidents or violations of OSHA rules may subject us to substantial penalties, civil litigation or criminal prosecution, which could adversely affect our business, financial condition, results of operations and prospects.

Defects in our specialty contracting services may give rise to claims against us, increase our expenses, or harm our reputation.

Our specialty contracting services are complex and our final work product may contain defects.  We have not historically accrued reserves for potential claims as they have been immaterial.  The costs associated with such claims, including any legal proceedings, could adversely affect our business, financial condition, results of operations and prospects.

Risks Related to Our Industry

Our industry is highly competitive, with a variety of larger companies with greater resources competing with us, and our failure to compete effectively could reduce the number of new contracts awarded to us or adversely affect our market share and harm our financial performance.

The contracts on which we bid are generally awarded through a competitive bid process, with awards generally being made to the lowest bidder, but sometimes based on other factors, such as shorter contract schedules or prior experience with the customer.  Within our markets, we compete with many national, regional, local and international service providers, including Dycom Industries, Inc., MasTec, Inc., Tech Mahindra, Unisys Corporation and Goodman Networks, Inc.  Price is often the principal factor in determining which service provider is selected by our customers, especially on smaller, less complex projects.  As a result, any organization with adequate financial resources and access to technical expertise may become a competitor.  Smaller competitors are sometimes able to win bids for these projects based on price alone because of their lower costs and financial return requirements.  Additionally, our competitors may develop the expertise, experience and resources to provide services that are equal or superior in both price and quality to our services, and we may not be able to maintain or enhance our competitive position.  We also face competition from the in-house service organizations of our customers whose personnel perform some of the services that we provide.

Some of our competitors have already achieved greater market penetration than we have in the markets in which we compete, and some have greater financial and other resources than we do.  A number of national companies in our industry are larger than we are and, if they so desire, could establish a presence in our markets and compete with us for contracts.  As a result of this competition, we may need to accept lower contract margins in order to compete against competitors that have the ability to accept awards at lower prices or have a pre-existing relationship with a customer.  If we are unable to compete successfully in our markets, our business, financial condition, results of operations and prospects could be adversely affected.

Many of the industries we serve are subject to consolidation and rapid technological and regulatory change, and our inability or failure to adjust to our customers’ changing needs could reduce demand for our services.

We derive, and anticipate that we will continue to derive, a substantial portion of our revenue from customers in the telecommunications and utilities industries.  The telecommunications and utilities industries are subject to rapid changes in technology and governmental regulation.  Changes in technology may reduce the demand for the services we provide.  For example, new or developing technologies could displace the wireline systems used for the transmission of voice, video and data, and improvements in existing technology may allow telecommunications providers to significantly improve their networks without physically upgrading them.  Alternatively, our customers could perform more tasks themselves, which would cause our business to suffer.  Additionally, the telecommunications and utilities industries have been characterized by a high level of consolidation that may result in the loss of one or more of our customers.  Our failure to rapidly adopt and master new technologies as they are developed in any of the industries we serve or the consolidation of one or more of our significant customers could adversely affect our business, financial condition, results of operations and prospects.

Further, many of our telecommunications customers are regulated by the Federal Communications Commission, or the FCC, and other international regulators.  The FCC and other regulators may interpret the application of their regulations in a manner that is different than the way such regulations are currently interpreted and may impose additional regulations, either of which could reduce demand for our services and adversely affect our business and results of operations.

Economic downturns could cause capital expenditures in the industries we serve to decrease, which may adversely affect our business, financial condition, results of operations and prospects.

The demand for our services has been, and will likely continue to be, cyclical in nature and vulnerable to general downturns in the United States economy.  The United States economy is still recovering from a recession, and growth in United States economic activity has remained slow.  It is uncertain when these conditions will significantly improve.  The wireless telecommunications industry and the staffing services industry are both particularly cyclical in nature and vulnerable to general downturns in the United States and international economies.  Our customers are affected by economic changes that decrease the need for or the profitability of their services.  This can result in a decrease in the demand for our services and  potentially result in the delay or cancellation of projects by our customers.  Slow-downs in real estate, fluctuations in commodity prices and decreased demand by end-customers for services could affect our customers and their capital expenditure plans.  As a result, some of our customers may opt to defer or cancel pending projects.  A downturn in overall economic conditions also affects the priorities placed on various projects funded by governmental entities and federal, state and local spending levels.

In general, economic uncertainty makes it difficult to estimate our customers’ requirements for our services.  Our plan for growth depends on expanding our company both in the United States and internationally.  If economic factors in any of the regions in which we plan to expand are not favorable to the growth and development of the telecommunications industries in those countries, we may not be able to carry out our growth strategy, which could adversely affect our business, financial condition, results of operations and prospects.

Risks Related to Our Financial Results and Financing Plans

We have a history of losses and may continue to incur losses in the future, raising substantial doubts about our ability to continue as a going concern.

We have a history of losses and may continue to incur losses in the future, which could negatively impact the trading value of our common stock.  While we earned income from operations of $1.1 million in the six-month period ended June 30, 2013, we incurred losses from operations of $2.8 million and $5.4 million in the years ended December 31, 2012 and 2011, respectively.  We incurred a net loss attributable to common stockholders of $2.4 million, $2.1 million and $6.4 million in the six-month period ended June 30, 2013 and the years ended December 31, 2012 and 2011, respectively.  We may continue to incur operating losses in future periods. These losses may increase and we may never achieve profitability for a variety of reasons, including increased competition, decreased growth in the telecommunications industry and other factors described elsewhere in this “Risk Factors” section.  These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent registered public accountants included an explanatory paragraph regarding this uncertainty in their reports on our financial statements for the years ended December 31, 2012 and 2011.  Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses.

We may never achieve profitability, and if we do, we may not be able to sustain such profitability.  Further, we may incur significant losses in the future due to the other risks described in this prospectus, and we may encounter unforeseen expenses, difficulties, complications and delays and other unknown events.  If we cannot continue as a going concern, our stockholders may lose their entire investment.

We have identified material weaknesses in our internal control over financial reporting, and we cannot assure you that additional material weaknesses or significant deficiencies will not occur in the future.  If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may not be able to accurately report our financial results or prevent fraud, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price.

We have historically had a small internal accounting and finance staff with limited experience in public reporting.  This lack of adequate accounting resources has resulted in the identification of material weaknesses in our internal controls over financial reporting.  A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis.  In connection with the audit of our financial statements for the years ended December 31, 2012 and 2011, our management team identified material weaknesses relating to (i) our ability to prepare and timely issue the required filings with the Securities and Exchange Commission, (ii) our lack of the appropriate technical resources to properly evaluate transactions in accordance with generally accepted accounting principles and, (iii) our lack of a review function. We have taken steps, including the hiring of a Chief Financial Officer and implementing a plan to improve the segregation of the duties of our accounting staff, and plan to continue to take additional steps, to seek to remediate these material weaknesses for the year ending December 31, 2013 and to improve our financial reporting systems and implement new policies, procedures and controls.  If we do not successfully remediate the material weaknesses described above, or if other material weaknesses or other deficiencies arise in the future, we may be unable to accurately report our financial results on a timely basis, which could cause our reported financial results to be materially misstated and require restatement which could result in the loss of investor confidence, delisting and/or cause the market price of our common stock to decline.

Our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations.

As of June 30, 2013, we had total indebtedness of approximately $28.4 million, consisting of $0.5 million of bank debt, $20.3 million of notes payable and $7.6 million of contingent consideration for our completed acquisitions. Our substantial indebtedness could have important consequences to our stockholders.  For example, it could:

●
require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund acquisitions, working capital, capital expenditures, research and development efforts and other general corporate purposes;

●	increase our vulnerability to and limit our flexibility in planning for, or reacting to, changes in our business;

●	place us at a competitive disadvantage compared to our competitors that have less debt;

●	limit our ability to borrow additional funds, dispose of assets, pay dividends and make certain investments; and

●	make us more vulnerable to a general economic downturn than a company that is less leveraged.

A high level of indebtedness would increase the risk that we may default on our debt obligations.  Our ability to meet our debt obligations and to reduce our level of indebtedness will depend on our future performance.  General economic conditions and financial, business and other factors affect our operations and our future performance.  Many of these factors are beyond our control.  We may not be able to generate sufficient cash flows to pay the interest on our debt and future working capital, borrowings or equity financing may not be available to pay or refinance such debt.  Factors that will affect our ability to raise cash through an offering of our capital stock or a refinancing of our debt include financial market conditions, the value of our assets and our performance at the time we need capital.

Our term loan imposes restrictions on us that may prevent us from engaging in beneficial transactions.

We have a term loan pursuant to a Loan and Security Agreement, dated as of September 17, 2012 and amended as of November 13, 2012 and March 21, 2013, among our company, our subsidiaries, as guarantors, the lenders party thereto and MidMarket Capital Partners, LLC, as agent, or collectively, the “MidMarket Loan Agreement,” which provides for a maximum borrowing of $15.0 million.  At June 30, 2013, $14.7 million was outstanding under the MidMarket Loan Agreement.

The terms of the MidMarket Loan Agreement contain covenants that restrict our ability to, among other things:

●	make certain payments, including the payment of dividends;

●	redeem or repurchase our capital stock;

●	incur additional indebtedness and issue preferred stock;

●	make investments or create liens;

●	merge or consolidate with another entity;

●	sell certain assets; and

●	enter into transactions with affiliates.

In addition, the MidMarket Loan Agreement requires us to comply with a consolidated leverage ratio and a consolidated interest coverage ratio.  These covenants may prevent us from engaging in transactions that benefit us, including responding to changing business and economic conditions and securing additional financing, if needed.  We have in the past breached certain covenants under the MidMarket Loan Agreement that have resulted in various events of default under such agreement, which events of default have either been cured or waived by the lenders thereunder.  As of the date of this prospectus, we were not in default of any of the covenants.  Any additional breach of any of these covenants could result in new defaults or events of default under the notes and the MidMarket Loan Agreement, in which case, depending on the actions taken by the lenders thereunder or their successors or assignees, such lenders could elect to declare all amounts borrowed, together with accrued interest, to be due and payable.  If we were unable to repay such borrowings or interest, the lenders could proceed against their collateral.  Further, if the indebtedness under the MidMarket Loan Agreement were to be accelerated, our assets may not be sufficient to repay such indebtedness in full.

Actual results could differ from the estimates and assumptions that we use to prepare our financial statements.

To prepare financial statements in conformity with GAAP, management is required to make estimates and assumptions, as of the date of the financial statements, which affect the reported values of assets and liabilities, revenues and expenses, and disclosures of contingent assets and liabilities.  Areas requiring significant estimates by our management include:

●	contract costs and profits and application of percentage-of-completion accounting and revenue recognition of contract change order claims;

●	provisions for uncollectible receivables and customer claims and recoveries of costs from subcontractors, suppliers and others;

●	valuation of assets acquired and liabilities assumed in connection with business combinations; and

●	accruals for estimated liabilities, including litigation and insurance reserves.

At the time the estimates and assumptions are made, we believe they are accurate based on the information available.  However, our actual results could differ from, and could require adjustments to, those estimates.

Risks Related to Our Operating History and Results of Operations

Our limited operating history as an integrated company, recent acquisitions and the rapidly-changing telecommunications market may make it difficult for investors to evaluate our business, financial condition, results of operations and prospects, and also impairs our ability to accurately forecast our future performance.

Although we were incorporated in 1999, we were a development stage company with limited  operations until our 2010 merger with Digital Comm.  We experienced rapid and significant expansion in the six-month period ended June 30, 2013 and the years ended December 31, 2011 and 2012 due to a series of strategic acquisitions.  We acquired ADEX and T N S in September 2012, ERFS in December 2012 and AW Solutions in April 2013, and we plan to use the proceeds of this offering to complete the acquisition of IPC. We also plan to complete the acquisition of Telco in the fourth quarter of this year.

As a result of our recent acquisitions, our financial results are heavily influenced by the application of the acquisition method of accounting.  The acquisition method of accounting requires management to make assumptions regarding the assets purchased and liabilities assumed to determine their fair market value.  If our assumptions are incorrect, any resulting change or modification could adversely affect our financial conditions and/or results of operations.

Further, our limited operating history as an integrated company, combined with our short history operating as providers of staffing and cloud-based services, may not provide an adequate basis for investors to evaluate our business, financial condition, results of operations and prospects, and makes accurate financial forecasting difficult for us.  Because we operate in the rapidly-evolving telecommunications markets and because our business is rapidly changing due to a series of acquisitions, we may have difficulty in engaging in effective business and financial planning.  It may also be difficult for us to evaluate trends that may affect our business and whether our expansion may be profitable.  Thus, any predictions about our future revenue and expenses may not be as accurate as they would be if we had a longer operating history or operated in a more predictable market.

If we are unable to sustain our recent revenue growth rates, we may never achieve or sustain profitability.

We experienced significant growth in recent years, primarily due to our strategic acquisitions. Our total revenue increased to $26.8 million in the six-month period ended June 30, 2013 from $2.9 million in the six-month period ended June 30, 2012, and to $17.2 million in the year ended December 31, 2012, from $2.8 million in the year ended December 31, 2011.  In order to become profitable and maintain our profitability, we must, among other things, continue to increase our revenues.  We may be unable to sustain our recent revenue growth, particularly if we are unable to develop and market our specialty contracting and telecommunications staffing services, increase our sales to existing customers or develop new customers.  However, even if our revenues continue to grow, they may not be sufficient to exceed increases in our operating expenses or to enable us to achieve or sustain profitability.

Our inability to obtain additional capital may prevent us from completing our acquisition strategy and successfully operating our business; however, additional financings may subject our existing stockholders to substantial dilution.

Until we can generate a sufficient amount of revenue, if ever, we expect to finance our anticipated future strategic acquisitions, including our acquisition of Telco, through public or private equity offerings or debt financings. Additional funds may not be available when we need them on terms that are acceptable to us, or at all.  If adequate funds are not available, we may be required to delay, reduce the scope of, or eliminate one or more strategic acquisitions or business plans.  In addition, we could be forced to discontinue product development and reduce or forego attractive business opportunities.  To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution.  In addition, debt financing, if available, may involve restrictive covenants.  We may seek to access the public or private capital markets whenever conditions are favorable, even if we do not have an immediate need for additional capital at that time.  Our access to the financial markets and the pricing and terms we receive in the financial markets could be adversely impacted by various factors, including changes in financial markets and interest rates.

Our forecasts regarding the sufficiency of our financial resources to support our current and planned operations are forward-looking statements and involve significant risks and uncertainties, and actual results could vary as a result of a number of factors, including the factors discussed elsewhere in this “Risk Factors” section.  We have based this estimate on assumptions that may prove to be wrong, and we could utilize our available capital resources sooner than we currently expect.  Our future funding requirements will depend on many factors, including, but not limited to, the costs and timing of our future acquisitions.

We are an emerging growth company within the meaning of the Jumpstart Our Businesses Startups Act of 2012 and, as a result, have elected to comply with the reduced disclosure and other reporting requirements available to us as an EGC.

Because we qualify as an emerging growth company, or EGC, under the Jumpstart Our Businesses Startups Act of 2012,  or JOBS Act, we have elected to comply with the reduced disclosure and other reporting requirements available to us as an EGC in connection with this offering, and for a period of up to five years following this offering if we remain an EGC.  For example, with respect to this offering, we have provided only two fiscal years of audited financial information and selected financial data and have provided scaled-down disclosure on executive compensation, such as not including a “Compensation Discussion and Analysis” in this prospectus.  In addition, for as long as we remain an EGC, we are not subject to certain governance requirements, such as holding a “say-on-pay” and “say-on-golden-parachute” advisory votes, and we are not required to obtain an annual attestation report on our internal control over financial reporting from a registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act.  We may take advantage of these reporting exemptions until we are no longer an EGC.  We could be an EGC for a period of up to five years after this offering, although we will cease to be an EGC earlier than that if our total annual gross revenues equal or exceed $1 billion in a fiscal year, if we issue more than $1 billion in non-convertible debt over a three-year period or if we become a “large accelerated filer” under Rule 12b-2 of the Exchange Act.

Accordingly, you are not receiving the same level of disclosure in connection with an investment decision in this offering as you would be afforded in an offering of a non-EGC issuer and, following this offering, our stockholders will not receive the same level of disclosure that is afforded to stockholders of a non-EGC issuer.  It is also possible that investors will find the shares of common stock to be less attractive because we have elected to comply with the reduced disclosure and other reporting requirements available to us as an EGC, which could adversely affect the trading market for our shares of common stock and the prices at which you may be able to sell your shares of our common stock.

We exercise judgment in determining our provision for taxes in the United States and Puerto Rico that are subject to tax authority audit review that could result in additional tax liability and potential penalties that would negatively affect our net income.

The amounts we record in intercompany transactions for services, licenses, funding and other items affects our tax liabilities.  Our tax filings are subject to review or audit by the U.S. Internal Revenue Service and state, local and foreign taxing authorities.  We exercise judgment in determining our worldwide provision for income and other taxes and, in the ordinary course of our business, there may be transactions and calculations where the ultimate tax determination is uncertain.  Examinations of our tax returns could result in significant proposed adjustments and assessment of additional taxes that could adversely affect our tax provision and net income in the period or periods for which that determination is made.

Risks Related to our Common Stock and this Offering

An active trading market for our common stock may not develop and the market price for our common stock may decline below the offering price of our common stock in this offering.

Our common stock is quoted on the OTCQB Marketplace, or OTCQB, under the symbol "ICLD".  The OTCQB is an electronic quotation system that displays real-time quotes, last-sale prices, and volume information for many OTC securities that are not listed on a national securities exchange.  Trading volume for our common stock has been limited and OTCQB quotations for our common stock price may not represent the true market value of our common stock. We have applied to have our common stock listed on The NASDAQ Capital Market and expect to have our application approved, and our common stock to commence trading on such exchange, approximately 45 days after consummation of this offering. The historical trading prices of our common stock on the OTCQB may not be indicative of the price levels at which our common stock will trade following this offering or upon listing of our common stock on The NASDAQ Capital Market, and we cannot predict the extent to which the consummation of this offering, the commencement of the trading of our common stock on The NASDAQ Capital Market or investor interest in us generally will lead to the development of an active public trading market or how liquid that public market may become.  The offering price for our common stock in this offering will be determined by negotiation between the representative of the underwriters and us based upon several factors, and may not be indicative of prices that will prevail in the open market after this offering.  Consequently, you may be unable to sell your shares of our common stock at prices equal to or greater than the price you paid for them, if at all.

The NASDAQ Capital Market may not list our common stock for trading on its exchange, which could limit the ability of investors to make transactions in our common stock and subject us to additional trading restrictions.

We anticipate that our common stock will be listed on The NASDAQ Capital Market, a national securities exchange, commencing approximately 45 days after consummation of this offering.  After giving effect to this offering and the application of a portion of the net proceeds of this offering to consummate our acquisition of IPC, we expect to meet, on a pro forma basis, The NASDAQ Capital Market’s minimum initial listing standards, which generally mandate that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly-held shares and distribution requirements, assuming the price of our common stock on the OTCQB continues to trade above $4.00 per share until our listing application is approved.  We cannot assure you, however,  that we will be able to meet those initial listing requirements. If The NASDAQ Capital Market does not list our common stock for trading on its exchange, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our common stock;

●	reduced liquidity with respect to our common stock;

●
if the trading price of our common stock falls below $5.00 per share, a determination that our shares of common stock are “penny stock” which will require brokers trading in our shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

●	a limited amount of news and analyst coverage for our company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Any of those factors, or any of the other factors discussed below, may adversely affect the market price and liquidity of our common stock following this offering.

If our shares become subject to the penny stock rules, this may make it more difficult to sell our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The OTCQB does not meet such requirements and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stock holders may have difficulty selling their shares.

Our stock price has fluctuated widely in recent years, and the trading price of our common stock is likely to continue to be volatile, which could result in substantial losses to investors and litigation.

In addition to changes to market prices based on our results of operations and the factors discussed elsewhere in this “Risk Factors” section, the market price of and trading volume for our common stock may change for a variety of other reasons, not necessarily related to our actual operating performance.  The capital markets have experienced extreme volatility that has often been unrelated to the operating performance of particular companies.  These broad market fluctuations may adversely affect the trading price of our common stock.  In addition, the average daily trading volume of the securities of small companies can be very low, which may contribute to future volatility.  Factors that could cause the market price of our common stock to fluctuate significantly include:

●	the results of operating and financial performance and prospects of other companies in our industry;

●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	announcements of innovations, increased service capabilities, new or terminated customers or new, amended or terminated contracts by our competitors;

●	the public’s reaction to our press releases, other public announcements, and filings with the Securities and Exchange Commission;

●	market conditions for providers of services to telecommunications, utilities and cloud services customers;

●	lack of securities analyst coverage or speculation in the press or investment community about us or market opportunities in the telecommunications services and staffing industry;

●	changes in government policies in the United States and, as our international business increases, in other foreign countries;

●	changes in earnings estimates or recommendations by securities or research analysts who track our common stock or failure of our actual results of operations to meet those expectations;

●	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	any lawsuit involving us, our services or our products;

●	arrival and departure of key personnel;

●	sales of common stock by us, our investors or members of our management team; and

●	changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural or man-made disasters.

Any of these factors, as well as broader market and industry factors, may result in large and sudden changes in the trading volume of our common stock and could seriously harm the market price of our common stock, regardless of our operating performance.  This may prevent you from being able to sell your shares at or above the price you paid for your shares of our common stock, if at all.  In addition, following periods of volatility in the market price of a company’s securities, stockholders often institute securities class action litigation against that company.  Our involvement in any class action suit or other legal proceeding could divert our senior management’s attention and could adversely affect our business, financial condition, results of operations and prospects.

The sale or availability for sale of substantial amounts of our common stock could adversely affect the market price of our common stock.

Sales of substantial amounts of shares of our common stock after the completion of the offering, or the perception that these sales could occur, could adversely affect the market price of our common stock and could impair our future ability to raise capital through common stock offerings.  As of August 15, 2013, we had 5,149,032 shares of common stock issued and outstanding, of which 4,849,152 shares were designated by our transfer agent as restricted securities pursuant to Rule 144 promulgated by the SEC.  In connection with our acquisitions of T N S and IPC, we will be issuing an aggregate of approximately 90,176 additional restricted shares of common stock on or about the date of the consummation of this offering, assuming a public offering price of $10.00 per share in this offering, the midpoint of the price range indicated on the cover page of this prospectus. The sale of these shares into the open market may adversely affect the market price of our common stock.

In addition, all outstanding shares of our preferred stock are convertible into common stock.  See Note 14 to our consolidated financial statements.  As of August 15, 2013, there were also warrants to purchase an aggregate of 671,951 shares of our common stock at a weighted-average exercise price of $334.96 per share (assuming on offering price of $10.00 per share of common stock in this offering, the midpoint of the price range indicated on the cover page of this prospectus), all of such warrants were exercisable as of such date. The conversion of a significant number of shares of our outstanding preferred stock or the exercise of warrants at prices below the market price of our common stock could adversely affect the market price of shares of our common stock. Additional dilution may result from the issuance of shares of our capital stock in connection with acquisitions or in connection with other financing efforts. Any issuance of our common stock that is not made solely to then-existing stockholders proportionate to their interests, such as in the case of a stock dividend or stock split, will result in dilution to each stockholder.

In connection with this offering, we, our directors and officers, and any other 5% or greater holder of outstanding shares of our common stock on a fully-diluted basis, have agreed, subject to certain limited exceptions, not to offer, sell, contract to sell or otherwise dispose of, or enter into, any transaction that is designed to, or could be expected to, result in the disposition of any shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock for 90 days after the date of this prospectus without the written consent of the representative of the underwriters, subject to potential extension. As of the date of this prospectus, approximately 2,588,215 shares of our common stock will be subject to the contractual lock-up with the underwriter.  However, the representative of the underwriters may release these securities from these restrictions at any time without notice. See “Underwriting” and “Shares Eligible For Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

The offering price for shares of our common stock is substantially higher than the pro forma net tangible book value per share, so purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

If you purchase common stock in this offering, you will pay more for your common stock than the amount paid by existing stockholders for their common stock.  As a result, you will experience immediate and substantial dilution of approximately $12.03 per share of common stock, assuming no exercise of outstanding warrants to acquire common stock, representing the difference between our pro forma net tangible book value per share of common stock of $(2.03) at June 30, 2013, after giving effect to this offering and the assumed offering price per share of common stock of $10.00, the midpoint of the price range indicated on the cover page of this prospectus. In addition, you may experience further dilution to the extent that our common stock is issued upon the exercise of our outstanding warrants.  Approximately 187,286 of the shares of common stock issuable upon the exercise of currently outstanding warrants will be issued at a purchase price that is less than the offering price per share in this offering.  See “Dilution” for a more complete description of how the value of your investment in our common stock will be diluted upon the completion of this offering.

Our amended and restated certificate of incorporation and amended and restated bylaws, and certain provisions of Delaware corporate law, as well as certain of our contracts, contain provisions that could delay or prevent a change in control even if the change in control would be beneficial to our stockholders.

Delaware law, as well as our amended and restated certificate of incorporation and amended and restated bylaws, contains anti-takeover provisions that could delay or prevent a change in control of our company, even if the change in control would be beneficial to our stockholders.  These provisions could lower the price that future investors might be willing to pay for shares of our common stock.  These anti-takeover provisions:

●	authorize our board of directors to create and issue, without stockholder approval, preferred stock, thereby increasing the number of outstanding shares, which can deter or prevent a takeover attempt;

●	prohibit stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders;

●	establish a three-tiered classified board of directors requiring that not all members of our board be elected at one time;

●	establish a supermajority requirement to amend our amended and restated bylaws and specified provisions of our amended and restated certificate of incorporation;

●	prohibit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

●	establish limitations on the removal of directors;

●	empower our board of directors to fill any vacancy on our board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise;

●	provide that our board of directors is expressly authorized to adopt, amend or repeal our bylaws;

●	provide that our directors will be elected by a plurality of the votes cast in the election of directors;

●	establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by our stockholders at stockholder meetings;

●	eliminated the ability of our stockholders to call special meetings of stockholders and, after June 30, 2014, to act by written consent; and

●
provide that the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action, actions asserting a breach of fiduciary duty and certain other actions against us or any directors or executive officers.

Section 203 of the Delaware General Corporation Law, the terms of our stock incentive plans, the terms of our change in control agreements with our senior executives and other contractual provisions may also discourage, delay or prevent a change in control of our company.  Section 203 generally prohibits a Delaware corporation from engaging in a business combination with an interested stockholder for three years after the date the stockholder became an interested stockholder.  Our stock incentive plans include change-in-control provisions that allow us to grant options or stock purchase rights that may become vested immediately upon a change in control.  The terms of changes of control agreements with our senior executives and contractual restrictions with third parties may discourage a change in control of our company.  Our board of directors also has the power to adopt a stockholder rights plan that could delay or prevent a change in control of our company even if the change in control is generally beneficial to our stockholders.  These plans, sometimes called “poison pills,” are oftentimes criticized by institutional investors or their advisors and could affect our rating by such investors or advisors.  If our board of directors adopts such a plan, it might have the effect of reducing the price that new investors are willing to pay for shares of our common stock.

Together, these charter, statutory and contractual provisions could make the removal of our management and directors amore difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock.  Furthermore, the existence of the foregoing provisions, as well as the significant common stock beneficially owned by our executive officers, key non-executive officer employees, and members of our board of directors, could limit the price that investors might be willing to pay in the future for shares of our common stock.  They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

We have never paid cash dividends and do not anticipate paying any cash dividends on our common stock.

We have never paid cash dividends and do not anticipate paying any cash dividends on our common stock in the foreseeable future.  We currently intend to retain any earnings to finance our operations and growth.  As a result, any short-term return on your investment will depend on the market price of our common stock, and only appreciation of the price of our common stock, which may never occur, will provide a return to stockholders.  The decision whether to pay dividends will be made by our board of directors in light of conditions then existing, including, but not limited to, factors such as our financial condition, results of operations, capital requirements, business conditions, and covenants under any applicable contractual arrangements. Investors seeking cash dividends should not invest in our common stock.

If equity research analysts do not publish research or reports about our business, or if they issue unfavorable commentary or downgrade our common stock, the market price of our common stock will likely decline.

The trading market for our common stock will rely in part on the research and reports that equity research analysts, over whom we have no control, publish about us and our business.  We may never obtain research coverage by securities and industry analysts.  If no securities or industry analysts commence coverage of our company, the market price for our common stock could decline.  In the event we obtain securities or industry analyst coverage, the market price of our common stock could decline if one or more equity analysts downgrade our common stock or if those analysts issue unfavorable commentary, even if it is inaccurate, or cease publishing reports about us or our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” within the meaning of the federal securities laws, that involve substantial risks and uncertainties.  All statements contained in this prospectus, other than statements of historical fact, including statements of estimated and projected revenue, margins, costs, expenditures, cash flows, growth rates, financial results and prospects, are forward-looking statements.  You can generally identify forward-looking statements by terminology such as “may,” “could,” “should,” “expects,” “plans,” “projects,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “pursue,” “target” or “continue,” or the negative of these terms or other similar expressions that concern our strategy, plans or intentions, although not all forward-looking statements contain these words.  We have based these forward-looking statements largely on our historical performance, our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions that we believe are reasonable, including those described in the “Risk Factors” section.  Moreover, we operate in a very competitive and rapidly-changing environment.  New risks emerge from time to time.  It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.  In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events.  Such forward-looking statements are subject to various risks, uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity.  If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results.  The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the 2,000,000 shares we are offering will be approximately $18.4 million, based upon an assumed offering price of $10.00 per share, the midpoint of the price range indicated on the cover page of this prospectus.  If the representative of the underwriters fully exercises the over-allotment option, we estimate the net proceeds of the shares we sell will be approximately $21.2 million. “Net proceeds” is what we expect to receive after paying the underwriters fees and commissions, but excluding our estimated offering expenses in the amount of $2.2 million, which we expect to pay from our cash flow from operations.  For purposes of estimating net proceeds, we are assuming that the public offering price will be $10.00 per share, which is the midpoint of the price range indicated on the cover page of this prospectus.

We intend to use approximately $18.2 million of the net proceeds from this offering to complete our acquisition of IPC concurrently with the consummation of this offering.  A more complete description of our acquisition of IPC is set forth under the caption “Business – Our Recent and Pending Acquisitions.”  The remaining balance of such net proceeds will be used for working capital and general corporate purposes.

Until we use the net proceeds of this offering, we intend to invest the funds in short-term, interest-bearing investments, which may include interest-bearing bank accounts, money market funds, certificates of deposit and U.S. government securities.

DIVIDEND POLICY

We currently intend to retain future earnings, if any, for use in the operation of our business and to fund future growth.  We have never declared or paid cash dividends on our common stock and we do not intend to pay any cash dividends on our common stock for the foreseeable future.  The terms of the MidMarket Loan Agreement prohibit our payment of cash dividends.  Any future determination related to our dividend policy will be made at the discretion of our board of directors in light of conditions then-existing, including factors such as our results of operations, financial conditions and requirements, business conditions and covenants under any applicable contractual arrangements.

DETERMINATION OF OFFERING PRICE

The public offering price of the shares offered by this prospectus has been determined by negotiation between us and the underwriters.  Among the factors considered in determining the public offering price of the shares were:

●	the price and trading history of our common stock on the OTCQB Marketplace ;
●	our history and our prospects;
●	the industry in which we operate;
●	the status and development prospects of our services and proposed services;
●	the previous experience of our executive officers; and
●	the general condition of the securities markets at the time of this offering.

The offering price stated on the cover page of this prospectus should not be considered as indication of the actual value of the shares.  That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the shares can be resold at or above the public offering price.

PRICE RANGE OF OUR COMMON STOCK

Our common stock is currently quoted on the OTCQB under the symbol “ICLD.”  We have applied for the listing of our common stock on the NASDAQ Capital Market under the same symbol.  The following table sets forth, for the periods indicated, the high and low last sales prices of our common stock based upon information provided by the OTC Markets Group, Inc., after giving effect to the one-for-125 reverse stock split of our common stock effected on January 14, 2013 and the one-for-four reverse stock split of our common stock effected on August 1, 2013. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

Fiscal Year Ended December 31, 2011	High	Low
First Quarter	$70.00	$40.00
Second Quarter	$95.00	$30.00
Third Quarter	$55.00	$20.65
Fourth Quarter	$32.00	$1.55

Fiscal Year Ended December 31, 2012
First Quarter	$7.90	$2.05
Second Quarter	$3.75	$1.05
Third Quarter	$10.00	$1.95
Fourth Quarter	$18.50	$6.08

Fiscal Year Ending December 31, 2013
First Quarter	$36.00	$8.00
Second Quarter	$13.80	$8.00
Third Quarter (through August 15, 2013)	$12.50	$6.00

As of August 16, 2013, the closing sale price of our common stock, as reported by the OTCQB, was $10.00 per share.

Holders

At August 15, 2013, we had approximately 186 record holders of our common stock.  The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers or registered clearing agencies.  We have appointed Corporate Stock Transfer, 3200 Cherry Creek Dr. South, Denver, CO 80209 to act as the transfer agent of our common stock.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2013:

●	on an actual basis;

●
on a pro forma basis to reflect (i) the sale of 2,000,000 shares of common stock by us in this offering at an assumed offering price of $10.00 per share (the midpoint of the price range indicated on the cover page of this prospectus), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, (ii) the issuance of an aggregate of 534,819 shares of our common stock in August 2013 upon the conversion of our outstanding shares of Series E Preferred Stock, and (iii) the issuance on or about the date of consummation of this offering of 70,176 shares of common stock in connection with our acquisitions of  IPC and 20,000 shares of common stock to be issued in connection with our completed acquisition of TNS, assuming an offering price of  $10.00 per share of common stock in this offering (the midpoint of the price range indicated on the cover page of this prospectus).

The information below is illustrative only.  Our cash and cash equivalents and capitalization following the closing of this offering will be adjusted based on the actual offering price and other terms of this offering determined at the pricing of this offering.  You should read this table in conjunction with our consolidated financial statements and related notes and the sections entitled “Selected Consolidated Historical Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Use of Proceeds” and “Description of Capital Stock” appearing elsewhere in this prospectus.

	As of June 30, 2013
	Actual	Pro forma
	(unaudited)

Cash and cash equivalents	$2,277,777	$3,285,071 *

Long-term debt (including current portion)	$28,396,406	$28,396,406

Redeemable common stock, $0.0001 par value, with $5.00 put option, 10,000 issued and outstanding actual and pro forma	499,921	499,921
Redeemable Series E convertible preferred stock, $0.0001 par value; 12% cumulative annual dividend, $1,000 stated value; 3,500 shares authorized, 3,350 shares issued and outstanding actual; and no shares issued or outstanding pro forma	3,350,000	-
Redeemable Series F convertible preferred stock, $0.0001 par value; 12% cumulative annual dividend, 4,800 shares authorized, 4,150 shares issued and outstanding actual and pro forma	3,575,000	3,575,000
Redeemable Series H convertible preferred stock, $0.0001 par value, 10% cumulative monthly dividend up to 150%, 2,000 shares authorized; 1,425 shares issued and outstanding actual and pro forma	1,425,000	1,425,000
Redeemable Series I convertible preferred stock, $0.0001 par value; 4,500 shares authorized; 4,500 shares issued and outstanding actual and pro forma	4,187,151	4,187,151
	13,037,072	9,687,072
Stockholders’ equity:
Common stock, $0.0001 par value; 500,000,000 shares authorized; 4,612,195 shares issued and outstanding actual and 7,237,190 shares issued and outstanding pro forma	461	723
Additional paid-in capital	17,102,982	39,754,476
Accumulated deficit	(14,820,755)	(14,907,630)
Total stockholders’ equity	2,366,519	24,931,400

Total capitalization	$(36,789,182)	$(9,867,007)

*	After application of $18.2 million of the net proceeds of this offering for the acquisition of IPC concurrently with the consummation of this offering.

Our capitalization information presented in the foregoing table excludes:

●
387,554 shares of common stock to be issued in connection with our pending acquisition of Telco, which we expect to complete in the fourth quarter of 2013, based upon an assumed value of our common stock at the time of consummation of such acquisition of $10.00 per share, the midpoint of the price range indicated on the cover page of this prospectus.

●
a number of shares of common stock issuable upon the conversion of each of up to 4,150 shares of our Series F Preferred Stock outstanding as of June 30, 2013, such number of shares of common stock to be equal to $1,000 (subject to adjustment) divided by the lesser of (i) the last reported sale price of the common stock on the third trading day following the effective date of the registration statement of which this prospectus is a part and (ii) the average of the last reported sale price of the common stock for each of the three trading days preceding the conversion date, and estimated to be for all such outstanding shares approximately 415,000 shares of common stock assuming such lesser price of our common stock is $10.00, the midpoint of the price range indicated on the cover page of this prospectus;

●
a number of shares of common stock issuable upon the conversion of each of up to 2,000 shares of our Series G Preferred Stock that we may be obligated to issue in respect of our obligations under the ADEX Stock Purchase Agreement, such number of shares of common stock to be equal to $1,000 (subject to adjustment) divided by the lesser of (i) the last reported sale price of the common stock on the third trading day following the effective date of the registration statement of which this prospectus is a part and (ii) the average of the last reported sale price of the common stock for each of the three trading days preceding the conversion date, and estimated to be for all such outstanding shares approximately 200,000 shares of common stock assuming such lesser price of our common stock is $10.00, the midpoint of the price range indicated on the cover page of this prospectus;

●
a number of shares of common stock issuable upon the conversion of 1,425 shares of our Series H Preferred Stock outstanding as of June 30, 2013, which we expect to redeem within 90 days after the consummation of this offering for approximately $2.1 million in cash, such number of shares of common stock to be equal to 4.49% of the number of outstanding shares of common stock on a fully-diluted basis (i.e., after giving effect to all securities and assuming conversion and exercise of all securities) on the date of conversion and estimated to be approximately 412,479 shares of common stock based upon the number of shares of common stock to be outstanding on a fully-diluted basis upon consummation of this offering, as determined in the manner set forth above;

●
a number of shares of common stock issuable upon the conversion of each of up to 4,500 shares of our Series I Preferred Stock, such number of shares of common stock to be equal to $1,000 (subject to adjustment) divided by the average of the last reported sale price of the common stock for each of the three trading days preceding the conversion date and estimated to be for all such outstanding shares approximately 450,000 shares of common stock assuming such average price of our common stock is $10.00, the midpoint of the price range indicated on the cover page of this prospectus;

●
187,386 shares of common stock issuable upon the exercise of stock purchase warrants outstanding as of June 30, 2013 with an exercise price of $5.00 per share that expire on September 7, 2014, subject to extension if certain minimum EBITDA thresholds are not achieved;

●
a number of shares of common stock issuable upon the exercise of stock purchase warrants issued to the purchasers of our Series E Preferred Stock and outstanding as of June 30, 2013 with an exercise price of $500.00 per share, such number of shares of common stock to be equal to 4.87% of the number of outstanding shares of common stock on the date of exercise and estimated to be approximately 447,388 shares of common stock based upon the number of shares of common stock to be outstanding upon consummation of this offering;

●
a number of shares of common stock issuable upon the exercise of stock purchase warrants issued to ICG USA, LLC with an exercise price equal to 120% of the price per share of the shares of common stock sold in this offering, such number of shares of common stock estimated to be approximately 37,177 shares of common stock based upon an assumed offering price per share of common stock in this offering of $10.00, the midpoint of the price range indicated on the cover page of this prospectus;

●	500,000 shares of common stock reserved for future issuance under our 2012 Performance Incentive Plan as of June 30, 2013;

●	125,000 shares of common stock reserved for future issuance under our Employee Stock Purchase Plan as of June 30, 2013;

●
50,000 shares of common stock issuable upon the exercise of the warrants to be issued to the underwriters as underwriter compensation in this offering, assuming an offering price per share of common stock in this offering of $10.00, the midpoint of the price range on the cover of this prospectus; and

●
300,000 shares of common stock issuable upon the exercise of the underwriter’s over-allotment option to purchase additional shares of common stock, assuming an offering price per share of common stock in this offering of $10.00, the midpoint of the price range on the cover of this prospectus.

DILUTION

Dilution represents the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.

As of June 30, 2013, on an as adjusted basis to give effect to:

●	the issuance in August 2013 of an aggregate of 534,819 shares of common stock upon the conversion of our outstanding shares of Series E Preferred Stock; and

●
the issuance of an aggregate of 70,176 and 20,000 (assuming a public offering price of $10.00 per share in this offering, which  is the midpoint of the price range indicated on the cover page of this prospectus) shares of common stock in connection with our pending acquisition of IPC and our recent acquisition of T N S, respectively, in connection with the consummation of this offering;

the net tangible book value of our common stock was approximately $(33.0) million, or approximately $(6.29) per share based upon 5,247,190 shares of common stock outstanding.

Upon completion of this offering at an assumed public offering price of $10.00 per share, which is the midpoint of the price range indicated on the cover page of this prospectus, but without taking into account any change in the as adjusted net tangible book value at June 30, 2013 determined as set forth above, other than that resulting from the sale of the shares of common stock in this offering and the receipt of the total proceeds of $18.4 million (net of underwriting discounts and commissions but excluding estimated offering expenses), our pro forma as adjusted net tangible book value at June 30, 2013 would have been approximately $(14.6) million, or approximately $(2.02) per share of our common stock. Accordingly, the as adjusted net tangible book value of our common stock held by our existing stockholders (5,247,190 shares) would have been increased by $4.27 per share without any additional investment on their part. The purchasers of our common stock in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the assumed offering price of $10.00 per share) of $12.03 per share.

The following table illustrates the per share dilution to the new investors without giving any effect to the results of any operations subsequent to June 30, 2013:

Assumed public offering price per share		$10.00
As adjusted net tangible book value per share as of June 30, 2013	$(6.29)
Increase in net tangible book value per share attributable to new investors	$4.27
Pro forma adjusted net tangible book value per share after this offering		$(2.02)
Dilution in net tangible book value per share to new investors		$12.02

If the underwriter exercises its option to purchase additional shares in full, our as adjusted net tangible book value will increase to $(1.63) per share, representing an increase to existing holders of $0.38 per share, and there will be an immediate dilution of $11.63 per share to new investors.

Each $1.00 increase (decrease) in the assumed public offering price of $10.00 per share would increase (decrease) our as adjusted net tangible book value per share after this offering by $0.25, and the dilution to new investors by $0.75 per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses that we must pay.

The discussion and table above do not include the following:

●
387,554 shares of common stock to be issued in connection with our pending acquisition of Telco, which we expect to complete in the fourth quarter of 2013, based upon an assumed value of our common stock at the time of consummation of such acquisition of $10.00 per share, the midpoint of the price range indicated on the cover page of this prospectus.

●
a number of shares of common stock issuable upon the conversion of each of up to 4,150 shares of our Series F Preferred Stock outstanding as of June 30, 2013, such number of shares of common stock to be equal to $1,000 (subject to adjustment) divided by the lesser of (i) the last reported sale price of the common stock on the third trading day following the effective date of the registration statement of which this prospectus is a part and (ii) the average of the last reported sale price of the common stock for each of the three trading days preceding the conversion date, and estimated to be for all such outstanding shares approximately 415,000 shares of common stock assuming such lesser price of our common stock is $10.00, the midpoint of the price range indicated on the cover page of this prospectus;

●
a number of shares of common stock issuable upon the conversion of each of up to 2,000 shares of our Series G Preferred Stock that we may be obligated to issue in respect of our obligations under the ADEX Stock Purchase Agreement, such number of shares of common stock to be equal to $1,000 (subject to adjustment) divided by the lesser of (i) the last reported sale price of the common stock on the third trading day following the effective date of the registration statement of which this prospectus is a part and (ii) the average of the last reported sale price of the common stock for each of the three trading days preceding the conversion date, and estimated to be for all such outstanding shares approximately 200,000 shares of common stock assuming such lesser price of our common stock is $10.00, the midpoint of the price range indicated on the cover page of this prospectus;

●
a number of shares of common stock issuable upon the conversion of 1,425 shares of our Series H Preferred Stock outstanding as of June 30, 2013, which we expect to redeem within 90 days after the consummation of this offering for approximately $2.1 million in cash, such number of shares of common stock to be equal to 4.49% of the number of outstanding shares of common stock on a fully-diluted basis (i.e., after giving effect to all securities and assuming conversion and exercise of all securities) on the date of conversion and estimated to be approximately 412,479 shares of common stock based upon the number of shares of common stock to be outstanding on a fully-diluted basis upon consummation of this offering, as determined in the manner set forth above;

●
a number of shares of common stock issuable upon the conversion of each of up to 4,500 shares of our Series I Preferred Stock, such number of shares of common stock to be equal to $1,000 (subject to adjustment) divided by the average of the last reported sale price of the common stock for each of the three trading days preceding the conversion date and estimated to be for all such outstanding shares approximately 450,000 shares of common stock assuming such average price of our common stock is $10.00, the midpoint of the price range indicated on the cover page of this prospectus;

●
187,386 shares of common stock issuable upon the exercise of stock purchase warrants outstanding as of June 30, 2013 with an exercise price of $5.00 per share that expire on September 7, 2014, subject to extension if certain minimum EBITDA thresholds are not achieved;

●
a number of shares of common stock issuable upon the exercise of stock purchase warrants issued to the purchasers of our Series E Preferred Stock and outstanding as of June 30, 2013 with an exercise price of $500.00 per share, such number of shares of common stock to be equal to 4.87% of the number of outstanding shares of common stock on the date of exercise and estimated to be approximately 447,388 shares of common stock based upon the number of shares of common stock to be outstanding upon consummation of this offering;

●
a number of shares of common stock issuable upon the exercise of stock purchase warrants issued to ICG USA, LLC with an exercise price equal to 120% of the price per share of the shares of common stock sold in this offering, such number of shares of common stock estimated to be approximately 37,177 shares of common stock based upon an assumed offering price per share of common stock in this offering of $10.00, the midpoint of the price range indicated on the cover page of this prospectus;

●	500,000 shares of common stock reserved for future issuance under our 2012 Performance Incentive Plan as of June 30, 2013;

●	125,000 shares of common stock reserved for future issuance under our Employee Stock Purchase Plan as of June 30, 2013;

●
50,000 shares of common stock issuable upon the exercise of the warrants to be issued to the underwriters as underwriter compensation in this offering, assuming an offering price per share of common stock in this offering of $10.00 per share, the midpoint of the price range on the cover of this prospectus; and

●
300,000 shares of common stock issuable upon the exercise of the underwriter’s over-allotment option to purchase additional shares of common stock, assuming an offering price per share of common stock in this offering of $10.00 per share, the midpoint of the price range on the cover of this prospectus.

The following table sets forth, on a pro forma as adjusted basis as of June 30, 2013, the number of shares of common stock purchased or to be purchased from us, the total consideration paid or to be paid and the average price per share paid or to be paid by existing holders of common stock and by new investors, at an assumed public offering price of $10.00 per share, which is the midpoint of the price range indicated on the cover page of this prospectus, before deducting estimated underwriting discounts and commissions and estimated offering expenses that we must pay.  In preparing the table on a pro forma as adjusted basis, we gave effect to the issuance of an aggregate of 534,819 shares of common stock in August 2013 upon conversion of our outstanding shares of Series E Preferred Stock as discussed above, and the issuance of an aggregate of 90,176 shares of common stock (assuming a public offering price of $10.00 per share in this offering, which is the midpoint of the price range indicated on the cover page of this prospectus) upon the consummation of this offering in respect of our acquisitions of IPC and T N S.  We also have assumed the conversion of all of our remaining outstanding shares of preferred stock into common stock as of June 30, 2013.  In determining the number of shares of common stock issuable upon conversion of our outstanding preferred stock, we have assumed for all such shares of preferred stock that the price of the common stock used in the calculation of the number of shares of common stock issuable upon conversion of such shares, at all relevant times required in such calculation, is $10.00 per share, which is the midpoint of the price range indicated on the cover page of this prospectus.  In determining the consideration paid for shares of common stock issuable upon conversion of our preferred stock, we have applied the actual consideration paid to us for the applicable shares of preferred stock.

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share

Existing stockholders	6,524,669	76.5%	$30,899,822	60.7%	$4.74
New investors	2,000,000	23.5%	20,000,000	39.3%	10.00
Total	8,524,669	100.0%	$50,899,822	100.0%	$5.97

The above table excludes shares subject to warrants either outstanding or to be issued as partial compensation to the underwriters, shares available for issuance pursuant to our 2012 Performance Incentive Plan and shares issuable upon the exercise of the underwriter’s option to purchase additional shares of common stock. To the extent any of the options to purchase shares of common stock are granted or exercised, or the underwriter exercises its option to purchase additional shares, there will be further dilution to new investors.

SELECTED CONSOLIDATED HISTORICAL
FINANCIAL INFORMATION

The following table sets forth selected consolidated financial data for us for the years ended December 31, 2012 and 2011 and the six-month periods ended June 30, 2013 and 2012.  The selected consolidated financial data for the fiscal years ended December 31, 2012 and 2011 was derived from our audited consolidated financial statements included elsewhere in this prospectus.  The selected consolidated financial data for the six-month periods ended June 30, 2013 and 2012 was derived from our unaudited consolidated financial statements included elsewhere in this prospectus.  The financial data set forth below should be read in conjunction with, and are qualified in their entirety by, reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our historical and pro forma combined condensed financial statements and related notes included elsewhere in this prospectus.

	Six months ended June 30,		Years ended December 31,
	2013	2012	2012	2011
	(Unaudited)	(Restated)		(Restated)
Statement of Operations Data:		(Unaudited)

Revenues	$26,758,413	$2,923,586	$17,235,585	$2,812,210
Gross profit	7,885,095	1,070,445	5,176,486	961,192
Operating expenses	6,742,359	1,613,771	7,938,345	6,343,931
Income (loss) from operations	1,142,736	(543,326)	(2,761,859)	(5,382,739)
Other expense, net	(2,911,410)	(288,892)	(1,097,863)	(1,021,889)
Loss before benefit for income taxes	(1,768,674)	(832,218)	(3,859,722)	(6,404,628)
Benefit for income taxes	(269,768)	-	(2,646,523)	-
Dividends on Preferred Stock	(853,666)	(52,958)	(843,215)	-
Net loss attributable to InterCloud Systems, Inc. common stockholders	(2,364,972)	(868,228)	(2,072,862)	(6,404,628)
Loss per share, basic and diluted	$(2.96)	$(2.52)	$(5.34)	$(25.54)
Basic and diluted weighted average shares outstanding	799,887	334,332	388,389	250,816

		December 31,
	June 30, 2013	2012	2011
Balance Sheet Data:	(Unaudited)		(Restated)

Cash	$2,277,777	$646,978	$89,285
Accounts receivable, net	11,153,915	8,481,999	347,607
Total current assets	16,033,109	10,183,971	456,585
Goodwill and intangible assets, net	37,945,434	29,667,823	1,146,117
Total assets	56,097,197	41,866,243	2,245,545

Total current liabilities	23,703,901	13,410,481	2,357,618
Other liabilities	16,989,705	15,159,644	1,672,900
Redeemable common and preferred stock	13,037,072	16,584,704	620,872
Stockholders’ equity (deficit)	2,366,519	(3,288,586)	(2,405,845)

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

Since January 1, 2012, we have completed the following acquisitions:

●
ADEX Corporation.  In September 2012, we acquired ADEX, an Atlanta-based provider of engineering and installation services and staffing solutions and other services to the telecommunications industry.  ADEX’s managed solutions diversified our ability to service our customers domestically and internationally throughout the project lifecycle.

●
T N S, Inc.  In September 2012, we also acquired T N S, a Chicago-based structured cabling company and DAS installer that supports voice, data, video, security and multimedia systems within commercial office buildings, multi-building campus environments, high-rise buildings, data centers and other structures.  T N S extends our geographic reach to the Midwest area and our client reach to end-users such as multinational corporations, universities, school districts and other large organizations that have significant ongoing cabling needs.

●
Environmental Remediation and Financial Services, LLC.  In December 2012, our ADEX subsidiary acquired ERFS, an environmental real estate remediation company.  The acquisition of ERFS augmented ADEX’s disaster recovery service offerings.  During 2012, the results of this company from the date of acquisition were not material.

●
AW Solutions, Inc. In April 2013, we acquired AW Solutions, a professional, multi-service line, telecommunications infrastructure company that provides outsourced services to the wireless and wireline industry.  AW Solution’s services include network systems design, architectural and engineering services, program management and other technical services.  The acquisition of AW Solutions broadened our suite of services and added new customers to which we can cross-sell our other services.

We have also entered into definitive agreements for the following acquisitions:

●
Telco.  In November 2012, we executed a definitive agreement to acquire Telco. We plan to integrate this professional services and telecommunications staffing business into our ADEX subsidiary in order to expand our project staffing business and our access to skilled labor.  We intend to consummate this acquisition in the fourth quarter of 2013.

●
IPC.  In November 2012, we executed a definitive agreement to acquire IPC, a New York-based cloud and managed services business, with professional services and applications capabilities.  IPC serves both corporate enterprises and telecommunications service providers.  We believe that the acquisition of IPC will support our cloud and managed services aspect of our business, as well as improve our systems integration and applications capabilities.  We intend to use a portion of the proceeds from this offering to consummate this acquisition.

The following unaudited pro forma combined condensed financial information  as of June 30, 2013 and for the six-month period ended June 30, 2013 and the year ended December 31, 2012 presents combined information as if we had completed the acquisitions of ADEX, T N S and  AW Solutions and the proposed acquisition of IPC, which will be completed concurrently with the consummation of this offering, on January 1, 2012. The unaudited pro forma combined condensed balance sheet as of June 30, 2013 is not presented for the three acquisitions completed prior to June 30, 2013 because the balance sheet of those entities, including related acquisition adjustments, is included in our consolidated balance sheet as of such date. The unaudited pro forma combined condensed financial information for the year ended December 31, 2012 does not include any information relating to ERFS prior to it being acquired by the company because the size and historical financial results of such entity did not meet the significance thresholds of the regulatory guidelines applicable to  the provision of financial statements of an acquired entity. The unaudited pro forma combined financial information has been prepared from, and should be read in conjunction with, the respective historical consolidated financial statements and related notes of our company and of each of Tropical, RM Engineering, ADEX, T N S, ERFS, AW Solutions and IPC included elsewhere in this prospectus.

The historical profit and loss accounts of each of these entities have been prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. The pro forma acquisition adjustments described in the unaudited pro forma combined condensed financial information were based on available information and certain assumptions made by us and may be revised as additional information becomes available as the purchase accounting for the acquisition is finalized. The pro forma adjustments are based on preliminary estimates of the fair values of assets acquired and information available as of the date of this prospectus.  Certain valuations are currently in process. Actual results may differ from the amounts reflected in the unaudited pro forma combined financial statements, and the differences may be material.

The unaudited pro forma combined condensed financial information included in this prospectus is not intended to represent what our results of operations would have been if the acquisitions had occurred on January 1, 2012 or to project our results of operations for any future period. Since we and each of these entities were not under common control or management for any period presented, the unaudited pro forma combined condensed financial results may not be comparable to, or indicative of, future performance.

InterCloud Systems, Inc.
Unaudited Proforma Combined Condensed Balance Sheets
As of June 30, 2013

	InterCloud Systems, Inc.	Proforma Adjustments Offering		Proforma Combined Post Offering	IPC Systems, Inc. Historical	Proforma Adjustments IPC Acquisition		Proforma Combined Post IPC Acquisition

Assets
Current assets
Cash and cash equivalents	$2,277,777	$18,400,000	(j)	$20,677,777	$939,830	$(18,332,536)	(a, i)	$3,285,071
Accounts receivable, net	11,153,915	-		11,153,915	5,902,400	-		17,056,315
Inventory	63,698	-		63,698	170,607	-		234,305
Prepaid taxes	50,296	-		50,296	-	-		50,296
Deferred loan costs	318,492	-		318,492	-	-		318,492
Notes receivable	200,000	-		200,000	-	-		200,000
Notes receivable affiliate	-	-		-	131,265	-		131,265
Other current assets	1,968,931	-		1,968,931	958,464	-		2,927,395

Total current assets	16,033,109	18,400,000		34,433,109	8,102,566	(18,332,536)		24,203,139

Property & equipment, net	549,508	-		549,508	20,998	-		570,506
Goodwill	24,619,457	-		24,619,457	-	15,008,470	(d)	39,627,927
Intangible assets, net	13,325,977	-		13,325,977	-	12,082,840	(c)	25,408,817
Deferred loan costs, net of current portion	1,362,857	-		1,362,857	-	-		1,362,857
Other assets	206,289	-		206,289	82,103	-		288,392

Total assets	$56,097,197	$18,400,000		$74,497,197	$8,205,667	$8,758,774		$91,461,638

Liabilities and stockholders' equty (deficit)
Current liabilities
Accounts payable and accrued expenses	$7,233,127	$(200,000)	(m)	$7,033,127	$3,133,923	$-		$10,167,050
Bank debt, current portion	388,878	-		388,878	-	-		388,878
Income taxes payable	24,359	-		24,359	-	-		24,359
Deferred revenue	75,386	-		75,386	1,664,670	-		1,740,056
Notes, related parties, net of current portion	1,469,398	-		1,469,398	-	-		1,469,398
Contingent consideration	6,993,506	-		6,993,506	-	6,579,964	(e)	13,573,470
Term loans, current portion, net of debt discount	4,417,700	-		4,417,700	-	-		4,417,700
Notes, acquisition	3,101,547	-		3,101,547	-	-		3,101,547

Total current liabilities	23,703,901	(200,000)		23,503,901	4,798,593	6,579,964		34,882,458

Other liabilities
Bank debt, net of current portion	149,987	-		149,987	-	-		149,987
Notes payable, related parties, net of current portion	105,694	-		105,694	-	-		105,694
Term loans, net of current portion, net of debt discount	11,211,763	-		11,211,763	-	-		11,211,763
Deferred tax liability	3,895,870	-		3,895,870	-	4,833,000	(g)	8,728,870
Deferred revenue, net of current portion	-	-		-	138,003	-		138,003
Long term contingent consideration	557,933			557,933	-	-		557,933
Derivative financial instruments at estimated fair value	1,068,458	-		1,068,458	-	-		1,068,458

Total long term liabilities	16,989,705	-		16,989,705	138,003	4,833,000		21,960,708

Total liabilities	40,693,606	(200,000)		40,493,606	4,936,596	11,412,964		56,843,166

Common stock with $0.10 put option	499,921	-		499,921	-	-		499,921
Redeemable Series E Preferred Stock	3,350,000	(3,350,000)	(m)	-	-	-		-
Redeemable Series F Preferred Stock	3,575,000	-		3,575,000	-	-		3,575,000
Redeemable Series H Preferred Stock	1,425,000	-		1,425,000	-	-		1,425,000
Redeemable Series I Preferred Stock	4,187,151	-		4,187,151	-	-		4,187,151
	13,037,072	(3,350,000)		9,687,072				9,687,072

Stockholders' equity (deficit)
Common stock	461	255	(j, m)	716	20	(13)	(b, f)	723
Additional paid in capital	17,102,982	21,949,745	(j, m)	39,052,727	-	701,749	(f)	39,754,476
Retained earnings(accumulated deficit)	(14,820,755)	-		(14,820,755)	3,269,051	(3,355,926)	(b, i)	(14,907,630)

Total stockholders' equity (deficit)	2,282,688	21,950,000		24,232,688	3,269,071	(2,654,190)		24,847,569

Non-controlling interest	83,831	-		83,831	-	-		83,831

Total stockholders' equity (deficit)	2,366,519	21,950,000		24,316,519	3,269,071	(2,654,190)		24,931,400

Total liabilities, non controlling interest and stockholders' equity (deficit)	$56,097,197	$18,400,000		$74,497,197	$8,205,667	$8,758,774		$91,461,638

InterCloud Systems, Inc.
Unaudited Proforma Combined Condensed Statement of Operations
Year ended December 31, 2012

	InterCloud Systems (audited)	Adex (acquired 9/17/12)	TNS (acquired 9/17/12)	Proforma Adjustments Adex and TNS Acquisition		Proforma Combined Including Adex and TNS Acquisitions	AW Solutions (acquired 4/15/13)	Proforma Adjustments AW Solutions Acquisition		Proforma Combined Post AW Solutions Acquisition	IPC (Historical)	Proforma Adjustments IPC Acquisition		Proforma Combined Post IPC Acquisition

Revenue	$17,235,585	$22,385,256	$1,876,731	$-		$41,497,572	$8,284,771	$-		$49,782,343	$25,891,847	$-		$75,674,190

Cost of revenues	12,059,099	18,314,827	1,108,050	-		31,481,976	4,812,672	-		36,294,648	18,484,907	-		54,779,555

Gross profit	5,176,486	4,070,429	768,681	-		10,015,596	3,472,099	-		13,487,695	7,406,940	-		20,894,635

Operating expenses
Depreciation and amortization	348,172	-	1,327	397,662	(aa,cc)	747,161	54,316	461,767	(jj)	1,263,244	-	851,833	(h)	2,115,077
Salaries and wages	3,802,158	-	588,301	-		4,390,459	537,736	-		4,928,195	-	-		4,928,195
General and administrative	3,788,015	4,726,709	120,798	(613,000)	(bb,dd)	8,022,522	1,088,900	-		9,111,422	3,898,196	-		13,009,618

Total operating expenses	7,938,345	4,726,709	710,426	(215,338)		13,160,142	1,680,952	461,767		15,302,861	3,898,196	851,833		20,052,890

Income (loss) from operations	(2,761,859)	(656,280)	58,255	215,338		(3,144,546)	1,791,147	(461,767)		(1,815,166)	3,508,744	(851,833)		841,745

Other income (expenses)
Changes in fair value of derivative instruments	198,908	-	-	-		198,908	(14,285)	-		184,623	-	-		184,623
Interest expense	(1,699,746)	-	-	(1,335,967)	(ee, ff, gg)	(3,035,713)	-	-		(3,035,713)	-	-		(3,035,713)
Interest income	-	-	-	-		-	-	-		-	37	-		37
Other income (expenses)	-	(32,812)	-	-		(32,812)	-	-		(32,812)	-	-		(32,812)
Gain on deconsolidation of subsidiary	453,514	-	-	-		453,514	-	-		453,514	-	-		453,514
Equity loss attributable to affiliate	(50,539)	-	-	-		(50,539)	-	-		(50,539)	-	-		(50,539)

Total other income (expense)	(1,097,863)	(32,812)	-	(1,335,967)		(2,466,642)	(14,285)	-		(2,480,927)	37	-		(2,480,890)

Net income (loss) before benefit for income taxes	(3,859,722)	(689,092)	58,255	(1,120,629)		(5,611,188)	1,776,862	(461,767)		(4,296,093)	3,508,781	(851,833)		(1,639,145)

Benefit for income taxes	(2,646,523)	-	-	(593,045)	(n,ee)	(3,239,568)	187,924	324,963	(o)	(2,726,681)	-	1,036,210	(p)	(1,690,471)

Net income (loss)	(1,213,199)	(689,092)	58,255	(527,584)		(2,371,620)	1,588,938	(786,730)		(1,569,412)	3,508,781	(1,888,043)		51,326

Net loss attributable to non-controlling interest	(16,448)	-	-	-		(16,448)	-	-		(16,448)	-	-		(16,448)

Net income (loss) attributable to InterCloud Systems, Inc	(1,229,647)	(689,092)	58,255	(527,584)		(2,388,068)	1,588,938	(786,730)		(1,585,860)	3,508,781	(1,888,043)		34,878

Less dividends on Series C, D, E, F and H Preferred Stock	(843,215)	-	-	82,675	(k)	(760,540)	-	-		(760,540)	-	-		(760,540)

Net income (loss) attributable to InterCloud Systems, Inc. common stockholders	$(2,072,862)	$(689,092)	$58,255	$(444,909)		$(3,148,608)	$1,588,938	$(786,730)		$(2,346,400)	$3,508,781	$(1,888,043)		$(725,662)

EARNINGS PER COMMON SHARE

Basic	$(5.34)													$(0.23)

Diluted														$(0.23)

Basic weighted average common shares outstanding	388,389		7,104									2,828,730	(hh)	3,224,223

Diluted weighted average common shares outstanding	388,389		7,104									2,828,730		3,224,223

InterCloud Systems, Inc.
Unaudited Proforma Combined Condensed Statement of Operations
For the six months ended June 30, 2013

			Proforma		Proforma
		AW	Adjustments		Combined Post		Proforma		Proforma
	InterCloud	Solutions	AW		AW		Adjustments		Combined Post
	Systems	(acquired	Solutions		Solutions	IPC	IPC		IPC
	(unaudited)	4/15/13)	Acquisition		Acquisition	(Historical)	Acquisition		Acquisition
Revenue	$26,758,413	$3,196,388	$-		$29,954,801	$12,740,403	$-		$42,695,204

Cost of revenues	18,873,318	2,034,646	-		20,907,964	7,795,190	-		28,703,154

Gross profit	7,885,095	1,161,742	-		9,046,837	4,945,213	-		13,992,050

Operating expenses
Depreciation and amortization	500,058	12,500	134,682	(jj)	647,240	9,959	425,917	(h)	1,083,116
Salaries and wages	3,367,099	136,793	-		3,503,892	-	-		3,503,892
Change in fair value of contingent consideration	(141,607)	-	-		(141,607)	-	-		(141,607)
General and administrative	3,016,809	436,968	-		3,453,777	2,717,373			6,171,150

Total operating expenses	6,742,359	586,261	134,682		7,463,302	2,727,332	425,917		10,616,551

Income (loss) from operations	1,142,736	575,481	(134,682)		1,583,535	2,217,881	(425,917)		3,375,499

Other income (expenses)
Changes in fair value of derivative instruments	(894,865)	-	-		(894,865)	-	-		(894,865)
Interest expense	(2,096,545)	(920)	-		(2,097,465)	-	-		(2,097,465)
Other income	80,000	-	-		80,000	-	-		80,000

Total other income (expense)	(2,911,410)	(920)	-		(2,912,330)	-	-		(2,912,330)

Net income (loss) before benefit for income taxes	(1,768,674)	574,561	(134,682)		(1,328,795)	2,217,881	(425,917)		463,169

Provision for income taxes	(269,768)	18,192	153,751	(o)	(97,825)	-	698,866	(p)	601,041

Net income (loss)	(1,498,906)	556,369	(288,433)		(1,230,970)	2,217,881	(1,124,783)		(137,872)

Net loss attributable to non-controlling interest	(12,400)	-	-		(12,400)	-	-		(12,400)

Net income (loss) attributable to InterCloud Systems, Inc	(1,511,306)	556,369	(288,433)		(1,243,370)	2,217,881	(1,124,783)		(150,272)

Less dividends on Series C, D, E, F and H Preferred Stock	(853,666)	-	-		(853,666)	-	182,100	(k)	(671,566)

Net income (loss) attributable to InterCloud Systems, Inc. common stockholders	$(2,364,972)	$556,369	$(288,433)		$(2,097,036)	$2,217,881	$(942,683)		$(821,838)

EARNINGS (LOSS) PER COMMON SHARE

Basic	$(2.96)								$(0.23)

Diluted									$(0.23)

Basic weighted average common shares outstanding	799,887	183,474					2,624,995	(hh)	3,608,356

Diluted weighted average common shares outstanding									3,608,356

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

Overview

The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not indicative of the operating results or financial position that would have occurred if each transaction had been consummated as of January 1, 2012.  Pro forma adjustments reflect those adjustments that are factually determined and also include the impact of contingencies that will not be finally determined until the resolution of the contingency.  For each acquisition, the purchase consideration and preliminary purchase price allocation is subject to change.

The paragraphs below referenced by “(aa)” through “(p)” correspond to and explain the applicable notation appearing in the pro forma combined condensed financial statements set forth above.

ADEX   Corporation

The amounts assigned to ADEX identifiable tangible assets are based on their respective estimated fair values determined as of the acquisition date of September 17, 2012.  The excess of the purchase price over the tangible and identifiable intangible assets was recorded as goodwill and totaled $10,474,000.  In accordance with current accounting standards, the goodwill is not being amortized and will be tested for impairment annually as required by ASC 350.

We assigned the $6,316,000 of value ascribed to identifiable intangible assets to customer relationships of $3,309,000, which are being amortized over their useful lives of ten years, non-compete agreements of $116,000, which are being amortized over two years, and tradenames of $2,891,000, which are considered to have indefinite lives.

(aa)
Adjustment to record amortization expense for the identifiable intangible assets of $3,425,000 for the period of January 1, 2012 through September 17, 2012, the acquisition date, as if the acquisition had occurred on January 1, 2012.  The weighted average useful life of the acquired identifiable intangible assets is approximately 8.8 years.  The identifiable intangible assets are amortized to depreciation and amortization using the straight line method.

(bb)	Adjustment to reverse ADEX acquisition-related costs of $573,000.

T N S, Inc.

The amounts assigned to T N S identifiable tangible assets are based on their respective estimated fair values determined as of acquisition date of September 17, 2012.  The excess of the purchase price over the tangible and identifiable intangible assets was recorded as goodwill and totaled $4,003,000.  In accordance with current accounting standards, the goodwill is not being amortized and will be tested for impairment annually as required by ASC 350.

We assigned the $2,219,000 of value ascribed to identifiable intangible assets to customer relationships of $1,790,000, which are being amortized over their useful lives of ten years, non-compete agreements of $80,000, which are being amortized over two years, and tradenames of $349,000, which are considered to have indefinite lives.

(cc)
Adjustment to record amortization expense for the identifiable intangible assets of $1,870,000 for the period of January 1, 2012 through September 17, 2012, the acquisition date, as if the acquisition had occurred on January 1, 2012.  The weighted average useful life of the acquired identifiable intangible assets is approximately 8.5 years.  The identifiable intangible assets are amortized to depreciation and amortization using the straight line method.

(dd)	Adjustment to reverse T N S acquisition-related costs of $40,000.

Debt Financing

On September 17, 2012, we entered into the MidMarket Loan Agreement, pursuant to which we received a new term loan of $13,000,000 with an interest rate of 12% per annum.

(ee)
Adjustment to record interest expense of $1,105,000 on the new term loan of $13,000,000 at an interest rate of 12% per annum for the period of January 1, 2012 to September 17, 2012, the date of the loan, as well as the associated tax benefit of approximately $431,000 based on a statutory tax rate of approximately 39%.

(ff)	Adjustment to record interest expense of $204,000 on the amortization of deferred loan costs for the period of January 1, 2012 through September 17, 2012, the date of the loan.
(gg)
Adjustment to record interest expense of $26,967 on the amortization of debt discount on the notes issued under the MidMarket Loan Agreement for the period of January 1, 2012 through September 17, 2012, the date of the loan. We have included the warrants issued to the lenders under the MidMarket Loan Agreement as a debt discount and are amortizing the discount over the life of the loan.

Pro forma Shares

(hh)
The pro forma shares included in the calculation of the weighted average number of common shares outstanding required to calculate basic loss per share include the issuance of 2,000,000 shares of common stock as part of this offering as of the first day of the period and assume the following as of the first day of the period:

●
The conversion of our outstanding shares of Series E Preferred Stock into 534,819 shares of common stock based upon the actual number of shares of common stock into which the Series E Preferred Stock were actually converted subsequent to January 1, 2012; and

●
the issuance of an aggregate of 70,176 shares of common stock in connection with our acquisition of IPC, an aggregate of 203,735 shares of common stock in connection with our acquisition of AW Solutions and an aggregate of 20,000 shares of common stock in connection with our acquisition of T N S.

The calculation of the basic weighted average number of common shares outstanding for the year ended December 31, 2012 is as follows:

For the year ended December 31, 2012
Weighted average common shares outstanding as of December 31, 2012	388,389
Shares issued with the T N S acquisition adjusted to January 1, 2012	7,104
Shares to be issued in connection with the acquisition of T N S	20,000
Shares to be issued in connection with the acquisition of IPC	70,176
Shares issued with the AW Solutions acquisition as of January 1, 2012	203,735
Conversion of Series E Preferred Stock	534,819
Shares to be issued in connection with this offering	2,000,000
Pro forma weighted average common shares outstanding	3,224,223

The pro forma shares included in the calculation of the weighted average number of common shares outstanding required to calculate basic earnings per share for the six months ended June 30, 2013  include the issuance of 2,000,000 shares of common stock as part of this offering as of the first day of the period and assume the following as of the first day of the period:

●
The conversion our outstanding shares of Series E Preferred Stock into 534,819 shares of common stock based upon the actual number of shares of common stock into which the Series E Preferred Stock were actually converted subsequent to January 1, 2012; and

●	the issuance of an aggregate of 70,176 shares of common stock in connection with our acquisition of IPC and an aggregate of 20,000 shares of common stock in connection with our acquisition of T N S.

The calculation of the weighted average number of common shares outstanding for the six-month period ended June 30, 2013 is as follows:

For the six months ended June 30, 2013
Weighted average common shares outstanding as of June 30, 2013	799,887
Shares to be issued in connection with the acquisition of T N S	20,000
Shares to be issued in connection with the acquisition of IPC	70,176
Shares issued with the AW Solutions acquisition adjusted to January 1, 2012	183,474
Conversion of Series E Preferred Stock	534,819
Shares to be issued in connection with this offering	2,000,000
Pro forma weighted average common shares outstanding	3,608,356

AW Solutions acquisition

The amounts assigned to the AW Solutions identifiable tangible assets are based on their respective estimated fair values determined as of the acquisition date of January 1, 2012.  The excess of the purchase consideration over the tangible and identifiable intangible assets was recorded as goodwill in the amount of approximately $4,057,477.  In accordance with current accounting standards, the goodwill is not being amortized and will be tested for impairment as required by ASC 350.

A summary of the preliminary purchase price allocation is as follows:

AW Solutions
Cash	$500,000
Stock	2,607,804
Note	2,107,804
Working capital note	1,033,745
Contingent consideration	2,510,746
$8,760,097
Allocation of purchase consideration:

Current assets	$2,676,922
Goodwill	4,057,477
Intangible assets
Customer list/relationships	3,381,000
URL’s	--
Tradenames	884,000
Non-compete agreements	371,000
Property and equipment	207,566
Other assets	9,832
Current liabilities	(1,019,700)
Deferred revenue, net of current portion
Long-term deferred tax liability	(1,808,000)
Total allocation of purchase consideration	$8,760,097

Current assets acquired from AW Solutions relate to accounts receivable and other current assets. We assigned the $4,636,000 of value ascribed to identifiable intangible assets to customer relationships of approximately $3,381,000, which are being amortized over their useful lives of ten years, non-compete agreements of $371,000, which are being amortized over three years, and tradenames of approximately $884,000, which are not being amortized.

(jj)
Adjustment to record amortization expense of $461,767 for the identifiable intangible assets of approximately $3,752,000 for the period of January 1, 2012 through December 31, 2012, as if the acquisition had occurred on January 1, 2012 and of $134,682 for the period of January 1, 2013 through April 15, 2013 the date of acquisition, as if the acquisition had occurred on January 1, 2012.  The weighted average useful life on the identifiable intangible assets acquired is approximately 9.31 years.  The identifiable assets are amortized to depreciation and amortization expense using the straight line method.

IPC Systems, Inc. (probable acquisition)

The amounts to be assigned to IPC identifiable tangible assets are based on their respective estimated fair values determined as of the acquisition date of January 1, 2012.  The excess of the purchase price over the tangible and identifiable intangible assets was recorded as goodwill and totaled $15,008,470.  In accordance with current accounting standards, the goodwill is not being amortized and will be tested for impairment as required by ASC 350.

A summary of the preliminary purchase price allocation is as follows:

IPC
Systems, Inc.
Cash	$18,245,661
Stock	701,756
Contingent consideration	6,579,964
Total purchase consideration	$25,527,381

Allocation of purchase consideration:

Current assets	$8,102,566
Goodwill	15,008,470
Intangible assets
Customer list/relationships	6,969,652
URL's	2,552
Tradenames	4,646,032
Non-competes	464,604
Property and equipment	20,998
Other assets	82,103
Current liabilities	(4,798,593)
Deferred revenue	(138,003)
Long-term deferred tax liability	(4,833,000)

Total allocation of purchase consideration	$25,527,381

Current assets to be acquired from IPC relate primarily to accounts receivable and prepaid and other current assets.  We intend to assign approximately $12,081,000 of value to identifiable intangible assets, including customer relationships of approximately $6,970,000, which will be amortized over their useful lives of ten years, non-compete agreements of $465,000, which will be amortized over three years, and tradenames of approximately $4,646,000, which are deemed to have indefinite lives.

(a)	To record expected outflow of $18,245,661 to be paid at closing of the acquisition.

(b)	Represents the elimination of the equity of IPC.

(c)	To reflect the estimated fair value of identifiable intangible assets, including customer lists of $6,969,652, URL’s of $2,552, tradenames of $4,646,032 and non-compete agreements of $464,604.

(d)	To reflect the amount of goodwill of $15,008,470.

(e)
To record the amount of contingent consideration to be paid to the sellers.  The contingent consideration is based on the future earnings of IPC for the 24-month period following the closing of the acquisition.  The contingent consideration is based on the following formula: an amount equal to six tenths of one percent (.6X) times IPC’s forward EBITDA calculated for the 12-month period commencing on the first day of the first calendar month after the closing date, plus  an amount equal to two (2X)  times the growth of IPC’s adjusted EBITDA in excess of the calculation used for the initial cash payment  for each of the two 12-month periods immediately following the closing date.  The closing EBITDA was estimated at $3,508,871.  To calculate the contingent consideration, forward EBITDA was estimated to be $4,385,976 and $5,484,270 for the first and second years, respectively, following the acquisition, which would result in contingent consideration of $4,385,976 and $2,193,988 for the first and second years, respectively, following the acquisition.

(f)
To record the fair value of common stock to be issued as consideration at the closing, $701,756.  Pursuant to the applicable purchase agreement, such shares will be issued concurrently with the consummation of this offering at a price per share equal to the price per share of the common stock sold in this offering. Based on an assumed offering price of $10.00 per share in this offering (the midpoint of the price range set forth on the cover page of this prospectus), 70,176 shares will be issued as consideration. We recorded the par value of the common stock issued as common stock and the remainder as additional paid-in capital.

(g)	To record a net deferred tax liability of approximately $4,833,000 for acquired intangible assets of approximately $12,083,000 at an assumed rate of 39%.

(h)
Adjustment to record amortization expense for the identifiable intangible assets of approximately $7,434,000 for the period of January 1, 2012 through December 31, 2012, as if the acquisition had occurred on January 1, 2012, and from January 1, 2013 to June 30, 2013, as if the acquisition had occurred on January 1, 2012.  The weighted average useful life of the acquired identifiable intangible assets is approximately 8.73 years.  The identifiable intangible assets are amortized to depreciation and amortization using the straight line method.

(i)	To record the incremental costs of the IPC acquisition of $86,875.

Common Stock Offering

(j)
To reflect the approximate net proceeds of approximately $18,400,000 that are expected to be received by us in this offering based upon an offering of 2,000,000 shares of common stock at an assumed offering price of $10.00 per share (the midpoint of the price range set forth on the cover page of this prospectus), an underwriting discount of 7% and a 1% non-accountable expense allowance payable to the underwriters. We recorded the par value of the shares as common stock and the remainder as additional paid-in-capital.

Excluded Dividends on Preferred Stock

(k)
To record the number of shares of common stock into which the Series E Preferred Stock were converted subsequent to June 30, 2013. Preferred stock dividends of $82,675 and $182,100 were excluded from the calculation of basic earnings per share for the six months ended June 30, 2013 and the year ended December 31, 2012, respectively. We recorded the par value of the common stock issued as common stock and the remainder as additional paid-in capital.

(l)	The following table shows the calculation of the preferred stock dividends excluded for the periods ended December 1, 2012 and June 30, 2013:

Dividends excluded for the year ended December 31, 2012
Series E	$82,675

Dividends excluded for the six months ended June 30, 2013
Series E	$182,100

Issuance of Shares for Acquisitions and Conversion of Preferred Stock

In May 2013, the remaining 42 shares of Series D Preferred Stock were converted into 3,352 shares of common stock. In June 2013, the outstanding shares of our Series B Preferred Stock and Series C Preferred Stock were converted into an aggregate of 3,715,183 shares of common stock. In August 2013, the outstanding shares of our Series E Preferred Stock were converted into 534,819 shares of common stock.

(m)	The following table shows the calculation of the pro forma amounts recorded as common stock and additional paid in capital for each of notes (f), (j) and (hh).

IPC Acquisition - note (f)
Dollar value of shares to be issued	$701,756
Number of shares of common stock to be issued	70,176
Common stock value of shares to be issued	$7
Additional paid in capital value of shares to be issued	$701,749

Common stock offering - note (j)
Dollar value of shares to be issued	$18,400,000
Number of shares of common stock to be issued	2,000,000
Common stock value of shares to be issued	$200
Additional paid in capital value of shares to be issued	$18,399,800

Conversion of Preferred Stock into Common Stock - note (hh)
Series E Preferred Stock value	$3,350,000
Total dollar value of shares to be issued on conversion of preferred stock	$3,350,000
Number of shares of common stock to be issued	534,819
Common stock value of shares to be issued	$53
Additional paid in capital value of shares to be issued	$3,349,947

Issuance of shares related to acquisition of T N S - note (hh)
Dollar value of shares to be issued	$200,000
Number of shares of common stock to be issued	20,000
Common stock value of shares to be issued	$2
Additional paid in capital value of shares to be issued	$199,998

Income Tax Effect of Acquisitions

The following table shows the income tax effect for the period ended December 31, 2012 for each of the completed acquisitions of ADEX and TNS in 2012 as if they had occurred on January 1, 2012.

Income tax calculation for the period ended December 31, 2012

	TNS	ADEX	Pro forma Adjustments	Total
Income before provision for income taxes	$58,255	$(689,092)	$215,338	$(415,499)

Income tax provision at 39% statutory tax rate	22,719	(268,746)	83,982	(162,045)

Pro forma income tax provision	$22,719	$(268,746)	$83,982	$(162,045)

(n) For the period ended December 31, 2012, the acquired entities and pro forma adjustments would have decreased income before taxes in the amount of $415,499. This resulted in an income tax benefit in the amount of $162,045.

The following tables show the income tax effect for the periods ended December 31, 2012 and June 30, 2013 for the completed acquisition of AW Solutions in April 2013, as if such acquisition had occurred on January 1, 2012.

Income tax calculation for the period ended December 31, 2012
	AW	Pro forma	Pro forma
	Solutions	Adjustments	Adjusted
Income before provision for income taxes	$1,776,862	$(461,767)	$1,315,095

Income tax provision at 39% statutory tax rate	692,976	(180,089)	512,887

income tax provision recorded on historical financials	187,924	-	187,924
Pro forma income tax provision (benefit)	$505,052	$(180,089)	$324,963

Income tax calculation for the period ended June 30, 2013
	AW	Pro forma
	Solutions	Adjustments	Total
Income (loss) before provision for income taxes	$575,561	$(134,682)	$440,879

Income tax provision at 39% statutory tax rate	224,469	(52,526)	171,943

income tax provision recorded on historical financials	18,192	-	18,192
Pro forma income tax provision	$206,277	$(52,526)	$153,751

(o) To record an adjustment for income taxes for the period ended December 31, 2012 for the acquisition of AW Solutions completed in April 2013.  AW Solutions had pro forma adjusted net income before income taxes of $1,315,095.  This would have resulted in an income tax provision of $512,887, for which AW Solutions had recorded a provision for income taxes of $187,926, which resulted in a pro forma tax amount of $324,963.

To record an adjustment for income taxes for the period ended June 30, 2013 for the acquisition of AW Solutions completed in April 2013,  AW Solutions had pro forma net income before income taxes of $440,879 prior to the date of acquisition.  This would have resulted in an income tax provision of $171,943, for which AW Solutions had recorded a provision for income taxes of $18,192, which resulted in a pro forma tax amount of $153,751.

The following tables show the income tax effect for the periods ended December 31, 2012 and June 30, 2013 for the proposed acquisition of IPC as if it had occurred on January 1, 2012.

Income tax calculation for the period ended December 31, 2012
		Pro forma	Pro forma
	IPC	Adjustments	Adjusted
Income before provision for income taxes	$3,508,781	$(851,833)	$2,656,948

Income tax provision at 39% statutory tax rate	1,368,425	(332,215)	1,036,210
Pro forma income tax provision (benefit)	$1,368,425	$(332,215)	$1,036,210

Income tax calculation for the period ended June 30, 2013

		Pro forma
	IPC	Adjustments	Total
Income (loss) before provision for income taxes	$2,217,881	$(425,917)	$1,791,964

Income tax provision at 39% statutory tax rate	864,974	(166,108)	698,866
Pro forma income tax provision	$864,974	$(166,108)	$698,866

(p) To record an adjustment for income taxes for the period ended December 31, 2012 for the proposed acquisition IPC.  IPC had pro forma adjusted net income before income taxes of $2,656,948.  This would have resulted in an income tax provision of $1,036,210, for which IPC had not recorded a provision for income taxes, which resulted in a pro forma tax amount of $1,036,210.

To record an adjustment for income taxes for the period ended June 30, 2013 for the proposed acquisition of IPC.  IPC had pro forma net income before income taxes of $1,791,964, prior to the date of acquisition.  This would have resulted in an income tax provision of $698,866, for which IPC had not recorded a provision for income taxes, which resulted in a pro forma tax amount of $698,866.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This management’s discussion and analysis of financial condition and results of operations contains certain statements that are forward-looking in nature relating to our business, future events or our future financial performance.  Prospective investors are cautioned that such statements involve risks and uncertainties and that actual events or results may differ materially from the statements made in such forward-looking statements.  In evaluating such statements, prospective investors should specifically consider the various factors identified in this prospectus, including the matters set forth under the caption “Risk Factors,” which could cause actual results to differ from those indicated by such forward-looking statements.

Overview

We were incorporated in 1999, but functioned as a development stage company with limited activities through December 2009.  In January 2010, we acquired Digital Comm, Inc., or Digital Comm, a provider of specialty contracting services primarily in the installation of fiber optic telephone cable.  Until September 2012, substantially all of our revenue came from our specialty contracting services.  In the year ending December 31, 2012, primarily as a result of our acquisition of ADEX, approximately 39% of our revenue was derived from specialty contracting services, with the remaining 61% coming from our telecommunications staffing services.

We operate in one reportable segment as a specialty contractor and staffing service, providing engineering, construction, maintenance and installation services to telecommunications providers and underground facility locating services, as well as related staffing services to various utilities, including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others.  All of our operating divisions have been aggregated into one reporting segment due to their similar economic characteristics, products, production methods and distribution methods.

Our revenue increased from $2.8 million for the year ended December 31, 2011 to $17.2 million for the year ended December 31, 2012.  Our net loss attributable to common stockholders decreased from $6.4 million for the year ended December 31, 2011 to $2.1 million for the year ended December 31, 2012, but increased to $2.4 million for the six-month period ended June 30, 2013 from $0.9 million for the six-month period ended June 30, 2012.  As of June 30, 2013, our accumulated equity was $2.3 million.  A significant portion of our services are performed under master service agreements and other arrangements with customers that extend for periods of one or more years.  We are currently party to numerous master service agreements, and typically have multiple agreements with each of our customers.  Master service agreements generally contain customer-specified service requirements, such as discrete pricing for individual tasks.  To the extent that such contracts specify exclusivity, there are often a number of exceptions, including the ability of the customer to issue work orders valued above a specified dollar amount to other service providers, perform work with the customer’s own employees and use other service providers when jointly placing facilities with another utility.  In most cases, a customer may terminate an agreement for convenience with written notice.  The remainder of our services are provided pursuant to contracts for specific projects.  Long-term contracts relate to specific projects with terms in excess of one year from the contract date.  Short-term contracts for specific projects are generally of three to four months in duration.

During 2012 and the six-month period ended June 30, 2013, the majority of our revenue and expenses came from our acquired companies.  Of the $26.8 million and $17.2 million in total revenues in the six-month period ended June 30, 2013 and the year ended December 31, 2012, respectively, $22.6 million and $16.7 million, respectively, came from the companies we acquired in 2011 and 2012.

Cost of revenues from the companies acquired since January 1, 2011 accounted for all of our cost of revenues during the six-month period ended June 30, 2013 and $11.0 million of our $12.1 million cost of revenues during the year ended December 31, 2012.

Gross profit from the companies acquired since January 1, 2011 accounted for all of our gross profit during the six-month period ended June 30, 2013 and $5.0 million of our $5.2 million gross profit during the year ended December 31, 2012.

Operating expenses, including salaries and wages and depreciation and amortization, from the companies acquired since January 1, 2011 accounted for $4.7 million of our $6.4 million of operating expenses during the six-month period ended June 30, 2013 and $4.2 million of our $7.9 million of operating expenses during the year ended December 31, 2012.

The following table summarizes our revenues from multi-year master service agreements and other long-term contracts, as a percentage of contract revenues:

	Six months ended June 30,		Year ended December 31,
	2013	2012	2012	2011
	(Unaudited)
Multi-year master service agreements	68%	57%	60%	59%
Total long-term contracts	68%	57%	60%	59%

The percentage of revenue from long-term contracts varies between periods, depending on the mix of work performed under our contracts.

A significant portion of our revenue is derived from several large customers.  The following table reflects the percentage of total revenue from those customers that contributed at least 10% to our total revenue in any of the six -month periods ended June 30 , 2013 and 2012 and the  years ended December 31, 2012 and 2011:

	Six months ended June 30,		Year ended December 31,
	2013	2012	2012	2011
	(Unaudited)
Verizon Communications, Inc.	*	24%	7%	56%
Ericsson, Inc.	47%	-	38%	-
Danella Construction	-	*	*	17%
Nexlink	*	37%	14%	-
_______________

*   Represented less than 5% of the total revenues during the period.

Telecommunications providers and enterprise customers continue to seek and outsource solutions in order to reduce their investment in capital equipment, provide flexibility in workforce sizing and expand product offerings without large increases in incremental hiring. As a result, we believe there is significant opportunity to expand both our United States and international telecommunications solutions services and staffing services capabilities. As we continue to expand our presence in the marketplace, we will target those customers going through new network deployments and wireless service upgrades.

We expect to continue to increase our gross margins on our specialty contracting services by leveraging our single-source end-to-end network to efficiently provide a full spectrum of telecommunications contracting and staffing services to our customers. We believe this will alleviate some of the inefficiencies typically present in our industry, which result, in part, from the highly-fragmented nature of the telecommunications industry, limited access to skilled labor and the difficulty of managing multiple specialty-service providers to address our customers’ needs. As a result, we believe we can provide superior service to our customers and eliminate certain redundancies and costs for them.  We believe our ability to address a wide range of end-to-end solutions network, infrastructure and project staffing service needs for our telecommunications industry clients is a key competitive advantage. Our ability to offer diverse technical capabilities (including design, engineering, construction, deployment, and installation and integration services) allows customers to turn to a single source for these specific specialty services, as well as to entrust us with the execution of entire turn-key solutions.

As a result of our recent acquisitions, we have become a multi-faceted company with an international presence.  We believe this platform will allow us to leverage our corporate and other fixed costs and capture gross margin benefits.  Our platform is highly scalable.  We typically hire workers to staff projects on a project-by-project basis and our other operating expenses are primarily fixed.  Accordingly, we are generally able to deploy personnel to infrastructure projects in the United States and beyond without incremental increases in operating costs, allowing us to achieve greater margins. We believe this business model enables us to staff our business efficiently to meet changes in demand.

Finally, given the worldwide popularity of telecommunications and wireless products and services, we will selectively pursue international expansion, which we believe represents a compelling opportunity for additional long-term growth.

Our planned expansion will place increased demands on our operational, managerial, administrative and other resources.  Managing our growth effectively will require us to continue to enhance our operations management systems, financial and management controls and information systems and to hire, train and retain skilled telecommunications personnel.  The timing and amount of investments in our expansion could affect the comparability of our results of operations in future periods.

Our recent acquisitions and planned acquisitions have been timed with the additions to our management team of skilled professionals with deep industry knowledge and a strong track record of execution.  Our senior management team brings an average of over 25 years of individual experience across a broad range of disciplines. We believe our senior management team is a key driver of our success and is well-positioned to execute our strategy.

Factors Affecting Our Performance

Changes in Demand for Data Capacity and Reliability.

The telecommunications industry has undergone and continues to undergo significant changes due to advances in technology, increased competition as telephone and cable companies converge, the growing consumer demand for enhanced and bundled services and increased governmental broadband stimulus funding.  As a result of these factors, the networks of our customers increasingly face demands for more capacity and greater reliability. Telecommunications providers continue to outsource a significant portion of their engineering, construction and maintenance requirements in order to reduce their investment in capital equipment, provide flexibility in workforce sizing, expand product offerings without large increases in incremental hiring and focus on those competencies they consider core to their business success. These factors drive customer demand for our services.

Telecommunications network operators are increasingly relying on the deployment of fiber optic cable technology deeper into their networks and closer to consumers in order to respond to demands for capacity, reliability and product bundles of voice, video and high-speed data services.  Fiber deployments have enabled an increasing number of cable companies to offer voice services in addition to their traditional video and data services. These voice services require the installation of customer premise equipment and, at times, the upgrade of in-home wiring.  Additionally, fiber deployments are also facilitating the provisioning of video services by local telephone companies in addition to their traditional voice and high-speed data services.  Several large telephone companies have pursued fiber-to-the-premise and fiber-to-the-node initiatives to compete actively with cable operators. These long-term initiatives and the likelihood that other telephone companies will pursue similar strategies present opportunities for us.

Cable companies are continuing to target the provision of data and voice services to residential customers and have expanded their service offerings to business customers.  Often times, these services are provided over fiber-optic cables using “metro Ethernet” technology.  The commercial geographies that cable companies are targeting for network deployments generally require incremental fiber optic cable deployment and, as a result, require the type of engineering and construction services that we provide.

The proliferation of smart phones and other wireless data devices has driven demand for mobile broadband. This demand and other advances in technology have prompted wireless carriers to upgrade their networks.  Wireless carriers are actively increasing spending on their networks to respond to the explosion in wireless data traffic, upgrade network technologies to improve performance and efficiency and consolidate disparate technology platforms. These customer initiatives present long-term opportunities for us for the wireless services we provide. Further, the demand for mobile broadband has increased bandwidth requirements on the wired networks of our customers. As the demand for mobile broadband grows, the amount of cellular traffic that must be “backhauled” over customers’ fiber and coaxial networks increases and, as a result, carriers are accelerating the deployment of fiber optic cables to cellular sites.  These trends are increasing the demand for the types of services we provide.

Our Ability to Recruit, Manage and Retain High Quality Telecommunications Personnel.

The shortage of skilled labor in the telecommunications industry and the difficulties in recruiting and retaining skilled personnel can frequently limit the ability of specialty contractors to bid for and complete certain contracts.  In September 2012, we acquired ADEX, a telecommunications staffing firm. Through ADEX, we manage a database of more than 70,000 telecom personnel, which we use to locate and deploy skilled workers for projects.  We believe our access to a skilled labor pool gives us a competitive edge over our competitors as we continue to expand.  However, our ability to continue to take advantage of this labor pool will depend, in part, on our ability to successfully integrate ADEX into our business.

Our Ability to Integrate Our Acquired Businesses and Expand Internationally.

We completed six acquisitions since August 2011 and plan to consummate additional acquisitions in the near term.  Our success will depend, in part, on our ability to successfully integrate these businesses into our global telecommunications platform. In addition, we believe international expansion represents a compelling opportunity for additional growth over the long-term because of the worldwide need for telecommunications infrastructure.  As of June 30, 2013, our operations in Puerto Rico have generated $1.7 million in revenue.  We plan to expand our global presence either by expanding our current operations or by acquiring subsidiaries with international platforms.

Our Ability to Expand and Diversify Our Customer Base.

Our customers for specialty contracting services consist of leading telephone, wireless, cable television and data companies.  Ericsson Inc. is our principal telecommunications staffing services customer.  Historically, our revenue has been significantly concentrated in a small number of customers.  Although we still operate at a net loss, our revenue in recent years has increased as we have acquired additional subsidiaries and diversified our customer base and revenue streams. The percentage of our revenue attributable to our top 10 customers, as well as key customers that contributed at least 10% of our revenue in at least one of the periods specified in the following table, were as follows:

	Six months ended June 30,		Year ended December 31,
	2013	2012	2012	2011
Customer:
Top 10 customers, aggregate	72%	93%	77%	97%
Customer:
Verizon Communications, Inc.	*	24%	7%	56%
Danella Construction	--	*	*	17%
Nexlink	*	37%	14%	--
Ericsson, Inc.	47%	--	38%	--
 _______________
*   Represented less than 5% of the total revenues during the period.

Business Unit Transitions.

In the year ended December 31, 2011, 100% of our revenue came from our specialty contracting services. In the six-month period ended June 30, 2013 and the year ended December 31, 2012, approximately 24% and 39%, respectively, of our revenue came from our specialty contracting services, approximately 68% and 61%, respectively, come from our telecommunications staffing services and approximately 8% and 0%, respectively, came from our environmental remediation services.  This change in focus is primarily attributable to our acquisition of ADEX.  Due to the shift of our business focus from exclusively providing specialty contracting services to also providing professional staffing services, we have expanded our customer base.

In addition, we have acquired five other companies since August 2011, and each of these acquisitions has either enhanced certain of our existing business units or allowed us to gain market share in new lines of business. For example, our acquisition of T N S in September 2012 extended the geographic reach of our structured cabling and digital antenna system services.  Our proposed acquisition of IPC will allow us to improve our systems integration capabilities.  Our proposed acquisition of Telco will further expand our professional staffing business and our access to skilled labor.

We expect these acquisitions to facilitate geographic diversification that should protect against regional cyclicality.  We believe our diverse platform of services, capabilities, customers and geographies will enable us to grow as the market continues to evolve.

The table below summarizes the revenues for each of our product lines for the six-month periods ended June 30, 2013 and 2012 and the years ended December 31, 2012 and 2011.

	Six months ended June 30,		Year ended December 31,
	2013	2012	2012	2011
		(Restated)
	(Unaudited)
Revenue from:
Specialty contracting services	$6,362,805	$2,923,586	$6,658,388	$2,812,210
Telecommunications staffing services	18,192,667	--	10,577,197	--
Environmental remediation	2,202,941	--	--	--
As a percentage of total revenue:
Specialty contracting services	24%	100%	39%	100%
Telecommunications staffing services	68%	--	61%	--
Environmental remediation	8%	--	--	--

With our acquisition of ADEX in September 2012, we believe our revenue generated from telecommunications staffing services will continue to increase as a percentage of our overall revenue.

Impact of Pending and Recently-Completed Acquisitions

We have grown significantly and expanded our service offerings and geographic reach through a series of strategic acquisitions.  Since January 1, 2011, we have completed six acquisitions.  We expect to regularly review opportunities, and periodically to engage in discussions, regarding possible additional acquisitions.  Our ability to sustain our growth and maintain our competitive position may be affected by our ability to identify, acquire and successfully integrate companies.

We intend to operate all of the companies we acquire in a decentralized model in which the management of the companies will remain responsible for daily operations while our senior management will utilize their deep industry expertise and strategic contacts to develop and implement growth strategies and leverage top-line and operating synergies among the companies, as well as provide overall general and administrative functions.

In November 2012, we executed definitive agreements to acquire Telco and IPC. We intend to complete the acquisition of IPC concurrently with the consummation of this offering, and we intend to complete the acquisition of Telco in the fourth quarter of 2013.  After the completion of the Telco and IPC acquisitions and reflecting the consolidation of these entities in our results of operations, we expect our revenues, cost of revenues and operating expenses will increase substantially.  Accordingly, our future results of operations may differ significantly from those described in this prospectus.  The impact of the pending acquisitions is not reflected in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and the impact of a completed acquisition is only included from the period commencing on the acquisition date.  The unaudited pro forma combined condensed financial information included in this prospectus is not intended to represent accurately our results of operations had the acquisitions occurred on January 1, 2012 or to project our results of operations for any future period. Since we and each of these entities were not under common control or management for any period presented, the unaudited pro forma combined condensed financial results may not be comparable to, or indicative of, future performance.

General Economic Conditions.

Within the context of a slowly-growing economy and the current volatility in the credit and equity markets, we believe the latest trends and developments support our steady industry outlook. We will continue to closely monitor the effects that changes in economic and market conditions may have on our customers and our business and we will continue to manage those areas of the business we can control.

Components of Results of Operations

Revenue.

In the year ended December 31, 2011, we derived virtually all of our revenue from our specialty contracting services.  In the six-month period ended June 30, 2013 and the year ended December 31, 2012, we derived approximately 24% and 39%, respectively, of our revenue from our specialty contracting services, approximately 68% and 61%, respectively, of our revenue from our telecommunications staffing and training services and approximately 8% and 0%, respectively, of our revenue from our environmental remediation services.

Cost of Revenues.

Cost of revenues in the six-month period ended June 30, 2013 was 71% of total revenues as compared to 63% in the six-month period ended June 30, 2012.  Cost of revenues in the year ended December 31, 2012 was 70% of total revenues as compared to 66% in the year ended December 31, 2011.  The increase in our cost of revenues as a percentage of total revenues in the more recent periods was primarily due to lower margins in our telecommunications staffing business.  Cost of revenues in the telecommunications staffing business was 80% and 71% of revenues in the six-month period ended June 30, 2013 and the year ended December 31, 2012, respectively.  We are trying to increase efficiency in the year ending December 31, 2013 and will focus our efforts on improving margins.  Cost of revenues includes all direct costs of providing services under our contracts, including costs for direct labor provided by employees, services by independent subcontractors, operation of capital equipment (excluding depreciation and amortization), direct materials, insurance claims and other direct costs.

We retain the risk of loss, up to certain limits, for claims related to automobile liability, general liability, workers’ compensation, employee group health and location damages.  We are sometimes subject to claims for damages resulting from property and other damages arising in connection with our specialty contracting services.  A change in claims experience or actuarial assumptions related to these risks could materially affect our results of operations.

For a majority of the contract services we perform, our customers provide all required materials while we provide the necessary personnel, tools and equipment.  Materials supplied by our customers, for which the customer retains financial and performance risk, are not included in our revenue or costs of revenues.  We expect cost of revenue to continue to increase if we succeed in continuing to grow our revenue.

General and Administrative Costs.

General and administrative costs include all of our corporate costs, as well as costs of our subsidiaries’ management personnel and administrative overhead. These costs primarily consist of employee compensation and related expenses, including legal, consulting and professional fees, information technology and development costs, provision for or recoveries of bad debt expense and other costs that are not directly related to performance of our services under customer contracts. Our senior management, including the senior managers of our subsidiaries, perform substantially all of our sales and marketing functions as part of their management responsibilities and, accordingly, we have not incurred material sales and marketing expenses. Information technology and development costs included in general and administrative expenses are primarily incurred to support and to enhance our operating efficiency. We expect these expenses to continue to generally increase as we expand our operations, but expect that such expenses as a percentage of revenues will decrease if we succeed in increasing revenues. Between January 1, 2012 and June 30, 2013, we increased our workforce by 636 employees, primarily as a result of the acquisitions of ADEX and its affiliated entities, TNS, ERFS and AW Solutions, which will increase ongoing headcount-related expenses.

Fair Value of Embedded Derivatives.

We used the Black-Scholes option-pricing model to determine the fair value of the derivative liability related to warrants and the put and effective price of future equity offerings of equity-linked financial instruments. We derived the fair value of warrants using the common stock price, the exercise price of the warrants, the risk-free interest rate, the historical volatility and our dividend yield. We do not have sufficient historical data to use our historical volatility; therefore the expected volatility is based on the historical volatility of comparable companies. We developed scenarios to take into account estimated probabilities of future outcomes. The fair value of the warrant liabilities is classified as Level 3 within our fair value hierarchy.

On August 6, 2010, we issued to UTA Capital LLC warrants to purchase 16% of our common stock on a fully-diluted basis, which were exercisable at $75.00 per share and provided for cashless exercise.  Such warrants were cancelled in September 2012 in consideration of the issuance of 53,775 shares of our common stock.  In connection with the preparation of our financial statements for the year ended December 31, 2011, we evaluated the anti-dilution provisions of such warrants and deemed their impact to be immaterial. The relative fair value of such warrants was calculated using the Black-Scholes Option pricing model.  This amount, totaling approximately $872,311, was recorded as a derivative liability and debt discount and charged to interest expense over the life of the related promissory note. The warrants issued to UTA Capital LLC did not meet the criteria to be classified as equity in accordance with ASC 815-40-15-7D and were classified as derivative liabilities at fair value and marked to market because they were not indexed to our stock as the settlement amount was not fixed due to the variability of the number of shares issuable pursuant to such warrants.  The derivative liability associated with this debt was revalued each reporting period and the increase or decrease was recorded to our consolidated statement of operations under the caption “change in fair value of derivative instruments.”

On February 14, 2011, we entered into an extension and modification agreement with UTA Capital LLC in connection with our outstanding note payable to UTA Capital LLC, which had a balance of $775,000 at December 31, 2010.  The modification agreement provided for an extension of the original maturity date of the note from August 6, 2011 to September 30, 2011. In exchange for consenting to the modification agreement, UTA Capital LLC was issued 2,564 shares of our common stock, which had a fair value of $153,850 and was recorded as a debt discount. Additionally, as additional consideration for our failure to satisfy a certain covenant in the agreement, UTA Capital LLC was issued 1,000 shares of our common stock, which shares were recorded as a penalty paid to the lender and recorded as an expense.  As of December 31, 2011, these two additional grants of shares had not been physically issued.  However, such shares were reflected in our financial statements for the year ended December 31, 2011 as if issued.  This amendment was accounted for as an extinguishment and therefore the unamortized deferred loan costs of $53,848, debt discount from the original agreement of $504,648 and debt discount from this amendment of $153,850 were expensed.

Pursuant to the MidMarket Loan Agreement, on September 17, 2012, we issued warrants to the lenders to purchase an aggregate of 1,105,920 shares of common stock.  The warrants were amended on November 13, 2012 in connection with the first amendment to the MidMarket Loan Agreement to increase the aggregate number of shares issuable upon exercise of such warrants to 1,501,882 shares. Pursuant to the second amendment to the MidMarket Loan Agreement dated March 22, 2013, the aggregate number of shares of common stock issuable upon exercise of such warrants was set at 187,386 shares. The warrants have an exercise price of $5.00 per share, subject to adjustment as set forth in the warrants, and will expire on September 17, 2014 provided certain conditions are met.  The warrants have anti-dilution rights in connection with the exercise price.  The fair value of the anti-dilution rights is immaterial.  If we issue stock, warrants or options at a price below the $5.00 per share exercise price, the price of the warrants resets to the lower price.  As of June 30, 2013, the lenders had not exercised the warrants. These warrants meet the criteria in ASC 480 to be classified as liabilities because there is a put feature pursuant to which we have an obligation to repurchase such warrants. The derivative liability associated with this debt will be revalued each reporting period and the increase or decrease will be recorded to the consolidated statement of operations under the caption “change in fair value of derivative instruments.”

On September 17, 2012, when the warrants were issued, we recorded a derivative liability in the amount of $193,944.  The amount was recorded as a debt discount and is being amortized over the life of the loan.  The amount of the derivative liability was computed by using the Black-Scholes Option pricing model to determine the value of the warrants issued.

The fair value of the MidMarket warrant derivative at each measurement date was calculated using the Black-Scholes option pricing model with the following factors, assumptions and methodologies:

	June 30,	December 31,
	2013	2012

Fair value of our common stock	$.083 - $36.00	$2.75 - $40.00

Volatility	80 - 112%	56.78 - 112%

Exercise price	$5.00 - $500.00	$0.95 - $10.00

Estimated life	1.25 to 1.83 years	1.75 years

Risk free interest rate (based on 2 year treasury rate)	0.0266 - 0.12%	0.0266 - 0.12%

We issued warrants to ICG USA, LLC in connection with a loan we received from that entity in April 2013. On April 26, 2013, the date on which the warrants were issued, we recorded a derivative liability in the amount of $140,000.  The amount was recorded as a debt discount and is being amortized over the life of the related loan.  The amount of the derivative liability was computed by using the binomial method to determine the value of the warrants issued.  The binomial method evaluated possible scenarios for the price of our common stock and other factors which would impact the anti-dilution provisions of the warrants. At June 30, 2013 and April 26, 2013, the number of shares of common stock issuable upon exercise of the warrants was 37,177.  On June 30, 2013, we used the binomial method to to determine the fair value of the warrants on that date and determined the fair value was $100,000.  We recorded the change in the fair value of the derivative liability as a gain on change in fair value of derivative liability in the six months ended June 30, 2013 of $40,000.

The following table shows the calculation of the derivative liability of the ICG warrants using the binomial method with the following factors and methodologies:

June 30,
2013
Fair value of our common stock	$8.60
Volatility	80%
Exercise price	$11.60
Estimated life	1.83 years
Risk free interest rate (based on 2 year treasury rate)	0.40%

We account for the exercise features included in our warrants as derivative liabilities.  The aggregate fair value of derivative liabilities as of June 30, 2013 and December 31, 2012 and 2011 amounted to $1,068,458, $33,593 and $38,557, respectively.

As of each of June 30, 2013 and 2012, the number of shares of common stock issuable upon exercise of the warrants issued under the MidMarket Loan Agreement, the ICG loan agreement and the warrants issued to UTA Capital LLC was 187,386, 37,177 and 0 and 218,769, 0 and 0, respectively. As of each of December 31, 2012 and 2011, the number of shares of common stock issuable upon exercise of the warrants issued under the MidMarket Loan Agreement, the ICG loan agreement and the warrants issued to UTA Capital LLC was 1,501,882, 0 and 0 and 0, 0 and 144,642, respectively.

Income Taxes.

In the six-month period ended June 30, 2013 and the year ended December 31, 2012, we booked a benefit for income taxes of $0.3 million and $2.6 million, respectively.  Certain states do not recognize net operating loss carryforwards, and we have operations in some of those states.  The provision for state and local income taxes in the six months ended June 30, 2013 and the year ended December 31, 2012 was offset by changes to deferred tax liabilities of $1.5 million and $2.8 million, respectively.  This tax benefit was a result of our acquisition of ADEX and T N S in 2012, and AW Solutions in 2013, which resulted in a deferred tax liability based on the value of the intangible assets acquired.  This benefit was offset by the fact that ADEX and T N S were cash-basis taxpayers when they were acquired and were converted to accrual-basis taxpayers upon acquisition, which resulted in an increase in liability.  As of June 30, 2013 and December 31, 2012 and 2011, we had net operating loss carryforwards (NOLs) of $7.4 million, $5.9 million and $3.8 million, respectively, which will be available to reduce future taxable income and expense through 2030.  Utilization of the net operating loss and credit carryforwards is subject to an annual limitation due to the ownership percentage change limitations provided by Section 382 of the Internal Revenue Code of 1986 and similar state provisions.  The annual limitation may result in the expiration of the net operating loss carryforwards before utilization.

Credit Risk.

We are subject to concentrations of credit risk relating primarily to our cash and equivalents, accounts receivable, other receivables and costs and estimated earnings in excess of billings.  Cash and equivalents primarily include balances on deposit in banks.  We maintain substantially all of our cash and equivalents at financial institutions we believe to be of high credit quality.  To date, we have not experienced any loss or lack of access to cash in our operating accounts.

We grant credit under normal payment terms, generally without collateral, to our customers.  These customers primarily consist of telephone companies, cable broadband MSOs and electric and gas utilities.  With respect to a portion of the services provided to these customers, we have certain statutory lien rights that may, in certain circumstances, enhance our collection efforts.  Adverse changes in overall business and economic factors may impact our customers and increase potential credit risks.  These risks may be heightened as a result of economic uncertainty and market volatility. In the past, some of our customers have experienced significant financial difficulties and, likewise, some may experience financial difficulties in the future.  These difficulties expose us to increased risks related to the collectability of amounts due for services performed.  We believe that none of our significant customers were experiencing financial difficulties that would materially impact the collectability of our trade accounts receivable as of December 31, 2012 and June 30, 2013.

Contingent Consideration.

We recognize the acquisition-date fair value of contingent consideration as part of the consideration transferred in exchange for the acquiree or assets of the acquiree in a business combination.  The contingent consideration is classified as either a liability or equity in accordance with ASC 480-10 (“Accounting for certain financial instruments with characteristics of both liabilities and equity”).  If classified as a liability, the liability is remeasured to fair value at each subsequent reporting date until the contingency is resolved.  Increases in fair value are recorded as losses on our consolidated statement of operations, while decreases are recorded as gains.  If classified as equity, contingent consideration is not remeasured and subsequent settlement is accounted for within equity.

Litigation and Contingencies.

Litigation and contingencies are reflected in our consolidated financial statements based on management’s assessment of the expected outcome of such litigation or expected resolution of such contingency.  An accrual is made when the loss of such contingency is probable and reasonably estimable. If the final outcome of such litigation and contingencies differs significantly from our current expectations, such outcome could result in a charge to earnings.

Results of Operations

The following table shows our results of operations for the periods indicated.  The historical results presented below are not necessarily indicative off the results that may be expected for any future period.

	For the six months ended June 30,		For the year ended December 31,
	2013	2012	2012	2011
	(Unaudited)	(Restated)		(Restated)
		(Unaudited)
Revenue	$26,758,413	$2,923,586	$17,235,585	$2,812,210

Cost of revenues	18,873,318	1,853,141	12,059,099	1,851,018
Gross profit	7,885,095	1,070,445	5,176,486	961,192

Operating expenses:
Depreciation and amortization	500,058	70,254	348,172	39,229
Salaries and wages	3,367,099	784,481	3,802,158	5,053,600
Change in fair value of contingent consideration	(141,607)	-	-	-
General and administrative	3,016,809	759,036	3,788,015	1,251,102
Total operating expenses	6,742,359	1,613,771	7,938,345	6,343,931

Income (loss) from operations	1,142,736	(543,326)	(2,761,859)	(5,382,739)

Total other expense	(2,911,410)	(288,892)	(1,097,863)	(1,021,889)
Loss before benefit for income taxes	(1,768,674)	(832,218)	(3,859,722)	(6,404,628)

Benefit for income taxes	(269,768)	-	(2,646,523)	-

Net loss	(1,498,906)	(832,218)	(1,213,199)	(6,404,628)

Net income (loss) attributable to non-controlling interest	(12,400)	16,948	(16,448)	-

Net loss attributable to InterCloud Systems, Inc.	(1,511,306)	(815,270)	(1,229,647)	(6,404,628)

Less dividends on Series C, D, E, F and H Preferred Stock	(853,666)	(52,958)	(843,215)	-

Net loss attributable to InterCloud Systems, Inc. common stockholders	$(2,364,972)	$(868,228)	$(2,072,862)	$(6,404,628)

Six Months Ended June 30, 2013 Compared to Six Months Ended June 30, 2012

Revenues.

	Six months ended June 30,		Change
	2013	2012	Dollars	Percentage
Specialty contracting services	$6,362,805	$2,923,586	$3,439,219	118%

Telecommunications staffing	18,192,667	-	18,192,667	100%

Environmental remediation	2,202,941	-	2,202,941	100%

Total	$26,758,413	$2,923,586	$23,834,827	815%

Revenues for the six-month periods ended June 30, 2013 increased by $23.8 million, or 815%, to $26.8 million as compared to $2.9 million in 2012, which resulted primarily from our receipt of revenues from ADEX and T N S, which we acquired in September 2012, and EFRS, which we acquired in December 2012.  The acquisitions of T N S, ERFS and ADEX accounted for $22.6 million of our revenues in the six months ended June 30, 2013, as compared to $0 in the six months ended June 30, 2012.  During the six months ended June 30, 2012, substantially all of our revenue was derived from our specialty contracting services, while for the six months ended June 30, 2013, 24% of revenues was derived from our specialty contracting services, 68% was derived from our telecommunication staffing services and 8% was derived from our environmental remediation services.

Cost of revenue and gross profit.

Cost of revenue:

	Six months ended June 30,
	2013	2012	Change	%
Specialty contracting services	$3,311,546	$1,853,141	$1,458,405	79%
Telecommunications staffing	14,454,869	-	14,454,869	100%
Environmental remediation	1,106,903	-	1,106,903	100%

Total	$18,873,318	$1,853,141	$17,020,177	918%

Gross profit

	Six months ended June 30,
	2013	2012	Change	%
Specialty contracting services	$3,051,258	$1,070,445	$1,980,813	185%
Telecommunications staffing	3,737,799	-	3,737,799	100%
Environmental remediation	1,096,038	-	1,096,038	100%

Total	$7,885,095	$1,070,445	$6,814,650	637%

Cost of revenues primarily consist of direct labor provided by employees, services provided by subcontractors, direct material and other related costs.  For a majority of the contract services we perform, our customers provide all necessary materials and we provide the personnel, tools and equipment necessary to perform installation and maintenance services.  Cost of revenues increased by $17.0 million, or 918%, for the six-month period ended June 30, 2013 to $18.9 million, as compared to $1.9 million for the same period in 2012.  Costs of revenues as a percentage of sales were 70.5% for the six-month period in 2013, as compared to 63.4% for the same period in 2012. The increase was due to the acquisitions completed in 2012.

Gross profit from our specialty contracting services business increased as a result of our deconsolidation of Digital Comm in 2012.  Our former Digital Comm subsidiary had lower gross margins than our other specialty contracting businesses.  Specialty contracting services accounted for 100% of our revenue in the six months ended June 30, 2012, as compared to 23.8% in the six months ended June 30, 2013. The change resulted from our acquisition of ADEX in September 2012.

Our gross profit percentage was 29.5% for the six months ended June 30, 2013, as compared to 36.6% for the comparable period in 2012.  This was a result of the acquisitions we completed in 2012.  The gross margins on our telecommunications staffing services, which was our largest service sector, were 20.5% for the six months ended June 30, 2013, which decreased the overall gross margin.  It is expected that as the telecommunications staffing services portion of our revenue increases, our overall gross margin percentage will continue to decline, while the gross margin dollars will increase.

Salaries and wages.

	Six months ended June 30,		Change
	2013	2012	Dollars	Percentage
Salaries and wages	$3,367,099	$784,781	$2,582,618	329%
Percentage of revenue	13%	27%

For the six-month period ended June 30, 2013, salaries and wages increased by $2.6 million to $3.4 million as compared to approximately $0.8 million for the same period in 2012. The increase was due to the acquisitions we completed in 2012. Salaries and wages were 13% of revenue in the six months ended June 30, 2013, as compared to 27% for the same period in 2012.  The decrease in percentage was a result of the increase in our revenues.  Our salaries and wages did not increase proportionally to the increase in our revenue.

 General and Administrative.

	Six months ended June 30,		Change
	2013	2012	Dollars	Percentage
General and administrative	$3,016,809	$759,036	$2,257,773	297%
Percentage of revenue	11%	26%

General and administrative costs include all of our corporate costs, as well as costs of the management personnel and administrative overhead of our subsidiaries.  These costs consist of office rental, legal, consulting and professional fees, travel costs and other costs that are not directly related to performance of our services under customer contracts. General and administrative expenses increased by $2.2 million, or 297%, to $3.0 million in the six months ended June 30, 2013, as compared to $0.8 million in the comparable period of 2012. The increases were primarily the result of increased overhead expenses relating to the acquisitions we completed in 2012.  General and administrative expenses decreased to 11% of revenues in the six months ended June 30, 2013 from 26% in the comparable period of 2012.  This decrease in percentage was a result of the increased revenue, which did not cause a corresponding percentage increase in our general and administrative expenses.

Change in Fair Value of Derivative Liabilities.

The aggregate fair value of derivative liabilities as of June 30, 2013 and December 31, 2012 amounted to $1,068,458 and $33,593, respectively.

As a result of the change in fair value of our derivative instruments, we recorded a loss of $894,865 for the six months ended June 30, 2013, as compared to a gain of $130 for the comparable 2012 period.

Interest Expense.

	Six months ended June 30,
	2013	2012
Interest expense	$2,096,545	$289,022

Interest expense increased by $1.8 million for the six-month period ended June 30, 2013, from approximately $0.3 million in the same period of 2012. The increase was primarily a result of the increased borrowings in the 2013 period.  We had average outstanding indebtedness of $25.0 million during the 2013 period as compared to only $12.3 million during the 2012 period.  In addition, the weighted average interest rate on our borrowings during the 2013 period increased to 14.8% from 13.8% during the 2012 period.  The six-month period ended June 30, 2013 also included $0.5 million of loan modification fees paid to the lenders under the MidMarket Loan Agreement.  Interest in the six-month period ended June 30, 2013 also included interest on debt converted to equity of $0.1 million.

 Net Loss Attributable to our Common Stockholders.

Net loss attributable to our common stockholders was $2.4 million for the six months ended June 30, 2013, as compared to $0.9 million for the six months ended June 30, 2012.

Year ended December 31, 2012 compared to year ended December 31, 2011

Revenue.

	Year ended December 31,		Change
	2012	2011	Dollars	Percentage
Specialty contracting services	$6,658,388	$2,812,210	$3,846,178	137%
Telecommunication staffing services	10,577,197	-	10,577,197	100%
Total	$17,235,585	$2,812,210	$14,422,775	513%

Total revenue for the year ended December 31, 2012 was $17.2 million, which represented an increase of $14.4 million, or 513%, compared to total revenue of $2.8 million for the year ended December 31, 2011.  The increase in total revenue during this period was attributed to revenue generated by our acquired companies.  For the year ended December 31, 2011, substantially all of our revenue was derived from our specialty contracting services, while for the year ended December 31, 2012, 39% of our revenue was derived from our specialty contracting services and 61% of our revenue was derived from our telecommunications staffing services.  This change in telecommunication staffing revenue was a result of our acquisition of ADEX in September 2012.

Cost of revenue and gross profit.

	Year ended December 31,		Change
	2012	2011	Dollars	Percentage
Cost of revenue	$12,059,099	$1,851,018	$10,208,081	552%
Gross profit	$5,176,486	$961,192	$4,215,294	439%
Gross profit percentage	30%	34%

Our cost of revenue increased $10.2 million from $1.9 million for the year ended December 31, 2011 to $12.1 million for the year ended December 31, 2012.  This increase was primarily due to the acquisitions completed in the years ended December 31, 2011 and 2012.  For the year ending December 31, 2011, all of our operations were in the specialty contracting services division.  For the year ended December 31, 2012, we had a revenue mix of 39% specialty contracting services as compared to telecommunications staffing services of 61%, primarily as a result of our acquisition of ADEX.

Gross profit dollars from our specialty contracting services business increased primarily due to increased revenue.  Specialty contracting services accounted for 100% of our revenue in the year ended December 31, 2011 and accounted for 39% of our revenue for the year ended December 31, 2012.  The change was a result of the acquisition of ADEX in September 2012.

Our gross profit percentage was 30% for the year ended December 31, 2012 compared to 34% for the year ended December 31, 2011.  The decrease was a result of the acquisitions we completed in 2012.  The gross margins on our telecommunications staffing services were only 21%, which decreased the overall margin.  It is expected that as the telecommunications staffing services portion of our revenue increases, our overall gross margin percentage will continue to decline, while the gross margin dollars will increase.

General and Administrative.

	Year ended December 31,		Change
	2012	2011	Dollars	Percentage
General and administrative	$3,788,015	$1,251,102	$2,536,913	203%
Percentage of revenue	22%	44%

Our general and administrative expenses increased $2.5 million, from $1.3 million for the year ended December 31, 2011 to $3.8 million for the year ended December 31, 2012.  The increases were primarily as a result of increased overhead expenses resulting from the acquisitions we completed in the years ended December 31, 2011 and 2012.  General and administrative expenses decreased to 22% of revenue in the year ended December 31, 2012, from 44% in the year ended December 31, 2011. This decrease in percentage was a result of the increased revenue, which did not cause a corresponding increase in general and administrative expenses.

Salaries and Wages.

	Year ended December 31,		Change
	2012	2011	Dollars	Percentage
Salaries and wages	$3,802,158	$5,053,600	$(1,251,442)	(25)%
Percentage of revenue	22%	180%

Our salaries and wages decreased $1.2 million from $5.0 million for the year ended December 31, 2011 to $3.80 million for the year ended December 31, 2012.  The decrease was a result of a significant decrease in the value of our common stock during 2012.  Stock compensation decreased from $4.1 million in the year ended December 31, 2011 to $0.8 million in the year ended December 31, 2012.  The decrease in stock compensation was partially offset by an increase in the number of employees.

Changes in Fair Value of Derivative Liabilities.

The aggregate fair value of derivative liabilities as of December 31, 2012 and December 31, 2011 amounted to $33,593 and $38,557, respectively.

As a result of the change in the fair value of our derivative instruments, we recorded a gain of $198,908 and $421,340 in the years ended December 31, 2012 and 2011, respectively.

Net Gain on Deconsolidation of Digital Comm Subsidiary

During September 2012, we sold 60% of the outstanding shares of common stock of Digital Comm.  We recognized a gain on deconsolidation of $528,000, based on the negative investment carrying amount.  We made additional investments in Digital Comm of approximately $179,000 during the remainder of 2012, and on December 31, 2012 we sold the remaining balance of our investment in Digital Comm. The result for the year was a net gain of $453,000 on the deconsolidation of Digital Comm.

Interest Expense.

	Year ended December 31,		Change
	2012	2011	Dollars	Percentage
Interest expense	$1,699,746	$1,443,229	$256,517	18%

Interest expense increased $0.3 million from $1.4 million in the year ended December 31, 2011 to $1.7 million for the year ended December 31, 2012, primarily due to increases in our outstanding debt obligations. Included in interest expense is the amortization of debt discount and deferred loan costs.  In the year ended December 31, 2012, amortization was $0.4 million compared to $1.1 million for the year ended December 31, 2011.  The decrease was a result of the debt extinguishments to our loan from UTA Capital LLC in 2011, together with additional costs associated with the issuance of the debt in 2011.

Net Loss Attributable to our Common Stockholders.

Net loss attributable to our common stockholders was $2.1 million for the year ended December 31, 2012, as compared to $6.4 million for the year ended December 31, 2011.

Liquidity, Capital Resources and Cash Flows

We have satisfied our capital and liquidity needs primarily through private sales of equity securities and bank borrowings.  As of June 30, 2013, we had cash and cash equivalents of $2,277,777, which were exclusively denominated in U.S. dollars and consisted of bank deposits.  As of June 30, 2013, none of our cash was held by foreign subsidiaries.

We have incurred net losses attributable to our common stockholders of $2.4 million and $0.9 million during the six-month periods ended June 30, 2013 and 2012, respectively, and $2.1 million and $6.4 million during the years ended December 31, 2012 and 2011, respectively.  Our accumulated deficit as of June 30, 2013 was $14.8 million.

Indebtedness.

MidMarket Loan Agreement. On September 17, 2012, we entered into the MidMarket Loan Agreement, pursuant to which the lenders thereunder provided us with senior secured first lien term loans in an aggregate principal amount of $13,000,000.  We used a portion of the proceeds of such loans to finance our recent acquisitions, to repay certain outstanding indebtedness and to pay related fees, costs and expenses.

On November 13, 2012, we entered into a first amendment to the MidMarket Loan Agreement, pursuant to which the lenders provided us with additional senior secured first lien term loans in an aggregate principal amount of $2,000,000 and made certain other amendments to the MidMarket Loan Agreement.

As of December 31, 2012, we were in default under the covenants of the MidMarket Loan Agreement relating to our minimum liquidity, our senior and total debt leverage ratios and our senior and total fixed charge coverage ratios.  On March 22, 2013, we entered into a second amendment, consent and waiver agreement, pursuant to which the lenders waived the past defaults and amended certain financial covenants under the MidMarket Loan Agreement as described in Note 9 to our Consolidated Financial Statements included herein.  In addition, the lenders consented to our acquisition of AW Solutions and to the financing thereof, subject to our satisfaction of conditions precedent.

The loans under the MidMarket Loan Agreement mature on September 17, 2017.  If we do not complete this offering or otherwise fail to raise at least $30,000,000 in connection with a public offering of our voting equity securities by March 17, 2014, such loans will mature on an accelerated basis and will come due on June 17, 2014.  We were required to repay up to $750,000 of such loans to the extent not applied to the cash portion of any potential acquisition within 90 days of September 17, 2012.  However, on December 17, 2012, we used such funds to complete the acquisition of ERFS.  Interest on the loans under the MidMarket Loan Agreement accrues at a rate per annum equal to 12.0%.

Subject to certain exceptions, all our obligations under the MidMarket Loan Agreement are unconditionally guaranteed by each of our existing direct and indirect domestic subsidiaries and are secured by a first priority security interest in substantially all of our assets and the assets of our subsidiaries, and by the capital stock of our subsidiaries, subject to certain customary exceptions.

In the MidMarket Loan Agreement, we made certain representations and warranties, affirmative covenants, negative covenants and financial covenants. The MidMarket Loan Agreement also contains events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal under the loans, the failure to comply with the covenants and agreements specified in the MidMarket Loan Agreement and other loan documents entered into in connection therewith, the acceleration of certain other indebtedness resulting from the failure to pay principal on such other indebtedness, certain events of insolvency and the occurrence of any event, development or condition which has had or could reasonably be expected to have a material adverse effect. If any event of default occurs, the principal, premium, if any, interest and any other monetary obligations on all the then outstanding loans under the MidMarket Loan Agreement may become due and payable immediately.

Pursuant to the MidMarket Loan Agreement, we issued to the lenders warrants to purchase 187,386 shares of common stock at an initial exercise price of $5.00 per share, subject to adjustment as set forth in the warrants, on or before September 17, 2014, subject to extension if certain of our financial statements have not been delivered to the holders of such warrants in a timely manner showing that certain financial thresholds have been met.

ICG Convertible Promissory Notes.  On April 26, 2013, we entered into a purchase agreement, or the ICG Purchase Agreement, with ICG USA, LLC, or ICG, pursuant to which we agreed to sell, and ICG agreed to purchase, unsecured convertible promissory notes, or the ICG Notes, in the aggregate principal amount of up to $1,725,000, for an aggregate purchase price of up to $1,500,000, at up to two separate closings, with each such closing subject to customary closing conditions.

We will receive aggregate proceeds under the ICG Purchase Agreement of up to $1,500,000, with the difference between that and the aggregate principal amount of the ICG Notes representing an up-front interest payment, with no additional interest being owed on the ICG Notes. The initial ICG Note in the principal amount of $862,500 matures on the earlier of (i) the six-month anniversary of the original date of issuance of such ICG Note, or (ii) ten trading days after the consummation of this offering or the consummation of any capital raise resulting in gross proceeds of at least $3,000,000; provided, however, that if we do not complete a capital raise by the six-month anniversary of the original date of issuance of such ICG Note, then ICG may elect to be repaid by either (a) receiving 25% of our future monthly cash flows until such time as all principal due under the ICG Notes has been repaid and/or (b) converting the unpaid principal amount of the ICG Notes into shares of our common stock.  If, following such six-month period, ICG makes such election to convert, the outstanding principle balance of the ICG Notes is convertible into shares of common stock at a price per share equal to 80% of the lesser of (i) the average of the closing bid prices of the common stock for each of the ten trading days preceding the date of conversation or (ii) the closing bid price of our common stock on the date of conversion, but in no event less than $11.60 per share.

Pursuant to the ICG Purchase Agreement, in connection with the issuance of each ICG Note, ICG is also entitled to receive two-year warrants, or the ICG Warrants, to purchase such number of shares of common stock equal to fifty percent (50%) of the number of shares into which such ICG Note may be converted on the date of issuance of such ICG Note.  The ICG Warrants are exercisable at an exercise price equal to the lesser of (i) 120% of the price per share at which we sell our common stock in this offering or (ii) the exercise price of any warrants issued to investors in our next offering of securities resulting in gross proceeds of at least $3,000,000; provided, however, that if no such offering closes by the six-month anniversary of the original issue date of any ICG Warrant, then the exercise price for such ICG Warrant will be equal to 120% of the closing price of our common stock on the six-month anniversary of the original issue date of such ICG Warrant.

On April 30, 2013, at the first closing of the sale of ICG Notes under the ICG Purchase Agreement, we issued to ICG an ICG Note in the principal amount of $862,500 for a purchase price of $750,000, representing an up-front interest charge of $112,500, as well as an ICG Warrant as described above.  At such closing, we paid to Aegis Capital Corp., the representative of the underwriters in this offering, a placement agent fee in the amount of $69,000 for its services as placement agent for the securities sold at such closing. We have not yet determined if or when we will sell additional securities under the ICG Purchase Agreement.

Wellington Promissory Note. On September 17, 2012, we entered into a promissory note, or the Wellington Note, with Wellington Shields & Co. LLC, or Wellington, as evidence of the fees we owed to Wellington for services rendered relating to the MidMarket Loan Agreement.  The Wellington Note was for a term of 35 days with interest in arrears from September 17, 2012 at the lowest applicable federal rate of interest. As of December 31, 2012 , $95,000 of principal plus accrued interest remained outstanding on the Wellington Note and we were in default due to our failure to pay such amounts in full.  The Wellington Note was paid in full in May 2013.

Note and Warrant Purchase Agreement with UTA Capital LLC.  On August 6, 2010, we secured a working capital loan from UTA Capital LLC, with Digital Comm as the borrower.  In connection with such loan, we issued to UTA Capital, LLC warrants initially to purchase 41,905 shares of our common stock with an exercise price of $75.00 per share.  The warrants were exchanged for 52,190 shares of common stock on September 6, 2012.  We paid off the remaining outstanding balance of this loan in September 2012.

Proceeds from Equity Issuances.

In the six-month period ended June 30, 2013 and the years ended December 31, 2012 and 2011, we raised net proceeds of $0.8 million, $6.9 million and $70,000, respectively, through private sales of equity securities.

Accounts Receivable

We had accounts receivable at June 30, 2013 and December 31, 2012 of $11,153,915 and $8,481,999, respectively. Accounts receivable at December 31, 2012 was significant relative to the annual revenues for the year ended December 31, 2012 for the following reasons:

●
We acquired ERFS on December 17, 2012. The revenue we recorded for ERFS for the year ended December 31 2012 was $146,036, while the accounts receivable for ERFS included in our consolidated accounts receivable at December 31, 2012 was $821,353.

●
We acquired T N S on September 17, 2012. The revenue that was included for T N S from September 17, 2012 through December 31, 2012 was $969,839, while the amount of accounts receivable included in our consolidated accounts receivable on December 31, 2012 was $558,849.

●
We acquired the ADEX entities on September 17, 2012. The revenue that was included for the ADEX entities from September 17, 2012 through December 31, 2012 was $10,577,197, while the amount of accounts receivable included in our consolidated accounts receivable on December 31, 2012 was $6,758,439.

Our days sales outstanding calculated on an annual basis was not meaningful at December 31, 2012 because we had owned the companies only for a short period. Our days sales outstanding as of June 30, 2013 was 75 days, which we believe is more representative of what should be expected going forward.

Going Concern

During the six-month period ended June 30, 2013 and the years ended December 31, 2012 and 2011, we suffered losses from operations that may raise doubt about our ability to continue as a going concern. As of June 30, 2013 and December 31, 2012  and 2011, we had negative working capital and continued losses. Our management believes that actions presently being taken to obtain additional funding, including the consummation of this offering, provide the opportunity for us to continue as a going concern. However, there can be no assurance that additional financing that is necessary for us to continue our business will be available to us on acceptable terms, or at all.

Our consolidated financial statements included elsewhere in this prospectus have been prepared on a going concern basis. We had a net loss of approximately $2.4 million for the six months ended June 30, 2013 and a net loss of approximately $2.1 million during 2012, and we had a working capital deficit of approximately $7.7 million and $3.2 million at June 30, 2013 and December 31, 2012, respectively. At June 30, 2013 and December 31, 2012, we had total indebtedness of $28.4 million and $21.2 million, respectively. We cannot be certain that our operations will generate funds sufficient to repay our existing debt obligations as they come due. Our failure to repay our indebtedness and make interest payments as required by our debt obligations could have a material adverse effect on our operations. We intend to secure additional debt and equity financing to satisfy our existing obligations. While we believe that we will ultimately satisfy our obligations as they become due, we cannot guarantee that we will be able to do so on favorable terms, or at all. Should we default on certain of our obligations and the lender foreclose on the debt, the operations of our subsidiaries will not initially be impacted. However, following default, the lender could potentially liquidate the holdings of our operating subsidiaries sometime in the future and our operations would be significantly impacted. Our consolidated financial statements included elsewhere in this prospectus do not include any adjustments that might result from the outcome of this uncertainty.

Working Capital.

At June 30, 2013, we had a working capital deficit of approximately $7.7 million, as compared to working capital deficits of approximately $3.2 million and $1.9 million at December 31, 2012 and 2011, respectively.  The increase in our working capital deficit of $4.5 million from December 31, 2012 to June 30, 2013 was primarily the result of the increase in accounts receivable.  The increase in our working capital deficit of $1.8 million from December 31, 2011 to December 31, 2012 was primarily the result of the additional indebtedness we incurred as a result of our acquisitions of ADEX and T N S in September 2012, which was offset in part by the reduction in our net payables resulting from the deconsolidation of 60% of our Digital Comm subsidiary.

On or prior to June 30, 2014, we have obligations relating to the payment of indebtedness as follows:

●
$2,975,000 with respect to our loan under the MidMarket Loan Agreement, of which $162,500 is due on September 30, 2013, $2,000,000 is due on November 14, 2013, $325,000 is due on December 31, 2013, $325,000 is due on March 31, 2014 and $325,000 is due on June 30, 2014;

●
$2,107,804 with respect to our promissory notes payable to the sellers of AW Solutions, which are due within five business days of the earlier of (i) the date of the consummation of this offering or (ii) September 30, 2013;

●
an amount with respect to our promissory notes payable to the sellers of ADEX in our fiscal fourth quarter, which will be calculated based upon the EBITDA of ADEX and for which we have recorded a liability for contingent consideration in the amount of approximately $2.1 million;

●
an amount payable to the sellers of ERFS in the first quarter of 2014, which will be calculated based upon the EBITDA of ERFS and for which we have recorded a liability for contingent consideration in the amount of approximately $2.1 million;

●	$862,500 with respect to our bridge loan from ICG USA, LLC, which is due on the earlier of (i) ten trading days after the consummation of this offering or (ii) October 30, 2013;
●	$1,450,000 with respect to our note payable to MMD Genesis, which is due in June 2014;
●	approximately $326,000 with respect to the bank line of credit of RM Engineering, which is due in July 2014; and
●	$200,000 with respect to a promissory note payable to the sellers of RM Engineering, which is due following the consummation of this offering.

On or prior to June 30, 2014, we have actual or contingent obligations relating to the redemption of our outstanding preferred stock as follows:

●
up to $3,575,000 to redeem shares of our Series F Preferred Stock at the election of the holder, of which up to $3,000,000 is currently redeemable by the holders of such stock, and an additional $575,000 is redeemable by the holders of such stock beginning on September 17, 2013;

●
up to $1,425,000 to redeem shares of our Series H Preferred Stock at any time at the election of the holders thereof, provided, however, that we have the right to extend the time for the payment of any redemption amount by up to 180 days from the date of our receipt of any redemption notice by the payment of additional consideration equal to 2% per month of the redemption amount; and

●	up to $750,000 to redeem shares of our Series I Preferred Stock at the election of the holder beginning on the 31st day following the consummation of this offering.

In addition, we currently plan to redeem all of our outstanding shares of Series H Preferred Stock within 90 days of the consummation of this offering for approximately $2.1 million in cash and to complete our acquisition of Telco in the fourth quarter of 2013, which will require a cash payment of approximately $16.8 million.

As we have no unused sources of liquidity, we anticipate meeting our cash obligations on our indebtedness and preferred stock that is payable on or prior to June 30, 2014 from earnings from operations, including in particular the operations of ADEX, T N S, ERFS and AW Solutions, each of which we recently acquired, and from IPC, which we will acquire with a portion of the proceeds of this offering, and possibly the proceeds of additional indebtedness.  We are in discussions with various lenders regarding either an increase in our borrowings under the MidMarket Loan Agreement or the replacement of our indebtedness under such agreement with a new senior loan facility that will provide up to $20 million of additional cash proceeds.  In addition, we are in discussion with various lenders regarding a senior line of credit secured by our accounts receivable that is expected to provide net proceeds of approximately $6 million to $8 million during the remainder of this fiscal year.  We anticipate meeting our cash obligations in connection with our acquisition of Telco from the sale of additional equity securities, which we expect to sell in a subsequent underwritten public offering in the fourth quarter of 2013. There can be no assurance, however, that we will be able to obtain any additional financing on terms that are acceptable to us, if at all.

We anticipate that a portion of the proceeds of this offering, our earnings from operations and a portion of the proceeds from the additional financings discussed above will be sufficient to fund our debt repayment obligations.  If we are not successful in obtaining additional financing, we expect that we will be able to renegotiate and extend certain of our notes payable as required to enable us to meet our debt obligations as they become due, although there can be no assurance we will be able to do so.  All of our preferred stock redemption obligations, if any, are contingent as they are dependent upon the holders of such shares electing to redeem their shares rather than convert their shares into our common stock.  The terms of our redeemable preferred stock do not provide any remedies addressing our failure to redeem such stock when due, if we are required to do so.

Cash Flows.

The following summary of our cash flows for the periods indicated has been derived from our historical consolidated financial statements, which are included elsewhere in this prospectus:

	Six months ended June 30,		Year ended December 31,
	2013	2012	2012	2011
	(Unaudited)	(Unaudited) (Restated)

Net cash used in operations	$(572,840)	$(937,274)	$(2,975,942)	$(1,068,532)
Net cash used in investing activities	(70,293)	(43,518)	(13,735,393)	(120,474)
Net cash provided by financing activities	2,273,930	926,369	17,269,028	1,255,815

            Cash flows (used in) operating activities.  We have historically experienced cash deficits from operations as we continued to expand our business and sought to establish economies of scale.  Our largest uses of cash for operating activities are for general and administrative expenses.  Our primary source of cash flow from operating activities is cash receipts from customers.  Our cash flow from operations will continue to be affected principally by the extent to which we grow our revenues and increase our headcount.

Net cash used in operating activities for the six-month period ended June 30, 2013 of $0.6 was primarily attributable to increases in accounts payable and accrued expenses that were offset, in part, by increases in accounts receivable and other current assets and the net loss for the period.

Net cash used in operating activities for the year ended December 31, 2012 of $2.9 million was primarily attributable to a net loss of $2.1 million excluding non-cash charges and an increase in accounts receivable of $2.3 million primarily due to revenue growth for the year ended December 31, 2012, which was offset in part by an increase in accounts payable and accrued expenses of $2.1 million.

Net cash used in operating activities for the year ended December 31, 2011 of $1.1 million was primarily attributable to a net loss of $6.4 million excluding non-cash charges and an increase in accounts receivable of $66,866 primarily due to the revenue growth for the year ended December 31, 2011, which was offset in part by an increase in accounts payable and accrued expenses of $542,535.

Net cash used in investing activities.  Net cash used in investing activities for the six-month period ended June 30, 2013 and 2012 and the years ended December 31, 2012 and 2011 was $0.1 million, $0, $13.7 million and $0.1 million, respectively, consisting of purchases of capital equipment and the issuance of convertible notes receivable in the 2013 period, cash used for acquisitions in 2012 and purchases of capital equipment in 2011.

Net cash provided by financing activities.  Net cash provided by financing activities for the six-month period ended June 30, 2013 was $2.3 million, which resulted primarily from proceeds from the sale of preferred shares of $0.8, related-party borrowings of $1.3 million and proceeds from third-party borrowings of $1.1 million, which was offset in part by repayments of notes and loan payables.  Net cash provided by financing activities for the years ended December 31, 2012 was $17.3 million, which resulted primarily from the proceeds from the loans under the MidMarket Loan Agreement and the sale of preferred shares.  Net cash provided by financing activities for the year ended December 31, 2011 was $1.3 million, which resulted primarily from the loans from Tekmark and MMD Genesis.

Rental Obligations.

We and our operating subsidiaries have real property leases as described under the caption “Business – Properties.”

The future minimum obligation during each year through 2016 under the leases with non-cancelable terms in excess of one year is as follows:

Years Ended December 31,	Future Minimum Lease Payments
2013	$197,397
2014	133,214
2015	121,655
2016	66,000
Total	$518,266

Capital expenditures

We had capital expenditures of $58,510, $43,518, $89,258 and $81,144 for the six-months ended June 30, 2013 and 2012 and the years ended December 31, 2012 and 2011, respectively.  We expect our capital expenditures for the 12 months ending June 30, 2014 to be approximately $100,000.  These capital expenditures will be primarily utilized for equipment needed to generate revenue and for office equipment.  We expect to fund such capital expenditures out of our working capital.

We also require approximately $16.8 million and $18.2 million over the next 90 days to pay the cash portion of the purchase prices of each of Telco and IPC, respectively. We will use a portion of the proceeds of this offering to consummate the acquisition of IPC concurrently with the consummation of this offering.

Off-balance sheet arrangements

During the six-month period ended June 30, 2013 and 2012 and the years ended December 31, 2012 and 2011, we did not have any relationships with unconsolidated organizations or financial partnerships, such as structured finance or special purpose entities, that would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Contingencies

We are involved in claims and legal proceedings arising from the ordinary course of our business.  We record a provision for a liability when we believe that it is both probable that a liability has been incurred, and the amount can be reasonably estimated.  If these estimates and assumptions change or prove to be incorrect, it could have a material impact on our financial statements.

Critical accounting policies and estimates

The discussion and analysis of our financial condition and results of operations are based on our historical and pro forma consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires management to make certain estimates and assumptions that affect the amounts reported therein and accompanying notes.  On an ongoing basis, we evaluate these estimates and assumptions, including those related to recognition of revenue for costs and estimated earnings in excess of billings, the fair value of reporting units for goodwill impairment analysis, the assessment of impairment of intangibles and other long-lived assets, income taxes, accrued insurance claims, asset lives used in computing depreciation and amortization, allowance for doubtful accounts, stock-based compensation expense for performance-based stock awards and accruals for contingencies, including legal matters.  These estimates and assumptions require the use of judgment as to the likelihood of various future outcomes and as a result, actual results could differ materially from these estimates.

We have identified the accounting policies below as critical to the accounting for our business operations and the understanding of our results of operations because they involve making significant judgments and estimates that are used in the preparation of our historical and pro forma consolidated financial statements.  The impact of these policies affects our reported and expected financial results and are discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  We have discussed the development, selection and application of our critical accounting policies with the Audit Committee of our board of directors, and the Audit Committee has reviewed the disclosure relating to our critical accounting policies in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Other significant accounting policies, primarily those with lower levels of uncertainty than those discussed below, are also important to understanding our historical and pro forma consolidated financial statements.  The notes to our consolidated financial statements in this prospectus contain additional information related to our accounting policies, including the critical accounting policies described herein, and should be read in conjunction with this discussion.

Emerging Growth Company.

On April 5, 2012, the Jumpstart Our Business Startups Act, or the JOBS Act, was signed into law.  The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies.  As an “emerging growth company,” we may delay adoption of new or revised accounting standards applicable to public companies until the earlier of the date that (i) we are no longer an emerging growth company or (ii) we affirmatively and irrevocably opt out of the extended transition period for complying with such new or revised accounting standards.  We have elected not to take advantage of the benefits of this extended transition period.  As a result, our financial statements will be comparable to those of companies that comply with such new or revised accounting standards.  Upon issuance of new or revised accounting standards that apply to our financial statements, we will disclose the date on which we will adopt the recently-issued accounting guidelines.

Revenue Recognition.

We recognize revenue on arrangements in accordance with ASC Topic 605-10-S99, Revenue Recognition-Overall-SEC Materials.  Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

Our revenues related to specialty contracting services are generated from contracted services to design, installation and repair services of structured data and voice cabling systems to small and mid-sized commercial and governmental entities.  Prior to commencement of services and depending on the length of the services to be provided, we secure the client’s acceptance of a written proposal.  Generally, the services are provided over a period ranging between two to 14 days.  If we anticipate that the services will span over a month, we usually require a down payment from the customer, which help pay for the cabling and accessories and we will provide monthly progress billing, based on services rendered, or upon completion of the contracted services.

Our revenues related to telecommunications staffing services are generated from contracted services to provide technical engineering and management solutions to large voice and data communications providers, as specified by the clients.  The contracts provide payment to us for our services may be based on either (i) direct labor hours at fixed hourly rates or (ii) fixed-price contracts. Our services provided under the contracts are generally provided within a month.  Occasionally, the services may be provided over a period of up to four months.  If we anticipate that the services span over a month and depending on the contract terms, we provide either progress billing at least once a month or upon completion of the clients’ specifications.  We recognize revenues of contracts based on direct labor hours and fixed-price contracts that do not overlap a calendar month based on services provided.

Allowances for Doubtful Accounts.

We maintain an allowance for doubtful accounts for estimated losses resulting from the failure of our customers to make required payments.  Management analyzes the collectability of accounts receivable balances each period.  This analysis considers the aging of account balances, historical bad debt experience, changes in customer creditworthiness, current economic trends, customer payment activity and other relevant factors.  Should any of these factors change, the estimate made by management may also change, which could affect the level of our future provision for doubtful accounts.  We recognize an increase in the allowance for doubtful accounts when it is probable that a receivable is not collectable and the loss can be reasonably estimated. Any increase in the allowance account has a corresponding negative effect on our results of operations.  We believe that none of our significant customers were experiencing financial difficulties that would materially impact our trade accounts receivable or allowance for doubtful accounts as of June 30, 2013 and December 31, 2012 and 2011.

Goodwill and Intangible Assets.

As of June 30, 2013 and December 31, 2012 and 2011, we had goodwill in the amount of $24,619,457, $20,561,980 and $343,986, respectively.  We did not recognize any goodwill impairment during the six-month period ended June 30, 2013 or the years ended December 31, 2012 or 2011.

We account for goodwill in accordance with Financial Accounting Standards Board (FASB) ASC Topic 350, Intangibles-Goodwill and Other  (ASC Topic 350).  Our reporting units and related indefinite-lived intangible assets are tested annually during the fourth fiscal quarter of each year in accordance with ASC Topic 350 in order to determine whether their carrying value exceeds their fair value.  In addition, they are tested on an interim basis if an event occurs or circumstances change between annual tests that would more likely than not reduce their fair value below carrying value.  If we determine the fair value of goodwill or other indefinite-lived intangible assets is less than their carrying value as a result of the tests, an impairment loss is recognized. Impairment losses, if any, are reflected in operating income or loss in the consolidated statements of operations during the period incurred.

In accordance with ASC Topic 360, Impairment or Disposal of Long-Lived Assets, we review finite-lived intangible assets for impairment whenever an event occurs or circumstances change which indicates that the carrying amount of such assets may not be fully recoverable.  Recoverability is determined based on an estimate of undiscounted future cash flows resulting from the use of an asset and its eventual disposition. An impairment loss is measured by comparing the fair value of the asset to its carrying value.  If we determine the fair value of an asset is less than the carrying value, an impairment loss is incurred.  Impairment losses, if any, are reflected in operating income or loss in the consolidated statements of operations during the period incurred.

We use judgment in assessing if goodwill and intangible assets are impaired.  Estimates of fair value are based on our projection of revenues, operating costs, and cash flows taking into consideration historical and anticipated future results, general economic and market conditions, as well as the impact of planned business or operational strategies.  To measure fair value, we employ a combination of present value techniques which reflect market factors.  Changes in our judgments and projections could result in significantly different estimates of fair value potentially resulting in additional impairments of goodwill and other intangible assets.

Our goodwill resides in multiple reporting units that are aggregated for our goodwill impairment testing.  The profitability of individual reporting units may suffer periodically from downturns in customer demand and other factors resulting from the cyclical nature of our business, the high level of competition existing within our industry, the concentration of our revenues from a limited number of customers, and the level of overall economic activity.  During times of slowing economic conditions, our customers may reduce capital expenditures and defer or cancel pending projects.  Individual reporting units may be relatively more impacted by these factors than us as a whole. As a result, demand for the services of one or more of our reporting units could decline resulting in an impairment of goodwill or intangible assets.

Certain of our business units also have other intangible assets, including customer relationships, trade names and non-compete agreements.  As of June 30 , 2013 and December 31, 2012 and 2011, we believed the carrying amounts of these intangible assets were recoverable.  However, if adverse events were to occur or circumstances were to change indicating that the carrying amount of such assets may not be fully recoverable, the assets would be reviewed for impairment and the assets could be impaired.

Stock-Based Compensation.

Our stock-based award programs are intended to attract, retain and reward employees, officers, directors and consultants, and to align stockholder and employee interests.  We have granted stock-based awards to individuals.  Our policy going forward will be to issue awards under our recently-adopted 2012 Employee Incentive Plan and Employee Stock Purchase Plan.

Compensation expense for stock-based awards is based on the fair value of the awards at the measurement date and is included in operating expenses.  The fair value of stock option grants is estimated on the date of grant using the Black-Scholes option pricing model based on certain assumptions including: expected volatility based on the historical price of our stock over the expected life of the option, the risk-free rate of return based on the United States treasury yield curve in effect at the time of the grant for the expected term of the option, the expected life based on the period of time the options are expected to be outstanding using historical data to estimate option exercise and employee termination; and dividend yield based on history and expectation of dividend payments. Stock options generally vest ratably over a three-year period and are exercisable over a period up to ten years.

The fair value of restricted stock is estimated on the date of grant and is generally equal to the closing price of our common stock on that date. The price of our common stock price has varied greatly during the six months ended June 30, 2013 and the year ended December 31, 2012.  Some of the factors that influenced the market price of our stock during these periods include: (i) the closing of three acquisitions, ADEX, TNS and ERFS, since September 2012; (ii) increasing indebtedness to fund such acquisitions; (iii) the entering into of definitive agreements to acquire two companies, IPC and Telco; (iv) the approval and eventual effectuation of a 1-for-125 reverse stock split in January 2013, which caused uncertainty and volatility; and (v) our stock being very thinly traded, resulting in large fluctuations in value. The total amount of stock-based compensation expense ultimately is based on the number of awards that actually vest and fluctuates as a result of performance criteria, as well as the vesting period of all stock-based awards.  Accordingly, the amount of compensation expense recognized during any fiscal year may not be representative of future stock-based compensation expense.  In accordance with ASC Topic 718,  Compensation – Stock Compensation  (ASC Topic 718), compensation costs for performance-based awards are recognized over the requisite service period if it is probable that the performance goal will be satisfied.  We use our best judgment to determine probability of achieving the performance goals in each reporting period and recognize compensation costs based on the number of shares that are expected to vest.

The following tables summarize our stock-based compensation for the year ended December 31, 2012 and the six months ended June 30, 2013.

Year Ended December 31, 2012

Date	Shares of Common Stock	Closing Stock Price on Grant Date	Fair Value Per Share	Fair Value of Instrument Granted
8/8/2012	4,000	$6.00	$6.00	$24,000
9/19/2012	6,000	8.50	8.50	51,000
10/9/2012	8,000	12.05	12.05	96,400
10/19/2012	5,000	13.50	13.50	67,500
11/16/2012	10,000	10.00	10.00	100,000

Six  Months Ended June 30 , 2013

Date	Shares of Common Stock	Closing Stock Price on Grant Date	Fair Value Per Share	Fair Value of Instrument Granted
2/6/2013	5,000	$11.52	$11.52	$57,600
2/15/2013	6,250	13.52	13.52	84,500

Since June 30 , 2013, there have been no grants of stock-based compensation.

Income Taxes.

We account for income taxes under the asset and liability method.  This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. ASC Topic 740,  Income Taxes  (ASC Topic 740), prescribes a two-step process for the financial statement recognition and measurement of income tax positions taken or expected to be taken in an income tax return.  The first step evaluates an income tax position in order to determine whether it is more likely than not that the position will be sustained upon examination, based on the technical merits of the position. The second step measures the benefit to be recognized in the financial statements for those income tax positions that meet the more likely than not recognition threshold. ASC Topic 740 also provides guidance on derecognition, classification, recognition and classification of interest and penalties, accounting in interim periods, disclosure and transition.  Under ASC Topic 740, companies may recognize a previously-unrecognized tax benefit if the tax position is effectively (rather than “ultimately”) settled through examination, negotiation or litigation.

Contingencies and Litigation.

In the ordinary course of our business, we are involved in certain legal proceedings. ASC Topic 450, Contingencies (ASC Topic 450), requires that an estimated loss from a loss contingency should be accrued by a charge to income if it is probable that an asset has been impaired or a liability has been incurred and the amount of the loss can be reasonably estimated. In determining whether a loss should be accrued, we evaluate, among other factors, the probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of loss.  If only a range of probable loss can be determined, we accrue for our best estimate within the range for the contingency. In those cases where none of the estimates within the range is better than another, we accrue for the amount representing the low end of the range in accordance with ASC Topic 450. As additional information becomes available, we reassess the potential liability related to our pending contingencies and litigation and revise our estimates.  Revisions of our estimates of the potential liability could materially impact our results of operations.  Additionally, if the final outcome of such litigation and contingencies differs adversely from that currently expected, it would result in a charge to earnings when determined.

Distinguishing of Liabilities From Equity.

We rely on the guidance provided by ASC 480, Distinguishing Liabilities from Equity, to classify certain redeemable and/or convertible instruments, such as our preferred stock.  We first determine whether the particular financial instrument should be classified as a liability.  We will determine the liability classification if the financial instrument is mandatorily redeemable, or if the financial instrument, other than outstanding shares, embodies a conditional obligation that we must or may settle by issuing a variable number of our equity shares.

Once we determine that the financial instrument should not be classified as a liability, we determine whether the financial instrument should be presented under the liability section or the equity section of the balance sheet (“temporary equity”).  We will determine temporary equity classification if the redemption of the preferred stock or other financial instrument is outside our control (i.e. at the option of the holder).  Otherwise, we account for the financial instrument as permanent equity.

Initial Measurement.

We record our financial instruments classified as liability, temporary equity or permanent equity at issuance at the fair value, or cash received.

Subsequent Measurement.

We record the fair value of our financial instruments classified as liability at each subsequent measurement date. The changes in fair value of our financial instruments classified as liabilities are recorded as other expense/income.

Temporary Equity.

At each balance sheet date, we re-evaluate the classification of our redeemable instruments, as well as the probability of redemption. If the redemption amount is probable or the instrument is currently redeemable, we record the instrument at its redemption value.  Upon issuance, the initial carrying amount of a redeemable equity security it its fair value. If the instrument is redeemable currently at the option of the holder, it will be adjusted to its maximum redemption amount at each balance sheet date. If the instrument is not redeemable currently and it is not probable that it will become redeemable, it is recorded at its fair value. If it is probable the instrument will become redeemable it will be recognized immediately at its redemption value. The resulting increases or decreases in the carrying amount of a redeemable instrument will be recognized as adjustments to additional paid-in capital.

Business Combinations.

We account for our business combinations under the provisions of ASC 805-10, Business Combinations (ASC 805-10), which requires that the purchase method of accounting be used for all business combinations. Assets acquired and liabilities assumed, including non-controlling interests, are recorded at the date of acquisition at their respective fair values.  ASC 805-10 also specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill. Goodwill represents the excess purchase price over the fair value of the tangible net assets and intangible assets acquired in a business combination.  Acquisition-related expenses are recognized separately from the business combinations and are expensed as incurred.  If the business combination provides for contingent consideration, we record the contingent consideration at fair value at the acquisition date and any changes in fair value after the acquisition date are accounted for as measurement-period adjustments if they pertain to additional information about facts and circumstances that existed at the acquisition date and that we obtained during the measurement period.  Changes in fair value of contingent consideration resulting from events after the acquisition date, such as earn-outs, are recognized as follows: (i) if the contingent consideration is classified as equity, the contingent consideration is not re-measured and its subsequent settlement is accounted for within equity, or (ii) if the contingent consideration is classified as an asset or a liability, the changes in fair value are recognized in earnings.

BUSINESS

Overview

We are a global single-source provider of value-added services for both corporate enterprises and service providers.  We offer cloud and managed services, professional consulting services and voice, data and optical solutions to assist our customers in meeting their changing technology demands.  Our cloud solutions offer enterprise and service-provider customers the opportunity to adopt an operational expense model by outsourcing to us rather than the capital expense model that has dominated in recent decades in information technology (IT) infrastructure management.  Our professional services groups offer a broad range of solutions, including application development teams, analytics, project management, program management, telecom network management and field services.  Our engineering, design, installation and maintenance services support the build-out and operation of some of the most advanced enterprise, fiber optic, Ethernet and wireless networks.

We provide the following categories of offerings to our customers:

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Cloud and Managed Services.  Our cloud-based service offerings include platform as a service (PaaS), infrastructure as a service (IaaS), database as a service (DbaaS), and software as a service (SaaS). Our extensive experience in system integration and solutions-centric services helps our customers quickly to integrate and adopt cloud-based services. Our managed-services offerings include network management, 24x7x365 monitoring, security monitoring, storage and backup services.

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Applications and Infrastructure.  We provide an array of applications and services throughout North America and internationally, including unified communications, interactive voice response (IVR) and SIP-based call centers.  We also offer structured cabling and other field installations.  In addition, we design, engineer, install and maintain various types of WiFi and wide-area networks, distributed antenna systems (DAS), and small cell distribution networks for incumbent local exchange carriers (ILECs), telecommunications original equipment manufacturers (OEMs), cable broadband multiple system operators (MSOs) and enterprise customers. Our services and applications teams support the deployment of new networks and technologies, as well as expand and maintain existing networks.  We also design, install and maintain hardware solutions for the leading OEMs that support voice, data and optical networks.

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Professional Services.  We provide consulting and professional staffing solutions to the service-provider and enterprise market in support of all facets of the telecommunications business, including project management, network implementation, network installation, network upgrades, rebuilds, maintenance and consulting services.  We leverage our international recruiting database, which includes more than 70,000 professionals, for the rapid deployment of our professional services.  On a weekly basis, we deploy hundreds of telecommunications professionals in support of our worldwide customers.  Our skilled recruiters assist telecommunications companies, cable broadband MSOs and enterprise clients throughout the project lifecycle of a network deployment and maintenance.

Our Recent and Pending Acquisitions

We have grown significantly and expanded our service offerings and geographic reach through a series of strategic acquisitions. Since January 1, 2011, we have completed the following acquisitions:

●
ADEX Corporation.  In September 2012, we acquired ADEX, an Atlanta-based provider of engineering and installation services and staffing solutions and other services to the telecommunications industry.  ADEX’s managed solutions diversified our ability to service our customers domestically and internationally throughout the project lifecycle.

●
T N S, Inc.  In September 2012, we also acquired T N S, a Chicago-based structured cabling company and DAS installer that supports voice, data, video, security and multimedia systems within commercial office buildings, multi-building campus environments, high-rise buildings, data centers and other structures.  T N S extends our geographic reach to the Midwest area and our client reach to end-users, such as multinational corporations, universities, school districts and other large organizations that have significant ongoing cabling needs.

●	Tropical Communications, Inc. In August 2011, we acquired Tropical, a Miami-based provider of structured cabling and DAS systems for commercial and governmental entities in the Southeast.

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Rives-Monteiro Engineering LLC and Rives-Monteiro Leasing, LLC.  In December 2011, we acquired a 49% stake in RM Engineering, a certified Women Business Enterprise (WBE) cable firm based in Tuscaloosa, Alabama that performs engineering services in the Southeastern United States and internationally, and 100% of RM Leasing, an equipment provider for cable-engineering services firms.  We have an option to purchase the remaining 51% of RM Engineering for a nominal sum at any time.  RM Engineering operates from its headquarters in Tuscaloosa, Alabama and provides services to customers located in the United States and Latin America.

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Environmental Remediation and Financial Services, LLC.  In December 2012, our ADEX subsidiary acquired ERFS, an environmental remediation and disaster recovery company.  The acquisition of this company augmented ADEX’s disaster recovery service offerings.

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AW Solutions, Inc. In April 2013, we acquired AW Solutions, a professional, multi-service line, telecommunications infrastructure company that provides outsourced services to the wireless and wireline industry.  AW Solution’s services include network systems design, architectural and engineering services, program management and other technical services.  The acquisition of AW Solutions broadened our suite of services and added new customers to which we can cross-sell our other services.

We have also entered into definitive agreements for the following acquisitions:

●
Telco.  In November 2012, we executed a definitive agreement to acquire Telco.  We plan to integrate this professional services and telecommunications staffing business into our ADEX subsidiary in order to expand our project staffing business and our access to skilled labor.  We intend to consummate this acquisition during the fourth quarter of 2013.

●
IPC.  In November 2012, we executed a definitive agreement to acquire IPC, a New York-based cloud and managed services business, with professional services and applications capabilities.  IPC serves both corporate enterprises and telecommunications service providers.  We believe the acquisition of IPC will support our cloud and managed services aspect of our business, as well as improve our systems integration and applications capabilities.  We intend to use a portion of the proceeds from this offering to consummate this acquisition concurrently with the consummation of this offering.

In connection with the acquisitions of our subsidiaries, we entered into purchase agreements pursuant to which we agreed to certain on-going financial and other obligations.  The following is a summary of the material terms of the purchase agreements for our recent and pending acquisitions.

ADEX Corporation.  On September 17, 2012, we entered into an Equity Purchase Agreement (the “ADEX Agreement”) with the shareholders of ADEX and acquired all the outstanding capital stock of ADEX and ADEXCOMM Corporation, a New York corporation (“ADEXCOMM”) and all outstanding membership interests of ADEX Puerto Rico LLC, a Puerto Rican limited liability company (“ADEX Puerto Rico,” and together with ADEX and ADEXCOMM, the “ADEX Entities”).  Under the terms of the ADEX Agreement, we acquired all of the outstanding equity interests of the ADEX Entities in exchange for the cash payment at closing of $12,819,594, less the amount of debt of the ADEX Entities repaid by us at the closing (approximately $1,241,000).  We also issued a promissory note to the sellers in the principal amount of $1,046,000 and a note in the amount $1,332,668, which was equal to the net working capital of the ADEX entities as of the closing date. These notes have since been paid in full.

As additional consideration, we agreed to pay the ADEX sellers an amount of cash equal to the product of 0.75 (the “Multiplier”) multiplied by the adjusted EBITDA of the ADEX Entities for 12-month period beginning on October 1, 2012 (the “Forward EBITDA”); provided that if the Forward EBITDA is less than $2,731,243, the Multiplier shall be adjusted to 0.50, and if the Forward EBITDA is greater than $3,431,243, the Multiplier shall be adjusted to 1.0.  We also agreed to pay the ADEX sellers an amount of cash equal to the amount, if any, by which the Forward EBITDA is greater than $3,081,243. In connection with the obligation to make these payments, we reserved for issuance to the sellers 2,000 shares of our Series G Preferred Stock (the “Earn-Out Shares”), which shares will be issued to the sellers in the event we default on our obligation to make such payments.  Our obligation to deliver the Earn-Out Shares will be terminated if we make the required payments in cash.  The terms of the Series G Preferred Stock are described under the caption “Description of Capital stock – Preferred Stock – Series G Preferred Stock.” We valued the amount of contingent consideration likely to be paid at $2,123,210.  As of June 30, 2013, the amount of contingent consideration had not changed.

The ADEX Agreement contains representations, warranties, covenants and on-going indemnification obligations.  These covenants include an obligation during the year following the closing to continue to operate the ongoing business of the ADEX Entities in the same manner as previously conducted, and to provide certain of the sellers with substantial control over the business operations of the ADEX Entities.

T N S, Inc.  On September 17, 2012, we entered into a Stock Purchase Agreement (the “T N S Agreement”) with the stockholders of T N S pursuant to which we acquired all the outstanding capital stock of T N S for the following consideration paid or issued by us at the closing: (i) cash in the amount of $700,000, (ii) 4,150 shares of our Series F Preferred Stock, of which 575 shares are contingent and are subject to cancellation in whole or in part if T N S does not meet certain operating results for the year ending September 30, 2013, and (iii) 10,000 shares of our common stock.  The terms of the Series F Preferred Stock are described under the caption “Description of Capital Stock – Preferred Stock – Series F Preferred Stock.”

In addition, in the T N S Agreement, we agreed that, upon completion of this offering, we will issue to the sellers an aggregate number of shares of common stock equal to (i) $200,000 divided by (ii) the offering price per share of our common stock in this offering. We have valued such obligation at $259,550 as of the acquisition date and recorded such amount as a liability as of such date. As of June 30, 2013 and December 31, 2012, the fair value of such obligation had not changed.

As additional consideration, we agreed to pay the sellers an amount equal to 20% of T N S’s adjusted EBITDA in excess of $1,275,000 for each of the three 12-month periods immediately following the closing date.  During such 36-month period, we agreed to operate T N S in the ordinary course with the commercially-reasonable objective of maximizing the amount payable to the sellers with respect to such three 12-month periods. Finally, in the event the adjusted EBITDA of T N S for the 12-month period beginning October 1, 2012 is greater or less than $1,250,000, we also agreed to issue or cancel, as appropriate, shares of Series F Preferred Stock based on an agreed-upon formula.  We valued the contingent consideration likely to be paid at $557,933 as of the date of the acquisition. As of June 30, 2013 and December 31, 2012, the amount of contingent consideration had not changed.

In the T N S Agreement, we granted the sellers the right to put to us the shares of common stock issued at the closing for $50.00 per share, beginning 18 months after the closing and continuing for 60 days thereafter. In addition, the holders of the Series F Preferred Stock can demand that an aggregate of 3,000 shares of Series F Preferred Stock be redeemed beginning on November 27, 2012 at a redemption price of $1,000 per share, with the redemption to occur within 20 days of such request.  The holders may also request that an additional 575 shares of Series F Preferred Stock be redeemed beginning on September 17, 2013 and that any additional shares of Series F Preferred Stock be redeemed beginning on September 17, 2014.

Tropical Communications, Inc.  On August 15, 2011, we entered into a Stock Purchase Agreement (the “Tropical Agreement”) with the sole shareholder of Tropical pursuant to which we acquired all of the issued and outstanding stock of Tropical for the following consideration: (i) 2,000 shares of common stock, (ii) the assumption of indebtedness in the aggregate amount of $334,369, (iii) an amount equal to 50% of the net income of Tropical Communications during the 18-month period following the closing, of which there was none, and (iv) warrants to purchase up to 1,000 additional shares of common stock at a price equal to the lower of a 25% discount to the market price of the common stock on the date of exercise or $150.00 per share, for each $500,000 of EBITDA earned by Tropical during the 24-month period following closing. We valued the contingent consideration likely to be paid at $15,320 for reporting purposes as of December 31, 2012. As of March 31, 2013, we determined that, based upon the operating results of Tropical since the date of acquisition, the fair value of the contingent consideration should be adjusted to $0.

Rives-Monteiro Engineering LLC and Rives-Monteiro Leasing, LLC.  On November 15, 2011, we entered into, and on December 14, 2011 we amended, a Stock Purchase Agreement (the “Rives-Monteiro Agreement”) with the two members of RM Engineering and RM Leasing (collectively Rives-Monteiro) pursuant to which we acquired 49% of the membership interests of RM Engineering, were granted the right to purchase the remaining 51% of RM Engineering for $1.00 and acquired all of the membership interests of RM Leasing for the following consideration: (i) a cash payment in the amount of $300,000, of which $100,000 was paid on December 29, 2011, the date of consummation of the acquisitions, $100,000 was payable on or before March 29, 2012, and $100,000 was payable on or before June 29, 2012, (ii) 15,000 shares of common stock, (iii) the assumption of indebtedness in the aggregate amount of $211,455, (iv) an amount equal to 50% of the net income of RM Engineering during the 18-month period following date of acquisition of RM Engineering, and (v) warrants to purchase up to 1,000 additional shares of common stock at a price equal to the lower of a 25% discount to the market price of the common stock on the date of exercise or $150.00 per share, for each $500,000 of EBITDA earned by RM Engineering during the 24-month period following the date of acquisition of RM Engineering.  The cash payments in the aggregate amount of $200,000 were not paid when due in March and June 2012, and the parties have agreed that such payments will be made on or prior to the closing of this offering. We valued the contingent consideration likely to be paid at $126,287 as of December 31, 2012. As of March 31, 2013, we determined, based upon the operating results of RM Engineering since the date of acquisition, that the fair value of this contingent consideration should be adjusted to $36,547.

The Rives-Monteiro Agreement contains representations, warranties, covenants and on-going indemnification obligations.  These covenants include an obligation during the year following the closing to continue to operate the ongoing business of RM Engineering in the same manner as previously conducted.

Environmental Remediation.  On November 30, 2012, ADEX entered into an Equity Purchase Agreement (the “Environmental Remediation Agreement”) with ERFS and the sole stockholder of ERFS pursuant to which ADEX acquired all the outstanding equity interests of ERFS for the following consideration for the issuance to 4,500 shares of our Series I Preferred Stock.  The terms of the Series I Preferred Stock are described under the caption “Description of Capital stock – Preferred Stock – Series I Preferred Stock”.  In the Environmental Remediation Agreement, we granted the seller the right to put to us up to $750,000 of the Series I Preferred Stock at a price of $1,000 per share (less the amount of pre-closing receivables collected and paid to the seller) on and after June 30, 2013.

In addition, in the Environmental Remediation Agreement, as additional consideration, we agreed to pay the seller an amount, payable in cash or common stock, at our election, equal to 1.5 times ERFS’s EBITDA in the 12-month period ending December 31, 2013, provided the EBITDA for such period exceeds ERFS’s EBITDA for the 12-month period ended November 30, 2012 by $10,000 or more.  In addition, we agreed to cause ERFS to pay to the seller on a bi-weekly basis an amount of cash equal to the amount of any receivables related to pre-closing activities of ERFS that are collected after the date of the acquisition, up to a maximum of $750,000. We valued the contingent consideration likely to be paid at $2,100,000 as of December 31, 2012. As of June 30, 2013, the amount of contingent consideration had not changed.

AW Solutions.  On April 3, 2013, we entered into a Purchase Agreement (the “AWS Agreement”) with AW Solutions Inc., AW Solutions Puerto Rico, LLC and each of the equity owners of such companies pursuant to which we acquired all of the outstanding capital stock of AW Solutions Inc. and the membership interests of AW Solutions Puerto Rico, LLC for an aggregate purchase price of $8,760,097, subject to certain customary working capital adjustments.

At the closing of the acquisition on April 15, 2013, we made a cash payment to the sellers in the amount of $475,000 (the “Closing Date Cash Payment”), and made a cash payment in the amount of $25,000 to an escrow agent to be held in escrow in accordance with the terms of an escrow agreement. We also issued promissory notes (the “AW Notes”) to each of the sellers in the aggregate principal amount of $2,107,803. The AW Notes bear interest at the rate of 0.22% per annum and are payable within five business days of the earlier of (i) the date of consummation of this offering or (ii) September 30, 2013. On the maturity date of the AW Notes, 5% of the then-outstanding principal balance of the AW Notes will be delivered by us to the escrow agent to be held in escrow. The AW Notes are secured by a lien on the accounts receivable of AW Solutions as of the closing date pursuant to a security agreement among the sellers, AW Solutions and our company.  If we default on the AW Notes, the sellers may exercise their lien on the accounts receivable of AW Solutions. As additional consideration for the purchase of AW Solutions, we issued to the sellers an aggregate of 203,735 shares of our common stock. Any amounts remaining held in escrow by the escrow agent not subject to any claims shall be released to the sellers nine months after the closing date.

The AWS Agreement provides for certain earn-out payments to the Sellers based on the first and second anniversary EBITDA of AW Solutions. Following the first anniversary of the closing date, we will calculate the EBITDA of AW Solutions for the twelve-month period beginning on the closing date and ending on the first anniversary of the closing date (the “First Anniversary EBITDA”), which will be subject to review by the sellers in accordance with the AWS Agreement. If required, we will make an earn-out payment to the Sellers based on the First Anniversary EBITDA as follows (the “First EBITDA Adjustment”):

(i)            if the First Anniversary EBITDA is less than $2,000,000, the First EBITDA Adjustment will be zero;

(ii)           if the First Anniversary EBITDA is equal to or greater than $2,000,000 and less than or equal to $3,000,000, then the First EBITDA Adjustment will be equal to the First Anniversary EBITDA and will be paid by us to the sellers in cash;

(iii)           if the First Anniversary EBITDA is greater than $3,000,000 and less than or equal to $4,000,000, then the First EBITDA Adjustment will be equal to 1.5 times the First Anniversary EBITDA and will be paid by us to the sellers in cash;

(iv)           if the First Anniversary EBITDA is greater than $4,000,000 and less than or equal to $5,000,000, then the First EBITDA Adjustment will be equal to 2.0 times the First Anniversary EBITDA, of which 50% will be paid by us to the sellers in cash and 50% will be paid by the issuance to the sellers of unregistered shares of common stock at a price per share equal to the closing price of the common stock on the first anniversary of the closing date; or

(v)           if the First Anniversary EBITDA is greater than $5,000,000, then the First EBITDA Adjustment will be equal to 2.25 times the First Anniversary EBITDA, of which 50% will be paid by us to the sellers in cash and 50% will be paid by the issuance to the sellers of unregistered shares of common stock at a price per share equal to the closing price of the common stock on the first anniversary of the closing date.

Following the second anniversary of the closing date, we will calculate the EBITDA of AW Solutions for the twelve-month period beginning on the first anniversary of the closing date and ending on the second anniversary of the closing date (the “Second Anniversary EBITDA”), which will be subject to review by the sellers in accordance with the AWS Agreement. We will make an earn-out payment to the sellers based on the Second Anniversary EBITDA as follows (the “Second EBITDA Adjustment”):

(i)            if the Second Anniversary EBITDA is less than or equal to the First Anniversary EBITDA, then the Second EBITDA Adjustment will be zero;

(ii)           if the Second Anniversary EBITDA exceeds the First Anniversary EBITDA (the “EBITDA Growth Amount”) by an amount less than $1,000,000, the Second EBITDA Adjustment will be equal to 2.0 times the EBITDA Growth Amount and will be paid us to the sellers in cash;

(iii)           if the EBITDA Growth Amount is equal to or greater than $1,000,000 and less than $3,000,000, then the Second EBITDA Adjustment will be equal to 2.25 times the EBITDA Growth Amount, of which 88.88% will be paid by us to the sellers in cash and 11.12% will be paid by the issuance to the sellers of unregistered shares of common stock at a price per share equal to the closing price of the common stock on the second anniversary of the closing date; or

(iv)           if the EBITDA Growth Amount is equal to or greater than $3,000,00, then the Second EBITDA Adjustment will be equal to 2.5 times the EBITDA Growth Amount, of which 80% will be paid by us to the sellers in cash and 20% will be paid by the issuance to the sellers of unregistered shares of common stock at a price per share equal to the closing price of the common stock on second anniversary of the closing date.

Telco.  On November 19, 2012, we entered into an Asset Purchase Agreement (the “Tekmark Agreement”) to acquire all the property, assets and business of Telco from Tekmark Global Solutions LLC.  Under the terms of the Tekmark Agreement, at the closing of the acquisition, we will pay the seller an aggregate amount in cash equal to the difference between (i) the product of 5.0 multiplied by the Estimated Closing EBITDA (as defined) of Telco for the 12-month period ending on the last day of the month prior to the closing date (the “Estimated Closing TTM EBITDA”), less (ii) $2,600,000.  In addition, we will issue to the seller a number of shares of common stock equal to the product of (i) the Estimated Closing TTM EBITDA, and (ii) the price of the common stock sold in this offering, rounded to the nearest whole share. We will also pay the seller additional cash compensation in an amount equal to the EBITDA (as defined) of Telco for the 12-month period beginning on the first day of the first calendar month commencing after the closing date (the “Initial Earnout Period”). We intend to fund the cash portion of the purchase price from the sale of additional equity securities, which we expect to sell in a subsequent underwritten public offering in the fourth quarter of 2013. There can be no assurance, however, that we will be able to obtain any additional financing on terms that are acceptable to us, if at all.

Following the closing, as additional consideration, we will make supplemental payments to the seller in cash for (i) the 12-month period beginning on the first day of the thirteenth calendar month commencing after the closing date (the “First Supplemental Earnout Period”) and (ii) the 12-month period beginning on the first day of the twenty-fifth calendar month commencing after the closing date (the “Second Supplemental Earnout Period”). The payment made for the First Supplemental Earnout Period will be an amount equal to the product of 2.0 multiplied by the positive difference, if any, between (a) the EBITDA of Telco for the First Supplemental Earnout Period, minus (b) the Closing TTM EBITDA (as defined). The payment made for the Second Supplemental Earnout Period will be an amount equal to the product of 2.0 multiplied by the positive difference, if any, between (y) the EBITDA of Telco for the Second Supplemental Earnout Period, minus (z) the Closing TTM EBITDA.

The Tekmark Agreement contains customary representations, warranties, covenants and indemnification provisions. The closing of the acquisition remains subject to closing conditions, including the accuracy of representations and warranties of the parties in the Tekmark Agreement and consummation of an equity financing, including this offering, to secure sufficient funding for the transaction.  The Tekmark Agreement may be terminated at any time prior to closing (i) by mutual consent of the parties, (ii) by either party if the closing has not occurred by August 31, 2013, (iii) by either party if the other party has breached any of its representations, warranties or covenants or (iv) by either party if a court or governmental authority has issued a final order or ruling prohibiting the transaction.

IPC.  On November 20, 2012, we entered into a Stock Purchase Agreement (the “IPC Agreement”) to acquire all the outstanding capital stock of IPC.  Under the terms of the IPC Agreement, at the closing of the acquisition, we will pay the sellers (a) a cash payment in an amount equal to (i) the product of 5.2 multiplied by the TTM EBITDA (as defined), (ii) less Estimated Closing Debt (as defined), (iii) less Estimated Company Unpaid Transaction Expenses (as defined), (iv) plus any Estimated Working Capital Surplus (as defined) or less any Estimated Working Capital Deficiency (as defined), less the Escrow Amount (the “Initial Cash Payment”) and (b) a stock payment consisting of a number of shares of common stock equal to the quotient obtained by dividing (A) (i) the product of 0.2 multiplied by the TTM EBITDA, (ii) less Estimated Closing Debt, (iii) less Estimated Company Unpaid Transaction Expenses, (iv) plus any Estimated Working Capital Surplus or less any Estimated Working Capital Deficiency, by (B) the price of a share of common stock in this offering.  Each seller may elect to receive a portion of such seller’s pro rata share of the Initial Cash Payment, up to an amount equal to such Seller’s pro rata share of the TTM EBITDA, in shares of common stock in lieu of cash (the “Elected Amount”) provided that such seller (i) provides proper notification of such election and (ii) the number of shares to be so issued shall be determined by dividing such seller’s Elected Amount by the price of a share of common stock in this offering.

As additional consideration, following the closing, we will make an additional cash payment in an amount equal to the aggregate amount of (i) the product of 0.6 multiplied by the EBITDA of IPC for the 12-month period beginning on the first day of the first calendar month commencing after the closing date (the “Forward EBITDA”), plus (ii) in the event that the Forward EBITDA exceeds the TTM EBITDA by 5.0% or more, an amount equal to 2.0 multiplied by this difference.

The IPC Agreement contains customary representations, warranties, covenants and indemnification provisions. The closing remains subject to closing conditions, including the accuracy of representations and warranties of the parties in the IPC Agreement and completion of a public offering of our common stock, including this offering.  The IPC Agreement may be terminated at any time prior to closing (i) by mutual consent of the parties, (ii) by either party if the closing has not occurred by August 31, 2013, (iii) by either party if the other party has breached any of its representations, warranties or covenants or (iv) by either party if a court or governmental authority has issued a final order or ruling prohibiting the transaction.

Our Industry

Global Internet traffic is expected to continue to grow rapidly, driven by factors such as the increased use of smart phones, tablets and other internet devices, the proliferation of social networking and the increased adoption of cloud-based services.  Corporate enterprises are increasingly adopting cloud-based services, which enable them and other end users to rapidly deploy applications without building out their own expensive infrastructure and to minimize the growth in their own IT departments.

Global Internet traffic is expected to quadruple from 2011 to 2016 according to a 2012 white paper prepared by Cisco Systems, Inc. (Cisco).  Global data traffic (including as a result of the use of smartphones, tables, laptops and other mobile telecommunications devices) is expected to increase 18 times from 2011 to 2016, according to the same report.  Subscriptions to either free or paid cloud services are expected to continue to increase from 500 million consumers worldwide in 2012, to an estimated 625 million in 2013, and then double over the course of four years to reach 1.3 billion by 2017, according to the IHS iSuppli Mobile & Wireless Communications service report.

Source: IHS iSuppli Research, October 2012

Corporate enterprises are increasingly adopting cloud-based services to integrate applications, decrease capital and operational expense and create business agility by taking advantage of accelerated time to market dynamics.  Demand for cloud-based services creates demand for both providing solutions to end-user corporate enterprises as well as augmenting the offerings of telecommunications service providers.

The rapid increase in data traffic, usage of wireless networks and evolution of services and technology are also driving telecommunications providers to undertake a number of initiatives to increase coverage, capacity and performance of their existing networks, including adding and upgrading cell sites nationwide.

To remain competitive and meet the rapidly-growing demand for state-of-the-art mobile data services, telecommunications and cable companies rely on outsourcing to provide a wide range of network and infrastructure services, as well as project staffing services, to help build out and maintain their networks.  OEMs supplying equipment to those telecommunications and cable service providers also frequently rely on outsourced solutions for project management and network deployment.  Demand for these services is expected to grow rapidly.  According to the Telecommunications Industry Association 2012 ICT Market Review, the wireless telecommunications and network infrastructure outsourcing market has grown 9.5% per year since 2004 and is expected to continue to grow at a 5.9% rate through 2014, becoming a $21.6 billion market in 2014.

Technological convergence of voice, video and data, as well as competitive pressures, are driving consolidation in the telecommunications industry and cable broadband marketplace. Because of the immense integration challenges, merging entities rely in part on specialty solutions providers to efficiently integrate different technologies and networks into a single network.

In building out and managing telecommunications networks, service providers and enterprise customers face many challenges, including difficulty locating, recruiting, hiring and retaining skilled labor, significant capital investment requirements and competitive pressures on operating margins.  In response to these ongoing challenges, telecommunications providers and enterprise customers continue to seek and outsource solutions in order to reduce their investment in capital equipment, provide flexibility in workforce sizing and expand product offerings without large increases in incremental hiring.  Outsourcing professional services also allows telecommunications providers and enterprise customers to focus on those competencies they consider core to their business success.

Our Competitive Strengths

We seek to become the single-source provider of choice of end-to-end outsourced cloud and managed services, network infrastructure and project staffing solutions, to corporate enterprises and telecommunications and broadband service providers.  We believe that our strengths described below will enable us to continue to compete effectively and to take advantage of anticipated growth in our target markets:

●
Single-Source Provider of End-to-End Network Infrastructure, Cloud and Managed Services and Project Staffing Needs, Applications and Infrastructure to Enterprise and Service Providers.  We believe our ability to address a wide range of end-to-end network solutions, infrastructure and project staffing needs for our clients is a key competitive advantage.  Our ability to offer diverse technical capabilities (including design, engineering, construction, deployment, installation and integration services) allows customers to turn to a single source for these specific specialty services, as well as to entrust us with the execution of entire turn-key solutions.

●
Established Customer Relationships With Leading Infrastructure Providers.  We have established relationships with many leading wireless and wireline telecommunications providers, cable broadband MSOs, OEMs and others. We have over 30 master service agreements with service providers and OEMs. Our current customers include Ericsson Inc., Verizon Communications Inc., Alcatel-Lucent USA Inc., Century Link, Inc., AT&T Inc. and Hotwire Communications. Our relationships with our customers and existing master service agreements position us to continue to capture existing and emerging opportunities, both domestically and internationally.  We believe the barriers are extremely high for new entrants to obtain master service agreements with service providers and OEMs unless there are established relationships and a proven ability to execute.

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Proven Ability to Recruit, Manage and Retain High Quality Telecommunications Personnel.  Our ability to recruit, manage and retain skilled labor is a critical advantage in an industry in which a shortage of skilled labor is often a key limitation for our customers and competitors alike.  We own and operate an actively-maintained database of more than 70,000 telecom personnel.  We also employ highly-skilled recruiters and utilize an electronic hiring process that we believe expedites deployment of personnel and reduces costs.  Our staffing capabilities allow us to efficiently locate and engage skilled personnel for projects, helping ensure that we do not miss out on opportunities due to a lack of skilled labor.  We believe this access to a skilled labor pool gives us a competitive edge over our competitors as we continue to expand.

●
Strong Senior Management Team with Proven Ability to Execute.  Our highly-experienced management team has deep industry knowledge and a strong track record of successful execution in major corporations, as well as startup ventures.  Our senior management team brings an average of over 25 years of individual experience across a broad range of disciplines.  We believe our senior management team is a key driver of our success and is well-positioned to execute our strategy.

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Scalable and Capital Efficient Business Model.  We typically hire workers to staff projects on a project-by-project basis and we believe this business model enables us to staff our business efficiently to meet changes in demand.  Our operating expenses, other than staffing, are primarily fixed; we are generally able to deploy personnel to infrastructure projects in the United States and beyond with incremental increases in operating costs.

Our Growth Strategy

Under the leadership of our senior management team, we intend to build our sales, marketing and operations groups to support our rapid growth while focusing on increasing operating margins.  While organic growth will be a main focus in driving our business forward, acquisitions will play a strategic role in augmenting existing product and service lines and cross selling opportunities.  We are pursuing several strategies, including:

●
Grow Revenues and Market Share through Selective Acquisitions.  We plan to continue to acquire private companies that enhance our earnings and offer complementary services or expand our geographic reach.  We believe such acquisitions will help us to accelerate our revenue growth, leverage our existing strengths, and capture and retain more work in-house as a prime contractor for our clients, thereby contributing to our profitability.  We also believe that increased scale will enable us to bid and take on larger contracts.  We believe there are many potential acquisition candidates in the high-growth cloud computing space, the fragmented professional services markets, and in the applications and infrastructure arena.

●
Deepen Our Relationships With Our Existing Customer Base.  Our customers include many leading wireless and wireline telecommunications providers, cable broadband MSOs, OEMs and enterprise customers.  As we have expanded the breadth of our service offerings through both organic growth and selective acquisitions, we believe we have opportunities to expand revenues with our existing clients by marketing additional service offerings to them, as well as by extending services to existing customers in new geographies.

●
Expand Our Relationships with New Service Providers. We plan to expand new relationships with smaller cable broadband providers, competitive local exchange carriers (CLECs), integrated communication providers (IC’s), competitive access providers (CAPs), network access point providers (NAPs) and integrated communications providers (ICPs).  We believe that the business model for the expansion of these relationships, leveraging our core strength and array of service solutions, will support our business model for organic growth.

●
Increase Operating Margins by Leveraging Operating Efficiencies.  We believe that by centralizing administrative functions, consolidating insurance coverages and eliminating redundancies across our newly-acquired businesses, we will be positioned to offer more integrated end-to-end solutions and improve operating margins.

Our Services

We provide cloud- and managed-service-based platforms, professional services, applications and infrastructure to both the telecommunications industry and corporate enterprises.  Our cloud-based and managed services and our engineering, design, construction, installation, maintenance and project staffing services support the build-out, maintenance, upgrade and operation of some of the most advanced fiber optic, Ethernet, copper, wireless and satellite networks.  Our breadth of services enables our customers to selectively augment existing services or to outsource entire projects or operational functions. We divide our service offerings into the following categories of services:

●
Cloud and Managed Services.  We provide integrated cloud-based solutions that allow organizations around the globe to integrate their applications on various services into a web-hosted environment.  We combine engineering expertise with service and support to maintain and support telecommunications networks.  We provide hardware solutions and applications, as well as professional services, that work as a seamless extension of a telecommunications service provider or enterprise end user.

●
Applications and Infrastructure.  We provide an array of applications and services, including unified communications, voice recognition and call centers, as well as structured cabling, field installations and other infrastructure solutions.  Our design, engineering, installation and maintenance of various types of local and wide-area networks, DAS systems, and other broadband installation and maintenance services augment ILECs, telecommunications OEMs, cable broadband MSOs and large end-users.  Our services and applications support the deployment of new networks and technologies, as well as expand and maintain existing networks.  We also sell hardware and applications for the leading OEMs that support voice, data and optical networks.

●
Applications.  We apply our expertise in networking, converged communications, security, data center solutions and other technologies utilizing our skills in consulting, integration and managed services to create customized solutions for our enterprise customers.  We provide applications  for managed data, converged services (single and multiple site); voice recognition, session initiation protocol (SIP trunking-Voice Over IP, streaming media, UC) collocation services and others.

●
Wireless and Wireline Installation, Commission and Integration.  We provide a full-range of solutions to OEMs, wireless carriers and enterprise customers throughout the United States, including structured cabling, wiring and field installation of various types of local and wide-area networks and DAS systems, and outside plant work.  Our technicians construct, install, maintain and integrate wireless communications and data networks for some of the largest cellular broadband and digital providers in the United States.  Our projects include services to Verizon Communications and Ericsson in connection with their 4G/LTE network deployments throughout the United States.

●
Turn-Key Communications Services.  Our telecom and broadband services group addresses the growing demand for broadband-based unified communications and structured cabling.  Our services include switch conditioning, switch re-grooming, cable splicing and grounding audits.  Our premise wiring services include design, engineering, installation, integration, maintenance and repair of telecommunications networks for voice, video and data inside various corporate enterprises, as well as state and local government properties.  Additionally, we provide maintenance and installation of electric utility grids and water and sewer utilities.  We provide outside plant telecommunications services primarily under hourly and per-unit-basis contracts to local telephone companies.  We also provide these services to U.S. corporations, long distance telephone companies, electric utility companies, local municipalities and cable broadband MSOs.

●
Disaster Recovery.  Our disaster recovery services provide emergency network restoration services and environmental remediation services to leading telecommunications carriers throughout the United States, including projects for Hurricane Sandy relief, Hurricane Katrina relief, Alabama Tornado relief and Southern California flood assistance.  Customers include AT&T, Verizon Wireless and Century Link/Quest.

●
Professional Services.  As a result of our acquisition of ADEX, we have a proprietary international recruiting database of more than 70,000 telecom professionals, the majority of which are well-qualified engineering professionals and experienced project managers.  We believe our skilled recruiters, combined with an entirely electronic staffing process, reduce our overall expenses for any project because of our efficient recruiting and deployment techniques.  On a weekly basis, we deploy hundreds of telecommunications professionals in support of network infrastructure deployments worldwide.

Customers

Our customers include many leading corporate enterprises, wireless and wireline telecommunications providers, cable broadband MSOs and OEMs and small independent phone companies.  Our enterprise solutions are provided to small businesses and Fortune 500 companies. Our current service provider and OEM customers include leading telecommunications companies, such as Ericsson, Inc., Verizon Communications, Sprint Nextel Corporation and AT&T.

Our top two customers, Verizon Communications and Danella Construction, accounted for approximately 73% of our total revenues in the year ended December 31, 2011.  Our top four customers, Nexlink, Ericsson, Inc., Verizon Communications and Ericsson Caribbean, accounted for approximately 59% of our total revenues in the year ended December 31, 2012.  Ericsson, as an OEM provider for seven different carrier projects, accounted for approximately 47% of our total revenues in the year ended December 31, 2012.  Our top five customers, Ericsson, Inc., Ericsson Caribbean, Claro Puerto Rico, JDL Technologies and Crown Castle, accounted for approximately 58% of our total revenues in the six-month period ended June 30, 2013, and Ericsson accounted for approximately 47% of our revenues during such period.

A substantial portion of our revenue is derived from work performed under multi-year master service agreements and multi-year service contracts.  We have entered into master service agreements, or MSAs, with numerous service providers and OEMs, and generally have multiple agreements with each of our customers.  MSAs are awarded primarily through a competitive bidding process based on the depth of our service offerings, experience and capacity. MSAs generally contain customer-specified service requirements, such as discrete pricing for individual tasks, but do not require our customers to purchase a minimum amount of services.  To the extent that such contracts specify exclusivity, there are often a number of exceptions, including the ability of the customer to issue work orders valued above a specified dollar amount to other service providers, perform work with the customer’s own employees and use other service providers.  Most of our MSAs may be cancelled by our customers upon minimum notice (typically 60 days), regardless of whether we are then in default.  In addition, many of these contracts permit cancellation of particular purchase orders or statements of work without any prior notice.  Our cloud-managed service offerings have multi-year agreements and provide the customers with service level commitments. This is one of the fastest growing portions of our business.

Suppliers and Vendors

We have agreements with major telecommunications vendors such as Ericsson. For a majority of the contract services we perform, our customers supply the necessary materials.  We expect to continue to further develop these relationships and to broaden our scope of work with each of our partners.  In many cases, our relationships with our partners have extended for over a decade, which we attribute to our commitment to excellence.  It is our objective to selectively expand our partnerships moving forward in order to expand our service offerings.

Competition

The business of providing infrastructure and managed services to telecommunications companies and enterprise clients is highly fragmented and the business is characterized by a large number of participants, including several large companies, as well as a significant number of small, privately-held, local competitors.

Our current and potential larger competitors include Arrow Electronics, Inc., Black Box Corporation Dimension Data, Dycom Industries, Inc., Goodman Networks, Inc., MasTec, Inc., TeleTech Holdings, Inc., Unisys Corporation, Unitek Global Services, Inc., Tech Mahindra and Volt Information Sciences, Inc.  A significant portion of our services revenue is currently derived from MSAs and price is often an important factor in awarding such agreements.  Accordingly, our competitors may underbid us if they elect to price their services aggressively to procure such business.  Our competitors may also develop the expertise, experience and resources to provide services that are equal or superior in both price and quality to our services, and we may not be able to maintain or enhance our competitive position.  The principal competitive factors for our services include geographic presence, breadth of service offerings, worker and general public safety, price, quality of service and industry reputation.  We believe we compete favorably with our competitors on the basis of these factors.

Safety and Risk Management

We require our employees to participate in internal training and service programs from time to time relevant to their employment and to complete any training programs required by law.  We review accidents and claims from our operations, examine trends and implement changes in procedures to address safety issues.  Claims arising in our business generally include workers’ compensation claims, various general liability and damage claims, and claims related to vehicle accidents, including personal injury and property damage.  We insure against the risk of loss arising from our operations up to certain deductible limits in substantially all of the states in which we operate.  In addition, we retain risk of loss, up to certain limits, under our employee group health plan.  We evaluate our insurance requirements on an ongoing basis to help ensure we maintain adequate levels of coverage.

We carefully monitor claims and actively participate with our insurers in determining claims estimates and adjustments.  The estimated costs of claims are accrued as liabilities, and include estimates for claims incurred but not reported.  Due to fluctuations in our loss experience from year to year, insurance accruals have varied and can affect the consistency of our operating margins.  If we experience insurance claims in excess of our umbrella coverage limit, our business could be materially and adversely affected.

Employees

As of June 30, 2013, we had 695 full-time employees and six part-time employees, of whom 59 were in administration and corporate management, 11 were accounting personnel and 625 were technical and project managerial personnel.

In general, the number of our employees varies according to the level of our work in progress.  We maintain a core of technical and managerial personnel to supervise all projects and add employees as needed to complete specific projects.  Because we also provide project staffing, we are well-positioned to respond to changes in our staffing needs.

Properties

Our principal executive offices are located in Red Bank, New Jersey in segregated offices comprising an aggregate of approximately 1,000 square feet within the corporate offices of Tekmark Global Solutions, LLC.  We are occupying our offices on an exclusive basis pursuant to a license agreement with Tekmark Global Solutions, LLC that terminates on December 31, 2017, subject to the right of either party to terminate the agreement on 30 days notice, and provides for monthly license fees of $1.00 for the use of the offices.

Set forth below are the locations of the other properties leased by us, the businesses which use the properties, and the size of each such property.  All of such properties are used by our company or by one of our subsidiaries principally as office facilities to house their administrative, marketing, and engineering and professional services personnel.  We believe our facilities and equipment to be in good condition and reasonably suited and adequate for our current needs.

Location	Owned or Leased	User	Size (Sq Ft)
Tuscaloosa, AL	Leased(1)	Rives-Monteiro Engineering, LLC	5,000
Miami, FL	Leased(2)	Tropical Communications, Inc.	6,000
Temple Terrace, FL	Leased(3)	Adex Corporation	2,500
Alpharetta, GA	Leased(4)	Adex Corporation	9,000
Des Plaines, IL	Leased(5)	T N S, Inc.	1,500
Upland, CA	Leased(6)	Adex Corporation	2,047
Naperville, IL	Leased(7)	Adex Corporation	1,085
Alpharetta, GA	Licensed(8)	Adex Corporation	1,000
Longwood, FL	Leased(9)	AW Solutions	7,750
Puerto Rico	Leased(10)	AW Solutions	1,575
Delray Beach, FL	Leased(11)	InterCloud Systems, Inc.	700
_________________

(1)	This facility is leased pursuant to a month-to-month lease that provides for monthly rental payments of $1,500 for the lease term.
(2)	This facility is leased pursuant to a one-year lease that expires in September 2013 and provides for aggregate rental payments of $1,792.25 per month for the lease term.
(3)	This facility is leased pursuant to a 38-month lease that expires in December 2015 and provides for aggregate rental payments of $3,645.83 per month for the lease term.
(4)
This facility is leased pursuant to a 36-month lease that expires in April 2014 and provides for aggregate rental payments of $8,440.00 per month for the first 12 months, $8,695.26 for the following 12 months and $8,956.12 for the final 12 months.

(5)	This facility is leased pursuant to one-year lease that expires in August 2013 and provides for monthly payments of $1,163.75 for the lease term.
(6)	This facility is leased pursuant to a one-year lease that expires in August 2013 and provides for aggregate rental payments of $2,251.70 per month for the lease term.
(7)
This facility is leased pursuant to a two-year lease that expires in July 2014 and provides for aggregate rental payments of $1,627.50 per month for the first 12 months and $1,672.71 for the next 12 months.

(8)
This facility is licensed pursuant to a temporary license terminable by either party upon 30 days prior written notice and provides for aggregate payments of $200.00 per month.  ADEX is also required to reimburse the licensor for its pro rata share of all utilities.

(9)
This facility is leased pursuant to a three-year lease that expires in February 2015 and provides for monthly rental payments of $13,245 for the first year and for a 5% increase in the monthly rental payments in each of the second of third years.

(10)
This facility is leased under a two-year lease that expires on January 1, 2015 and provides for monthly payments of $1,500 for the first year and a 3% increase in the monthly rental payments in the second year.

(11)	This facility is leased pursuant to a 12-month lease that expires in July 2014 and provides for aggregate rental payments of $1,828.50 per month for the term of the lease.

Legal Proceedings

We are, and may from time to time become, a party to legal proceedings arising in the ordinary course of business. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

Environmental Matters

A portion of the work we perform is associated with the underground networks of our customers.  As a result, we are potentially subject to material liabilities related to encountering underground objects that may cause the release of hazardous materials or substances.  We are subject to federal, state and local environmental laws and regulations, including those regarding the removal and remediation of hazardous substances and waste.  These laws and regulations can impose significant fines and criminal sanctions for violations. Costs associated with the discharge of hazardous substances may include clean-up costs and related damages or liabilities.  These costs could be significant and could adversely affect our results of operations and cash flows.

Regulation

Our operations are subject to various federal, state, local and international laws and regulations, including licensing, permitting and inspection requirements applicable to electricians and engineers; building codes; permitting and inspection requirements applicable to construction projects; regulations relating to worker safety and environmental protection; telecommunication regulations affecting our fiber optic licensing business; labor and employment laws; and laws governing advertising.

We believe that we have all the licenses required to conduct our operations.  Our failure to comply with applicable regulations could result in substantial fines or revocation of our operating licenses.

MANAGEMENT

 Executive Officers and Directors

The following sets forth information about our executive officers and directors as of July 31, 2013.

Name	Position	Age

Mark Munro	Chairman of the Board, Chief Executive Officer	51
Mark F. Durfee(1)(2)(3)	Director	56
Charles K. Miller(1)(2)(3)	Director	52
Neal L. Oristano(1)(2)(3)	Director	57
Daniel J. Sullivan	Chief Financial Officer	55
Lawrence M. Sands	Senior Vice President, Corporate Secretary	53
Roger M. Ponder	Chief Operating Officer	61
Frank Jadevaia	President*	54
_____________

*	Mr. Jadevaia is expected to serve as our President upon the completion of this offering and the acquisition of IPC.

(1)	Member of Audit Committee.
(2)	Member of Compensation Committee.
(3)	Member of the Governance & Nominating Committee.

The following is information about the experience and attributes of the members of our board of directors and senior executive officers as of the date of this prospectus.  The experience and attributes of our directors discussed below provide the reasons that these individuals were selected for board membership, as well as why they continue to serve in such positions.

Mark Munro, Chief Executive Officer and Chairman of the Board.  Mr. Munro has served as our Chief Executive Officer and as the Chairman of our Board since December 2011.  Mr. Munro is also the Founder and has been President of Munro Capital Inc., a private equity investment firm, since 2005.  Mr. Munro has been the Chief Executive Officer and owner of 1112 Third Ave Corp., a real estate holding company, since October 2000.  He has also been an investor in private companies for the last seven years, including Vaultlogix, LLC, a provider of online data backup solutions for business data.  Prior to forming Munro Capital, Mr. Munro founded, built and sold Eastern Telcom Inc., a telecommunication company, from 1990 to 1996.  Mr. Munro has been directly involved in over $150 million of private and public transactions as both an investor and entrepreneur.  Mr. Munro has been a board member of Environmental Remediation and Financial Services since 2004 and sat on the board of Vaultlogix, LLC from March 2004 to February 2008.  Mr. Munro also has experience as a former Chairman of the Board of BiznessOnline.com Inc., a NASDAQ-listed internet access, web design and e-commerce hosting company, from May 1999 to August 2002.  Mr. Munro received his B.A. in economics from Connecticut College.  Mr. Munro brings extensive business experience, including years as a successful entrepreneur and investor, to our board of directors and executive management team.

Mark F. Durfee, Director.  Mr. Durfee has been a member of our board of directors since December 2012.  Mr. Durfee has been a principal at Auerbach Acquisition Associates II, Inc., a private equity fund, since August 2007.  Mr. Durfee also worked for Kinderhook Capital Management, LLC, an investment manager, as a partner from January 1999 to December 200, at which he was responsible for investing in over 40 middle market companies.  He has been a director of Home Sweet Home Holdings, Inc., a wholesaler of home furnishings, since January 2012.  Mr. Durfee received his B.S. from the University of Wyoming in finance. Mr. Durfee brings over 25 years of experience as a private equity investor to our board of directors.

Charles K. Miller, Director.  Mr. Miller has been a member of our board of directors since November 2012.  He has been the Chief Financial Officer of Tekmark Global Solutions, LLC, a provider of information technology, communications and consulting services, since September 1997.  Mr. Miller received his B.S. in accounting and his M.B.A. from Rider University and is a Certified Public Accountant in New Jersey.  Mr. Miller brings over 30 years’ of financial experience to our board of directors.

Neal L. Oristano, Director.  Mr. Oristano has been a member of our board of directors since December 2012.  Mr. Oristano has been the Vice President - Service Provider Sales Segment at Cisco Systems Inc., an internet protocol-based networking and products company, since August 2011.  Prior to that, he was the Senior Vice President - Service Provider Sales at Juniper Networks, Inc., a networking software and systems company, from July 2004 to July 2011.  Mr. Oristano received his B.S. from St. Johns University in marketing.  Mr. Oristano brings 33 years of technology experience, including enterprise and service provider leadership, to our board of directors.

Daniel J. Sullivan, Chief Financial Officer.  Mr. Sullivan has served as our Chief Financial Officer since December 2011 and as a member of our board of directors from 2011 to November 2012.  Mr. Sullivan has been the Chief Financial Officer for Munro Capital Inc., a diversified finance company, since August 2010.  Prior to that, he served as Chief Financial Officer for Vaultlogix LLC, an Internet vaulting company, from January 2003 to July 2010.  Mr. Sullivan received his B.S. in accounting from the University of Massachusetts and his M.B.A. from Southern New Hampshire University (formerly New Hampshire College).  Mr. Sullivan brings extensive experience in finance for both publicly-traded and private companies to our executive management team.

Lawrence M. Sands, Senior Vice President and Corporate Secretary.  Mr. Sands has served as our Senior Vice President since January 2010 and was appointed our Corporate Secretary in August 2010.  From January 2009 to September 2010, Mr. Sands was a finance manager at Vista BMW, an automobile retailer located in Coconut Creek, Florida.  From March 2010 until September 2010, he was Vice President, Secretary and a director of Omni Ventures, Inc., a development-stage company that planned to provide equity funding for commercial and recreational projects in the Mid-west and Western areas of the United States.  From June 2008 to January 2010, Mr. Sands provided strategic merger and acquisition consulting services to Digital Comm, Inc., a provider of turnkey services and solutions to the communications industry that we acquired in January 2010.  From January 2008 until December 2008, he was Chief Executive Officer of Paivis Corp., a public company engaged in long distance telecommunications.  From September 2003 until April 2008, Mr. Sands was a finance manager at JM Lexus, an automobile retailer located in Margate, Florida.  Mr. Sands received a B.S. in technology and industrial arts from New York University and a J.D. from Whittier College, School of Law. Mr. Sands brings business and finance experience to our executive management team.  Mr. Sands filed a personal bankruptcy petition in 2004 that was discharged in 2005.

Roger M. Ponder, Chief Operating Officer.  Mr. Ponder has served as our Chief Operating Officer since November 2012. Mr. Ponder has been the President and Chief Executive Officer of Summit Broadband LLC, a provider of consulting services to private equity and institutional banking entities in the telecommunications, cable and media/internet sectors, since August 2009.  From January 2005 to August 2009, he was the President - Midwest/Kansas City Division of Time Warner Cable.  Mr. Ponder was a member of the United Way Board of Trustees’ - Kansas City from January 2006 to January 2011.  Mr. Ponder received his B.S. from Rollins College in Business Administration and Economics. Mr. Ponder brings extensive business development, strategic planning and operational experience to our executive management team.

Frank Jadevaia, President.  Mr. Jadevaia is expected to serve as our President upon the completion of this offering and our consummation of the acquisition of IPC.  Mr. Jadevaia has been a Managing Partner at IPC since November 2005.  Prior to joining IPC, he was Vice President of Sales for Nortel Networks Corporation, a telecommunications equipment manufacturer, from September 2001 to November 2006.  Mr. Jadevaia received his B.S. from Bloomfield College in business.  Mr. Jadevaia is expected to bring enterprise and service provider experience to our executive management team.

Board Composition

Upon completion of this offering, our board of directors will consist of four members.  We expect that our board of directors will determine that all of the members of our board of directors, except our chief executive officer, Mr. Munro, are “independent directors” as defined in applicable rules of the Securities and Exchange Commission and NASDAQ.  All directors will hold office until their successors have been elected. Officers are appointed and serve at the discretion of our board of directors.  There are no family relationships among any of our directors or executive officers.

Staggered Board

Pursuant to our amended and restated certificate of incorporation and our amended and restated bylaws, in connection with our 2013 annual meeting of stockholders, our board of directors will be divided into three classes and the members of each class will serve for a staggered, three-year term. Upon the expiration of the term of a class of directors, a director in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires.  The classes will be composed as follows:

●	Mark F. Durfee will be a Class I director, whose term will expire at the fiscal annual meeting of stockholders for the year ending December 31, 2013;

●	Neal L. Oristano will be a Class II director, whose term will expire at the fiscal annual meeting of stockholders for the year ending December 31, 2014; and

●	Mark Munro and Charles K. Miller will be Class III directors, whose terms will expire at the fiscal annual meeting of stockholders for the year ending December 31, 2015.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors.  This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Board Committees

Our board of directors has established the committees described below and may establish others from time to time. The charters for each of our committees will be available on our website once our company is public.

Audit Committee.  Our audit committee is comprised of Mark F. Durfee, Charles K. Miller and Neal L. Oristano.  Mr. Miller is the chairperson of the committee.  Our board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined in the applicable rules of the Securities and Exchange Commission and NASDAQ.  Our board of directors has designated Charles K. Miller as an “audit committee financial expert,” as defined under the applicable rules of the Securities and Exchange Commission. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●
reviewing annually a report by the independent registered public accounting firm regarding the independent registered public accounting firm’s internal quality control procedures and various issues relating thereto;

●	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting with both management and the independent registered public accounting firm;

●
establishing policies and procedures for the receipt and retention of accounting related complaints and concerns, including a confidential, anonymous mechanism for the submission of concerns by employees;

●
periodically reviewing legal compliance matters, including any securities trading policies, periodically reviewing significant accounting and other financial risks or exposures to our company, reviewing and, if appropriate, approving all transactions between our company or its subsidiaries and any related party (as described in Item 404 of Regulation S-K);

●	establishing policies for the hiring of employees and former employees of the independent registered public accounting firm; and

●	reviewing the audit committee report required by Securities and Exchange Commission rules to be included in our annual proxy statement.

The audit committee also has the power to investigate any matter brought to its attention within the scope of its duties.  It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Compensation Committee.  Our compensation committee is comprised of Mark F. Durfee, Charles K. Miller and Neal L. Oristano.  Mr. Oristano is the chairperson of the committee.  Our board of directors has determined that each member of the compensation committee is an independent director for compensation committee purposes as that term is defined in the applicable rules of NASDAQ, is a “non-employee director” within the meaning of Rule 16b-3(d)(3) promulgated under the Exchange Act and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, as amended.  The compensation committee’s responsibilities include, among other things:

●	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

●	annually evaluating the performance of our chief executive officer in light of such corporate goals and objectives and approving the compensation of our chief executive officer;

●	annually reviewing and approving the compensation of our other executive officers;

●	annually reviewing our compensation, welfare, benefit and pension plans, and similar plans;

●	reviewing and making recommendations to the board of directors with respect to director compensation; and

●	reviewing for inclusion in our proxy statement the report of the compensation committee required by the Securities and Exchange Commission.

The compensation committee also has the power to investigate any matter brought to its attention within the scope of its duties.  It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Governance and Nominating Committee.  Our Governance and Nominating Committee, or nominating committee, is comprised of Mark F. Durfee, Charles K. Miller and Neal L. Oristano.  Mr. Durfee is the chairperson of the committee.  Our board of directors has determined that each of the committee members is an independent director for nominating committee purposes as that term is defined in the applicable rules of NASDAQ.  The nominating committee’s responsibilities include, among other things:

●	developing and recommending to the board of directors criteria for board of directors and committee membership;

●	identifying individuals qualified to become board of directors members;

●	recommending to the board of directors the persons to be nominated for election as directors and to each of the board of directors’ committees;

●	annually reviewing our corporate governance guidelines; and

●	monitoring and evaluating the performance of the board of directors and leading the board in an annual self-assessment of its practices and effectiveness.

The Governance and Nominating Committee also has the power to investigate any matter brought to its attention within the scope of its duties.  It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Director Compensation

From January 2011 through December 2011, Mr. Gideon Taylor served as the sole member of our board of directors.  Messrs. Billy Caudill, Munro and Sullivan were appointed to our board of directors in December 2011. None of our directors received any compensation for their services as directors during 2011.  Messrs. Taylor, Caudill and Munro were each employed by us in the year ended December 31, 2011 and their compensation for that year is described below under “Executive Compensation.”

In November 2012, our board of directors approved a new compensation policy for members of our board who are not employed by us or any of our subsidiaries (“non-employee directors”).  The policy became effective on January 1, 2013 and is described below under “Executive Compensation -- Director Compensation.”

Limitation of Liability and Indemnification

As permitted by the Delaware General Corporation Law, we have adopted provisions in our certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors.  Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

●	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the U.S. federal securities laws and do not affect the availability of equitable remedies, such as an injunction or rescission.

In addition, our bylaws provide that:

●	we will indemnify our directors, officers and, at the discretion of our board of directors, certain employees and agents to the fullest extent permitted by the Delaware General Corporation Law; and

●	we will advance expenses, including attorneys’ fees, to our directors and to our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

We also have entered into indemnification agreements with each of our executive officers and directors.  These agreements provide that we will indemnify each of our executive officers and directors to the fullest extent permitted by law and will advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

Prior to the completion of this offering, we expect to obtain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended, or the Securities Act.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The above provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty.  The provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted.  We are not aware of any threatened litigation or proceedings that might result in a claim for such indemnification.

Code of Ethical Conduct

We have adopted a Financial Code of Ethics applicable to our chief executive officer, who is our principal executive officer, and our chief financial officer, who is our principal financial and accounting officer.  We also have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors.  We will provide a copy of our Financial Code of Ethics or our Code of Business Conduct and Ethics, without charge, to any person desiring a copy, by written request to our company at 238 1st Avenue, Suite 209, Delray Beach, Florida 33444, Attention: Lawrence Sands, Senior Vice President and Corporate Secretary.

EXECUTIVE COMPENSATION

This section describes the material elements of compensation awarded to, earned by or paid to Mark Munro, our Chief Executive Officer, Billy B. Caudill, our former President, Lawrence M. Sands, our Senior Vice President and Corporate Secretary, and Daniel J. Sullivan, our Chief Financial Officer.  These individuals are referred to as the “named executive officers” in this prospectus.  The following table provides a summary of compensation paid for the years ended December 31, 2012 and 2011 to the named executive officers:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Base Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Mark Munro Chief Executive Officer(2)	2012 2011	— —	— —	— —		— —	— —	— —	— —
Billy B. Caudill Former President(3)	2012 2011	$16,000 200,000	— —	$400,000 800,000	(1)	— —	— —	— —	$416,000 1,000,000
Lawrence M. Sands Senior Vice President and Corporate Secretary(4)	2012 2011	120,000 120,000	— —	— 400,000	(1)	— —	— —	12,000 12,000	132,000 532,000
Daniel J. Sullivan Chief Financial Officer	2012 2011	85,000 —	— —	— —		— —	— —	— —	85,000 —

________________
(1)	Reflects the grant date fair value of awards of our Series A Preferred Stock in November 2011 to each of Messrs. Caudill and Sands.

(2)	Mr. Munro was appointed our Chief Executive Officer effective December 30, 2011.
(3)
Mr. Caudill commenced employment with us in January 2010 and was appointed our President in December 2011.  His employment with us terminated in September 2012.  Mr. Caudill was not paid any severance when he terminated his employment with our company.   No additional compensation is owed.  Mr. Caudill’s annual salary for fiscal 2011 totaled $200,000, which was paid in the form of approximately $30,000 in cash and the remainder in fully-vested shares of our Series D Preferred Stock.  Upon completion of this offering, we will begin paying Mr. Caudill a $4,000-per-month stipend towards commissions to be earned as a salesperson for our company.  The agreement can be cancelled by either party upon thirty days notice.

(4)	The amount reflected in the “All Other Compensation” column for Mr. Sands represents his car allowance for 2012 and 2011.

Employment and Severance Agreements

In January 2010, we entered into a three-year employment agreement with Mr. Sands to serve as our Vice President.  Unless earlier terminated, at the end of the initial term, the agreement automatically renews for additional one-year terms until cancelled.  Under the terms of the agreement, Mr. Sands is entitled to annual base compensation of $120,000 payable in cash; however, if we do not have sufficient cash flow to pay the cash compensation, he is entitled to receive equity in lieu of the cash.  He also is entitled to receive a bonus at the discretion of our board of directors, a $1,000-per month car allowance, to participate in any equity incentive plan we may adopt and to participate in employee benefits.  As an incentive to commence employment with us, we issued to Mr. Sands 8,000 shares of our common stock.

In September 2009, we entered into a five-year employment agreement with Mr. Gideon Taylor to serve as our Chief Executive Officer.  Under the terms of the agreement, Mr. Taylor was entitled to annual compensation of $200,000 payable in cash; however, if we did not have sufficient cash flow to pay the cash compensation, he was entitled to receive equity in lieu of the cash.  He was also entitled to receive a bonus at the discretion of our board of directors.  As an incentive to commence employment with us, we issued to Mr. Taylor 51,000 shares of our common stock.  Mr. Taylor’s employment with us terminated in December 2011.

In January 2010, we entered into a five-year employment agreement with Mr. Caudill to serve as our Chief Operating Officer.  Under the terms of the agreement, Mr. Caudill was entitled to annual compensation of $200,000 payable in cash; however, if we did not have sufficient cash flow to pay the cash compensation, he was entitled to receive equity in lieu of the cash.  He was also entitled to receive an annual bonus equal to five percent of our EBITDA for the applicable fiscal year, such bonus to be paid in cash or stock at the discretion of our board of directors, and a $1,000-per-month car allowance.  As an incentive to commence employment with us, we issued to Mr. Caudill 50,000 shares of our common stock. As noted above, Mr. Caudill’s employment with us terminated in September 2012.

Under each of these employment agreements, the executive would be entitled to severance if his employment is terminated by us without cause (as defined in the agreement) or by the executive following a material and substantial reduction in his authorities and responsibilities (and such resignation is approved by our board).  The severance amount would be three months base salary if the termination occurred in the first year after the executive’s date of hire, one year of base salary (or six months of base salary in the case of Mr. Sands) if the termination occurred in the second year after the executive’s date of hire, and two years of base salary (or one year of base salary in the case of Mr. Sands) if the termination occurred more than two years after the executive’s date of hire.

We do not maintain any retirement plans, tax-qualified or nonqualified, for our executives or other employees.

Upon consummation of this offering, we expect to enter into new employment agreements with each of our executive officers, including Messrs. Munro and Sands.  The new employment agreements are expected to be entered into based on the same form of three-year employment agreement with substantially the same terms and conditions (the “New Employment Agreements”).

Pursuant to the New Employment Agreements, upon consummation of this offering, our executive officers shall be entitled to the following compensation:

Executive	Title	Annual Base Salary	Annual Targeted Bonus
Mark Munro	Chief Executive Officer	$395,000	Up to 75% of base salary
Frank Jadevaia	President	$375,000	Up to 75% of base salary
Lawrence Sands	Senior Vice President and Secretary	$225,000, plus an automobile allowance of up to $1,200 per month.	Up to 75% of base salary
Daniel Sullivan	Chief Financial Officer	$225,000	Up to 75% of base salary
Roger Ponder	Chief Operating Officer	$225,000	Up to 75% of base salary

In addition to the compensation described above, we expect to grant each of our executive officers stock options or other equity awards in such amounts and upon such terms and conditions as determined by our board of directors or our Compensation Committee, as applicable.

The New Employment Agreements shall each be for a term of three-years, provided that such agreements shall be automatically extended for additional one-year terms unless either party gives written notice of termination not less than 60 days prior to the termination of the then-current term.  Each executive shall be entitled to the annual compensation described above, and shall be eligible to a receive an annual incentive bonus as determined by our board of directors of up to 75% of such executive’s base salary.  During the term of employment, each executive shall be entitled to participate in all employee pension and welfare benefit plans and programs, and fringe benefit plans and programs, made available to our employees generally, subject to the eligibility and participations restrictions of each such plan or program.  Each executive shall also be entitled to reimbursement for all reasonable business expenses incurred by such executive in connection with carrying out such executive’s duties.

The New Employments Agreements will be terminable by us for at any time, (i) for Cause (as customarily defined in the form of New Employment Agreement), (ii) without Cause upon at least 30 days prior written notice to the executive, (iii) in the event of the executive’s death, or (iv) in the event of the executive’s disability, as determined in good faith by our board of directors.  Each executive may terminate the agreement at any time upon not less than 30 days prior written notice; provided, however, that each executive may terminate the agreement immediately for Good Reason (as customarily defined in the form of New Employment Agreement) if we have not remedied the circumstances giving rise to the basis of such termination for Good Reason within the applicable cure period.  If the executive’s employment is terminated without Cause or by the executive for Good Reason, in addition to payment of any accrued obligations, such executive will be entitled to certain severance benefits based on such executive’s base salary and targeted incentive bonus amount then in effect, and such executive shall also be entitled to incentive bonuses with respect to the current year which would otherwise have been payable to such executive had such executive’s employment not been terminated.

Pursuant to the New Employment Agreements, each executive will also be subject to customary confidentiality restrictions and work-product provisions, and each executive will also be subject to customary non-competition covenants and non-solicitation covenants with respect to our employees, consultants and customers.

Director Compensation

Messrs. Caudill, Munro and Sullivan were appointed to our board of directors in December 2011.  None of our directors received any compensation for their services as directors during 2011 or 2012.  Messrs. Caudill, Munro and Sullivan were each employed by us in the years ended December 31, 2012 and 2011.  Their compensation for those years is described above under “Executive Compensation.”

In November 2012, our board of directors approved a new compensation policy for members of the board who are not employed by us or any of our subsidiaries (“non-employee directors”).  The policy became effective on January 1, 2013.  Under the policy, each non-employee director continuing to serve in such capacity after an annual meeting of our stockholders will receive an award of restricted stock units, with the number of units to be determined by dividing $30,000 by the per-share closing price of our common stock on the grant date.  A non-employee director who is appointed to the board after the date of the first annual meeting that occurs after January 1, 2013 (other than in connection with an annual meeting and who has not been employed by us or one of our subsidiaries in the preceding six months) will receive a grant of restricted stock units, with the number of units to be determined by dividing $30,000 by the per-share closing price of our common stock on the grant date and prorating that number based on the period of time that has elapsed since the last annual meeting.  Each of these grants will vest on a quarterly basis through the date of the next annual meeting (or, if earlier, the first anniversary of the date of grant).  A non-employee director who is appointed to the board prior to the date of the first annual meeting that occurs after January 1, 2013 will be eligible to receive an equity award as determined by the board of directors in its discretion.

In addition, our director compensation policy provides that a non-employee director who serves as Chairman of the Board will receive an annual cash retainer of $35,000.  A non-employee director who serves on our Audit Committee will receive an annual cash retainer of $20,000, a non-employee director who serves on our Compensation Committee will receive an annual cash retainer of $10,000, and a non-employee director who serves on our Governance and Nominating Committee will receive an annual cash retainer of $10,000.  Non-employee directors also are entitled to receive a fee of $1,500 for each meeting of the board or a board committee that they attend in person (with the director being entitled to one meeting fee if meetings of the board and a board committee are held on the same day). We also reimburse our non-employee directors for their reasonable travel expenses incident to attending meetings of our board or board committees.

Equity Incentive Plans

2012 Performance Incentive Plan. On November 16, 2012, we adopted our 2012 Performance Incentive Plan, or the 2012 Plan, to provide an additional means to attract, motivate, retain and reward selected employees and other eligible persons.  Our stockholders approved the plan on or about November 22, 2012.  Employees, officers, directors and consultants that provide services to us or one of our subsidiaries may be selected to receive awards under the 2012 Plan.

Our board of directors, or one or more committees appointed by our board or another committee (within delegated authority), administers the 2012 Plan.  The administrator of the 2012 Plan has broad authority to:

●	select participants and determine the types of awards that they are to receive;

●
determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and establish the vesting conditions (if applicable) of such shares or awards;

●	cancel, modify or waive our rights with respect to, or modify, discontinue, suspend or terminate any or all outstanding awards, subject to any required consents;

●	construe and interpret the terms of the 2012 Plan and any agreements relating to the Plan;

●	accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards subject to any required consent;

●	subject to the other provisions of the 2012 Plan, make certain adjustments to an outstanding award and authorize the termination, conversion, substitution or succession of an award; and

●
allow the purchase price of an award or shares of our common stock to be paid in the form of cash, check or electronic funds transfer, by the delivery of previously-owned shares of our common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the administrator may authorize or any other form permitted by law.

A total of 500,000 shares of our common stock is authorized for issuance with respect to awards granted under the 2012 Plan.  The share limit will automatically increase on the first trading day in January of each year (commencing with January 2014) by an amount equal to lesser of (i) 4% of the total number of outstanding shares of our common stock on the last trading day in December in the prior year, (ii) 500,000 shares, or (iii) such lesser number as determined by our board of directors.  Any shares subject to awards that are not paid, delivered or exercised before they expire or are canceled or terminated, or fail to vest, as well as shares used to pay the purchase or exercise price of awards or related tax withholding obligations, will become available for other award grants under the 2012 Plan.  As of the date of this prospectus, no awards have been granted under the 2012 Plan, and the full number of shares authorized under the 2012 Plan is available for award purposes.

Awards under the 2012 Plan may be in the form of incentive or nonqualified stock options, stock appreciation rights, stock bonuses, restricted stock, stock units and other forms of awards including cash awards.  The administrator may also grant awards under the plan that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code.  Awards under the plan generally will not be transferable other than by will or the laws of descent and distribution, except that the plan administrator may authorize certain transfers.

Nonqualified and incentive stock options may not be granted at prices below the fair market value of the common stock on the date of grant.  Incentive stock options must have an exercise price that is at least equal to the fair market value of our common stock, or 110% of fair market value of our common stock in the case of incentive stock option grants to any 10% owner of our common stock, on the date of grant.  These and other awards may also be issued solely or in part for services.  Awards are generally paid in cash or shares of our common stock. The plan administrator may provide for the deferred payment of awards and may determine the terms applicable to deferrals.

As is customary in incentive plans of this nature, the number and type of shares available under the 2012 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, will be subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.  In no case (except due to an adjustment referred to above or any repricing that may be approved by our stockholders) will any adjustment be made to a stock option or stock appreciation right award under the 2012 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per-share exercise or base price of the award.

Generally, and subject to limited exceptions set forth in the 2012 Plan, if we dissolve or undergo certain corporate transactions such as a merger, business combination or other reorganization, or a sale of all or substantially all of our assets, all awards then-outstanding under the 2012 Plan will become fully vested or paid, as applicable, and will terminate or be terminated in such circumstances, unless the plan administrator provides for the assumption, substitution or other continuation of the award.  The plan administrator also has the discretion to establish other change-in-control provisions with respect to awards granted under the 2012 Plan.  For example, the administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Our board of directors may amend or terminate the 2012 Plan at any time, but no such action will affect any outstanding award in any manner materially adverse to a participant without the consent of the participant.  Plan amendments will be submitted to stockholders for their approval as required by applicable law or any applicable listing agency.  The 2012 Plan is not exclusive – our board of directors and compensation committee may grant stock and performance incentives or other compensation, in stock or cash, under other plans or authority.

The 2012 Plan will terminate on November 16, 2022.  However, the plan administrator will retain its authority until all outstanding awards are exercised or terminated.  The maximum term of options, stock appreciation rights and other rights to acquire common stock under the 2012 Plan is ten years after the initial date of the award.

Employee Stock Purchase Plan.  On November 16, 2012, we adopted the Employee Stock Purchase Plan, or the Purchase Plan, to provide an additional means to attract, motivate, retain and reward employees and other eligible persons by allowing them to purchase additional shares of our common stock.  Our stockholders approved the plan on or about November 22, 2012. The below summary of the Purchase Plan is what we expect the terms of offerings under the plan to be.

The Purchase Plan is designed to allow our eligible employees and the eligible employees of our participating subsidiaries to purchase shares of our common stock, at semi-annual intervals, with their accumulated payroll deductions.

Share Reserve.  A total of 125,000 shares of our common stock will initially be available for issuance under the Purchase Plan.  The share limit will automatically increase on the first trading day in January of each year (commencing with January 2014) by an amount equal to lesser of (i) 1% of the total number of outstanding shares of our common stock on the last trading day in December in the prior year, (ii) 125,000 shares, or (iii) such lesser number as determined by our board of directors.

Offering Periods.  The Purchase Plan will operate as a series of offering periods. Offering periods will be of six months’ duration unless otherwise provided by the plan administrator, but in no event less than three months or longer than 27 months. The timing of the initial offering period under the plan will be established by the plan administrator.

Eligible Employees.  Individuals scheduled to work more than 20 hours per week for more than five calendar months per year may join an offering period on the start date of that period.  Employees may participate in only one offering period at a time.

Payroll Deductions; Purchase Price.  A participant may contribute up to 15% of his or her cash earnings through payroll deductions, and the accumulated deductions will be applied to the purchase of shares on each semi-annual purchase date.  Unless otherwise provided in advance by the plan administrator, the purchase price per share will be equal to 85% of the fair market value per share on the start date of the offering period or, if lower, 85% of the fair market value per share on the semi-annual purchase date.  The number of shares a participant may purchase under the Purchase Plan is subject to certain limits imposed by the plan and applicable tax laws.

Change in Control.  If we are acquired by merger or sale of all or substantially all of our assets or more than 50% of our voting securities, then all outstanding purchase rights will automatically be exercised on or prior to the effective date of the acquisition, unless the plan administrator provides for the rights to be settled in cash or exchanged or substituted on the transaction.  Unless otherwise provided in advance by the plan administrator, the purchase price will be equal to 85% of the market value per share on the start date of the offering period in which the acquisition occurs or, if lower, 85% of the fair market value per share on the purchase date.

Other Plan Provisions.  No new offering periods will commence on or after November 16, 2032.  Our board of directors may at any time amend, suspend or discontinue the Purchase Plan. However, certain amendments may require stockholder approval.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Procedures for Approval of Related Party Transactions

A “related party transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, and which involves an amount exceeding $120,000, and in which any related party had, has or will have a direct or indirect material interest.  A “related party” includes

●	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

●	any person who beneficially owns more than 5% of our common stock;

●	any immediate family member of any of the foregoing; or

●	any entity in which any of the foregoing is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Prior to the completion of this offering, our board of directors plans to adopt a written related party transactions policy.  Pursuant to this policy, our directors and Governance and Nominating Committee will review all material facts of all related party transactions and either approve or disapprove entry into the related party transaction, subject to certain limited exceptions.  In determining whether to approve or disapprove entry into a related party transaction, our directors and corporate governance committee shall take into account, among other factors, the following: (i) whether the related party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances, (ii) the extent of the related party’s interest in the transaction and (iii) whether the transaction would impair the independence of a non-employee director.

Related Party Transactions

The following transactions were entered into prior to our establishment of an audit committee or the adoption of the approval procedures described above.

Sale of Interest in Digital Comm.  On September 13, 2012, pursuant to a Purchase and Sale Agreement dated July 30, 2012, we sold 60% of the outstanding shares of common stock of Digital Comm, one of our subsidiaries, to Billy Caudill, a director and our President at that time, in consideration of the issuance to us by Mr. Caudill of a non-recourse promissory note in the principal amount of $125,000.  The promissory note bears no interest except following an event of default, in which case it bears interest at the rate of 18% per annum, matures on September 13, 2013 and is secured by the purchased shares of Digital Comm.  No payments were required to be made with respect to such promissory note during the year ended December 31, 2012 or the six-month period ended June 30, 2013, and at June 30, 2013, $125,000 remained payable to us thereunder.

In connection with the sale, (i) we agreed to use our best efforts to secure additional financing or lines of credit to support the business of Digital Comm, (ii) it was agreed that all future work of Digital Comm would be offered to us to perform on a subcontract basis, (iii) it was agreed that the 40% interest we retained in Digital Comm will be non-dilutable, and (iv) we are to be paid 5% of the cash receipts of Digital Comm, up to a maximum of $50,000 annually, for accounting and administrative support services for Digital Comm.

Loan Transactions.  On July 5, 2011, we entered into a definitive master funding agreement with Tekmark Global Solutions, LLC, of which our director, Charles K. Miller, is the chief financial officer.  Pursuant to the agreement, we received financing in the original principal amount of up to $2,000,000 from Tekmark and a line of credit in the original principal amount of up to $1,000,000 from MMD Genesis LLC, a company in which Mr. Munro and Mr. Durfee are principals.  The Tekmark funding was secured by our accounts receivable. Funding by Tekmark had been in the form of payroll funding support for specific and approved customers of Digital Comm.  At December 31, 2012, this loan had been repaid in full.

Since January 1, 2013, MMD Genesis made loans to us in the aggregate principal amount of $1,550,000 to fund certain of our working capital requirements.  Such loans bear interest at the rate of 12% per annum and mature on June 30, 2014.

Series B Preferred Stock Financing.  Between July 2011 and December 2012, we sold an aggregate of 37,500 shares of our Series B Preferred Stock for an aggregate purchase price of $2,216,760 to certain of our existing stockholders that qualified as “accredited investors” within the meaning of the Securities Act, including certain of our affiliates.  Forward Investment LLC, which owns more than 5% of our outstanding capital stock, purchased 13,615 shares for a purchase price of $825,000.  Mark Munro 1996 Charitable Remainder Trust, which owns more than 5% of our outstanding capital stock, purchased 1,051 shares for a purchase price of $100,000.  Additionally, our Chief Executive Officer, Mark Munro, purchased 7,902 shares for a purchase price of $469,460, Charles Miller, a director, purchased 263 shares for a purchase price of $25,000 and Mark Durfee, a director, purchased 12,564 shares for a purchase price of $725,000.  All of the outstanding shares of our Series B Preferred Stock was converted into an aggregate of 1,181,195 shares of common stock in June, 2013.

Series C Preferred Stock Financing.  Between January 2012 and July 2012, we sold an aggregate of 1,500 shares of our Series C Preferred Stock at $1,000 per share for an aggregate purchase price of $1,500,000.  These sales were made to “accredited investors” within the meaning of the Securities Act, including certain of our affiliates.  A company owned by our Chief Executive Officer, Mark Munro, purchased 75 shares for a purchase price of $75,000 and Neal Oristano, a director, purchased 50 shares for a purchase price of $50,000. All of the outstanding shares of our Series C Preferred Stock was converted into an aggregate of 1,262,440 shares of common stock in June, 2013.

Issuance of Series D Preferred Stock.  In July 2012, we issued to Billy Caudill, a director of our company and our President at that time, 400 shares of our Series D Preferred Stock, which shares were valued at $400,000, in consideration of a pledge by Mr. Caudill of his home to secure a third-party loan made to Digital Comm.  On November 20, 2012, Mr. Caudill converted all of his shares of Series D Preferred Stock into 32,000 shares of our common stock.

Series E Preferred Stock Financing.  Between September 2012 and April 2013, we sold an aggregate of 3,350 shares of our Series E Preferred Stock at $1,000 per share for an aggregate purchase price of $3,350,000. These sales were made to “accredited investors” within the meaning of the Securities Act, including certain of our affiliates.  Charles K. Miller, a director, purchased 25 shares for a purchase price of $25,000 and a company owned by our Chief Executive Officer, Mark Munro, purchased 25 shares for a purchase price of $25,000. All of the outstanding shares of our Series E Preferred Stock were converted into an aggregate of 534,819 shares of common stock in August 2013.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 16, 2013 by:

●	each person known by us to be a beneficial owner of more than 5% of our outstanding common stock;

●	each of our directors;

●	each of our named executive officers; and

●	all directors and executive officers as a group.

             The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after, August 16, 2013.  Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.  Except as indicated by footnote, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

In the table below, percentage of ownership of our common stock prior to this offering is based on 5,157,014 shares of common stock outstanding as of August 16, 2013.  Percentage ownership of our common stock after this offering assumes (i) the sale of 2,000,000 shares in this offering at a public offering price of $10.00 per share, the midpoint of the price range indicated on the cover page of this prospectus, without giving effect to the underwriter's option to purchase up to $3,000,000 of additional shares, and (ii) the issuance of an aggregate of 90,176 shares of common stock concurrently with the consummation of this offering (assuming a public price of $10.00 per share in this offering, the midpoint of the price range indicated on the cover page of this prospectus) in connection with our pending acquisition of IPC and our completed acquisition of TNS. Unless otherwise noted below, the address of the persons listed on the table is c/o InterCloud Systems, Inc., 331 Newman Springs Road, Building 1, Suite 104, Red Bank, NJ 07701.

	Number	Percentage of Shares Beneficially Owned
Name of Beneficial Owner	of Shares Beneficially Owned	Prior to this Offering	After this Offering
Executive Officers and Directors
Mark Munro(1)	692,063	13.4%	9.5%
Mark F. Durfee(2)	838,734	16.3%	11.6%
Charles K. Miller(3)	29,927	*	*
Neal Oristano(4)	54,091	1.1%	*
Daniel J. Sullivan	—	—	—
Lawrence B. Sands	9,330	*	*
Roger Ponder	—	—

All named executive officers and directors as a group	1,610,046	31.3%	22.3%

5% or More Stockholders
Forward Investments LLC(5)	909,800	17.6%	12.6%
___________

*      Less than 1.0%.

(1)
Includes (i) 443,790 shares of common stock held by Mr. Munro, (ii) 171,775 shares of common stock held by Mark Munro IRA, (iii) 69,715 shares held by 1112 Third Avenue Corp., (iv) 2,014 shares of common issuable upon exercise of warrants to purchase common stock held by 1112 Third Avenue Corp., and (v) 4,769 shares held by MMD Genesis LLC. Mr. Munro has sole voting and investment power over the shares held by 1112 Third Avenue Corp.  Mr. Munro, Mr. Mark Durfee and Mr. Douglas Shooker share voting and investment power over the shares held by MMD Genesis LLC.

(2)
Includes (i) 6,749 shares held by Mr. Durfee, (ii) 827, 216 shares held by Pascack Road LLC, and (ii) 4,769 shares held by MMD Genesis LLC. Mr. Durfee has sole voting and investment power over the shares held by Pascack Road LLC. Mr. Durfee, Mr. Mark Munro and Mr. Douglas Shooker share voting and investment power over the shares held by MMD Genesis LLC.

(3)	Includes (i) 27,913 shares of common stock, and (ii) 2,014 shares of common issuable upon exercise of warrants to purchase common stock.

(4)	Includes (i) 50,064 shares of common stock and (ii) 4,027 shares of common issuable upon exercise of warrants to purchase common stock.

(5)
Pursuant to Amendment No. 1 to the Schedule 13D filed by Forward Investments LLC with the SEC on July 11, 2011, Douglas Shooker is the manager of Forward Investments LLC. The address of Forward Investments LLC is 1416 North Donnelly, Mt. Dora, Florida 32757.

DESCRIPTION OF CAPITAL STOCK
General

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001.  As of June 30, 2013, we had issued and outstanding:

●	699,891 shares of common stock;

●	3,350 shares of our Series E Preferred Stock; however, such shares have since been converted into common stock;

●	4,150 shares of our Series F Preferred Stock;

●	0 shares of our Series G Preferred Stock; however, 2,000 shares have been reserved for issuance to the sellers of ADEX;

●	1,425 shares of our Series H Preferred Stock; and

●	4,500 shares of our Series I Preferred Stock.

Upon the consummation of this offering and based on the number of shares of our common stock outstanding as of June 30, 2013, 7,247,190 shares of our common stock will be outstanding, after giving effect to the issuance of 2,000,000 shares of common stock in this offering (assuming a public offering price of $10.00 per share in this offering, the mid point the price range on the cover page of this prospectus) and to

●	the conversion of our outstanding Series E Preferred Stock into an aggregate of 534,819 shares of common stock in August 2013; and

●
the issuance on or about the date of consummation of this offering of an aggregate of 90,176 shares of common stock in connection of our acquisitions of IPC and T N S, assuming a public offering price of $10.00 per share in this offering (the mid point of the price range on the cover page of this prospectus), and assuming (i) no exercise of warrants outstanding as of June 30, 2013, and (ii) no exercise of the underwriter's option to purchase additional shares of our common stock.

The discussion below describes the most important terms of our capital stock, amended and restated certificate of incorporation and amended and restated bylaws that will be in effect upon completion of this offering.  Because it is only a summary, it does not contain all the information that may be important to you.  For a complete description, refer to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the General Corporation Law of the State of Delaware (DGCL).

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders.  Holders of our common stock are entitled, among other things, (i) to share ratably in dividends if, when and as declared by our board of directors out of funds legally available therefore and (ii) in the event of liquidation, dissolution or winding-up of our company, to share ratably in the distribution of assets legally available therefore, after payment of debts and expenses.  Holders of our common stock have no subscription, redemption or conversion rights.  The holders of our common stock do not have cumulative voting rights in the election of directors and have no preemptive rights to subscribe for additional shares of our capital stock.  The rights, preferences and privileges of holders of our common stock are subject to the terms of any series of preferred stock that may be issued and outstanding from time to time.  A vote of the holders of a majority of our common stock is generally required to take action under our amended and restated certificate of incorporation and amended and restated bylaws.

Preferred Stock

Authority of Board of Directors to Create Series and Fix Rights.  Under our certificate of incorporation, as amended, our board of directors can issue up to 50,000,000 shares of preferred stock from time to time in one or more series.  Our board of directors is authorized to fix by resolution as to any series the designation and number of shares of the series, the voting rights, the dividend rights, the redemption price, the amount payable upon liquidation or dissolution, the conversion rights, and any other designations, preferences or special rights or restrictions as may be permitted by law.  Unless the nature of a particular transaction and the rules of law applicable thereto require such approval, our board of directors has the authority to issue these shares of preferred stock without shareholder approval.  Our board of directors has designated

●	60,000 shares of the authorized but unissued preferred stock as Series B convertible preferred stock;

●	1,500 shares of the authorized but unissued preferred stock as Series C convertible preferred stock;

●	1,000 shares of the authorized but unissued preferred stock as Series D convertible preferred stock;

●	3,500 shares of the authorized but unissued preferred stock as Series E convertible preferred stock;

●	4,800 shares of the authorized but unissued preferred stock as Series F convertible preferred stock;

●	3,500 shares of the authorized but unissued preferred stock as Series G convertible preferred stock;

●	2,000 shares of the authorized but unissued preferred stock as Series H convertible preferred stock; and

●	4,500 shares of the authorized but unissued preferred stock as Series I convertible preferred stock.

Potential  Dilution of Share Value; Preferences.  Any issuance of shares of preferred stock could dilute the earnings per share and book value of existing shares of common stock.  Because our board of directors has the authority to fix the voting rights for any series of preferred stock, the  holders of shares of a series of preferred stock could be entitled to vote separately as a class in connection with the approval of certain extraordinary corporate transactions where Delaware law does not require such class vote, or might be given a  disproportionately large number of votes.  The issuance of shares of preferred stock could also result in a class of securities outstanding that would have certain  preferences (for example, with respect to dividends or liquidation), or would enjoy certain voting rights in addition to those of the common stock.

Potential Frustration in Change of Control.  Although we currently have no such intention, we could use authorized but unissued shares of preferred stock to hinder a change in control of our company.  Any issuance of shares of preferred stock could dilute the stock ownership of persons seeking to gain control.  Shares of a new series of preferred stock could also be convertible into a large number of shares of common stock or have other terms that might make more difficult or costly the acquisition of a controlling interest in our company.  Under certain circumstances, such shares could be used to create voting impediments or to frustrate persons attempting to effect a takeover or otherwise gain control.  Such shares could be privately placed with purchasers who might side with our board of directors in opposing a hostile takeover bid.  In addition, our board of directors could authorize holders of a series of preferred stock to vote as a class, either separately or with the holders of the common stock, on any merger, sale or exchange of assets by us or any other extraordinary corporate transactions.  The ability of our board of directors to take such actions might be considered as having an effect of discouraging any attempt by another person or entity to acquire control of our company.

Series F Preferred Stock.  Holders of our Series F Preferred Stock are entitled to receive cumulative dividends at the annual rate of 12% of the liquidation preference price per share of Series F Preferred Stock of $1,000.  For the twelve-month period beginning on the fourth day after the effective date of after the effective date of the Registration Statement on Form S-1 of which this prospectus forms a part, each holder of our Series F Preferred Stock has the right to covert such shares into shares of our common stock.  Each share of our Series F Preferred Stock is convertible into the number of shares of our common stock determined by dividing $1,000 by the conversion price (as adjusted for stock splits, stock dividends, recapitalization and the like).  The conversion price is the lesser of (i) the last reported sale price (or if there is no reported last sale price, the last reported bid price) of our common stock on the third trading day following the effective date of our Registration Statement on Form S-1 we file with the SEC and (ii) the average of the last reported sale price (or, if there is no last reported sale price, the last reported bid price) of our common stock for each of the three trading days prior to the date of the conversion notice.

The Series F Preferred Stock is redeemable at a redemption price of $1,000 per share.  Holders of Series F Preferred Stock have an option to demand that an aggregate of 3,000 shares of Series F Preferred Stock be redeemed beginning on November 27, 2012, with the redemption to occur within 20 days of such request.  The holders of Series F Preferred Stock may also request that an additional 575 shares of Series F Preferred Stock be redeemed beginning on September 17, 2013, and that an additional 575 shares of Series F Preferred Stock be redeemed beginning on September 17, 2014.  We have the option to redeem the Series F Preferred Stock at any time upon ten business days prior notice.

Except as otherwise provided by law, the holders of our Series F Preferred Stock are not entitled to any voting rights, except that without the vote or written consent of holders of a majority of the outstanding shares of our Series F Preferred Stock, we cannot (i) authorize or create any shares of Series F Preferred Stock or authorize or create any class or series of stock ranking senior to the Series F Preferred Stock as to liquidation rights; (ii) amend, alter or repeal our Certificate of Incorporation if such amendment, alteration or repeal would adversely change the powers, preferences or special rights of the Series F Preferred Stock; or (iii) voluntarily impose any restriction on the Series F Preferred Stock other than as required by applicable law.

Holders of shares of our common stock issued upon conversion of our Series F Preferred Stock may be entitled to demand that we file a registration statement under the Securities Act covering the resale of all or any part of such holders’ shares and may also be entitled pursuant to “piggyback” registration rights to require us to include such shares in any registration statement (other than on Form S-4 or Form S-8) we may file under the Securities Act.

Series G Preferred Stock.  When and if issued, holders of our Series G Preferred Stock are entitled to receive cumulative dividends at the annual rate of 12% of the liquidation preference price per share of Series G Preferred Stock of $1,000.  Each holder of our Series G Preferred Stock has the right to covert such shares into shares of our common stock after the effective date of the Registration Statement on Form S-1 of which this prospectus forms a part.  Each share of our Series G Preferred Stock is convertible into the number of shares of our common stock determined by dividing $1,000 by the conversion price (as adjusted for stock splits, stock dividends, recapitalization and the like).  The conversion price is the lesser of (i) the last reported sale price (or if there is no reported last sale price, the last reported bid price) of our common stock on the third trading day following the effective date of our Registration Statement on Form S-1 and (ii) the average last reported sale price (or, if there is no last reported sale price, the last reported bid price) of our common stock for each of the three trading days prior to the date of the conversion notice.  The shares of our Series G Preferred Stock are redeemable at the option of the holders upon the occurrence of certain events at a redemption price equal to $1,000 per share, subject to appropriate adjustments for subdivisions or combinations of the outstanding shares of the Series G Preferred Stock.

Except as otherwise provided by law, the holders of our Series G Preferred Stock are not entitled to any voting rights, except that without the vote or written consent of holders of a majority of the outstanding shares of our Series G Preferred Stock, we cannot (i) authorize or create any shares of any class or series of stock ranking senior to the Series G as to liquidation rights; (ii) amend, alter or repeal our Certificate of Incorporation if such amendment, alteration or repeal would adversely change the powers, preferences or special rights of the Series G Preferred Stock; or (iii) voluntarily impose any restriction on the Series G Preferred Stock other than as required by applicable law.

Holders of shares of our common stock issued upon conversion of our Series G Preferred Stock may be entitled to demand that we file a registration statement under the Securities Act covering the resale of all or any part of such holders’ shares and may also be entitled pursuant to “piggyback” registration rights to require us to include such shares in any registration statement (other than on Form S-4 or Form S-8) we may file under the Securities Act.

Series H Preferred Stock.  Holders of our Series H Preferred Stock are entitled to receive cumulative dividends at the annual rate of 10% per month to a maximum of 150% of the stated value per share of the Series H Preferred Stock of $1,000.  At any time on or after February 21, 2013 and on or prior to February 21, 2014, each holder of our Series H Preferred Stock has the right to convert such shares into shares of our common stock.  The shares of our Series H Preferred Stock are convertible into the number of shares of our common stock equal to 4.49% of the number of outstanding shares of our common stock at the time of conversion on a fully-diluted basis (i.e. after giving effect to all securities and assuming conversion and exercise of all securities).  Subject to certain conditions, shares of our Series H Preferred Stock are redeemable at the option of the holders beginning on the 181st day after the issuance of the Series H Preferred Stock.  Subject to certain conditions, we may extend such initial redemption date.

Each share of our Series H Preferred Stock entitles the holder to one vote for each share of our common stock into which their shares of Series H Preferred Stock could be converted. Shares of our Series H Preferred Stock are entitled to vote, together as a single class, with holders of our common stock and any other series of Preferred Stock then outstanding, with respect to any question or matter upon which holders of shares of our common stock have the right to vote.  Without first obtaining the written approval of the holders of a majority of the Series H Preferred Stock, we may not amend our Certificate of Incorporation to (i) alter or change the rights, preferences or privileges of the Series H Preferred Stock, or (ii) alter or change the powers, preferences or rights of  the Series H Preferred Stock, or  the qualifications,  limitations or  restrictions  thereof, if any  such alteration or change would adversely affect the rights of the Series H Preferred Stock.  Holders of Series H Preferred Stock do not have registration rights.

Series I Preferred Stock.  Holders of our Series I Preferred Stock are not entitled to receive any dividends with respect to the shares of Series I Preferred Stock.  The holders have the right, beginning on the earlier of thirty days after the closing of an underwritten public offering of shares of common stock, or one hundred twenty (120) days after issuance, to convert such shares into shares of our common stock. The conversion price shall be the average of the last reported sale price of the common stock for each of the three trading days prior to the conversion date (or, if there is no such reported last sale price, the last reported bid price on such date).  At the option of each Holder of shares of the Series I Preferred Stock, the Series I Preferred Stock shall be redeemable for a period beginning on the 31st day following the closing of an underwritten public offering of shares of common stock, including this offering, and ending at such time that we have redeemed shares of Series I Preferred Stock for an aggregate amount of $750,000.  The date of redemption may be extended at our option for 180 additional days, by delivering written notice to the holders and providing additional consideration at a rate of 1% per month until redeemed.

Shares of our Series I Preferred Stock are entitled to vote, together as a single class, with holders of our common stock and any other series of Preferred Stock then outstanding, with respect to any question or matter upon which holders of shares of our common stock have the right to vote.  Without first obtaining the written approval of the holders of a majority of the Series I Preferred Stock, we may not amend our Certificate of Incorporation to (i) alter or change the rights, preferences or privileges of the Series I Preferred Stock, or (ii) alter or change the powers, preferences or rights of  the Series I Preferred Stock, or  the qualifications,  limitations or  restrictions  thereof, if any  such alteration or change would adversely affect the rights of the Series I Preferred Stock.   Holders of Series I Preferred Stock do not have registration rights.

Warrants

At June 30, 2013, the following warrants were outstanding:

●
Warrants to purchase 187,386 shares of common stock at an initial exercise price of $5.00 per share.  These warrants expire on September 17, 2014 so long as we have delivered our consolidated financial statements for the year ended December 31, 2013 that demonstrate we achieved minimum Adjusted EBITDA (as defined) for such year of at least $8.5 million, or will be extended for additional one-year periods until we can demonstrate minimum Adjusted EBITDA of $10 million for the year ended December 31, 2014, $11.5 million for the year ended December 31, 2015 or $13.5 million for the year ended December 31, 2016 or any fiscal year thereafter.  Pursuant to the terms of such warrants, the exercise price of such warrants is subject to adjustment in the event of stock splits, combinations or the like of our common stock.

●
Warrants with an initial exercise price of $500.00 per share to purchase a number of shares of common stock equal to 4.87% of the number of outstanding shares of common stock on the date of exercise.  Pursuant to the terms of such warrants, the exercise price of such warrants is subject to adjustment in the event of stock splits, combinations or the like of our common stock.

●
Warrants to purchase a number of shares of common stock equal to 50% of the number of shares  into which the related ICG Note may be converted assuming a conversion price equal to the price per share of the common stock in this offering.  The exercise price of such warrants is equal to 120% of the price per share of the common stock in this offering.  Based upon an estimated offering price of $10.00 per share in this offering, which is the midpoint of the price range indicated on the cover page of this prospectus, such warrants would entitle the holder to purchase 37,177 shares of common stock at a purchase price of $12.00 per share. These warrants expire on April 30, 2015.

Representative Warrants

Please see “Underwriting -- Representative’s Warrants” for a description of the warrants we have agreed to issue to the representative of the underwriters in this offering, subject to completion of this offering.  We expect to enter into a warrant agreement in respect of the Representative’s Warrants prior to the closing of this offering.

Election of Directors

Our amended and restated bylaws provide that our directors will be elected by a plurality of the votes cast in the election of directors.  In plurality voting, the nominees for available directorships who receive the highest number of affirmative votes cast are elected irrespective of how small the number of affirmative votes is in comparison to the total number of shares voted.  It will not be necessary for a nominee to receive the affirmative vote of a majority of the total votes cast for and against such nominee in the election to be elected as a director.

Provisions of Our Certificate of Incorporation and Bylaws and Delaware Anti-takeover Law

We are governed by the DGCL.  Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could make more difficult the acquisition of our company by means of a tender offer, a proxy contest or otherwise.

Classified board

Our amended and restated certificate of incorporation provides for a classified board of directors, pursuant to which the board of directors is divided into three classes whose members serve three-year staggered terms.  Our amended and restated certificate of incorporation also prohibits cumulative voting by stockholders in connection with the election of directors, which would otherwise allow less than a majority of the shares held by our stockholders to elect director candidates.

No written consent of stockholders

Our amended and restated certificate of incorporation and amended and restated bylaws provide that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting.

Super-Majority Vote For Certain Amendments

Our amended and restated certificate of incorporates provides that, notwithstanding any other provisions of our certificate of incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of our capital stock required by law or by our certificate of incorporation, or any certificate of designation with respect to a series of our preferred stock, any amendment or repeal of the provision that stockholders may not act by written consent in lieu of a meeting as described above shall require the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally at an election of directors, voting together as a single class.

Advance notice procedures

Our amended and restated bylaws provide that our chief executive officer, chairperson of the board of directors or a majority of the members of our board of directors then serving may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.  Our amended and restated bylaws also limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Our amended and restated bylaws also establish an advance notice procedure for stockholders to make nominations of candidates for election as directors, or bring other business before an annual or special meeting of the stockholders.  This notice procedure provides that only persons who are nominated by, or at the direction of, our board of directors or by a stockholder who has given timely written notice to the secretary of our company prior to the meeting at which directors are to be elected, will be eligible for election as directors.  The procedure also requires that, in order to raise matters at an annual or special meeting, those matters must be raised before the meeting pursuant to the notice of meeting the company delivers or by, or at the direction of, our board of directors or by a stockholder who is entitled to vote at the meeting and who has given timely written notice to the secretary of our company of his, her or its intention to raise those matters at the annual meeting.  If our chairperson or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the notice procedure, that person will not be eligible for election as a director or that business will not be conducted at the meeting.

Blank check preferred stock

Our amended and restated certificate of incorporation currently provides for 50,000,000 authorized shares of preferred stock.  The existence of authorized but unissued preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise.  For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interest of us and our stockholders, our board of directors could cause preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock.  The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock.  The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without stockholder approval.  We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.  The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.

Limitation of officer and director liability and indemnification arrangements

Our amended and restated certificate of incorporation and our amended and restated bylaws limit the liability of our officers and directors to the maximum extent permitted by Delaware law.  Delaware law provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

●	any breach of their duty of loyalty to the corporation or its stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

●	any transaction from which the director derived an improper personal benefit.

These provisions of our amended and restated certificate of incorporation and amended and restated bylaws have no effect on any non-monetary remedies that may be available to us or our stockholders, nor does it relieve us or our officers or directors from compliance with federal or state securities laws.  The amended and restated bylaws also generally provide that we will indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation, administrative hearing or any other proceeding by reason of the fact that he or she is or was our director or officer, or is or was serving at our request as a director, officer, employee or agent of another entity, against expenses incurred by him or her in connection with such proceeding.  An officer or director will not be entitled to indemnification by us if:

●	the officer or director did not act in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests; or

●	with respect to any criminal action or proceeding, the officer or director had reasonable cause to believe his or her conduct was unlawful.

In addition to the indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into indemnification agreements with certain of our executive officers and all of our directors.  Each indemnification agreement provides that we will indemnify such executive officer or director to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.  In the event that we do not assume the defense of a claim against an executive officer or a director, we will be required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us.

The overall effect of the foregoing provisions and indemnification agreements may be to deter a future offer to buy our company.  Stockholders might view such an offer to be in their best interest should the offer include a substantial premium over the market price of our common stock at that time.  In addition, these provisions may have the effect of assisting our management to retain its position and place it in a better position to resist changes that the stockholders may want to make if dissatisfied with the conduct of our business.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Section 203 of the Delaware General Corporation Law

We also are subject to the provisions of Section 203 of the DGCL.  In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner.  A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder.  An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.  Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

●
at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for:

●	any derivative action or proceeding brought on our behalf;

●	any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to any provision of the DGCL; or

●	any action asserting a claim against us that is governed by the internal affairs doctrine.

Although we have included a choice of forum clause in our amended and restated certificate of incorporation, it is possible that a court could rule that such provision is inapplicable or unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer.  Its address is 3200 Cherry Creek Drive South, Suite 430, Denver, CO  80209 and its telephone number is (303) 282-4800.

Market Symbol and NASDAQ Listing

Our common stock is currently quoted on the OTCQB under the symbol "ICLD". We have applied to have our common stock listed on The NASDAQ Capital Market under the same symbol. While we expect to have our listing application approved and our common stock to commence trading on such exchange approximately 45 days after consummation of this offering, there is no assurance that our application will be approved at such time or at all.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been a limited public market for our common stock, and we cannot assure you that a liquid trading market for our common stock will develop or be sustained after this offering.  Future sales of substantial numbers of shares of our common stock, including shares issued upon exercise of options, in the public market after this offering, or the anticipation of those sales, could adversely affect market prices of our common stock prevailing from time to time and could impair our ability to raise capital through sales of our equity securities.

Upon completion of this offering, we will have 7.2 million outstanding shares of common stock, assuming a public offering price of $10.00 per share in this offering, the midpoint of the price range on the cover page of this prospectus.  All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act.  The remaining shares of common stock to be outstanding after this offering will be deemed “restricted securities,” as that term is defined under Rule 144, because they were originally sold in offerings that were not subject to a registration statement filed with the Securities and Exchange Commission.  Of those restricted shares, 2,588,215 will be subject to the 90-day lock-up period, which may be extended in specified circumstances described in the “Underwriting” section of this prospectus.  Within 180 days of the date of this prospectus, all of these restricted shares will qualify for resale under Rule 144, excluding any shares held by affiliates.

Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 or 701 under the Securities Act, which are summarized below.

Rule 144

In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock reported through NASDAQ during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions and the availability of current public information about us.

Lock-Up Agreements

In connection with this offering, we, our directors and executive officers, and any other 5% or greater holder of outstanding shares of our common stock on a fully-diluted basis, have agreed not to sell or otherwise dispose of any securities without the prior written consent of the underwriters for a period of 90 days after the effective date of this offering, subject to certain terms and conditions.  See the section entitled “Underwriting” for more information regarding such restrictions.

Registration Rights

Demand and Piggyback Registration Rights

Holders of the 2,452,742 shares of common stock issued in June 2013 upon the conversion of our Series B Preferred Stock and the 534,819 shares of common stock issued in August 2013 upon the conversion of our Series E Preferred Stock are entitled to have such shares registered for resale under the Securities Act. In addition, holders of our Series F Preferred Stock are entitled to registration rights with respect to shares of common stock issuable upon the conversion of their respective shares of preferred stock.  Currently, there are 4,150 shares of Series F Preferred Stock issued and outstanding.  We are required, upon the request of such holders (in case of Series F Preferred Stock, holders of 40% of the common stock issued or issuable upon conversion thereof), from time to time to file registration statements to facilitate registered sales by those holders of our common stock.  In addition, these holders may require us to include their common stock in registration statements filed by us relating to securities offerings.  We are required to indemnify the holders and any underwriters in connection with sales of common stock pursuant to any of these registration statements and we are required to bear all expenses in connection with these registrations.

UTA Capital LLC, the record holder of 56,339 shares of common stock, is also entitled to customary demand and piggyback registration rights with respect to such shares.

Piggyback Registration Rights

Holders of an aggregate of 1,262,440 shares of common stock issued in June 2013 upon the conversion of our Series C Preferred Stock are entitled to registration rights with respect to such shares.  In addition, Great American Insurance Company and Great American Life Insurance Company are entitled to registration rights with respect to an aggregate of 187,386 shares of common stock issuable upon the exercise of their warrants.  Holders of common stock issued upon conversion of our Series C Preferred Stock, Great American Insurance Company and Great American Life Insurance Company may require us to include their common stock in registration statements filed by us relating to securities offerings.  We are required to indemnify the holders and any underwriters in connection with sales of common stock pursuant to any of these registration statements and we are required to bear all expenses in connection with these registrations.

All holders of our capital stock with registration rights have agreed that they will not exercise any of their registration rights in connection with this offering.

Equity Plans

We intend to file a registration statement on Form S-8 under the Securities Act covering all of the shares of our common stock subject to outstanding awards or reserved for issuance under our 2012 Performance Incentive Plan and shares of our common stock reserved for issuance under our Employee Stock Purchase Plan.  We expect to file this registration statement as soon as practicable after this offering.  However, sales of shares registered on Form S-8 that are held by our affiliates will be subject to volume limitations, manner of sale, notice and public information requirements of Rule 144 and all sales of shares registered on Form S-8 will not be eligible for resale until expiration of the lock-up agreements to which they are subject.

MATERIAL U.S. FEDERAL TAX CONSEQUENCES FOR
NON-U.S. HOLDERS OF COMMON STOCK

The following is a summary of the material U.S. federal income and estate tax consequences relating to the ownership and disposition of our common stock by non-U.S. holders (as defined below) who purchase our common stock in this offering and hold such common stock as capital assets (generally for investment).  This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, applicable U.S. Treasury regulations promulgated thereunder, judicial decisions and rulings and pronouncements of the U.S. Internal Revenue Service, or the IRS, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or subject to different interpretation.  This discussion does not address all the tax consequences that may be relevant to specific holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income or estate tax laws (such as financial institutions, insurance companies, tax-exempt organizations, controlled foreign corporations, passive foreign investment companies, retirement plans, partnerships or entities treated as such for U.S. federal income tax purposes and their partners, dealers in securities, brokers, certain former U.S. citizens or long-term residents or persons who have acquired our common stock as part of a straddle, hedge, conversion transaction or other integrated investment).  This discussion does not address the state, local or foreign tax or U.S. federal non-income or estate tax consequences relating to the ownership and disposition of our common stock.  You are urged to consult your own tax advisor regarding the U.S. federal tax consequences of owning and disposing of our common stock, as well as the applicability and effect of any state, local or foreign tax laws.

As used in this discussion, the term “non-U.S. holder” refers to a beneficial owner of our common stock that for U.S. federal income tax purposes is not:

●	an individual who is a citizen or resident of the United States;

●
corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia or otherwise treated as such for U.S. federal income tax purposes;

●	an estate the income of which is subject to U.S. federal income tax regardless of the source thereof; or

●
a trust (a) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all its substantial decisions or (b) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

An individual may be treated as a resident of the United States, among other ways, if present in the United States on at least 31 days in a calendar year and for an aggregate of at least 183 days during the three-year period ending in that calendar year (counting for such purposes all the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year).

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, we urge you to consult your own tax advisor.

Dividends

We do not anticipate paying dividends on our common stock in the foreseeable future. See “Dividend Policy.”  If we make a distribution of cash or property, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce a non-U.S. holder’s basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock.

Dividends paid by us to a non-U.S. holder, to the extent treated as dividends for U.S. federal income tax purposes, generally will be subject to U.S. federal withholding tax at a 30% rate, unless (i) an applicable income tax treaty reduces or eliminates such tax, and a non-U.S. holder provides us with an IRS Form W-8BEN (or successor form) properly certifying its entitlement to the benefit of such treaty or (ii) the dividends are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States and, where a tax treaty so provides, the dividends are attributable to a U.S. permanent establishment of such non-U.S. holder, and the non-U.S. holder provides us with an IRS Form W-8ECI (or successor form).  In the latter case, a non-U.S. holder generally will be subject to U.S. federal income tax with respect to such dividends in the same manner as a U.S. person, unless otherwise provided in an applicable income tax treaty.  Additionally, a non-U.S. holder that is a corporation may be subject to a branch profits tax on its after-tax effectively connected dividend income at a rate of 30% (or at a reduced rate under an applicable income tax treaty).  If a non-U.S. holder is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, such non-U.S. holder may obtain a refund of any excess amount withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange or Other Disposition

Generally, a non-U.S. holder will not be subject to U.S. federal income tax on gain realized upon the sale, exchange or other disposition of our common stock unless (i) such non-U.S. holder is an individual present in the U.S. for 183 days or more in the taxable year of the sale, exchange or other disposition and certain other conditions are met, (ii) the gain is effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States and, where a tax treaty so provides, the gain is attributable to a U.S. permanent establishment of such non-U.S. holder or (iii) we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our common stock and either (a) our common stock has ceased to be traded on an “established securities market” prior to the beginning of the calendar year in which the sale, exchange or other disposition occurs or (b) the non-U.S. holder owns (actually or constructively) more than five percent of our common stock. We believe that we are not a U.S. real property holding corporation, and we do not anticipate becoming a U.S. real property holding corporation.

A non-U.S. holder described in (i) above will be required to pay a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the sale, which tax may be offset by U.S. source capital losses. A non-U.S. holder described in (ii) above will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and corporate non-U.S. holders described in (ii) may be subject to the branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult any applicable income tax or other treaties that may provide for different rules.

Federal Estate Tax

Common stock owned or treated as owned by an individual who is a non-U.S. holder at the time of his or her death generally will be included in the individual’s gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

Information reporting and backup withholding (at the then applicable rate) may apply to certain payments made to a non-U.S. holder on or with respect to our common stock, unless the non-U.S. holder certifies as to its status as a non-U.S. holder under penalties of perjury or otherwise establishes an exemption and certain other conditions are satisfied. Pursuant to applicable income tax treaties or other agreements, the IRS may also make these information reports available to tax authorities in the non-U.S. holder’s country of residence. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will generally be allowed as a refund or a credit against such non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS and other applicable requirements are satisfied.

Additional Withholding Requirements

A U.S. federal withholding tax of 30% may be imposed on dividends and the gross proceeds of a disposition of our common stock to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners).  The legislation also will generally impose a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock paid to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity.  The obligation to withhold applies to dividends paid on our common stock on or after July 1, 2014, and to the gross proceeds from the sale or other disposition of our common stock on or after January 1, 2017. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of such withholding on their investment in our common stock.

The preceding discussion of U.S. federal income tax considerations is for general information only.  It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and foreign tax consequences of acquiring, holding and disposing of our common stock, including the consequences of any proposed change in applicable law.

UNDERWRITING

Aegis Capital Corp. is acting as the sole book-running manager of the offering and as representative of the underwriters, or the “Representative.”  We have entered into an underwriting agreement, dated [________], 2013, with the Representative.  Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter has severally and not jointly agreed to purchase from us, at the public offering price per share less underwriting discounts set forth on the cover page of this prospectus, the numbers of shares of common stock listed next to its name in the following table:

Underwriter	Number of Shares
Aegis Capital Corp.
Northland Securities, Inc. *
Total	2,000,000

*Northland Capital Markets is the trade name for certain capital markets activities of Northland Securities, Inc., member FINRA/SIPC.

The underwriters are committed to purchase all of the shares of common stock offered by us other than those covered by the option to purchase additional shares described below, if they purchase any shares.  The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement.  Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the effective date of the registration statement of which this prospectus is a part, permits the underwriters to purchase a maximum of 300,000 additional shares (15% of the shares sold in this offering) from us to cover over-allotments, if any. If the underwriters exercise all or part of this option, they will purchase shares covered by the option at the public offering price per share that appears on the cover page of this prospectus, less the underwriting discount.  If this option is exercised in full, the total price to the public will be $[____] and the total net proceeds, before expenses, to us will be $[____].

Discount.  The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us.  The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Total Without Over- Allotment Option	Total With Over- Allotment Option
Public offering price	$	$	$
Underwriting discount (7%)(1)	$	$	$
Proceeds, before expenses, to us	$	$	$
_________________

(1)
Does not include the fair value of additional compensation to the underwriters consisting of (i) warrants entitling the underwriters to purchase the number of shares of common stock equal to 2.5% of the number of shares of common stock sold in this offering, subject to approval by FINRA, (ii) a non-accountable expense allowance equal to 1% of the public offering price of the common stock sold in this offering (excluding shares sold in the over-allotment option), and (iii) the underwriters’ reimburseable expenses, all of which are described further below.

Chardan Capital Markets, LLC is acting as a financial advisor in connection with this offering and will be paid by us, at the Representative's discretion, a fee of up to $[____], which will be deducted from the gross underwriting compensation for this offering.

The underwriters propose to offer the shares offered by us to the public at the public offering price per share set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares to other securities dealers at such price less a concession of $[____] per share.  If all of the shares offered by us are not sold at the public offering price per share, the underwriters may change the offering price per share and other selling terms by means of a supplement to this prospectus.

We have paid an expense deposit of $50,000 to the Representative, which will be applied against the accountable expenses that will be paid by us to the Representative in connection with this offering.  The underwriting agreement provides that in the event the offering is terminated, the $50,000 expense deposit paid to the Representative will be returned to us to the extent that offering expenses are not actually incurred by the Representative.

We have agreed to pay the underwriters a non-accountable expense allowance equal to 1% of the public offering price of the shares (excluding shares that we may sell to the underwriters to cover over-allotments).  We have also agreed to pay the Representative’s expenses relating to the offering, including (a) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $5,000 per individual, or $15,000 in the aggregate; (b) all filing fees incurred in clearing this offering with FINRA; (c) all fees, expenses and disbursements relating to the registration or qualification of securities under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees,  and the reasonable fees and disbursements of “blue sky” counsel in an amount not to exceed $20,000); (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the underwriters; (e) the fees and expenses of the underwriters’ counsel not to exceed $50,000; (f) the $21,775 cost associated with the use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; and (g) up to $20,000 of the Representative’s actual accountable road show expenses for the offering.

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $2,200,000.

Discretionary Accounts.  The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements.  Pursuant to certain “lock-up” agreements, we, our executive officers and directors, and any other 5% or greater holder of outstanding shares of our common stock on a fully-diluted basis (including shares underlying options, warrants and convertible securities) have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the underwriter, for a period of 90 days from the date of effectiveness of the offering.

The lock-up period described in the preceding paragraph will be automatically extended if: (1) during the last 17 days of the restricted period, we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the date of the earnings release, unless the Representative waives this extension in writing; provided, however, that this lock-up period extension shall not apply to the extent that FINRA has amended or repealed NASD Rule 2711(f)(4), or has otherwise provided written interpretive guidance regarding such rule, in each case, so as to eliminate the prohibition of any broker, dealer, or member of a national securities association from publishing or distributing any research report, with respect to the securities of an emerging growth company (as defined in the JOBS Act) prior to or after the expiration of any agreement between the broker, dealer, or member of a national securities association and the emerging growth company or its shareholders that restricts or prohibits the sale of securities held by the emerging growth company or its shareholders after the initial public offering date.

Representative’s Warrants. We have agreed to issue to the Representative warrants to purchase up to a total of 50,000 shares of common stock (2.5% of the shares of common stock sold in this offering).  The warrants will be exercisable at any time, and from time to time, in whole or in part, during the three-year period commencing one year from the effective date of the offering, which period shall not extend further than four years from the effective date of the offering. The Representative paid $100 in consideration of the purchase of the warrants. The warrants are exercisable at a per share price equal to $[____] per share, or 125% of the public offering price per share in the offering.  The warrants have been deemed compensation by FINRA and are therefore subject to a 180 day lock-up pursuant to Rule 5110(g)(1) of FINRA.  The Representative (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the date of effectiveness.  In addition, the warrants provide for registration rights upon request, in certain cases.  The demand registration right provided will not be greater than four years from the effective date of the offering.  The piggyback registration right provided will not be greater than six years from the effective date of the offering.  We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders.  The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation.  However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Right of First Refusal.  We have granted to the Representative a right of first refusal to serve as lead underwriter for each and every future public or private equity or public or private debt offerings we, or any successor or subsidiary of us, pursues, for a period of eighteen (18) months from the date of effectiveness of the date of the registration statement of which this prospectus is a part pursuant to FINRA Rule 5110(f)(2)(F)(i). The Representative will not have more than one opportunity to waive or terminate the right of first refusal in consideration of any payment or fee pursuant to FINRA Rule 5110(f)(2)(F)(ii).

We have also agreed that, without the prior written consent of the Representative, we will not, for a period of twelve (12) months after the date of the underwriting agreement, directly or indirectly in any “at-the-market” or continuous equity transaction, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock.

Electronic Offer, Sale and Distribution of Shares.  A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically.  The Representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Stabilization.  In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

●
Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

●
Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase.  This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option.  The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

●
Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions.  In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option.  If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market.  A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

●
Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares or common stock or preventing or retarding a decline in the market price of our shares or common stock.  As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions.  Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock.  These transactions may be effected on The NASDAQ Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making.  In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution.  A passive market maker must display its bid at a price not in excess of the highest independent bid of that security.  However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships.  Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. However, except as disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

We entered into an engagement letter, dated as of December 10, 2012 (the “IPO Engagement Letter”), setting forth the terms of this public offering.  Pursuant to the IPO Engagement Letter, the Representative received $69,000 or 8% of the gross proceeds in connection with the bridge financing arrangement entered into between us and ICG USA, LLC.

In addition, we entered into an engagement letter, dated as of February 13, 2013, with the Representative and Reedland Capital Partners (the “Debt Engagement Letter”), pursuant to which the Representative will act as placement agent in connection with up to $40,000,000 in senior secured debt (the “Placement”).  If we close a Placement, for the twenty-four (24) month period commencing on the date of the closing of the Placement, the Representative shall have a preferential right whereby we will offer the Representative the first opportunity to provide us any financing arrangement.  Upon the closing of this public offering, the twenty-four (24) month right of first refusal from the Debt Engagement Letter will be terminated and only the twenty-four (24) month right of first refusal pursuant to the IPO Engagement Letter, described above, will continue to be effective.  To the extent that there are any debt financings, there will be additional compensation under the Debt Engagement Letter to the Representative.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required.  The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction.  Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act.  Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan).  The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area—Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

(a)	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

(c)
to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

(d)
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”).  The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societ—$$—Aga e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●
to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●
made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies.  Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder).  Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors.  Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal.  This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code.  Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority).  Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument).  Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland.  This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority.  In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities.  This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA.

This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”).  The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed on for us by our counsel, Pryor Cashman LLP, New York, New York.  Certain legal matters in connection with this offering will be passed upon for the underwriters by Reed Smith LLP, New York, New York.

EXPERTS

Our historical consolidated financial statements as of December 31, 2011 and for the year ended December 31, 2011 are included in this prospectus and in the registration statement of which this prospectus forms a part in reliance on the report of Sherb & Co., LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of InterCloud Systems, Inc. as of December 31, 2012 and for the year then ended included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

The historical consolidated financial statements of Tropical Communications, Inc. as of December 31, 2010 and for the year ended December 31, 2010 are included  in this prospectus and in the registration statement of which this prospectus forms a part in reliance on the report of Sherb & Co., LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

The historical consolidated financial statements of Rives-Monteiro Engineering LLC as of December 31, 2011 and December 31, 2010 and for each of the years in the two-year period ended December 31, 2011 are included in this prospectus and in the registration statement of which this prospectus forms a part  in reliance on the report of Sherb & Co., LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

The historical consolidated financial statements of ADEX Corporation as of December 31, 2010 and December 31, 2011 and for each of the years in the two-year period ended December 31, 2011 are included in this prospectus and in the registration statement of which this prospectus forms a part  in reliance on the report of Sherb & Co., LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

The historical consolidated financial statements of T N S, Inc. as of December 31, 2010 and December 31, 2011 and for each of the years in the two-year period ended December 31, 2011 are included in this prospectus and in the registration statement of which this prospectus forms a part  in reliance on the report of Sherb & Co., LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

The historical consolidated financial statements of Integration Partners – NY Corporation as of December 31, 2011 and December 31, 2012 and for each of the years in the two-year period ended December 31, 2012 are included in this prospectus and in the registration statement of which this prospectus forms a part in reliance on the report of Sherb & Co., LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

The financial statements of AW Solutions, Inc. as of December 31, 2012 and for the year ended December 31, 2012 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 with the Securities and Exchange Commission with respect to the registration of the common stock offered for sale with this prospectus.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits to the registration statement.  For further information about us, the common stock we are offering by this prospectus and related matters, you should review the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the full text of such contract or other document filed as an exhibit to the registration statement.  A copy of the registration statement and the exhibits that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission at 100 F. Street N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee.  Information on the operation of the public reference facilities may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.  The address of the site is http://www.sec.gov.  You may also request copies of these filings, at no cost, by telephone at (561) 988-1988 or by mail to: InterCloud Systems, Inc., 238 1st Avenue, Suite 209, Delray Beach, Florida 33444, Attention: Lawrence Sands, Senior Vice President and Corporate Secretary; www.InterCloudsys.com.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance with such requirements, file periodic reports and other information with the Securities and Exchange Commission. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.  We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered accounting firm.

INDEX TO FINANCIAL STATEMENTS

PAGE
InterCloud Systems, Inc.
Reports of Independent Registered Public Accounting Firms	F-1
Consolidated balance sheets as of June 30, 2013 (unaudited), December 31, 2012 and December 31, 2011 (Restated)	F-3
Consolidated statements of operations for the six months ended June 30, 2013 and 2012 (restated) (unaudited) and the years ended December 31, 2012 and December 31, 2011 (Restated)	F-4
Consolidated statements of changes in stockholders’ equity for the six months ended June 30, 2013 (unaudited) and the years ended December 31, 2012 and December 31, 2011 (restated)	F-5
Consolidated statements of cash flows for the six months ended June 30, 2013 and 2012 (restated) (unaudited) and the years ended December 31, 2012 and December 31, 2011 (restated)	F-6
Notes to unaudited consolidated financial statements as of June 30, 2013 and for the six months ended June 30, 2013 and June 30, 2012 (restated) (unaudited) and audited consolidated financial statements as of December 31, 2012 and December 31, 2011 and for the years ended December 31, 2012 and December 31, 2011 (restated)
F-7 to F-53

T N S, Inc.
Independent Auditor's Report	F-55
Balance sheets as of December 31, 2011 and 2010	F-56
Statements of operations for the years ended December 31, 2011 and 2010	F-57
Statements of changes in stockholders’ equity for the years ended December 31, 2011 and 2010	F-58
Statements of cash flows for the years ended December 31, 2011 and 2010	F-59
Notes to financial statements	F-60 to F-64

Unaudited balance sheet as of June 30, 2012	F-66
Unaudited statements of operations for the six months ended June 30, 2012 and 2011	F-67
Unaudited statements of cash flows for the six months ended June 30, 2012 and 2011	F-68
Notes to unaudited financial statements as of June 30, 2012 and for the six months ended June 30, 2012 and 2011	F-69 to F-73

ADEX Corporation and subsidiary and its affiliated company
Independent Auditor's Report	F-75
Consolidated and combined balance sheets as of December 31, 2011 and December 31, 2010	F-76
Consolidated and combined statements of operations for the years ended December 31, 2011 and December 31, 2010	F-77
Consolidated and combined statements of changes in equity for the years ended December 31, 2011 and December 31, 2010	F-78
Consolidated and combined statements of cash flows for the years ended December 31, 2011 and December 31, 2010	F-79
Notes to audited consolidated and combined financial statements as of December 31, 2011 and 2010 and for the years ended December 31, 2011 and 2010	F-80 to F-84

Unaudited consolidated and combined balance sheet as of June 30, 2012	F-86
Unaudited consolidated and combined statements of operations for the six months ended June 30, 2012 and 2011	F-87
Unaudited consolidated and combined statements of cash flows for the six months ended June 30, 2012 and 2011	F-88
Notes to unaudited consolidated and combined financial statements as of June 30, 2012 and for the six months ended June 30, 2012 and 2011	F-89 to F-92

Tropical Communications, Inc.
Independent Auditor's Report	F-93
Balance sheets as of July 31, 2011 (unaudited) and December 31, 2010	F-94
Statements of operations for the seven months ended July 31, 2011 (unaudited) and the year ended December 31, 2010	F-95
Statement of changes in shareholders' deficiency for the seven months ended July 31, 2011 (unaudited) and the year ended December 31, 2010	F-96
Statements of cash flows for the seven months ended July 31, 2011 (unaudited) and the year ended December 31, 2010	F-97
Notes unaudited financial statements as of July 31, 2011 and for the seven months ended July 31, 2011 and audited financial statements as of December 31, 2010 and for the year ended December 31, 2010	F-98 to F-101

Rives Monteiro Engineering, LLC
Independent Auditor's Report	F-102
Balance sheets as of December 31, 2011 and 2010	F-103
Statements of operations for the years ended December 31, 2011 and 2010	F-104
Statements of changes in members’ equity (deficit) for the years ended December 31, 2011 and 2010	F-105
Statements of cash flows for the years ended December 31, 2011 and 2010	F-106
Notes to audited financial statements as of December 31, 2011 and December 31, 2010 and for the years ended December 31, 2011 and December 31, 2010	F-107 to F-109

Integration Partners Corporation
Independent Auditor's Report	F-111
Balance sheets as of December 31, 2012 and 2011	F-112
Statements of operations for the years ended December 31, 2012 and 2011	F-113
Statements of changes in stockholders’ equity from January 1, 2011 to December 31, 2012	F-114
Statements of cash flows for the years ended December 31, 2012 and 2011	F-115
Notes to audited financial statements as of December 31, 2012 and 2011 and for the years ended December 31, 2012 and 2011	F-116 to F-123

Unaudited balance sheet as of June 30, 2013	F-124
Unaudited statements of operations for the six months ended June 30, 2013 and 2012	F-125
Unaudited statements of cash flows for the six months ended June 30, 2013 and 2012	F-126
Notes to unaudited financial statements as of June 30, 2013 and for the six months ended June 30, 2013 and 2012	F-127 to F-132

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
InterCloud Systems, Inc.
Boca Raton, FL

We have audited the accompanying consolidated balance sheet of InterCloud Systems, Inc. as of December 31, 2012 and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the year ended December 31, 2012.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of InterCloud Systems, Inc. at December 31, 2012, and the results of its operations and its cash flows for the year ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a deficiency in working capital and stockholders’ equity that raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 1 to the consolidated financial statements, the Company has effected a reverse stock split of its common stock.

/s/ BDO USA, LLP

New York, New York

March 25, 2013, except for the effects of a stock split discussed in Note 1 to the consolidated financial statements, as to which the date is August 1, 2013.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
InterCloud Systems, Inc.
(formerly known as Genesis Group Holdings, Inc.)

We have audited the accompanying consolidated balance sheet of InterCloud Systems, Inc. (formerly known as Genesis Group Holdings, Inc. and Subsidiaries) (the “Company”) as of December 31, 2011 and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reposting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and its subsidiaries as of December 31, 2011, and the results of their operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered losses from operations, and has an accumulated deficit and net cash used in operations of $1,068,532 for the year ended December 31, 2011. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are described in Note 3 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The accompanying financial statements for the year ended December 31, 2011 have been restated to give effect to the correction of accounting errors (see Note 2).

/s/Sherb & Co., LLP
Sherb & Co., LLP
Boca Raton, FL
April 10, 2012, except for Note 2,
as to which the date is March 22, 2013

INTERCLOUD SYSTEMS, INC.
(Formerly known as GENESIS GROUP HOLDINGS, INC.)
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,	December 31,
ASSETS	2013	2012	2011
Current Assets:	(unaudited)		(restated)
Cash and cash equivalents	$2,277,777	$646,978	$89,285
Accounts receivable, net of allowances of $571,960, $522,297 and $1,444, respectively	11,153,915	8,481,999	347,607
Inventory	63,698	-	10,992
Deferred loan costs	318,492	298,517	-
Note receivable	200,000	-	-
Prepaid Taxes	50,296	-	-
Other current assets	1,968,931	756,477	8,701
Total current assets	16,033,109	10,183,971	456,585

Property and equipment, net	549,508	367,624	338,759
Goodwill	24,619,457	20,561,980	343,986
Intangible assets, net	13,325,977	9,105,843	802,131
Deferred loan costs, net of current portion	1,362,857	1,528,262	-
Other assets	206,289	118,563	304,084

Total assets	$56,097,197	$41,866,243	$2,245,545

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts payable and accrued expenses	$7,233,127	$4,164,464	$991,302
Deferred revenue	75,386	135,319	-
Income taxes payable	24,359	123,605	-
Bank debt, current portion	388,878	352,096	114,358
Notes, related parties	1,469,398	378,102	5,364
Notes, acquisition	3,101,547	-	-
Contingent consideration	6,993,506	4,624,367	141,607
Term loans, current portion, net of debt discount	4,417,700	3,632,528	1,104,987
Total current liabilities	23,703,901	13,410,481	2,357,618

Other Liabilities:
Bank debt, net of current portion	149,987	207,831	698,289
Notes, related parties, net of current portion	105,694	105,694	936,054
Deferred tax liability	3,895,870	2,374,356	-
Term loans, net of current portion, net of debt discount	11,211,763	11,880,237	-
Long term contingent consideration	557,933	557,933	-
Derivative financial instruments at estimated fair value	1,068,458	33,593	38,557
Total other liabilities	16,989,705	15,159,644	1,672,900

Total Liabilities	40,693,606	28,570,125	4,030,518

Redeemable common stock, $0.0001 par value, with $50.00 put option, 10,000, 10,000 and 0 shares issued and outstanding, at June 30, 2013, December 31, 2012 and December 31, 2011, $500,000 liquidation preference	499,921	499,921	-

Redeemable Series B, convertible preferred stock, $0.0001 par value,
$0.0001 par value, authorized 60,000 shares, 37,500, 37,500 and 15,000 shares issued and outstanding
at June 30, 2013, December 31, 2012 and December 31, 2011 $2,216,760 liquidation preference	-	2,216,760	15,000
Redeemable Series C, convertible preferred stock, $0.0001 par value,
10% cumulative annual dividend; $1,000 stated value, 1,500 authorized:
1,500, 1,500 and 0 issued and outstanding at June 30, 2013, December 31, 2012 and December 31, 2011, $1,500,000 liquidation preference	-	1,500,000	-
Redeemable Series D, convertible preferred stock, $0.0001 par value, 10% cumulative annual dividend $1,000 stated value, authorized
1,000 shares; 42 and 608 shares issued and outstanding at June 30, 2013, December 31, 2012 and December 31, 2011, $40,212, $605,872 and $605,872 liquidation preference	-	605,872	605,872
Redeemable Series E, convertible preferred stock, $0.0001 par value,
12% cumulative annual dividend; $1,000 stated value,
3,500 shares authorized; 3,350, 2,575 and 0 issued and outstanding at June 30, 2013, December 31, 2012 and December 31, 2011 $3,350,000, $2,575,000 and $0 liquidation preference	3,350,000	2,575,000	-
Redeemable Series F, convertible preferred stock, $0.0001 par value,
12% cumulative annual dividend; 4,800 shares authorized
4,150, 4,150 and 0 issued and outstanding at June 30, 2013, December 31, 2012 and December 31, 2011, $3,575,000 liquidation preference	3,575,000	3,575,000	-
Redeemable Series G, convertible preferred stock, $0.0001 par value, 12% cumulative annual dividend; 3,500 shares authorized none issued and outstanding	-	-	-
Redeemable Series H, convertible preferred stock, $0.0001 par value,
10% cumulative monthly dividend up to 150%; 2,000 shares authorized
1,425, 1,425 and 0 issued and outstanding at June 30, 2013, December 31, 2012 and December 31, 2011, $1,425,000 liquidation preference	1,425,000	1,425,000	-
Redeemable Series I, convertible preferred stock, $0.0001 par value, authorized 4,500 shares, 4,500, 4,500 and 0 shares issued and outstanding at June 30, 2013, December 31, 2012 and December 31, 2011, $4,500,000 liquidation preference	4,187,151	4,187,151	-
Total redeemable common and preferred stock	13,037,072	16,584,704	620,872

Stockholders' Equity (Deficit):
Series A, convertible preferred stock, $0.0001 par value,
20,000,000 authorized; 0, 2,000,000 and 2,000,000 issued and outstanding as of June 30, 2013, December 31, 2012 and December 31, 2011	-	200	200
Common stock; $0.0001 par value; 500,000,000 shares authorized;
4,612,195, 488,984 and 317,475 issued and outstanding as of June 30, 2013, December 31, 2012 and December 31, 2011	461	49	32
Additional paid-in capital	17,102,982	9,095,517	7,871,322
Accumulated deficit	(14,820,755)	(12,455,783)	(10,382,921)
Total InterCloud Systems, Inc. stockholders' equity (deficit)	2,282,688	(3,360,017)	(2,511,367)
Non-controlling interest	83,831	71,431	105,522
Total stockholders' equity (deficit)	2,366,519	(3,288,586)	(2,405,845)

Total liabilities, non-controlling interest and stockholders’ equity (deficit)	$56,097,197	$41,866,243	$2,245,545

See Notes to Consolidated Financial Statements.

INTERCLOUD SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the six months ended		For the year ended
	June 30,		December 31,
	2013	2012	2012	2011
	(unaudited)	(Restated)		(Restated)
		(unaudited)

Revenues	$26,758,413	$2,923,586	$17,235,585	$2,812,210
Cost of revenue	18,873,318	1,853,141	12,059,099	1,851,018
Gross profit	7,885,095	1,070,445	5,176,486	961,192

Operating expenses:
Depreciation and amortization	500,058	70,254	348,172	39,229
Salaries and wages	3,367,099	784,481	3,802,158	5,053,600
Change in fair value of contingent consideration	(141,607)	-	-	-
General and administrative	3,016,809	759,036	3,788,015	1,251,102
Total operating expenses	6,742,359	1,613,771	7,938,345	6,343,931

Income (loss) from operations	1,142,736	(543,326)	(2,761,859)	(5,382,739)

Other income (expenses):
Change in fair value of derivative instruments	(894,865)	130	198,908	421,340
Interest expense	(2,096,545)	(289,022)	(1,699,746)	(1,443,229)
Equity loss attributable to affiliate	-	-	(50,539)	-
Net gain from deconsolidation of Digital subsidiary and write-off of related investment in subsidiary	-	-	453,514	-
Other income	80,000	-	-	-
Total other expense	(2,911,410)	(288,892)	(1,097,863)	(1,021,889)

Loss before benefit for income taxes	(1,768,674)	(832,218)	(3,859,722)	(6,404,628)

Benefit for income taxes	(269,768)	-	(2,646,523)	-

Net loss	(1,498,906)	(832,218)	(1,213,199)	(6,404,628)

Net (income) loss attributable to non-controlling interest	(12,400)	16,948	(16,448)	-

Net loss attributable to InterCloud Systems, Inc.	(1,511,306)	(815,270)	(1,229,647)	(6,404,628)

Less dividends on Series C ,D, E, F and H Preferred Stock	(853,666)	(52,958)	(843,215)	-

Net loss attributable to InterCloud Systems, Inc. common stockholders	$(2,364,972)	$(868,228)	$(2,072,862)	$(6,404,628)

Loss per share attributable to InterCloud Systems, Inc. common stockholders:
Basic	$(2.96)	$(2.52)	$(5.34)	$(25.54)
Diluted	$(2.96)	$(2.52)	$(5.34)	$(25.54)

Basic weighted average common shares outstanding	799,887	344,332	388,389	250,816
Diluted weighted average common shares outstanding	799,887	344,332	388,389	250,816

See Notes to Consolidated Financial Statements.

INTERCLOUD SYSTEMS, INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
From January 1, 2011 to June 30, 2013

			Preferred Stock				Non-
	Common Stock		Series A Convertible		Additional	Accumulated	Controlling
	Shares	$	Shares	$	Paid-in Capital	Deficit	Interest	Total

Balance January 1, 2011 (Restated)	211,982	$21	-	$-	$2,573,482	$(3,978,293)	$-	$(1,404,790)

Issuance of shares to UTA pursuant to loan modifications	4,149	-	-	-	242,702	-	-	242,702
Issuance from sale of shares	6,818	1	-	-	54,998	-	-	54,999
Issuance of shares for consulting services	6,000	1	-	-	349,999	-	-	350,000
Issuance of shares pursuant to loans	12,000	1	-	-	373,465	-	-	373,466
Issuance of shares to employees and officers	21,000	2	2,000,000	200	3,760,798	-	-	3,761,000
Issuance of shares from conversion of notes payable	29,347	3	-	-	123,995	-	-	123,998
Issuance of shares for acquisition not completed	4,214	-	-	-	290,766	-	-	290,766
Issuance of shares pursuant to completed acquisition	17,000	2	-	-	76,118	-	105,522	181,642
Issuance of shares in settlement of note payable	5,000	1	-	-	24,999	-	-	25,000
Net loss	-	-	-	-	-	(6,404,628)	-	(6,404,628)
Ending balance, December 31, 2011 (Restated)	317,510	32	2,000,000	200	7,871,322	(10,382,921)	105,522	(2,405,845)

Issuance of shares pursuant to convertible notes payable	44,318	4	-	-	153,212	-	-	153,216
Issuance of shares to officers for compensation	10,000	1	-	-	29,999	-	-	30,000
Issuance of shares pursuant to completed acquisition	10,000	1	-	-	77,499	-	-	77,500
Reclassification to temporary equity	(10,000)	-	-	-	(77,496)	-	-	(77,496)
Issuance of shares to non-employees for services	33,000	3	-	-	338,897	-	-	338,900
Stock-based compensation for options issued to consultant	-	-	-	-	45,000	-	-	45,000
Issuance of shares for extinguishment of debt and cancellation of warrants	52,190	5	-	-	352,758	-	-	352,763
Conversion of Series D Preferred Stock	32,000	3	-	-	352,341	-	-	352,344
Distribution to non-controlling interest	-	-	-	-	-	-	(50,539)	(50,539)
Change in value of redeemable securities	-	-	-	-	(248,015)	-	-	(248,015)
Contributed capital by CEO for waiver of salaries	-	-	-	-	200,000	-	-	200,000
Preferred dividends	-	-	-	-	-	(843,215)	-	(843,215)
Net loss	-	-	-	-	-	(1,229,647)	16,448	(1,213,199)

Ending balance, December 31, 2012	489,018	$49	2,000,000	$200	$9,095,517	$(12,455,783)	$71,431	$(3,288,586)

Issuance of shares for conversion of preferred dividends	41,006	4	-	-	246,318	-	-	246,322
Issuance of shares to non-employees for services	6,250	1	-	-	84,500	-	-	84,501
Conversion of Series D Preferred Stock	42,839	4	-	-	605,868	-	-	605,872
Conversion of Series A Preferred Stock	40,000	4	(2,000,000)	(200)	196	-	-	-
Conversion of Series B Preferred Stock	2,452,742	245	-	-	2,216,515	-	-	2,216,760
Conversion of Series C Preferred Stock	1,262,440	126	-	-	1,499,874	-	-	1,500,000
Issuance of shares to employees for stock based compensation	5,000	1	-	-	57,599	-	-	57,600
Issuance of shares for waiver of loan covenants	20,375	2	-	-	248,573	-	-	248,575
Issuance of shares for option exercise	5,000	1	-	-	14,999	-	-	15,000
Issuance of shares pursuant to conversion of notes payable	43,790	4	-	-	425,239	-	-	425,243
Issuance of shares pursuant to completed acquisition	203,735	20	-	-	2,607,784	-	-	2,607,804
Preferred dividends	-	-	-	-	-	(853,666)	-	(853,666)
Net loss	-	-	-	-	-	(1,511,306)	12,400	(1,498,906)

Ending balance, June 30, 2013	4,612,195	$461	-	$-	$17,102,982	$(14,820,755)	$83,831	$2,366,519

See Accompanying Notes to Consolidated Financial Statements.

INTERCLOUD SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the six months ended		For the year ended
	June 30,		December 31,
	2013	2012	2012	2011
	(unaudited)	(Restated)		(Restated)
		(unaudited)
Cash flows from operating activities:
Net loss	$(1,498,906)	$(832,218)	$(1,213,199)	$(6,404,628)
Adjustments to reconcile net loss from continuing operations to net cash provided by (used in) operations:
Depreciation and amortization	500,058	70,254	348,172	39,229
Amortization of debt discount and deferred debt issuance costs	215,378	-	163,590	1,104,011
Fair value of options issued for services	-	-	45,000	-
Stock compensation for services	157,100	30,000	338,900	4,111,000
Change in fair value of derivative liability	894,865	(130)	(198,908)	(421,340)
Other income	(80,000)	-	-	-
Change in fair value of contingent consideration	(141,607)	-	-	-
Issuance of common shares for extinguishment of debt and cancellation of warrants	-	-	352,763	-
Fair value of common shares issued for waiver of debt covenants	248,575	-	-	-
Issuance of shares pursuant to convertible notes	-	-	-	21,669
Fair value of shares issued to officer	-	-	382,344	-
Deferred taxes	(286,526)	-	(2,800,972)	-
Equity loss attributable to affiliate	-	-	50,539	-
Net gain on deconsolidation of Digital subsidiary and write off of related investment in subsidiary	-	-	(453,514)	-
Undistributed earnings from non-controlled interest	-	-	16,448	-
Changes in operating assets and liabilities:
Accounts receivable	(688,011)	(278,137)	(2,252,492)	(66,866)
Other assets	(1,321,648)	7,185	10,992	5,858
Deposits	(87,726)	(75,097)	-	-
Deferred revenue	(59,933)	-	135,319	-
Accounts payable and accrued expenses	1,575,541	140,869	2,099,076	542,535
Total adjustments	926,066	(105,056)	(1,762,743)	5,336,096
Net cash used in operating activities	(572,840)	(937,274)	(2,975,942)	(1,068,532)

Cash flows from investing activities:
Advances to affiliate	-	-	(179,061)	-
Purchases of equipment	(58,510)	(43,518)	(89,258)	(81,144)
Issuance of convertible notes receivable	(200,000)	-	-	-
Consideration paid for acquisitions, net of cash received	188,217	-	(13,467,074)	(39,330)

Net cash used in investing activities	(70,293)	(43,518)	(13,735,393)	(120,474)

Cash flows from financing activities:
Proceeds from sale of common stock	-	-	-	55,000
Proceeds from sale of preferred stock, net of issuance costs	775,000	1,379,607	6,954,429	15,000
Increase in deferred loan costs	-	(10,000)	(1,339,043)	-
Proceeds from bank borrowings	57,500	71,000	150,000	136,168
Repayments of notes and loans payable	(906,225)	(699,012)	(2,107,635)	(392,742)
Proceeds from third party borrowings	1,062,655	206,649	15,187,796	1,422,326
Proceeds from related party borrowings	1,325,000	-	852,668	20,063
Repayments of acquisition notes payable	(40,000)	-	(2,378,648)	-
Distribution to non-controlling interest	-	(21,875)	(50,539)	-

Net cash provided by financing activities	2,273,930	926,369	17,269,028	1,255,815

Net increase (decrease) in cash	1,630,797	(54,423)	557,693	66,809

Cash, beginning of period	646,978	89,285	89,285	22,476

Cash, end of period	$2,277,775	$34,862	$646,978	$89,285

Supplemental disclosures of cash flow information:
Cash paid for interest	$669,950	$239,920	$581,229	$108,938
Cash paid for income taxes	$150,542	$-	$9,890	$-

Non-cash investing and financing activities:
Common stock issued for loan modification	$-	$-	$-	$242,702
Common stock issued on debt conversion	$425,243	$84,829	$153,216	$25,000
Common stock issued for acquisition not completed	$-	$-	$290,766	$290,766
Forfeiture of officers compensation	$-	$-	$200,000	$-
Preferred Stock issued for waiver of salary	$-	$-	$-	$200,000
Conversion of preferred shares into common shares	$4,322,832	$-	$352,344	$-
Common stock issued for acquisition	$-	$-	$-	$76,120
Redeemable common stock	$-	$-	$499,921	$-
Redeemable preferred stock issued for acquisition	$-	$-	$8,320,054	$-
Promissory notes issued for acquisition	$-	$-	$2,378,668	$341,607
Common stock issued for deferred loan cost	$-	$-	$-	$373,446
Preferred stock issued in settlement of debt obligation	$-	$-	$616,760	$605,872
Preferred dividends	$853,666	$52,958	$843,215	$-
Fair value of warrants accounted for as derivatives and corresponding increase in debt discount	$-	$-	$193,944	$-
Notes payable to satisfy liabilities associated with deferred loan costs	$-	$-	$610,000	$-
Conversion of preferred dividends into common shares	$246,322	$-	$-	$-

See Accompanying Notes to audited and unaudited Consolidated Financial Statements.

INTERCLOUD SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.            DESCRIPTION OF BUSINESS

InterCloud Systems, Inc. (formerly known as Genesis Group Holdings, Inc. and Genesis Realty Group, Inc.) (the “Company”) was incorporated on November 22, 1999 under the laws of the State of Delaware.  Prior to December 31, 2009, the Company was a development-stage company and had limited activity. The Company’s initial activities were devoted to developing a business plan, structuring and positioning itself to take advantage of available acquisition opportunities and raising capital for future operations and administrative functions. The Company began filing periodic reports with the Securities and Exchange Commission in November 2000. The Company has not previously listed its shares on any national securities exchange. The Company's shares have been quoted on the OTCBB since March 2011.

On August 1, 2008, the Company authorized an increase in the number of shares of common stock to 500,000,000 shares of common stock and authorized 50,000,000 shares of a new class of preferred stock, par value $0.0001 per share.

On January 14, 2010, the Company acquired all of the outstanding shares of Digital Comm, Inc., a Florida corporation (“Digital”), in exchange for 50,000,000 shares of common stock of the Company.  Digital was originally formed on September 13, 2006 and, on January 14, 2010, was reorganized as a wholly-owned subsidiary of the Company.  Digital is a provider of specialty contracting services, primarily in the installation of fiber optic telephone cable.  These services are provided throughout the United States and include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities, including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others. On September 13, 2012, the Company sold 60% of the outstanding shares of common stock of Digital to the Company’s former president and a former director. The Company did not attribute any value to its equity investment in Digital at December 31, 2012 based on Digital's historical recurring losses, expected future losses and its liabilities far exceeding the value of its tangible and intangible assets at such date. (See Note 4)

For financial accounting purposes, the acquisition of Digital was treated as a recapitalization of the Company with the former stockholders of the Company retaining approximately 40% of the outstanding common stock.  This transaction has been accounted for as a reverse acquisition and, accordingly, the transaction has been treated as a recapitalization of Digital, with Digital as the accounting acquirer.  The historical financial statements are a continuation of the financial statements of Digital, and any difference of the capital structure of the combined entity as compared to Digital’s historical capital structure is due to the recapitalization of the acquired entity.

Since January 1, 2011, the Company has also completed the following acquisitions:

●
Tropical Communications, Inc.  In August 2011, the Company acquired Tropical Communications, Inc. (“Tropical”), a Miami-based provider of services to construct, install, optimize and maintain structured cabling for commercial and governmental entities in the Southeast.

●
Rives-Monteiro Engineering LLC and Rives-Monteiro Leasing, LLC.  In December 2011, the Company acquired a 49% stake in Rives-Monteiro Engineering LLC (“RM Engineering”), a certified Women Business Enterprise (WBE) cable firm based in Tuscaloosa, Alabama that performs engineering services in the Southeastern United States and internationally, and 100% of Rives-Monteiro Leasing, LLC (“RM Leasing”), an equipment provider for cable-engineering services firms.  The Company has an option to purchase the remaining 51% of RM Engineering for a nominal sum at any time.

●
ADEX Corporation.  In September 2012, the Company acquired ADEX Corporation (“ADEX”), an Atlanta-based provider of staffing solutions and other services to the telecommunications industry.  ADEX’s project staffing solutions diversified our ability to service our customers domestically and internationally throughout the project lifecycle.

●
T N S, Inc.  In September 2012, the Company also acquired T N S, Inc. (“TNS”), a Chicago-based structured cabling company and DAS installer that supports voice, data, video, security and multimedia systems within commercial office buildings, multi-building campus environments, high-rise buildings, data centers and other structures.  T N S extends the Company's geographic reach to the Midwest area and the Company's client reach to end-users, such as multinational corporations, universities, school districts and other large organizations that have significant ongoing cabling needs.

●
Environmental Remediation and Financial Services, LLC.  In November 2012, the Company's ADEX subsidiary acquired Environmental Remediation and Financial Services, LLC (“ERFS”), an environmental remediation and disaster recovery company.  The acquisition of this company augmented ADEX’s disaster recovery service offerings.

●
AW Solutions, Inc.  In April 2013, the Company acquired AW Solutions, Inc. and AW Solutions Puerto Rico, LLC, or collectively AW Solutions, a professional, multi-service line, telecommunications infrastructure company that provides outsourced services to the wireless and wireline industry.  AW Solution’s services include network systems design, architectural and engineering services, program management and other technical services.  The acquisition of AW Solutions broadened the Company’s suite of services and added new customers to which it can cross-sell its other services.

On December 7, 2012, the Company’s stockholders approved a reverse stock split of its common stock at a ratio of 1-for-125. The reverse stock split became effective on January 14, 2013. All applicable share and per-share amounts have been retroactively adjusted to reflect the reverse stock split.

On May 15, 2013, the Company’s stockholders approved a reverse split of the Company’s common stock at an exchange ratio of up to 1-for-4. On August 1, 2013, the reverse stock split became effective at an exchange ratio of 1-for-4. All applicable share and per-share amounts have been retroactively adjusted to reflect the reverse stock split.

2.            RESTATEMENT

In March 2013, the Company determined that the previously-issued financial statements for fiscal years 2010 to 2012, including annual and quarterly financial statements within such fiscal periods, should no longer be relied upon due to the Company’s failure to properly account for certain items under generally accepted accounting principles in effect during the aforementioned periods.  The Company, in conjunction with its independent registered public accounting firm, has evaluated the errors that occurred during the periods.  As a result, the Company determined that the financial statements for fiscal years ended December 31, 2011 and 2010, along with the interim periods ended March 31, June 30 and September 30, 2012, can no longer be relied upon and require restatement.  The proper application of the relevant accounting provisions requires reclassifications and adjustments to the Company’s previously-issued Consolidated Balance Sheets and Consolidated Statement of Operations and Statement of Stockholders’ Deficit.

1)
The Company has performed an assessment of stock-based compensation issued to employees during the periods 2010 to 2012 to determine if the accounting previously applied was within the scope of Accounting Standards Codification Topic 718 (ASC 718), which was effective as of January 1, 2006.  Under the fair value recognition provisions of ASC 718, stock-based compensation  is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period, based on the terms of the awards.  The Company concluded that the issuances of stock-based compensation are within the scope of ASC 718, although the provisions of ASC 718 were not properly applied. In January 2010, the Company issued 1,000,000 shares of common stock to one of its officers with a fair value of $2,400,000 for services rendered for the years 2010 to 2012.  The compensation expense of $2,400,000 was previously recognized over the three-year service period of the related employment contract, ($800,000 per year during each of 2011 and 2010, $150,000 in the interim period ended March  31, 2012, and $200,000 in each of the interim periods ended June 30, 2012 and September 30, 2012).   The Company has determined that because the award did not contain any explicit or implicit performance or service condition, the fair value of the award should have been expensed upon its grant, which was in January 2010.  As a result, salaries and wages were understated by $1,600,000 for the annual period ended December 31, 2010, overstated by $800,000 for the annual period ended December 31, 2011, overstated $150,000 for the interim period ending March 31, 2012 and overstated by $200,000 for each of the interim periods ended June 30, 2012 and September 30, 2012.

2)
In August 2010, the Company entered into a Note and Warrant Purchase Agreement pursuant to which it sold warrants for the right to purchase up to 41,905 shares of the Company’s common stock at $75.00 per share. The warrants were treated as detachable warrants under ASC 815, Broad Transactions – Derivatives and Hedging, in error and accounted for as a reduction in stockholders’ equity in an amount equal to the fair value of the warrants. The Company has determined that the warrants should have been treated as a debt discount (reduction in notes payable balance instead of shareholder equity) and amortized over the term of the related note using the effective interest method.  As a result, notes payable was overstated by $381,145 and additional paid in capital was understated by $381,145. The warrant included a derivative feature, which was not an equity contract, and its full value upon issuance should have been allocated to the loan proceeds as a debt discount.  Additionally, the understatement of debt discount resulting from this misstatement should have been amortized over the term of the loan.

As a result, notes payable was overstated by $381,145 at December 31, 2010 and $228,465 at December 31, 2011. Additional paid-in-capital was understated by $381,145 as of September 30, 2012, June 30, 2012, March 31, 2012 and December 31, 2011 and 2010. Interest expense was  understated by $158,810 for the year ended December 31, 2010, and by $162,810 for the year ended December 31, 2011.

3)
In December 2011, the Company entered into a Third Loan Modification Agreement with its lender UTA Capital LLC (“UTA”). As a result of this amendment, the Company recorded an increase to its additional paid-in capital for a debt discount of $301,876 resulting from perceived amendments to the terms of the warrants issued to UTA when the Company entered into the modification of the loan agreement.  However, the terms of the warrants were not amended, and the modification of the loan agreement only confirmed that the number of warrants outstanding should have increased pursuant to the anti-dilution provisions included in the initial terms of the warrants, as granted.  The error also resulted in an overstatement of interest expense due to the amortization of debt discount during 2012 for $261,876 and $40,000 in 2011. The Company noted that it incorrectly calculated the fair value of the additional warrants issued and noted the impact of such miscalculation to the profit and loss statement was immaterial in 2012 and 2011.

4)
On August 6, 2010, the Company issued 41,905 warrants to purchase 41,905 shares of the Company’s common stock at $75.00 per share to a lender. The warrants qualified as a derivative instrument and are therefore required to be recorded as a liability at fair value when issued and adjusted to current fair value on a quarterly basis in accordance with ASC Topic 820, Fair Value Measurements and Disclosures.   As a result, the change in fair value of the derivative and the corresponding derivative liability were understated by $37,414 at December 31, 2011, $37,414 at March 31, 2012 and $37,414 at June 30, 2012.

5)
The Company recorded certain consideration provided to lenders as deferred loan costs, which amounted to $53,848 at December 31, 2011. The Company reclassified the carrying value of the unamortized consideration to debt discount at December 31, 2011.

6)	The Company properly recorded the compensation expense in 2011 to a former officer for $200,000 but incorrectly recorded the liability as additional paid in capital.

7)
The Company did not properly allocate an amount to intangible assets for the acquisitions of Tropical and RM Engineering, as of December 31, 2011, and on TNS and ADEX, as of September 17, 2012, until it had an independent party prepare a valuation report in 2013.  Based on the results of the report, the Company corrected its original allocations and increased additional paid in capital for the value of the stock issued by $69,226, increased acquisition notes payable by $141,607, decreased the impairment of goodwill by $437,000 and increased the carrying value of goodwill and other intangible assets by $509,381. The Company amortized the intangible assets with a useful life of two to ten years and recorded amortization expense of $39,314 in the third quarter of 2012, $15,922 in the second quarter of 2012, and $15,922 in the first quarter of 2012. Based on the results of the report, the Company recorded goodwill and intangible assets of $458,331 for Tropical, $51,050 for RM Engineering, $505,631 for TNS and $2,200,791 for ADEX.  The Company also recorded the contingent consideration to be paid, which was $15,320 for Tropical, $127,385 for RM Engineering, $2,123,210 for ADEX and $259,550 for TNS.

8)
On September 13, 2012, the Company sold 60% of the outstanding shares of common stock of Digital to the Company’s former president and a former director. As consideration for the purchase, the former president issued to the Company a non-recourse promissory note in the principal amount of $125,000. The note is secured by the purchased shares.

At the date of disposition, the Company had a receivable from Digital of approximately $880,000.  In the quarter ended September 30, 2012, the Company recorded a loss of $880,393 on the write-off of the receivable. The Company also recorded a note receivable from the former president in the amount of $125,000 and recorded its remaining investment in Digital in the amount of $83,333.  The Company also recorded a contribution to additional paid in capital in the amount of $1,586,919 based on the disposition.

The Company subsequently reviewed the accounting for the transaction and concluded that it should write off the $125,000 promissory note from its former president, as it deemed it unlikely that he could repay the note.  The Company also adjusted the negative investment carrying amount at the time of deconsolidation to zero, which resulted in a net gain of approximately $528,000. The Company does not attribute any value to its equity investment in Digital at December 31, 2012 based on Digital's historical recurring losses and expected future losses and Digital's liabilities far exceeding the value of its tangible and intangible assets at such date.

9)
In September 2012, the Company entered into a Loan and Security Agreement with a lender to provide the Company term loans in the aggregate amount of $13,000,000.   As part of the agreement, the Company issued to the lender warrants to purchase up to 10% of the Company’s common stock on a fully-diluted basis.  The Company has determined that the warrants should have been treated as a debt discount (reduction in notes payable balance instead of shareholder equity) and amortized over the term of the related note.  The Company recorded the derivative value of the warrants issued to the lender on September 17, 2012 as a derivative liability in the amount of $360,738 and expensed the amount as a change in fair value of derivative instruments.  The Company recomputed the amount of the derivative liability as $193,944 and recorded the amount as a debt discount.

10)
In September 2012, the Company issued its former president 400 shares of Series D Preferred Stock with a fair value of $352,344 for services rendered during the quarter ended September 30, 2012, but did not record compensation expense for that amount in the quarter ended September 30, 2012. As a result, salaries and wages were understated by $352,344 in the quarter ended September 30, 2012.  No other periods were impacted by the error.

11)
During the quarter ended September 30, 2012, the Company issued Series E Preferred Stock.  The Company recorded the amount of subscriptions received as subscriptions for shares of Series E Preferred Stock, but subsequently it was determined that some of the shares of Series E Preferred Stock should have been classified as Series B Preferred Stock. The Company also classified the Series E Preferred Stock as equity, and subsequently determined that, based on the redeemable feature of the Series E Preferred Stock, it should have been classified as temporary equity.

12)
The Company classified its Series D Preferred Stock as permanent equity and subsequently determined that, based on the redeemable feature of the Series D Preferred Stock, it should be classified as temporary equity. The Series D Preferred Stock was listed as $566 in the equity section of the balance sheet, but should have been recorded at the redemption value of $605,872 in the temporary equity section of the balance sheet at March 31, 2012, June 30, 2012 and September 30, 2012, and at December 31, 2011.

13)
The Company recorded the Series A Preferred Stock as temporary equity with a value of $200,000. The Company evaluated the Series A Preferred Stock and determined that, based on the par value of such stock, along with its low probability of being redeemed, such stock should be classified as permanent equity, with the amount listed at par value.  This resulted in a change of $199,800 to the Series A Preferred Stock value.

14)
During the quarters ended March 31, 2012 and June 30, 2012, the Company classified Series C Preferred Stock as permanent equity. Upon reviewing the redeemable features of such stock, the Company reclassified the value of the outstanding shares as temporary equity.

15)
On February 14, 2011, the Company and UTA entered into a First Loan Extension and Modification Agreement (the “Modification Agreement”) in connection with the Company’s existing note payable, which had a balance of $775,000 at December 31, 2010.  The Modification Agreement provided for an extension of the original maturity date of the note from August 6, 2011 to September 30, 2011. In exchange for consenting to the Modification Agreement, UTA was issued 2,564 shares of the Company’s common stock, which had a fair value of $153,850 and was recorded as a debt discount. Additionally, as additional consideration for the Company’s failure to satisfy a certain covenant in the loan agreement, UTA was issued 1,000 shares of the Company’s common stock, which shares were recorded as a penalty paid to the lender and recorded as an expense.  As of December 31, 2011, these two additional issuances of shares had not been physically issued.  However, such shares are reflected on the accompanying financial statements as if issued.  This amendment was accounted for as an extinguishment and therefor the unamortized deferred loan costs of $53,848, debt discount from the original agreement of $504,648 and debt discount from this amendment of $153,850 were expensed.

The following are the previously-reported and as adjusted balances on the Company’s consolidated balance sheets at September 30, 2012, June 30, 2012, March 31, 2012, and December 31, 2011 and 2010 and consolidated statements of operations for the periods ended September 30, 2012, June 30, 2012 and March 31, 2012 and for the years ended December 31, 2011 and 2010, and the corresponding over/understatement on each appropriate financial caption for each error.

	Quarter Ended March 31, 2012
	As Previously
Consolidated Statement of Operations	Reported	Adjustments		As Restated
Operating expenses	(unaudited)	(unaudited)		(unaudited)
Depreciation and amortization	$14,208	$15,522	7	$29,730
Salaries and wages	180,000	(150,000)	1	30,000
Total operating expenses	1,048,867	(134,478)		914,389
Other income (expenses)
Interest expense	(289,223)	227,893	5	(61,330)
Total other income (expense)	(290,003)	227,893		(62,110)
Net Loss	(683,515)	362,371		(321,144)
Net income attributable to non-controlling interest	5,051	-		5,051
Net Loss attributable to InterCloud Systems, Inc	(678,464)	362,371		(316,093)
Less dividends on Series C,D,E,F and H Preferred stock	(17,722)	-		(17,722)
Net Loss attributable to InterCloud Systems, Inc common stockholders	$(696,186)	$362,371		$(333,815)

	As of March 31, 2012
	As Previously
Consolidated Balance Sheet	Reported	Adjustments		As Restated
	(Unaudited)	(Unaudited)		(Unaudited)
Current assets
Deferred loan costs	54,420	$(54,420)	5	$-
Total current assets	$801,923	(54,420)		747,503
Intangible assets, net	717,236	493,859	7	1,211,095
Total assets	2,139,980	439,439		2,579,419
Current liabilities
Accounts payable	447,724	200,000	6	647,724
Contingent consideration	-	141,607	7	141,607
Total current liabilities	1,401,136	341,607		1,742,743
Derivative liabilities	1,923	37,414	4	39,337
Total other liabilities	1,842,009	37,414		1,879,423
Series C Preferred stock	-	800,000	14	800,000
Series D Preferred stock	-	605,872	12	605,872
Total temporary equity	318,839	1,405,872		1,724,711
Stockholders' equity (deficit)
Series C Preferred stock	1	(1)	14	-
Series D Preferred Stock	566	(566)	12	-
Additional paid-in capital	8,768,447	(985,224)	1,10	7,783,223
Accumulated deficit	(10,317,112)	(359,663)	1,4,5,6,7	(10,676,775)
Total stockholders' deficit	(1,421,554)	(1,345,454)		(2,767,008)
Total liabilities, non-controlling interest and stockholders' deficit	$2,139,980	$439,439		$2,579,419

	Quarter Ended June 30, 2012
	As Previously
Consolidated Statement of Operations	Reported	Adjustment		As Restated
Operating expenses	(unaudited)	(unaudited)		(unaudited)
Depreciation and amortization	$25,002	$15,522	7	$40,524
Salaries and wages	200,000	(200,000)	1	-
Total operating expenses	883,859	(184,478)		699,381
Other income (expenses)
Interest expense	(251,889)	24,191	5	(227,693)
Total other income (expense)	(250,974)	24,191		(226,783)
Net loss	(719,743)	208,669		(511,074)
Net Loss attributable to InterCloud Systems, Inc	(707,846)	208,669		(499,177)
Net Loss attributable to InterCloud Systems, Inc common stockholders	$(743,082)	$208,669		$(534,413)

	Six Months Ended June 30, 2012
	As Previously
Consolidated Statement of Operations	Reported	Adjustment		As Restated
Operating expenses	(unaudited)	(unaudited)		(unaudited)
Depreciation and amortization	$39,210	$31,044	7	$70,254
Salaries and wages	380,000	(350,000)	1	30,000
Total operating expenses	1,932,727	(318,956)		1,613,771
Other income (expenses)
Interest expense	(541,106)	252,084	5	(289,022)
Total other income (expense)	(540,976)	252,084		(288,892)
Net loss	(1,403,258)	571,040		(832,218)
Net Loss attributable to InterCloud Systems, Inc	(1,386,310)	571,040		(815,270)
Net Loss attributable to InterCloud Systems, Inc common stockholders	$(1,439,268)	$571,040		$(868,228)

	As of June 30, 2012
Consolidated Balance Sheet	As Previously Reported	Adjustment		As Restated
	(Unaudited)	(Unaudited)		(Unaudited)
Current assets
Deferred loan costs	$30,229	$(30,229)	5	$-
Total current assets	703,343	(30,229)		673,114
Intangible assets, net	717,236	478,337	7	1,195,573
Total assets	2,122,107	448,108		2,570,215
Current liabilities
Accounts payable	653,687	200,000	6	853,687
Contingent consideration	-	141,607	7	141,607
Total current liabilities	2,877,016	341,607		3,218,623
Derivative liabilities	1,013	37,414	4	38,427
Total other liabilities	512,766	37,414		550,180
Series C Preferred stock		1,150,000	14	1,150,000
Series D Preferred stock		605,872	12	605,872
Total temporary equity	326,750	1,755,872		2,082,622
Stockholders' equity (deficit)
Series C Preferred stock	1	(1)	14	-
Series D Preferred Stock	566	(566)	12	-
Additional paid-in capital	9,355,272	(1,535,224)	2,12	7,820,048
Accumulated deficit	(11,082,070)	(150,994)	1,4,5,6,7	(11,233,064)
Total stockholders' deficit	(1,594,425)	(1,686,785)		(3,281,210)
Total liabilities, non-controlling interest and stockholders' deficit	$2,122,107	$448,108		$2,570,215

	Quarter Ended September 30, 2012
	As Previously
Consolidated Statement of Operations	Reported	Adjustment		As Restated
Operating expenses	(unaudited)	(unaudited)		(unaudited)
Depreciation and amortization	$41,434	$39,314	7	$80,748
Salaries and wages	223,998	152,344	1	376,342
Total operating expenses	882,462	191,658		1,074,120
Other income (expenses)
Interest expense	(723,675)	-		(723,675)
Change in fair value of derivative	(360,868)	360,738	9	(130)
Gain (loss) from deconsolidation of Digital	(880,393)	1,462,429	8	582,036
Total other income (expense)	(2,017,975)	1,823,167		(194,808)
Net loss	(2,442,410)	1,631,509		(810,901)
Net income attributable to non-controlling interest	16,163	-		16,163
Net Loss attributable to InterCloud Systems, Inc	(2,426,247)	1,631,509		(794,738)
Less dividends on Series C,D,E,F and H Preferred stock	(52,999)	-		(52,999)
Net Loss attributable to InterCloud Systems, Inc common stockholders	$(2,479,246)	$1,631,509		$(847,737)

	Nine Months Ended September 30, 2012
	As Previously
Consolidated Statement of Operations	Reported	Adjustment		As Restated
Operating expenses	(unaudited)	(unaudited)		(unaudited)
Depreciation and amortization	$80,644	$70,358	7	$151,002
Salaries and wages	603,998	(197,656)	1	406,342
Total operating expenses	3,653,187	(127,298)		3,525,889
Other income (expenses)
Change in fair value of derivative	(360,738)	360,738	9	-
Gain (loss) from deconsolidation of Digital	(880,393)	1,462,429	8	582,036
Interest expense	(1,370,738)	252,084	5	(1,118,654)
Total other income (expense)	(2,589,888)	2,075,251		(514,637)
Net loss	(3,845,628)	2,169,438		(1,676,190)
Net income attributable to non-controlling interest	33,111	33,111		66,222
Net Loss attributable to InterCloud Systems, Inc	(3,812,517)	2,202,549		(1,609,968)
Less dividends on Series C,D,E,F and H Preferred stock	(105,957)	-		(105,957)
Net Loss attributable to InterCloud Systems, Inc common stockholders	$(3,918,474)	$2,202,549		$(1,715,925)

	As of September 30, 2012
	As Previously
Consolidated Balance Sheet	Reported	Adjustment		As Restated
	(Unaudited)	(Unaudited)		(Unaudited)
Current assets
Deferred loan costs	$1,823,465	$(1,529,830)	5	$293,635
Total current assets	9,779,553	(1,529,830)		8,249,723
Goodwill and Intangible assets, net	15,731,611	3,013,825	7	18,745,436
Note receivable - related party	125,000	(125,000)		-
Investment in Digital	83,333	(83,333)		-
Deferred loan costs, net of current portion	-	1,499,601	7	1,499,601
Total assets	26,177,676	2,775,263		28,952,939
Current liabilities
Accounts payable	1,250,170	200,000	6	1,450,170
Notes payable, acquisitions	-	2,522,465	7	2,522,465
Total current liabilities	6,322,473	2,722,465		9,044,938
Term loan, net of current portion, net of debt discount	12,350,000	(193,944)		12,156,056
Derivative liabilities	361,881	(129,380)	4	232,501
Total other liabilities	12,962,324	(129,380)		12,832,944
Series A Preferred Stock	200,000	(200,000)	13	-
Series B Preferred Stock	384,063	958,216	11	1,342,279
Series D Preferred stock	-	1,491,690	12	1,491,690
Series E Preferred stock	-	2,225,000	11	2,225,000
Series F Preferred stock	4,150,000	-		4,150,000
Total temporary equity	6,734,063	4,474,906		11,208,969
Stockholders' equity (deficit)
Series A Preferred Stock	-	200	13	200
Series D Preferred Stock	566	(566)	12	-
Series E Preferred stock	4	(4)	11	-
Additional paid-in capital	13,664,000	(7,151,459)	1,8,11	6,512,541
Accumulated deficit	(13,599,948)	2,859,101	1,4,5,6,7,8	(10,740,847)
Total stockholders' deficit	158,816	(4,292,728)		(4,133,912)
Total liabilities, non-controlling interest and stockholders' deficit	$26,177,676	$2,775,263		$28,952,939

	As of December 31, 2010
	As Previously
Consolidated Balance Sheet	Reported	Adjustment		As Restated
Current liabilities
Term loans, current portion	$509,268	$(222,335)	2	$286,933
Total current liabilities	1,368,030	(222,335)		1,145,695
Stockholders' equity (deficit)
Additional paid-in capital	581,800	1,991,657	1,2	2,573,457
Accumulated deficit	(2,219,483)	(1,758,810)	1,2	(3,978,293)
Total InterCloud Systems, Inc. stockholders' deficit	(1,627,086)	222,335		(1,404,751)
Total stockholders' deficit	(1,627,086)	222,335		(1,404,751)
Total liabilities, non-controlling interest and stockholders' deficit	$430,383	$-		$430,383

	For The Year Ended December 31, 2010
	As Previously
Consolidated Statement of Operations	Reported	Adjustment		As Restated
Operating expenses
Salaries and wages	$1,574,374	$1,600,000	1	$3,174,374
Total operating expenses	3,203,855	597,219		3,801,074
Other income (expenses)
Interest expense	(267,368)	(158,810)	2	(426,178)
Total other income (expense)	109,420	(158,810)		(49,390)
Net loss	$(2,141,596)	$(1,758,810)		$(3,900,406)

	For The Year Ended December 31, 2011
	As Previously
Consolidated Statement of Operations	Reported	Adjustment		As Restated
Operating expenses
Salaries and wages	$5,853,600	$(800,000)	1	$5,053,600
Total operating expenses	8,994,949	(2,651,018)		6,343,931
Other income (expenses)
Change in fair value of derivative	458,754	(37,414)	2,4	421,340
Goodwill impairment	(437,000)	437,000	7	-
Interest expense	(1,240,457)	(202,772)	2,3,7	(1,443,229)
Total other income (expense)	(1,218,703)	196,814		(1,021,889)
Net loss	$(7,401,442)	$996,814		$(6,404,628)

	As of December 31, 2011
	As Previously
Consolidated Balance Sheet	Reported	Adjustment		As Restated
Current Assets
Deferred loan costs	$53,848	$(53,848)	5	$-
Total current assets	510,433	(53,848)		456,585
Goodwill	636,736	(292,750)		343,986
Intangible assets	-	802,131		802,131
Total assets	1,790,012	455,533		2,245,545
Current liabilities
Accounts payable and accrued expenses	791,302	200,000	6	991,302
Notes payable for earnouts	-	141,607	7	141,607
Term loans, current portion	876,522	228,465	2,5	1,104,987
Total current liabilities	1,787,547	570,071		2,357,618
Other liabilities
Derivative liability	1,143	37,414	4	38,557
Total other liabilities	1,635,486	37,414		1,672,900
Series D Preferred Stock	-	605,872		605,872
Total Temporary Equity	15,000	605,872		620,872
Stockholders' Equity (Deficit)
Additional paid-in capital	7,850,944	20,283	1,2,3,6,10	7,871,227
Accumulated deficit	(9,620,926)	(761,995)	1,2,3,4,10	(10,382,921)
Total InterCloud Systems, Inc. stockholders' deficit	(1,648,021)	(757,824)		(2,405,845)
Total liabilities, non-controlling interest and stockholders' deficit	$1,790,012	$455,533		$2,245,545

3.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION AND GOING CONCERN

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles.  In the opinion of management, all adjustments consisting of normal recurring accruals considered necessary in order to prepare the financial statements have been included.

Going Concern

Although the Company had income from operations for the six months ended June 30, 2013, during the years ended December 31, 2011 and 2012, the Company suffered recurring losses from operations, and the Company has a deficiency in working capital and stockholders equity that raise substantial doubt about its ability to continue as a going concern. The Company may raise capital through the sale of equity securities, through debt securities, or through borrowings from principals and/or financial institutions.  The Company's management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.  However, there can be no assurance that additional financing that is necessary for the Company to continue its business will be available to it on acceptable terms, or at all.

The accompanying consolidated financial statements have been prepared on a going concern basis.  The Company had a net loss of approximately $2.4 million for the six months ended June 30, 2013 and a net loss of approximately $2.1 million during the year ended December 31, 2012 and had a working capital deficit of approximately $7.7 million and $3.2 million at June 30, 2013 and December 31, 2012, respectively.  At June 30, 2013 and December 31, 2012, the Company had total indebtedness of $28.4 million and $21.2 million, respectively.  The Company cannot be certain that its operations will generate funds sufficient to repay its existing debt obligations as they come due.  The Company’s failure to repay its indebtedness and make interest payments as required by its debt obligations could have a material adverse effect on its operations.  The Company intends to secure additional debt and equity financing to satisfy its existing obligations.  While the Company believes that it will ultimately satisfy its obligations, it cannot guarantee that it will be able to do so on favorable terms, or at all. Should the Company default on certain of its obligations and the lender foreclose on the debt, the operations of the Company’s subsidiaries will not be initially impacted.  However, following default, the lender could potentially liquidate the holdings of the Company’s operating subsidiaries sometime in the future and the Company’s operations would be significantly impacted. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company plans to generate cash flow to address liquidity concerns through four potential sources. The first potential source is net income from its subsidiaries and the recent acquisitions of AW Solutions and ERFS in April 2013 and December 2012, respectively. In addition, the Company will now generate income from ADEX and TNS for the full fiscal year following its acquisitions of ADEX and TNS in September 2012. The second potential source of generating cash flow will be through a senior secured financing of the Company's accounts receivable. The Company has met with several financial institutions and anticipates closing a suitable financing during the second quarter of 2013. The third potential source of generating cash is to increase the Company's cash flow loan through MidMarket or other cash flow lenders. Finally, the fourth potential source of generating cash flow is through the consummation of the IPC and Telco acquisitions with the proceeds of this offering. The Company expects that these entities will contribute positively to the Company's consolidated operating income after they are integrated into the business.

PRINCIPLES OF CONSOLIDATION AND ACCOUNTING FOR INVESTMENT IN AFFILIATE COMPANY

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, which include Tropical (since August 2011), RM Leasing (since October 2011), ADEX (since September 2012), TNS (since September 2012), and ERFS (since December 2012).  All significant inter-company accounts and transactions have been eliminated in consolidation.

The Company consolidates all entities in which it has a controlling voting interest or a variable interest of a variable interest entity (“VIEs”) in which the Company is deemed to be the primary beneficiary.

The consolidated financial statements include the accounts of RM Engineering (since December 2011), in which the Company owns an interest of 49%.  RM Engineering is a VIE since it meets  the following criteria: (i) the entity has insufficient equity to finance its activities without additional subordinated financial support from other parties and the 51% owner guarantees its debt, (ii) the voting rights of some investors are not proportional to their obligations to absorb the expected losses of the legal entity, and (iii) substantially all of the legal entity’s activities  either involve or are conducted on behalf of an investor that has disproportionately few voting rights. The Company has the ability to exercise its call option to acquire the remaining 51% of RM Engineering for a nominal amount and thus makes all significant decisions related to RM Engineering even though it absorbs only 49% of the losses. Additionally, substantially all of the entity’s activities either involve or are conducted on behalf of the entity by the 51% holder of RM Engineering.  The Company records 100% of revenue, cost of revenue and general and administrative expenses of RM Engineering in its consolidated statements of operations. The 51% of RM Engineering not owned by the Company is treated as net income or loss attributed to non-controlling interests.

The consolidation of RM Engineering resulted in increases of $894,913 in assets and $380,617 in liabilities in the Company’s consolidated balance sheet and $1.2 million in revenue and $24,573 in net income in the consolidated statement of operations as of and for the six months ended June 30, 2012.

The consolidation of RM Engineering resulted in increases of $848,433 in assets and $362,087 in liabilities in the Company’s consolidated balance sheet and $2.6 million in revenue and $26,147 in net income in the consolidated statement of operations as of and for the year ended December 31, 2012.

The consolidation of RM Engineering resulted in increases of $889,112 in assets and $313,346 in liabilities in the Company’s consolidated balance sheet as of December 31, 2011. No amounts were included in the consolidated statement of operations for the year December 31, 2011 as the acquisition of RM Engineering occurred on December 29, 2011.

The consolidated financial statements include the accounts of Digital, in which the Company owned a 100% interest until September 13, 2012 and a 40% interest thereafter, and the Company accounted for this 40% interest under the equity method of accounting. As of December 31, 2012, the Company had divested itself of the remaining 40% interest in Digital and had no ongoing interest.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expense during the reporting period.  Changes in estimates and assumptions are reflected in reported results in the period in which they become known.  Use of estimates includes the following: 1) valuation of derivative instruments and preferred stock, 2) allowance for doubtful accounts, and 3) estimated useful lives of property and equipment. Actual results could differ from those estimates.

SEGMENT INFORMATION

The Company operates in one reportable segment as a specialty contractor, providing engineering, construction, maintenance and installation services to telecommunications providers, underground facility-locating services to various utilities, including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others. All of the Company’s reporting units aggregate into one operating segment that has been aggregated into one reporting segment due to their similar economic characteristics, products, production methods and distribution methods, including the operations of ERFS, which was acquired by the Company in December 2012 and is not material.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of checking accounts and money market accounts.  For purposes of reporting cash flows, the Company considers all highly-liquid investments purchased with an original maturity of three months or less to be cash equivalents.

BUSINESS COMBINATIONS

The Company accounts for its business combinations under the provisions of ASC 805-10, Business Combinations (ASC 805-10), which requires that the purchase method of accounting be used for all business combinations. Assets acquired and liabilities assumed, including non-controlling interests, are recorded at the date of acquisition at their respective fair values.  ASC 805-10 also specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill. Goodwill represents the excess purchase price over the fair value of the tangible net assets and intangible assets acquired in a business combination.  Acquisition-related expenses are recognized separately from the business combinations and are expensed as incurred.  If the business combination provides for contingent consideration, the Company records the contingent consideration at fair value at the acquisition date and any changes in fair value after the acquisition date are accounted for as measurement-period adjustments if they pertain to additional information about facts and circumstances that existed at the acquisition date and that the Company obtained during the measurement period.  Changes in fair value of contingent consideration resulting from events after the acquisition date, such as earn-outs, are recognized as follows: 1) if the contingent consideration is classified as equity, the contingent consideration is not re-measured and its subsequent settlement is accounted for within equity, or 2) if the contingent consideration is classified as an asset or a liability, the changes in fair value are recognized in earnings.

The estimated fair value of net assets acquired, including the allocation of the fair value to identifiable assets and liabilities, was determined using Level 3 inputs in the fair value hierarchy (see Fair Value Measurements in Note 3). The estimated fair value of the net assets acquired was determined using the income approach to valuation based on the discounted cash flow method.  Under this method, expected future cash flows of the business on a stand-alone basis are discounted back to a present value.  The estimated fair value of identifiable intangible assets, consisting of customer relationships, the trade names and non-compete agreements acquired, also were determined using an income approach to valuation based on excess cash flow, relief of royalty and discounted cash flow methods.

The discounted cash flow valuation method requires the use of assumptions, the most significant of which include: future revenue growth, future earnings before interest, taxes, depreciation and amortization, estimated synergies to be achieved by a market participant as a result of the business combination, marginal tax rate, terminal value growth rate, weighted average cost of capital and discount rate.

The excess earnings method used to value customer relationships requires the use of assumptions, the most significant of which include: the remaining useful life, expected revenue, survivor curve, earnings before interest and tax margins, marginal tax rate, contributory asset charges, discount rate and tax amortization benefit.

The most significant assumptions under the relief of royalty method include: estimated remaining useful life, expected revenue, royalty rate, tax rate, discount rate and tax amortization benefit.  The discounted cash flow method used to value non-compete agreements includes assumptions such as: expected revenue, term of the non-compete agreements, probability and ability to compete, operating margin, tax rate and discount rate.  Management, with the assistance of a third-party valuation specialist, has developed these assumptions on the basis of historical knowledge of the business and projected financial information of the Company.  These assumptions may vary based on future events, perceptions of different market participants and other factors outside the control of management, and such variations may be significant to estimated values.

IMPAIRMENT OF LONG-LIVED INTANGIBLE ASSETS AND GOODWILL

The Company reviews the impairment of long-lived intangible assets and goodwill annually (as of December 31) or whenever circumstances indicate the carrying value of an asset may not be recoverable.

For goodwill and because the Company has a negative carrying in its reporting unit, the Company is required to qualitatively assess whether it is more likely than not that goodwill impairment exists. If it is more likely than not that a goodwill impairment exists the second step of the goodwill impairment test should be performed to measure the amount of impairment loss, if any. The Company concluded through its assessment that it was not more likely than not that that goodwill impairment exists. The Company considered macroeconomic conditions and noted no unusual deterioration in the marketplace and no limitations to capital as this were supported by the Company's ability to access capital. The Company also considered industry and market considerations and noted there was no unusual deterioration in the environment in which an entity operates or an increased competitive environment, nor any decline in market-dependent multiples. The Company believes that current market conditions for this industry are favorable and that corporate spending on these areas will continue to grow. The Company also noted no unusual cost factors that would impact operations based on the nature of the working capital requirements of this business. The Company also noted that the overall financial performance of the Company and its acquisitions indicated that no goodwill impairment existed. The Company looked at each of the acquired companies and determined that each of them was performing as expected since the date of acquisition. The acquired entities were generating income from operations at levels to support the amount of goodwill. The results of these quantitative analyses, conducted in accordance with ASC 350, concluded that no impairment existed at December 31, 2012.

With regard to other long-lived assets and intangible assets with indefinite-lives, the Company follows a similar impairment assessment. The Company will first assess the qualitative factors to determine if a quantitative impairment test of the indefinite-lived intangible asset is necessary. If the qualitative assessment reveals that it is more likely than not that the asset is impaired, a calculation of the asset's fair value is made. Fair value is calculated using many factors, which include the future discounted cash flows as well as the estimated fair value of the asset in an arm's-length transaction. As of June 30, 2013 and December 31, 2012, the results of the Company's analysis indicated that no impairment existed.

For the six-month period ended June 30, 2013 and the years ended December 31, 2012 and 2011, none of the reporting units incurred operating losses that would impact the Company's financial position in a material manner. Current operating results, including any losses, are evaluated by the Company in the assessment of goodwill and other intangible assets. The Company's reporting units are aggregated for goodwill impairment testing. The estimates and assumptions used in assessing the fair value of the reporting units and the valuation of the underlying assets and liabilities are inherently subject to significant uncertainties. Changes in judgments and estimates could result in a significantly different estimates of the fair value of the reporting units and could result in impairments of goodwill or intangible assets at additional reporting units. Additionally, adverse conditions in the economy and future volatility in the equity and credit markets could impact the valuation of our reporting units. The Company can provide no assurances that, if such conditions occur, they will not trigger impairments of goodwill and other intangible assets in future periods.

Events that could cause the risk for impairment to increase are the loss of a major customer or group of customers, the loss of key personnel and changes to current legislation that may impact the Company’s industry or its customers’ industries. However, based on our assessment of these factors, the Company believes the increase in the risk of impairment to be relatively low as its relationships with key customers and personnel are in good standing and it is unaware of any adverse legislation that may have a negative impact on the Company or its customers. As a result, the Company believes it will continue to operate effectively, continue to execute its acquisition strategy and meet forecasted profitability.

In the fourth quarter of 2012, the Company performed its annual review of the indefinite-lived intangible assets and goodwill for impairment. Based on this review, the Company determined that there was no impairment as of December 31, 2012 and 2011. No impairment indicators were identified by the Company as of June 30, 2013.

REVENUE RECOGNITION

Revenue is recognized on a contract only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

The Company’s revenues are generated from contracted services to provide technical engineering and management solutions to large voice and data communications providers, as specified by their clients.  The contracts provide that payment to the Company for its services may be based on either 1) direct labor hours at fixed hourly rates or 2) fixed-price contracts.  The services provided by the Company under the contracts are generally provided within a month. Occasionally, the services may be provided over a period of up to four months.  If the Company anticipates that the services will span for a period exceeding one month, depending on the contract terms, the Company provides either progress billing at least once a month or upon completion of the clients’ specifications.

The Company recognizes revenues of contracts based on direct labor hours and fixed-price contracts that do not overlap a calendar month based on services provided. The aggregate amount of unbilled work-in-progress recognized by the Company as revenues was insignificant at June 30, 2013, December 31, 2012 and 2011.

Some of the Company’s revenues are derived from construction contracts.  Revenues from those contracts are recognized utilizing the percentage of completion method as described in ASC 605-35, Revenue Recognition. The amount of revenue recognized for each contract is measured by the cost-to-cost method, which compares the percentage of costs incurred to date to the estimated total cost of each contract.  Contract costs include all direct materials and labor and indirect costs related to contract performance, including sub-contractor costs.  Selling, general and administrative costs are charged to expense as incurred.  Provisions for estimated losses on uncompleted contracts, if any, are made in the period in which such losses are determined.  Changes in job performance conditions and final contract settlements may result in revisions to costs and income, which are recognized in the period the revisions are determined.

The Company also generates revenue from service contracts with certain customers.  These contracts are accounted for under the proportional performance method.  Under this method, the Company recognizes revenue in proportion to the value provided to the customer for each project as of each reporting date.

The Company sometimes requires customers to provide a deposit prior to beginning work on a project.  When this occurs, the Company records the deposit as deferred revenue and recognizes the revenue when the work is complete.

During the six months ended June 30, 2013 and 2012, and the years ended December 31, 2012 and 2011, the Company did not recognize any revenue from cloud-based services.

The Company does not provide refunds to its customers.

LONG-LIVED ASSETS

Long-lived assets, other than goodwill and other long-lived intangibles, are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows derived from such assets.

Definite-lived intangible assets primarily consist of non-compete agreements, trade names and customer relationships. For long-lived assets used in operations, impairment losses are only recorded if the asset's carrying amount is not recoverable through its undiscounted, probability-weighted future cash flows.  The Company measures the impairment loss based on the difference between the carrying amount and the estimated fair value.  When  impairment exists, the related assets are written down to fair value.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments.  Estimates of uncollectible amounts are reviewed each period, and changes are recorded in the period they become known.  Management analyzes the collectability of accounts receivable each period.  This review considers the aging of account balances, historical bad debt experience, and changes in customer creditworthiness, current economic trends, customer payment activity and other relevant factors.  Should any of these factors change, the estimate made by management may also change.  Allowance for doubtful accounts was $571,960, $522,297 and $1,444 at June 30, 2013 and  December 31, 2012 and 2011, respectively.

ADVERTISING

The Company’s policy for reporting advertising expenditures is to expense them as they are incurred.  Advertising expense was not material for the six months ended June 30, 2013 and 2012 and for the years ended December 31, 2012 and 2011.

INVENTORY

Inventory consists primarily of wires and cables.  Inventory is stated at the lower of cost or market, with cost determined by the first-in, first-out (FIFO) method.  The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and depreciated on a straight-line basis over their estimated useful lives.  Useful lives are: 3-7 years for vehicles; 5-7 years for equipment; 5 years for small tools: and 3 years for computer equipment. Maintenance and repairs are expensed as incurred and major improvements are capitalized.  When assets are sold or retired, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in other income.

DEFERRED LOAN COSTS

Deferred loan costs are capitalized and amortized to interest expense using the effective interest method over the terms of the related debt agreements. The amount of amortization of deferred loan costs, which was recorded as interest expense, in the six months ended June 30, 2013 and 2012 was $216,730 and $0, respectively, and for the years ended December 31, 2012 and 2011 was $144,264 and $592,008, respectively.

DISTINGUISHMENT OF LIABILITIES FROM EQUITY

The Company relies on the guidance provided by ASC 480, Distinguishing Liabilities from Equity, to classify certain redeemable and/or convertible instruments, such as the Company’s preferred stock.  The Company first determines whether the particular financial instrument should be classified as a liability.  The Company will determine the liability classification if the financial instrument is mandatorily redeemable, or if the financial instrument, other than outstanding shares, embodies a conditional obligation that the Company must or may settle by issuing a variable number of its equity shares.

Once the Company determines that the financial instrument should not be classified as a liability, it determines whether the financial instrument should be presented between the liability section and the equity section of the balance sheet (“temporary equity”).  The Company will determine temporary equity classification if the redemption of the preferred stock or other financial instrument is outside the control of the Company (i.e. at the option of the holder).  Otherwise, the Company accounts for the financial instrument as permanent equity.

Initial Measurement

The Company records its financial instruments classified as liability, temporary equity or permanent equity at issuance at the fair value, or cash received.

Subsequent Measurement

Financial instruments classified as liabilities

The Company records the fair value of its financial instruments classified as liability at each subsequent measurement date. The changes in fair value of its financial instruments classified as liabilities are recorded as other expense/income.

Redeemable common and preferred stock

At each balance sheet date, the Company reevaluates the classification of its redeemable instruments, as well as the probability of redemption. If the redemption amount is probable or currently redeemable, the Company records the instruments at its redemption value. Upon issuance, the initial carrying amount of a redeemable equity security at its fair value. If the instrument is redeemable currently at the option of the holder, it will be adjusted to its maximum redemption amount at each balance sheet date. If the instrument is not redeemable currently and it is not probable that it will become redeemable, it is recorded at its fair value. If it is probable the instrument will become redeemable, it will be recognized immediately at its redemption value. The resulting increases or decreases in the carrying amount of a redeemable instrument will be recognized as adjustments to additional paid-in capital.  Changes in the fair value of redeemable securities will be reflected as an increase or decrease in net income or loss attributable to common stockholders on the statements of operations.

INCOME TAXES

The Company accounts for income taxes under the asset and liability method.  This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities.  In June 2006, the FASB issued ASC Topic 740, Income Taxes (“ASC Topic 740”)   (formerly FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109), which prescribes a two-step process for the financial statement recognition and measurement of income tax positions taken or expected to be taken in an income tax return.  The first step evaluates an income tax position in order to determine whether it is more likely than not that the position will be sustained upon examination, based on the technical merits of the position.  The second step measures the benefit to be recognized in the financial statements for those income tax positions that meet the more likely than not recognition threshold. ASC Topic 740 also provides guidance on de-recognition, classification, recognition and classification of interest and penalties, accounting in interim periods, disclosure and transition.

STOCK-BASED COMPENSATION

The Company accounts for stock-based compensation in accordance with ASC Topic 718, Compensation-Stock Compensation, or ASC 718.  Under the fair value recognition provisions of this topic, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period, based on the terms of the awards.  The Company adopted a formal stock option plan in December 2012 and it had not issued any options under the plan as of June 30, 2013.  The Company issued options prior to the adoption of this plan, but the amount was not material as of December 31, 2012.  Historically, the Company has awarded shares to certain of its employees and consultants which did not contain any performance or service conditions.  Compensation expense included in the Company’s statement of operations includes the fair value of the awards at the time of issuance. When common stock was issued, it was valued at the trading price on the date of issuance and when preferred stock was issued, it was based on the Option Pricing Model. Compensation expense is recorded over the life of the service agreement. All stock-based compensation was fully vested at June 30, 2013 and December 31, 2012.

2012 PERFORMANCE INCENTIVE PLAN and EMPLOYEE STOCK PURCHASE PLAN

On November 16, 2012, the Company adopted its “2012 Equity Incentive Plan” and its “Employee Stock Purchase Plan”.  Both plans were established to attract, motivate, retain and reward selected employees and other eligible persons.

For the Equity Incentive Plan, employees, officers, directors and consultants that provide services to us or one of our subsidiaries may be selected to receive awards under the 2012 Plan. A total of 500,000 shares of the Company's  common stock was authorized for issuance with respect to awards granted under the 2012 Plan.  The share limit will automatically increase on the first trading day in January of each year (commencing with January 2014) by an amount equal to lesser of (i) 4% of the total number of outstanding shares of the Company's common stock on the last trading day in December in the prior year, (ii) 500,000 shares, or (iii) such lesser number as determined by the Company's board of directors.  Any shares subject to awards that are not paid, delivered or exercised before they expire or are canceled or terminated, or fail to vest, as well as shares used to pay the purchase or exercise price of awards or related tax withholding obligations, will become available for other award grants under the 2012 Plan.  As of December 31, 2012 and June 30, 2013, no awards had been granted under the 2012 Plan, and the full number of shares authorized under the 2012 Plan was available for award purposes.

The Employee Stock Purchase Plan is designed to allow our eligible employees and the eligible employees of the Company's participating subsidiaries to purchase shares of the Company's common stock, at semi-annual intervals, with their accumulated payroll deductions.  A total of 125,000 shares of the Company's common stock is initially available for issuance under the Purchase Plan.  The share limit will automatically increase on the first trading day in January of each year (commencing with January 2014) by an amount equal to lesser of (i) 1% of the total number of outstanding shares of the Company's common stock on the last trading day in December in the prior year, (ii) 125,000 shares, or (iii) such lesser number as determined by the Company's  board of directors.  As of December 31, 2012 and June 30, 2013, no shares had been purchased under this plan.

NET LOSS PER SHARE

Basic loss per common share is computed based on the weighted average number of shares outstanding during the period.  Diluted loss per share is computed in a manner similar to the basic loss per share, except that the weighted-average number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of warrants, options, convertible debt and other such convertible instruments.  Diluted earnings per share contemplate a complete conversion to common shares of all convertible instruments only if they are dilutive in nature with regards to earnings per share.  Since the Company has incurred net losses for all periods, basic loss per share and diluted loss per share are the same.

The anti-dilutive common shares equivalents outstanding at June 30, 2013 and December 31, 2012 and 2011 were as follows:

	June 30,		December 31
	2013	2012	2012	2011
	(unaudited)	(unaudited)
Series A Preferred Stock	-	40,000	40,000	40,000
Series B Preferred Stock	-	596,528	4,520,013	180,802
Series C Preferred Stock	-	708,685	3,390,010	-
Series D Preferred Stock	-	353,488	48,640	221,091
Series E Preferred Stock	534,830	-	1,279,865	-
Series F Preferred Stock	482,558	-	261,829	-
Series H Preferred Stock	316,409	-	586,387	-
Series I Preferred Stock	523,256	-	283,912	-
Warrants	567,749	394,399	2,153,569	144,642
	2,424,802	2,093,100	12,564,224	586,535

FAIR VALUE OF FINANCIAL INSTRUMENTS

ASC Topic 820 "Fair Value Measurements and Disclosures" ("ASC Topic 820") provides a framework for measuring fair value in accordance with generally accepted accounting principles.

ASC Topic 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs).

The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level I) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC Topic 820 are described as follows:

●	Level 1— Unadjusted quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.

●
Level 2— Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3— Inputs that are unobservable for the asset or liability.

The following section describes the valuation methodologies that the Company used to measure different financial instruments at fair value.

Debt

The fair value of the Company's debt, which approximates the carrying value of the Company's debt, as of  June 30, 2013 and December 31, 2012 and 2011 was estimated at $28.4 million, $21.2 million and $3.0 million, respectively. Factors that the Company considered when estimating the fair value of its debt include market conditions, liquidity levels in the private placement market, variability in pricing from multiple lenders and term of debt. The level would be considered as level 2.

Additional Disclosures Regarding Fair Value Measurements

The carrying value of cash and cash equivalents, accounts receivable, notes receivable and accounts payable approximate their fair value due to the short-term maturity of those items.

Preferred Stock

The Company used the Option-Pricing Method back solve ("OPM backsolve") to determine the fair value of its preferred stock and common stock. The OPM backsolve method derives the implied equity value for the company from a transaction involving the company's preferred securities issued on an arms-length basis. The Company used assumptions including exercise price, risk free rate, expected term of liquidity, volatility, dividend yield and solved for the value of equity such that value for the most recent financing equals the amount paid. The OPM backsolve treats convertible preferred stock, common stock, options, and warrants as series of call options on the total equity value of a company, with exercise price based on the liquidation preference of the convertible preferred stock. Therefore, the common stock has value only if the funds available for distribution to the stockholders exceed the value of the liquidation preference at the time of a liquidity event such as a merger, sale, or initial public offering, assuming the company has funds available to make a liquidation preference meaningful and collectible by the stockholders. The OPM backsolve uses the Black-Scholes option-pricing model to price the call options. The Company obtained an appraisal from a third party to assist in the computation on determining such values. The fair value of the Company's preferred stock at issuance is classified as Level 3 within the Company's fair value hierarchy.

Derivative Warrant Liabilities

The Company used the Black-Scholes option-pricing model to determine the fair value of the derivative liability related to the warrants and the put and effective price of future equity offerings of equity-linked financial instruments. The Company derived the fair value of warrants using the common stock price, the exercise price of the warrants, risk-free interest rate, the historical volatility, and the Company's dividend yield. The Company does not have sufficient historical data to use its historical volatility; therefore the expected volatility is based on the historical volatility of comparable companies. The Company developed scenarios to take into account estimated probabilities of future outcomes. The fair value of the warrant liabilities is classified as Level 3 within the Company's fair value hierarchy.

In connection with the valuation of the warrants issued in 2010, 2011 and 2012, the Company believed the common stock price had not fully adjusted for the potential future dilution from the private placement of preferred stock completed in 2011 through 2012, primarily due to the trading restrictions on the unregistered shares of common stock issued and issuable from the conversion of debt and warrants, certain conversion restrictions, and the anti-dilution adjustment features of the warrants. Therefore, the Company used a common stock price implied by a recent preferred financing transaction on an arms-length basis. In the OPM backsolve method, the valuation resulted in a model-derived common stock value ranging from $0.012 to $0.08 per share. During the three months ended June 30, 2013, the Company determined that the use of the trading price of the Company's common stock was more indicative of the fair value of the common stock. Historically, and through the first quarter of 2013, the Company derived the fair value of its common stock using the OPM back solve method. Changes in the assumptions used in the model can materially affect the model-derived common stock value and the fair value estimate of the warrants. The Company determined the anti-dilution rights of the warrants were immaterial based on the various outcomes derived from the scenarios developed. The Company will continue to classify the fair value of the warrants as a liability until the warrants are exercised, expire or are amended in a way that would no longer require these warrants to be classified as a liability. Please refer to Note 10, Derivative Financial Instruments.

At June 30, 2013, December 31, 2012 and December 31, 2011, the amount of the derivative liability was computed using the Black Scholes Option Valuation Method to determine the value of the derivative liability.

The fair value of the Company’s financial instruments carried at fair value at June 30, 2013, December 31, 2012 and December 31, 2011 was as follows:

	Fair Value Measurements at Reporting Date Using
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2011:
Warrant derivatives	$—	$—	$38,557

December 31, 2012:
Warrant derivatives	$—	$—	$33,593

June 30, 2013: (unaudited)
Warrant derivatives	$—	$—	$1,068,458

Assets and liabilities measured at fair value on a recurring basis at June 30, 2013 and December 31, 2012 and 2011 consisted of:

	Fair Value Measurements at Reporting
	Date Using
	Quoted
	Prices
	in Active
	Markets	Significant
	for	Other	Significant
	Identical	Observable	Unobservable
	Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)

	December 31, 2011
Liabilities:
Warrant derivatives	$-	$-	$38,557
Contingent consideration	-	-	141,607

Total liabilities at fair value	$-	$-	$180,164

	December 31, 2012
Liabilities:
Warrant derivatives	$-	$-	$33,593
Long term contingent consideration	-	-	557,933
Contingent consideration	-	-	4,624,367

Total liabilities at fair value	$-	$-	$5,215,893

	June 30, 2013 (unaudited)
	Level 1	Level 2	Level 3
Liabilities:
Warrant derivatives	$-	$-	$1,068,458
Long term contingent consideration	-	-	557,933
Contingent consideration	-	-	6,993,506

Total liabilities at fair value	$-	$-	$8,061,964

The following table provides a summary of changes in fair value of the Company's Level 3 financial instruments for the six months ended June 30, 2013 and for the years ended December 31, 2012 and 2011.

Amount
Balance December 31, 2010	$459,897

Change in fair value of derivative	(421,340)
Fair value of contingent consideration recorded at date of acquisition	141,607
Balance as of December 31, 2011	$180,164

Change in fair value of derivative	(198,908)
Warrant derivates fair value on date of issuance	193,944
Fair value of long term consideration recorded at date of acquisition	557,933
Fair value of contingent consideration recorded at date of acquisition	4,482,760
Balance December 31, 2012	$5,215,893

Change in fair value of derivative	894,865
Change in fair value of contingent consideration	(141,607)
Fair value of contingent consideration recorded at date of acquisition	2,510,746
Warrant derivatives fair value on date of issuance	140,000
Balance June 30, 2013 (unaudited)	$8,619,897

The fair value of the Company's contingent consideration is based on the Company’s evaluation as to the probability and amount of any earn-out that will be achieved based on expected future performance by the acquired entity.

4.           ACQUISITIONS AND DECONSOLIDATION OF SUBSIDIARY

2011 Acquisitions

Acquisition of Tropical Communications, Inc.

On August 22, 2011, the Company acquired 100% of the equity of Tropical, a Florida corporation based in Miami, Florida. Tropical is a state-licensed low voltage and underground contractor that provides services to construct, install, optimize and maintain structured cabling for commercial and governmental entities in the South Florida area.  The purchase price for Tropical was 2,000 shares of common stock of the Company valued at $27.68 per share, or $55,360, an earn-out provision for additional shares of common stock of the Company based on a formula tied to future earnings of Tropical.  The earn-out provision has been valued at $15,320 and is recorded as a liability at the date of acquisition.  The acquisition expanded the Company’s cable installation presence in the southeastern United States.  The results of Tropical were included in the consolidated results of the Company effective August 22, 2011.  During 2011, Tropical contributed revenue of approximately $450,000 and an operating loss of approximately $191,000 from the acquisition date. The acquisition was accounted for as a  stock purchase. As a result of the total consideration paid exceeding the net assets acquired, the Company recorded approximately $175,000 of goodwill. The goodwill is attributable to the synergies and economies to scale provided to the Company, particularly as it pertained to the customer base and presence in the southeastern United States. The Company’s goodwill was not tax deductible. During the six months ended June 30, 2013, the Company adjusted the fair value of the contingent consideration, and reduced the carrying value by $15,320. The Company did not incur any acquisition related costs in connection with the Tropical acquisition.

Acquisition of Rives Monteiro Engineering LLC and Rives Monteiro Leasing LLC

On December 29, 2011, the Company acquired a 49% interest in RM Engineering, an engineering firm and certified Women’s Business Enterprise with offices in Houston, Texas and Tuscaloosa, Alabama.  The Company has an option to purchase the remaining 51% of RM Engineering for $1.  The Company also acquired 100% of RM Leasing, an equipment provider for the cable engineering services.  RM Engineering and RM Leasing have been in business since 1998, performing cable engineering services in the Southeastern United States, with additional services performed internationally.

The total consideration for RM Engineering and RM Leasing was $555,767, which amount included approximately $101,000 in cash, a six-month promissory note in the amount of $200,000, 15,000 shares of common stock of the Company, which was valued at $1.524 per share, and an earn-out tied to future earnings of RM Engineering, which was valued at $126,287 and recorded as a liability at the date of acquisition.  During 2011, RM Engineering did not contribute any revenues or earnings because the Company closed the transaction on the second to last business day of the year. The purchase consideration also included an earn-out, which included cashless exercise warrants with an exercise price of $150.00 per share for up to 1,000 additional shares for each $500,000 in net income generated by the Company during the twenty-four months following closing.  The acquisition was accounted for as a stock purchase. As a result of the total consideration paid exceeding the net assets acquired, the Company recorded approximately $169,000 of goodwill. The goodwill is attributable to synergies and economies of scale provided to the Company.  The goodwill is not deductible for tax purposes. During the six months ended June 30, 2013, the Company adjusted the fair value of the contingent consideration, and reduced the carrying value by $89,740. The Company did not incur any acquisition related costs in connection with the RM Engineering acquisition.

The final purchase consideration for the 2011 acquisitions of Tropical and RM Engineering were calculated as follows:

	Tropical	RM Engineering
Cash	$-	$101,098
Promissory Notes	-	200,000
Contingent consideration	15,320	126,287
Common Stock, based on trading price	55,360	22,860
Non-controlling Interest	-	105,522
Total Purchase Consideration	$70,680	$555,767

The final purchase consideration was allocated to the assets acquired and liabilities assumed as follows:

	Tropical	RM Engineering
Current assets	$138,001	$63,900
Goodwill	174,746	169,240
Intangible assets:
Customer list / relationships	162,016	452,092
URL's	2,552	2,552
Tradenames	47,555	131,443
Non-competes	1,368	2,553
Property and equipment	11,576	47,333
Deposits	11,606	-
Current liabilities	(144,371)	(101,896)
Notes payable – bank	(221,373)	(207,722)
Notes payable - related party	(112,996)	(3,728)
Total allocation of purchase consideration	$70,680	$555,767

2012 Acquisitions

Acquisition of TNS, Inc.

On September 17, 2012, the Company acquired 100% of the outstanding capital stock of TNS, an Illinois corporation based in Des Plaines, Illinois.  TNS is a provider of structured cabling and distributed antenna systems primarily in the Chicago, Illinois area.  The purchase consideration for TNS was $5,486,372, which was comprised of (i) $700,000 in cash, (ii) 10,000 shares of common stock of the Company, (iii) additional shares of common stock of the Company to be issued upon the completion by the Company of an underwritten public offering,  which shares were valued at the acquisition date at $259,550, were recorded as a liability as of such date and the number of which shares will be determined by dividing $200,000 by the price per share of the common stock in the offering, and (iv) 4,150 shares of Series F Preferred Stock of the Company, which shares were valued at $4,026,822.

 Of the 4,150 shares of Series F Preferred Stock issued to the sellers of TNS on September 17, 2012, 575 shares (the "Contingent Shares") are contingent as they are subject to cancellation in whole or in part if TNS does not meet certain operating results during the earn-out period.  If the operating results of TNS exceed certain thresholds during the earn-out period, the Company will be required to issue to the sellers of TNS additional shares of Series F Preferred Stock. The Company is also obligated to pay additional cash consideration and to issue additional shares of Series F Preferred Stock to the TNS sellers if TNS exceeds certain operating thresholds for the three years ending September 30, 2015.  The Company has classified its contingent obligation as a liability in the amount of $557,933 on the Company’s balance sheet because the contingent consideration is a fixed monetary amount that is based on the earnings of TNS during the earn-out period that the Company must settle with a variable number of shares of Series F Preferred Stock and additional cash payments.   The contingent consideration of $557,993 recognized by the Company is an estimate of the fair value of the contingent consideration.  Such estimate of the fair value of the contingent consideration will be adjusted by the Company based on the Company’s revised estimates of, and then ultimately the actual, EBITDA of TNS for each of the reporting periods within the three years following the acquisition.

The Company granted the TNS sellers the right to put the 10,000 shares of common stock to the Company for $50.00 per share beginning on March 17, 2014.  The holders of the Series F Preferred Stock also can demand that an aggregate of 3,000 shares of Series F Preferred be redeemed beginning on November 27, 2012, with the redemption to occur within 20 days of such request.  Such holders may also request that an additional 575 shares of Series F Preferred be redeemed beginning on September 17, 2013 and that any additional shares of Series F Preferred be redeemed beginning on September 17, 2014.  The Contingent Shares cannot be redeemed during the earn-out period.  Both the Series F Preferred shares and the shares of common stock that are subject to a put option are accounted for as temporary equity because the decision as to the redemption or retirement of such shares rests with the holders of such shares.  The acquisition was accounted for as a stock purchase.  As the total consideration paid exceeded the value of the net assets acquired, the Company recorded approximately $4,000,000 of goodwill. The goodwill is attributable to synergies and economies of scale provided to the Company. The goodwill is not tax deductible. The amount of acquisition-related costs for the acquisition of TNS was $81,836, which was recorded on the Company’s consolidated statement of operations as general and administrative expenses.

Acquisition of ADEX Entities

On September 17, 2012, the Company  acquired all the outstanding capital stock of ADEX, a New York corporation, and ADEXCOMM Corporation, a New York corporation (“ADEXCOMM”), and all outstanding membership interests of ADEX Puerto Rico, LLC, a Puerto Rican limited liability company (“ADEX Puerto Rico”, and together with ADEX and ADEXCOMM, collectively,  the ADEX Entities.  The ADEX Entities are collectively an international service organization that provides turnkey services and project staffing solutions exclusively to the telecommunication industry.  ADEX assists telecommunications companies throughout the project life cycle of any network deployment.  The purchase consideration for the ADEX Entities was $17,321,472, which was paid with $12,819,594 in cash, which payment included the repayment of debt due from the ADEX entities to a lender of approximately $1,241,000, a note in the amount of $1,046,000 and a note in the amount of $1,332,668, which was equal to the net working capital of the ADEX Entities as of the closing date, such payment was secured by the issuance of 1,500 shares of Series G Preferred Stock, and contingent consideration in the amount of $2,123,210 that was recorded as a liability at the date of acquisition.  The payment was secured by the issuance of 2,000 shares of Series G Preferred Stock.  As additional consideration, the Company agreed to pay the ADEX sellers an amount of cash equal to the product of 0.75 (the “Multiplier”) multiplied by the adjusted EBITDA of the ADEX Entities for the twelve months beginning October 1, 2012, (the “Forward EBITDA”).  If the Forward EBITDA is less than $2,731,243, the Multiplier shall be adjusted to 0.50, and if the Forward EBITDA is greater than $3,431,243, the Multiplier shall be adjusted to 1.0.  The Company also agreed to pay the ADEX sellers an amount of cash equal to the amount, if any, by which the Forward EBITDA is greater than $3,081,243.   In connection with the contingent consideration, the Company reserved 2,000 shares of Series G Preferred Stock.  These shares are redeemable in the event the Company defaults on its obligation to make the required payments.  The shares of Series G Preferred will be automatically cancelled if required payments are made in cash by the Company.   The acquisition was accounted for as a stock purchase. As a result of the total consideration paid exceeding the net assets acquired; the Company recorded approximately $10.5 million of goodwill. The goodwill is attributable to synergies and economies to scale provided to the Company. The goodwill is not tax deductible. The amount of acquisition related costs for the acquisition of the ADEX Entities were $152,189 and is recorded on the Consolidated Statement of Operations as general and administrative expenses.

Acquisition of Environmental Remediation and Financial Services, LLC

On December 17, 2012, ADEX acquired 100% of the membership interests in ERFS, a New Jersey limited liability company. ERFS is an environmental remediation company that provides in-situ site remediation of oil, chemicals and ground/water.  The purchase consideration for ERFS was $6,287,151, which was paid with 4,500 shares of Series I Preferred Stock, which shares were valued at $4,187,151.  The seller of ERFS can redeem up to $750,000 of the Series I Preferred Stock on or after March 31, 2013.  As additional consideration, the Company agreed to pay the ERFS seller 1.5 times EBITDA for the twelve-month period from January 1, 2013 through December 31, 2013, provided that the EBITDA for such twelve-month period exceeds the EBITDA for the twelve month period prior to closing by $10,000.  This earn-out consideration was valued at $2.1 million. The Series I Preferred shares are classified within temporary equity due to the redemption of these shares resting with the holders of these instruments. The Company is still evaluating the purchase price allocation and where the value will be allocated between intangible assets, such as trade name, customer list, non-compete agreements and goodwill.  The goodwill is attributable to synergies and economies of scale provided to the Company. The acquisition was accounted for as a stock purchase. The goodwill is not tax deductible. The Company did not incur any acquisition related costs for the six months ended June 30, 2013 or for the year ended December 31, 2012.

The final purchase consideration for the 2012 acquisitions of TNS, the ADEX Entities and ERFS were calculated as follows:

	TNS	ADEX Entities	ERFS
Cash	$700,000	$12,819,594	$-
Promissory Notes	-	2,378,668	-
Contingent consideration/working capital adjustment	259,550	2,123,210	2,100,000
Preferred Stock, based on OPM	4,026,822	-	4,187,151
Common Stock, based on redemption value	500,000	-	-
Total Purchase Consideration	$5,486,372	$17,321,472	$6,287,151

The final purchase consideration was allocated to the assets acquired and liabilities assumed as follows:

	TNS	ADEX Entities	ERFS
Current assets	$474,732	$5,801,858	$798,135
Goodwill	4,002,654	10,474,212	5,741,128
Intangible assets:
Customer list / relationships	1,790,048	3,309,143	-
URL's	2,552	2,552	-
Tradenames	347,182	2,888,382	-
Non-competes	79,670	116,047	-
Property and equipment	14,224	75,849	185,271
Deposits	-	12,227	63,493
Current liabilities	(254,807)	(1,053,398)	(349,750)
Notes payable - bank	-	-	(92,259)
Notes payable - related party	-	-	(8,700)
Notes payable - other	-	-	(50,167)
Long-term deferred tax liability	(969,883)	(4,305,400)	-
Total allocation of purchase consideration	$5,486,372	$17,321,472	$6,287,151

Unaudited pro forma results of operations data of the Company as if the acquisitions of the ADEX Entities, TNS, Tropical, RM Engineering and ERFS had occurred as of January 1, 2011 are as follows:

	Pro Forma Results
	(Unaudited)
	Year Ended December 31,
	2012	2011
Revenue	$45,010,501	$50,209,085

Net Loss	$(4,067,970)	$(6,504,581)

Basic and diluted earnings per share	$(10.48)	$(25.92)

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at January 1, 2011 and is not intended to be a projection of future results.

The pro forma adjustments for the year ended December 31, 2012 and December 31, 2011 consist of the amortization of intangible assets with an identifiable life, customer lists and non-compete agreements in the amount of $597,375 for the years ended December 31, 2012 and 2011.  The Company also borrowed the cash portion of the purchase consideration and has recorded interest expense in the amount of $1,560,000 in the years ended December 31, 2012 and 2011.

The amount of revenues and income of the acquired companies since the acquisition date included in the consolidated statements of operations are as follows:

2011 Acquisitions

	RM Engineering	Tropical
Revenues	$848,666	$1,250,061

Income	$12,264	$89,057

2012 Acquisitions

	ADEX	TNS	ERFS
Revenues	$18,192,667	$2,218,478	$2,202,941

Income	$1,029,412	$404,608	$371,153

2013 Acquisitions

AWS
Revenues	$2,045,599

Income	$463,049

●
2013 Acquisition (unaudited)

Acquisition of AW Solutions

On April 15, 2013, the Company acquired all the outstanding capital stock of AW Solutions, Inc. (“AWS”), a Florida corporation, and all outstanding membership interests of AW Solutions Puerto Rico, LLC, (“AWS Puerto Rico”), a Puerto Rico limited liability company (collectively, the “AWS Entities”). The AWS Entities are professional multi-service line, telecommunications infrastructure company that provides outsourced services to the wireless and wireline industry. The purchase consideration for the AWS Entities was $8,760,097, which was paid with $500,000 in cash, common stock valued at $2,607,804, a 45-day promissory note valued at $2,107,804, a note in the principal amount of $1,033,743, which was equal to the net working capital of AWS on the date of acquisition, and contingent consideration, which was valued at $2,510,746 and was recorded as a liability at the date of acquisition. The contingent consideration payable, if any, will be based on the EBITDA of the AWS Entities for the twelve months following the date of acquisition. The contingent consideration also consists of a formula tied to the EBITDA growth for the thirteenth through twenty-fourth months after the date of acquisition. The Company estimated the contingent consideration based on the expected growth of AWS. The Company is having an independent valuation performed of the acquisition to determine the value of the contingent consideration and the value of the stock issued at acquisition date.  Once a final independent valuation is performed the Company will make any adjustments as necessary.  The acquisition was accounted for as a stock purchase.  As a result of the total consideration exceeding the net assets acquired, the Company recorded approximately $5.7 million of goodwill. The goodwill is attributable to synergies and economies of scale provided to the Company.  The goodwill is not tax deductible.  The amount of acquisition related costs for the acquisition of AWS was $107,700 and is recorded on the Consolidated Statements of Operations as general and administrative expense.

The consideration for the April 2013 acquisition of AWS was calculated as follows (unaudited):

Cash	$500,000
Common stock	2,607,804
Promissory note	2,107,804
Working capital note	1,033,743
Contingent consideration	2,510,746
Total consideration	$8,760,097

The purchase consideration was allocated to the assets acquired and liabilities assumed as follows:

Current assets	$2,676,922
Goodwill	4,057,477
Intangible assets
Customer list/relationships	3,381,000
Tradename	884,000
Non-compete	371,000
Property and equipment	207,566
Other assets	9,832
Current liabilities	(1,019,700)
Long term deferred tax liability	(1,808,000)
Total allocation of consideration	$8,760,097

NOTES – CONTINGENT CONSIDERATION

The Company has issued contingent consideration in connection with the acquisitions during 2011, 2012 and 2013.  The following describes the contingent consideration issued.

AWS: As additional consideration, the Company agreed to pay the AWS Entity sellers one year after the acquisition date an amount of cash based on the EBITDA of the AWS Entities for the twelve months from date of acquisition. The Company also agreed to pay the AWS Entity sellers an amount of cash equal to a formula tied to the EBITDA growth for the thirteenth through twenty-fourth months after the acquisition. The potential range of contingent consideration can range from $0, in the event AWS has zero or negative earnings, to unlimited as there is no cap on the amount that may be earned. The Company has valued the contingent consideration at $2,510,746 and has recorded it as a liability on its consolidated balance sheet.  As of June 30, 2013, the amount of contingent consideration has not changed.

ADEX:  As additional consideration, the Company agreed to pay the ADEX sellers an amount of cash equal to the product of 0.75 (the “Multiplier”) multiplied by the adjusted EBITDA of the ADEX Entities for the twelve months beginning October 1, 2012, (the “Forward EBITDA”).  If the Forward EBITDA is less than $2,731,243, the Multiplier shall be adjusted to 0.50, and if the Forward EBITDA is greater than $3,431,243, the Multiplier shall be adjusted to 1.0.  The Company also agreed to pay the ADEX sellers an amount of cash equal to the amount, if any, by which the Forward EBITDA is greater than $3,081,243.  In connection with these obligations, the Company reserved 2,000 shares of Series G Preferred Stock.  These shares are redeemable in the event the Company defaults on its obligation to make the required payments.  The shares of Series G Preferred are automatically cancelled if required payments are made in cash by the Company. The Company has valued the contingent consideration likely to be paid at $2,123,210.  The contingent consideration can range from $0, in the event ADEX has zero or negative EBITDA, to unlimited; as there is no cap on the amount that may be earned.  The Company has recorded this $2,123,210 contingent consideration as a liability on its consolidated balance sheets.  As of June 30, 2013 and December 31, 2012, the amount of contingent consideration had not changed.

T N S:  As additional consideration, the Company agreed to pay amounts tied to certain operating results achieved by T N S.  The holders of the Series F Preferred Stock can demand that an aggregate of 3,000 shares of Series F Preferred Stock be redeemed beginning on November 27, 2012, with the redemption to occur within 20 days of such request. In the event T N S achieves certain minimum operating results, the holders may also request that an additional 575 shares of Series F Preferred be redeemed beginning on September 17, 2013.  The holders of the Series F Preferred Stock can demand that any remaining Series F Preferred Stock be redeemed beginning on September 17, 2014.

Included in the consideration at the acquisition date is an additional 575 shares of Series F Preferred Stock.  However,  in the event that certain operating results are achieved or not achieved by T N S for the twelve months ending September 30, 2013, additional shares of Series F Preferred Stock may be issued, or the remaining 575 issued shares of Series F Preferred Stock may be partially or entirely cancelled, based on an agreed upon formula.  Therefore, these shares are treated as contingent consideration and are shown as a liability on the Consolidated Balance Sheets.   The increase or decrease in the shares is based on 20% of the EBITDA of T N S for each of the three years that is greater than $1,275,000.

The Company has recorded $557,933 as contingent consideration of Series F Preferred Stock as a liability on its consolidated balance sheets.  As of June 30, 2013 and December 31, 2012, the amount of contingent consideration had not changed.

ERFS:  As additional consideration, the Company agreed to pay the ERFS seller 1.5 times EBITDA for the twelve-month period from January 1, 2013 through December 31, 2013, provided that the EBITDA for such twelve-month period exceeds the EBITDA for the twelve month period prior to closing by $10,000. The Company has valued the contingent consideration likely to be paid at $2,100,000. The contingent consideration can range from  $0, in the event ERFS EBITDA for the 12 months following closing  is less than $10,000 over the 12 months period prior to closing, to unlimited  as there is no cap on the amount that may be earned. The Company recorded the $2,100,000 contingent consideration as a liability on its consolidated balance sheets. As of June 30, 2013 and December 31, 2012, the amount of contingent consideration had not changed.

Tropical:  As additional consideration, the Company will issue additional shares of common stock in the Company based on a formula tied to the future earnings of Tropical.  The contingent consideration to be paid to the former owners of Tropical was as follows: 50% of the net income of Tropical for the eighteen months following the acquisition, along with warrants with an exercise price of $150.00 per share for up to 1,000 shares of Company common stock for each $500,000 of EBITDA generated by Tropical in the two years after the date of acquisition. The Company has valued the amount of contingent consideration likely to be paid at $15,320.  The potential range of contingent consideration can range from $0, in the event Tropical has zero or negative net income, to unlimited, as there was no cap on the amount that may be earned.  The Company has recorded this $15,320 contingent consideration as a liability on its consolidated balance sheets.  As of June 30, 2013, the Company has determined that, based on the results of Tropical since the date of acquisition, the fair value of this contingent consideration should be adjusted to $0.  At December 31, 2012 and December 31, 2011, the amount of contingent consideration had not changed.

RM Engineering: As additional consideration, the Company agreed to pay 50% of the net income of RM Engineering for the eighteen month period following the closing, as well as cashless exercise warrants with an exercise price of $150.00 per share for up to 1,000 additional shares for each $500,000 in net income generated by the Company during the 24 month period following closing. The Company has valued the amount of contingent consideration likely to be paid at $126,287.  The potential range of contingent consideration can range from $0, in the event RM Engineering has zero or negative net income, to unlimited, as there is no cap on the amount that may be earned.  The Company has recorded this $126,287 contingent consideration as a liability on its consolidated balance sheets.  As of June 30, 2013, the Company has determined that, based on the results of RM Engineering, the fair value of this contingent consideration should be adjusted to $36,547 and adjusted the liability accordingly.  At December 31, 2012 and December 31, 2011, the amount of contingent consideration had not changed.

2012 Deconsolidation

Deconsolidation of Digital Comm, Inc. Subsidiary

On September 13, 2012, the Company sold 60% of the outstanding shares of common stock of Digital to the Company’s former president and a former director. As consideration for the purchase, the former president issued to the Company a non-recourse promissory note in the principal amount of $125,000. The note is secured by the purchased shares. Immediately subsequent to the transaction, the Company wrote off the $125,000 promissory note from its former president, as it deemed it unlikely that he could repay the note.  At the date of deconsolidation, the Company wrote off all its receivables from Digital of $880,000 and adjusted the negative investment carrying amount at the time of deconsolidation to zero, which resulted in a net gain of approximately $528,000. Subsequent to the sale of 60% of its ownership interest in Digital, the Company continued to fund the cash flow of Digital into December 2012. These amounts were approximately $179,000, which the Company subsequently wrote down to $0, as the Company has determined that the equity investment is uncollectible as Digital has limited operations and limited ability to repay the amount owed. The Company did not attribute any value to its equity investment in Digital at December 31, 2012 based on Digital's historical recurring losses and expected future losses, and Digital's liabilities far exceeding the value of its tangible and intangible assets at such date.

In the Company’s financial statements for the year ended December 31, 2011, the investment in Digital was eliminated and therefore showed a value of zero.  In the Company’s financial statements for the year ended December 31, 2012, the investment in Digital had been written off and also reflected a value of zero.

The below information summarizes the results of operations of Digital for the year ended December 31, 2011 and  for the period from January 1, 2012 through September 12, 2012, the date of deconsolidation.

	Year ended	January 1, 2012 through
	December 31, 2011	September 12, 2012
Revenue	$2,443,441	$1,691,956

Gross Margin	666,756	139,675

Loss from operations	(455,875)	(473,918)

Interest expense	(157,383)	(251,412)

Net loss	$(613,258)	$(725,330)

The following information provides summary balance sheet information as of December 31, 2011, September 12, 2012 (the date of deconsolidation) and December 31, 2012:

	December 31, 2011	September 12. 2012
Current assets	$435,559	$605,332
Total assets	717,136	833,157
Total liabilities	1,425,290	2,266,640
Stockholder's deficit	(708,154)	(1,433,483)

Additionally, the Company believes that the likelihood that it will receive payments under its note receivable from its former president was less than likely at December 31, 2012, and it will recognize payments received under such notes, if any, as a capital contribution from its former officer. Further, the Company continued to accrue losses in proportion to its equity ownership of 40%. Digital will remain a related party after its deconsolidation. During the three months ended December 31, 2012, Digital continued to incur losses and the Company recognized a loss on equity investment of $50,539.

5.            PROPERTY AND EQUIPMENT, NET

At June 30, 2013 and December 31, 2012 and 2011, property and equipment consisted of the following:

	June 30,	December 31,
	2013	2012	2011
	(unaudited)
Vehicles	$579,291	$548,159	$605,247
Computers and Office Equipment	400,881	191,328	91,098
Equipment	425,036	399,645	440,241
Small Tools	-	-	20,504
Total	1,405,208	1,139,132	1,157,090
Less accumulated depreciation	(855,700)	(771,508)	(818,331)

Property and equipment, net	$549,508	$367,624	$338,759

On September 13, 2012, the Company sold 60% of its interest in its Digital subsidiary.  As a result of the deconsolidation of Digital, the Company sold capital equipment with an original purchase price of $330,669 and accumulated depreciation of $113,111.

Depreciation expense for the six months ended June 30, 2013 and 2012 was $84,192 and $39,210, respectively, and for the years ended December 31, 2012 and 2011 was $120,558 and $39,229, respectively.

6.           GOODWILL AND INTANGIBLE ASSETS

Goodwill
	Tropical	RM Engineering	ADEX	TNS	EFRS	AW Solutions	Total
Balance December 31, 2010	$-	$-	$-	$-	$-	$-	$-

Acquisitions	174,746	169,240	-	-	-	-	343,986
Balance December 31, 2011	174,746	169,240	-	-	-	-	343,986

Acquisitions	-	-	10,474,212	4,002,654	5,741,128		20,217,994
Balance December 31, 2012	174,746	169,240	10,474,212	4,002,654	5,741,128		20,561,980
Acquisitions	-	-	-	-	-	4,057,477	4,057,477
Balance June 30, 2013 (unaudited)	$174,746	$169,240	$10,474,212	$4,002,654	$5,741,128	$4,057,477	$24,619,457

The following table summarizes the Company's intangible assets as of June 30, 2013, December 31, 2012 and 2011:

		June 30, 2013 (unaudited)			December 31, 2012			December 31, 2011
	Estimated	Gross			Gross			Gross
	Useful	Carrying	Accumulated	Net Book	Carrying	Accumulated	Net Book	Carrying	Accumulated	Net Book
	Life	Amount	Amortization	Value	Amount	Amortization	Value	Amount	Amortization	Value
Customer relationship and lists	10 yrs	$9,090,049	$(567,294)	$8,522,755	$5,709,049	$(208,623)	$5,500,426	$614,108	$-	$614,108
Non-compete agreements	2-3 yrs	570,638	(76,186)	494,452	199,638	(18,991)	180,647	3,921	-	3,921
URL's	Indefinite	10,208	-	10,208	10,208	-	10,208	5,104	-	5,104
Tradenames	Indefinite	4,298,562	-	4,298,562	3,414,562	-	3,414,562	178,998	-	178,998

Total purchased intangible assets		$13,969,457	$(643,480)	$13,325,977	$9,333,457	$(227,614)	$9,105,843	$802,131	$-	$802,131

Amortization expense related to the purchased intangible assets was $415,866 and $31,044 for the six months ended June 30, 2013 and 2012, respectively, and $235,091 and $0 for the years ended December 31, 2012 and 2011, respectively.

The estimated future amortization expense for the years ending December 31 is as follows:

as of December 31, 2012	Total
2013	$578,502
2014	576,799
2015	565,822
2016	532,350
2017	518,199
Thereafter	2,909,402
Total	$5,681,074

7.            ACCRUED EXPENSES

As of June 30, 2013 and December 31, 2012 and 2011, accrued expenses consisted of the following:

	June 30,	December 31,
	2013	2012	2011
	(unaudited)
Accrued interest and preferred dividends	$1,978,655	$864,607	$15,977
Accrued trade payables	4,477,412	2,442,478	724,430
Accrued compensation	777,060	857,379	250,895
	$7,233,127	$4,164,464	$991,302

8.            BANK DEBT

As of June 30, 2013 and December 31, 2012 and 2011, bank debt consisted of the following:

	June 30,	December 31,
	2013	2012	2011
	(unaudited)
Two installment notes, monthly principal and interest of $533, interest 9.05% and 0% secured by vehicles, maturing July 2016	$19,730	$23,463	$51,569

Five lines of credit, monthly principal and interest, interest ranging from $0 to $13,166, interest ranging from 5.5% to 9.75%, guaranteed personally by principal shareholders of acquired companies, maturing between July 2013 and February 2020	519,135	536,464	761,078
	538,865	559,927	812,647
Less: Current portion of bank debt	(388,878)	(352,096)	(114,358)

Long-term portion of bank debt	$149,987	$207,831	$698,289

Future maturities of bank debt as of December 31, 2012 are as follows:

Year ending December 31,
2013	$352,096
2014	75,661
2015	75,661
2016	40,354
2017	16,155
Total	$559,927

The Company’s assets securing the bank debt had a carrying value of  $25,000, $25,000 and $77,037 at June 30, 2013 and December 31, 2012 and 2011, respectively.

There were no covenants related to the bank debt.

The interest expense associated with the bank debt during the six months ended June 30, 2013 and 2012 was $28,603 and $54,820, respectively, and for the years ended December 31, 2012 and 2011 amounted to $185,479 and $45,678, respectively. The weighted average interest rate on bank debt during the six months ended June 30, 2013 and during the years ended December 31, 2012 and 2011 was 5.64%, 8.2% and 7.85%, respectively.

9.            TERM LOANS

At June 30, 2013 and December 31, 2012 and 2011, term loans consisted of the following:

	June 30,	December 31,
	2013	2012	2011
	(unaudited)
Term loan, UTA, net of debt discount of $0, $0 and $30,013	$-	$-	$744,987

Term loan, MidMarket Capital, net of debt discount of $163,239, $182,631 and $0	14,511,761	14,817,369	-

Convertible promissory notes, unsecured	-	27,500	-

Promissory notes, unsecured	-	195,000	-

Promissory notes, secured, maturing in December 2018	44,646	53,396	-

8% convertible promissory notes, unsecured	-	-	112,500

Promissory note with equity component, due on demand, non-interest bearing, due June 2011, with 2,000 common shares equity component	-	-	8,000

Promissory note, unsecured, maturing in October 2013, net of debt discount of $89,444, $0 and $0, respectively	773,056	-	-

18% convertible promissory note	-	210,000	-

Promissory note, unsecured, non-interest bearing due July 2011, with 4,000 common shares equity component	-	9,500	39,500

Promissory note, unsecured, 15% interest, maturing in September 2013	100,000	-	-

Acquisition promissory note to former shareholders of RM Engineering and RM Leasing, unsecured, non-interest bearing, imputed interest immaterial, matured in March 2012 and June 2012, amended to mature upon the completion of an underwritten public offering	200,000	200,000	200,000
	15,629,463	15,512,765	1,104,987
Less: Current portion of debt	(4,417,700)	(3,632,528)	(1,104,987)

Long-term portion term loans, net of debt discount	$11,211,763	$11,880,237	$-

Future annual payments as of December 31, 2012 were are as follows:

2013	$1,465,179
2014	1,473,179
2015	2,123,179
2016	3,585,679
2017	6,865,549
Total	$15,512,765

Note Payable- UTA

On August 6, 2010, UTA Capital LLC (“UTA”) provided a working capital loan to the Company, the parent company of Digital, with Digital also as an additional borrower.  The loan was evidenced by a Note and Warrant Purchase Agreement dated August 6, 2010 among the Company, Digital and UTA.  Under the agreement, the borrowers delivered two senior bridge notes in the amount of $1 million each, for an aggregate principal amount of $2 million.  The notes were each one-year amortized term notes bearing interest at 10% per annum.  The Company received an initial draw from the first $1 million note of $960,000 net of fees on August 6, 2010, which was recorded as an investment contribution by the Company in Digital.

Additionally, the Company issued to UTA warrants to purchase 16% of the Company’s common stock on a fully-diluted basis, up to a maximum of 41,905 shares of common stock of the Company, which were exercisable at $75.00 per share and provided for cashless exercise.  The Company has evaluated the anti-dilution provision and deemed its impact to be immaterial. The relative fair value of the warrants was calculated using the Black-Scholes Option Valuation Model.  This amount, totaling approximately $872,311, has been recorded as a derivative liability and debt discount and charged to interest expense over the life of the promissory note. The UTA warrants do not meet the criteria to be classified as equity in accordance with ASC 815-40-15-7D and are classified as derivative liabilities at fair value and should be marked to market since they are not indexed to the Company’s stock as the settlement amount is not fixed due to the variability of the number of warrants to be issued.  The derivative liability associated with this debt will be revalued each reporting period and the increase or decrease will be recorded to the consolidated statement of operations under the caption (change in fair value of derivative instruments.)

On February 14, 2011, the Company and UTA entered into First Loan Extension and Modification Agreements (the “Modification Agreement”) in connection with the Company’s existing note payable, which had a balance of $775,000 at December 31, 2010.  The Modification Agreement provided for an extension of the original maturity date of the note from August 6, 2011 to September 30, 2011. In exchange for consenting to the Modification Agreement, UTA was granted 2,564 shares of the Company’s common stock, which had a fair value of $153,850 and was recorded as a debt discount. Additionally, as additional consideration for the Company’s failure to satisfy a certain covenant in the loan agreement, UTA was granted 1,000 shares of the Company’s common stock, which was recorded as penalty paid to UTA and recorded as an expense.  As of December 31, 2011, these two additional grants of shares had not been physically issued.  However, such shares are reflected on the accompanying financial statements as if issued.  This amendment was accounted for as an extinguishment and therefore the unamortized deferred loan costs of $53,848, debt discount from the original agreement of $509,849 and debt discount from this amendment of $153,850 were expensed. At June 30, 2013 and December 31, 2012 and 2011, the number of common stock issuable upon the exercise of the warrants was 0, 0 and 144,642, respectively.

On June 25, 2011, the Company and UTA entered into Second Loan Extension and Modification Agreements (“Second Modification Agreement”).  The Second Modification Agreement provided for:

a)	An extension of the original maturity date of the note from August 6, 2011 to July 31, 2012;

b)	A continuation of the interest rate of 10% per annum for the remainder of the loan;

c)
After August 11, 2011, all monthly cash receipts from purchase orders financed pursuant to the agreement entered into on June 30, 2011 between the Company and Tekmark, after reduction for payroll expenses and fees paid to Tekmark relating to the Tekmark financing, were to be distributed at the end of each month in the following order of priority:

i.
On August 31, 2011 and September 30, 2011, the first $50,000 to the Company and $35,000 to UTA as a reduction of principal, and of any remaining balance, 40% to the Company and 60% to UTA as a reduction of principal.

ii.
On October 31, 2011 and November 30, 2011, and on the last day of each following month, the first $50,000 to the Company and $50,000 to UTA as a reduction of principal, and of any remaining balance 50% to the Company and 50% to UTA as a reduction of principal.

d)
Monthly, commencing in January 2012, at each month end in which the Company had consolidated gross revenues of $500,000 or more, the Company was required to pay UTA as a reduction of principal, the greater of $50,000 or 10% of the gross consolidated revenues for such month.

The Second Modification Agreement also provided for certain repayments of the loan in the event the Company secured additional equity and/or debt financing.  Additionally, in exchange for consenting to the Second Modification Agreement, UTA was issued 585 shares of the Company’s common stock; and a continuing provision of additional shares to be issued to UTA to enable UTA to maintain ownership of 1% of the Company’s total outstanding shares until the loan was repaid.  The additional shares of common stock were recorded and valued at the fair market price of $43,866 on their date of issue as a debt discount cost and were charged to loan cost expense over the remaining period of the loan. This amendment was accounted for a as a loan modification.

On December 28, 2011, the Company and UTA entered into the Third Loan Extension and Modification Agreements (“Third Modification Agreement”) in connection with the Company’s existing note payable, which had a balance of $775,000 at December 31, 2011. The Third Modification Agreement provided for:

a)	An extension of the original maturity date of the note from August 6, 2011 to January 31, 2013;

b)	A continuation in interest rate of 10% per annum for the remainder of the loan;

c)
Commencing in January 2012, at each month end in which the Company had consolidated gross revenues of $800,000 or more, the Company was required to pay UTA as a reduction of principal 5% of the gross consolidated revenues of the Company; and

d)
A termination of the loan repayment requirements resulting from the Tekmark financing pursuant to the Second Loan Extension, as described above, as it pertains to Tekmark financing on business with Verizon Wireless or Verizon Communications.

The Third Modification Agreement also provided for certain repayments of the loan in the event the Company secured additional equity and/or debt financing. In exchange for consenting to the Third Modification Agreement, the Company made a $25,000 principal payment on the loan and adjusted the warrant in accordance with the anti-dilution provision. This amendment was accounted for as a loan modification.  The warrant was valued under the Black Scholes option Valuation Method at $4,611 and recorded as a debt discount and derivative liability.

The remaining balance of the loan in the amount of $750,000 was paid on full on September 17, 2012.  On September 6, 2012, the Company issued to UTA 52,190 shares of common stock in consideration for its cancellation of the warrants issued to UTA.  The resulting charge was recorded as interest expense.

Term Loan – MidMarket Capital

On September 17, 2012, the Company entered into a Loan and Security Agreement with the lenders referred to therein (the “Lenders”), MidMarket Capital Partners, LLC, as agent for the Lenders (the “Agent”), and certain subsidiaries of the Company as guarantors (the “Loan Agreement”).  Pursuant to the loan agreement, the Lenders provided the Company senior secured first lien term loans in an aggregate amount of $13,000,000 (the “Term Loans”).  A portion of the proceeds of the Term Loans were used to finance the acquisitions of the ADEX Entities and TNS, to repay certain outstanding indebtedness (including all indebtedness owed to  UTA) and to pay fees, costs and other expenses related thereto.  The remainder of the Term Loan may be used by the Company to finance certain other acquisitions (“Potential Acquisitions”) and for working capital and long-term financing needs.

The Term Loans mature on September 17, 2017, provided that if the Company fails to raise by March 14, 2014, at least $30,000,000 in connection with a public offering of voting equity securities of the Company, the Term Loans will mature on June 17, 2014. If no Potential Acquisition was completed within 90 days of September 17, 2012, the Company was required to repay $750,000 of the Term Loan. The Company completed the acquisition of Environmental Remediation and Financial Services on December 17, 2012 and this covenant became void.

In connection with the Term Loans, deferred loan costs of $1,800,051 were recorded.  These costs are being amortized over the life of the loan using the effective interest method.

Interest on the Term Loans accrues at the rate of 12% per annum.

Subject to certain exceptions, all obligations of the Company under the Term Loans are unconditionally guaranteed by each of the Company’s existing and subsequently acquired or organized direct and indirect domestic subsidiaries (the “Guarantors”) pursuant to the terms of a Guaranty and Suretyship Agreement dated as of September 17, 2012, by RM Leasing and Tropical, both wholly-owned subsidiaries of the Company,  in favor of the Agent (the “Guaranty”), as supplemented by an Assumption and Joinder Agreement dated as of September 17, 2012 by and among the Company, ADEX, TNS and the Agent (the “Joinder”).  Pursuant to the terms of the Loan Agreement, the Guaranty (as supplemented by the Joinder) and a Pledge Agreement dated as of September 17, 2012 by the Company in favor of the Agent, the obligation of the Company and the Guarantors in respect of the Term Loans are secured by a first priority security interest in substantially all of the assets of the Company and the Guarantors, subject to certain customary exceptions.

The Term Loans are subject to certain representations and warranties, affirmative covenants, negative covenants, financial covenants and conditions.  The Term Loans also contain events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal under the Term Loans, the failure to comply with certain covenants and agreements specified in the Loan Agreement and other loan documents entered into in connection therewith for a period of time after notice has been provided, the acceleration of certain other indebtedness resulting from the failure to pay principal on such other indebtedness, certain events of insolvency and the occurrence of any event, development or condition which has had or could reasonably be expected to have a material adverse effect.  If any event a default occurs, the principal, premium, if any, interest and any other monetary obligations on all the then-outstanding amounts under the Term Loans may become due and payable immediately.

Pursuant to the Loan Agreement, the Company issued warrants to the Lenders (the “Warrants”), which entitle the Lenders to purchase a number of shares of common stock equal to 10% of the fully-diluted shares of the common stock of the Company on the date on which the Warrants first became exercisable, which was December 6, 2012.  The Warrants were amended on November 13, 2012 as part of the First Amendment to the Loan Agreement.  At that time, the Warrants were increased from the right to purchase 10% of the fully-diluted shares to the right to purchase 11.5% of the fully-diluted shares. The Warrants have an exercise price of $5.00 per share, subject to adjustment as set forth in the Warrants, and will expire on September 17, 2014, but are subject to extension until certain financial performance targets are met.  The Warrants have anti-dilution rights in connection with the exercise price.  The fair value of the anti-dilution rights is immaterial.  If the Company issues stock, warrants or options at a price below the $5.00 per share exercise price of the Warrants, the exercise price of the Warrants resets to the lower price.  As of March 8, 2013, the Lenders had not required the Company to exercise the Warrants. The Warrants meet the criteria in accordance with ASC 480 to be classified as liabilities since there is a put feature that requires the Company to repurchase the Warrants. The derivative liability associated with this debt will be revalued each reporting period and the increase or decrease will be recorded to the consolidated statement of operations under the caption "change in fair value of derivative instruments."

On September 17, 2012, when the Warrants were issued, the Company recorded a derivative liability in the amount of $193,944.  The amount was recorded as a debt discount and is being amortized over the life of the Term Loan. Pursuant to the second amendment to the MidMarket Loan Agreement dated March 22, 2013, the aggregate number of shares of common stock issuable upon exercise of such warrants was set at 187,386 shares. The amount of the derivative liability was computed by using the Black Scholes Option Valuation Method to determine the value of the Warrants issued.  The Company used the following assumptions to determine the fair value of the Warrants at the original measurement date of September 17, 2012 and at December 31, 2012. The underlying security price (fair value of shares of common stock) was $0.0072 and $0.0068 at September 17, 2012 and December 31, 2012, respectively. The exercise price at each date was $5.00 based on the terms set forth in the Warrant.  The historical volatility was estimated at 109% and 112%, respectively, based on historically volatility of other public comparisons. The selected term was 2 years and 1.7 years, respectively, which correlates to the time to expiration.  The risk free rate was estimated at 0.23% and 0.25%, respectively, based on the 2-year treasury rate which was closest to the selected term at each date. At June 30, 2013 and December 31, 2012, the number of shares of common stock issuable upon exercise of the Warrants was 187,386 and 1,501,882, respectively.

Pursuant to the Loan Agreement, the Company has covenants that must be maintained in order for the loan to not be in default.  The covenants were as follows in the original Loan Agreement:

(A) Minimum Liquidity. Liquidity shall not be less than the amount set forth below, to be maintained at all times during and at the end of each period specified below:

Periods	Liquidity
Closing Date through December 31, 2012	$1,000,000
January 1, 2013 through March 31, 2013	$1,500,000
April 1, 2013 through June 30, 2013	$2,000,000
July 1, 2013 through September 30, 2013	$2,500,000
October 1, 2013 and at all times thereafter	$3,000,000

(B) Capital Expenditures. Capital Expenditures (whether or not financed) shall not exceed the amounts specified below for the periods specified below:

Periods	Capital Expenditures
Closing Date through December 31, 2012	$100,000
Closing Date through March 31, 2013	$200,000
Closing Date through June 30, 2013	$300,000
Four fiscal quarters ending on September 30, 2013	$400,000
Four fiscal quarters ending on each of December 31, 2013 and December 31, 2014	$500,000
Four fiscal quarters ending on each of March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015	$600,000
Four fiscal quarters ending on March 31, 2016, and each consecutive period of four fiscal quarters thereafter	$700,000

(C) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio shall be not less than 2.00 to 1.00 as of the end of each fiscal quarter, commencing with the fiscal quarter ending on December 31, 2012, in each case for the trailing period of four (4) consecutive fiscal quarters then ended, provided that, for purposes of calculating compliance with this covenant, with respect to Debt Payments for the fiscal quarter ending on December 31, 2012, the two fiscal quarters ending on March 31, 2013 and the three fiscal quarters ending on June 30, 2013 such Debt Payments shall be annualized by multiplying such Debt Payments by a factor of 4, 2 and 1.33, respectively.

(D) Total Debt Leverage Ratio. The Total Debt Leverage Ratio shall not be greater than the levels specified below as of the end of, and for, each period indicated below, with Adjusted EBITDA measured for the trailing period of four (4) consecutive fiscal quarters then ended:

Period Ending On	Total Debt Leverage Ratio
December 31, 2012	3.50 to 1.00
March 31, 2013	3.50 to 1.00
June 30, 2013	3.00 to 1.00
September 30, 2013	2.75 to 1.00
December 31, 2013	2.50 to 1.00
March 31, 2014	2.25 to 1.00
June 30, 2014	2.00 to 1.00
September 30, 2014	1.75 to 1.00
December 31, 2014	1.75 to 1.00
March 31, 2015	1.50 to 1.00
June 30, 2015	1.40 to 1.00
September 30, 2015	1.30 to 1.00
December 31, 2015	1.20 to 1.00
March 31, 2016 and the last day of each succeeding fiscal quarter thereafter	1.00 to 1.00

(E) Senior Debt Leverage Ratio. The Senior Debt Leverage Ratio shall not be greater than the levels specified below as of the end of, and for, each period indicated below, with Adjusted EBITDA measured for the trailing period of four (4) consecutive fiscal quarters then ended:

Period Ending On	Senior Debt Leverage Ratio
December 31, 2012	2.60 to 1.00
March 31, 2013	2.60 to 1.00
June 30, 2013	2.40 to 1.00
September 30, 2013	2.20 to 1.00
December 31, 2013	2.00 to 1.00
March 31, 2014	1.80 to 1.00
June 30, 2014	1.60 to 1.00
September 30, 2014	1.50 to 1.00
December 31, 2014	1.40 to 1.00
March 31, 2015	1.30 to 1.00
June 30, 2015	1.20 to 1.00
September 30, 2015	1.10 to 1.00
December 31, 2015 and the last day of each succeeding fiscal quarter thereafter	1.00 to 1.00

On November 13, 2012, the Company and the Agent entered into the First Amendment to the Loan Agreement, pursuant to which an additional $2,000,000 was loaned to the Company.  In addition, an additional $60,000 was added as deferred loan cost, and an additional $191,912 was expensed.  This amendment was accounted for as a modification.

As of December 31, 2012, the Company was in breach of certain financial covenants under the Loan Agreement, which resulted in events of default under the Loan Agreement.   On March 22, 2013, the Company and its subsidiaries entered into the second amendment to the Loan Agreement with the Lenders and the Agent pursuant to which, among other agreements, all of the existing events of default by the Company were waived and the financial covenants that gave rise to certain of the events of default were amended as follows (defined terms are as defined in the Loan Agreement):

(i)           Minimum Liquidity.  As amended, Liquidity shall not be less than the amount set forth below, to be maintained at all times during and at the end of each period specified below:

Periods	Liquidity
September 17, 2012 through November 13, 2012	$200,000
November 13, 2012 through December 31, 2012	$1,000,000
January 1, 2013 through March 22, 2013	$1,500,000
March 22, 2013 through June 30, 2013	$200,000
July 1, 2013 through September 30, 2013	$1,500,000
October 1, 2013 through December 31, 2013	$2,000,000
January 1, 2014 through March 31, 2014	$2,500,000
April 1, 2014 and at all times thereafter	$3,000,000

(ii)          Capital Expenditures.  As amended, Capital Expenditures (whether or not financed) shall not exceed $500,000 for the four fiscal quarters ending on each of December 31, 2013, March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014.

(iii)         Fixed Charge Coverage Ratio.  As amended, the Fixed Charge Coverage Ratio as of the end of each fiscal quarter, in each case for the trailing period of four (4) consecutive fiscal quarters then ended, shall be not less than the ratio set forth below opposite the last day of each fiscal quarter set forth below, provided that, for purposes of calculating compliance with this covenant, with respect to Debt Payments for the fiscal quarter ended on December 31, 2012, the two fiscal quarters ending on March 31, 2013 and the three fiscal quarters ending on June 30, 2013, such Debt Payments shall be annualized by multiplying such Debt Payments by a factor of 4, 2 and 1.33, respectively:

Period Ending On	Fixed Charge Coverage Ratio
March 31, 2013	1.05 to 1.00
June 30, 2013	1.05 to 1.00
September 30, 2013	1.15 to 1.00
December 31, 2013	1.20 to 1.00
March 31, 2014	1.25 to 1.00
June 30, 2014	1.30 to 1.00
September 30, 2014	1.35 to 1.00
December 31, 2014	1.40 to 1.00
March 31, 2015	1.45 to 1.00
June 30, 2015	1.50 to 1.00
September 30, 2015	1.60 to 1.00
December 31, 2015	1.70 to 1.00
March 31, 2016	1.80 to 1.00
June 30, 2016	1.90 to 1.00
September 30, 2016 and the last day of each succeeding fiscal quarter thereafter	2.00 to 1.00

(iv)         Total Debt Leverage Ratio.  As amended, the Total Debt Leverage Ratio shall not be greater than the levels specified below as of the end of, and for, each period indicated below, with Adjusted EBITDA measured for the trailing period of four (4) consecutive fiscal quarters then ended:

Period Ending On	Total Debt Leverage Ratio
March 31, 2013	7.25 to 1.00
June 30, 2013	6.50 to 1.00
September 30, 2013	5.50 to 1.00
December 31, 2013	5.00 to 1.00
March 31, 2014	4.75 to 1.00
June 30, 2014	4.50 to 1.00
September 30, 2014	4.25 to 1.00
December 31, 2014	3.75 to 1.00
March 31, 2015	3.50 to 1.00
June 30, 2015	3.25 to 1.00
September 30, 2015	2.75 to 1.00
December 31, 2015	2.50 to 1.00
March 31, 2016	2.25 to 1.00
June 30, 2016 and the last day of each succeeding fiscal quarter thereafter	2.00 to 1.00

(v)           Senior Debt Leverage Ratio.  As amended, the Senior Debt Leverage Ratio shall not be greater than the levels specified below as of the end of, and for, each period indicated below, with Adjusted EBITDA measured for the trailing period of four (4) consecutive fiscal quarters then ended:

Period Ending On	Senior Debt Leverage Ratio
March 31, 2013	5.10 to 1.00
June 30, 2013	5.00 to 1.00
September 30, 2013	4.50 to 1.00
December 31, 2013	3.50 to 1.00
March 31, 2014	3.25 to 1.00
June 30, 2014	3.00 to 1.00
September 30, 2014	2.75 to 1.00
December 31, 2014	2.50 to 1.00
March 31, 2015	2.25 to 1.00
June 30, 2015	2.00 to 1.00
September 30, 2015	1.75 to 1.00
December 31, 2015	1.50 to 1.00
March 31, 2016	1.25 to 1.00
June 30, 2016 and the last day of each succeeding fiscal quarter thereafter	1.00 to 1.00

The following table summarizes the repayment obligations of the MidMarket Term Loan for the dates and periods indicated:

March 31, 2013	$162,500
June 30, 2013	162,500
September 30, 2013	162,500
November 14, 2013	2,000,000
December 31, 2013	325,000
2014	1,462,500
2015	2,112,500
2016	3,575,000
2017	4,875,000
Total	$14,837,500

The Company’s obligations under the Loan Agreement, as amended, are secured by all of the Company’s assets.

Interest expense on the Term Loan was $890,267 in the six months ended June 30, 2013 and $491,943 in the year ended December 31,  2012.

As of June 30, 2013, the Company was in compliance with the amended covenants in the Loan Agreement.

Convertible Promissory Notes, Unsecured.

In June 2012, the Company issued an 8% convertible promissory note in the principal amount of $27,500 that bore interest at the rate of 8% per annum and matured in December 2012.  This note was convertible into common stock of the Company, at the holder’s option, at a conversion price equal to 50% of the average of the three lowest closing prices of the common stock within the 10-day period prior to the conversion date.  As of December 31, 2012, this note was still outstanding.  In January 2013, this note was converted into 7,207 shares of common stock.  During 2012, the Company recognized $1,100 of interest expense on this note.

Promissory Note, unsecured

In September 2012, the Company issued a promissory note in the principal amount of $530,000 to Wellington Shields & Co.  This note bore interest at the lowest rate permitted by law unless the Company was in default on repayment, at which time the note bore interest at the rate of 18% per annum.  This note was due in October 2012 and the Company was in default and accruing interest at the higher amount. During 2012, the Company recorded interest expense of $28,090 on this note. The amount outstanding as of June 30, 2013 and December 31, 2012 was $0 and $195,000, respectively. This note has since been paid in full as of May 2, 2013 and the Company has received a general release from Wellington Shields & Co.

8% Convertible Promissory Notes

Between February and September 2011, the Company issued five 8% convertible promissory notes in the aggregate principal amount of $197,500.  These notes bore interest at the rate of 8% per annum and matured between November 2011 and June 2012.  The principal and interest of these notes was convertible into common stock of the Company, at the holder’s option, at a rate equal to 50% of the average of the three lowest closing prices of the common stock within the 10-day period prior to the conversion date.  As of December 31, 2012, there were no amounts outstanding on these notes. During the years ended December 31, 2012 and 2011, the Company recognized $187,029 and $90,099 of interest expense on the notes. The lender was issued 44,318 and 29,347 shares during the years ended December 31, 2012 and 2011, respectively, in connection with the conversion of the debt.

Promissory Note with Equity Component

On May 11, 2011, the Company issued a promissory note in the principal amount of $25,000.  In connection with the issuance of this promissory note, the Company issued to the lender 2,000 shares of the Company’s common stock.  This promissory note bore no interest. This promissory note was due in June 2011, and was considered in default at December 31, 2011.  This promissory note had a principal balance of $8,000 as of December 31, 2011 and $0 on December 31, 2012. This note was repaid in January 2012.

18% Convertible Promissory Note

In July 2012, the Company issued an 18% convertible promissory note in the principal amount of $210,000, that matured in January 2013. The principal and interest on this note were convertible, at the holder’s option, into the Company’s common stock at a rate equal to 50% of the average of the three lowest closing prices of the common stock within the 10-day period prior to the conversion date. Upon conversion, the beneficial conversion feature was recorded as interest expense in the amount of $280,819. The loss was not materially different than the incremental intrinsic value resulting from the resolution of the contingently adjustable conversion ratios and the corresponding adjustments to the conversion prices. During 2012, the Company recognized interest expense of $11,130 on this note.  During March 2013, the note was converted into 36,584 shares of common stock. Upon conversion, the beneficial conversion feature was recorded as interest expense in the amount of $280,819.  The loss was not materially different than the incremental intrinsic value resulting from the resolution of the contingently adjustable conversion ratios and the corresponding adjustments to the conversion prices.

Promissory Note, Unsecured

On May 26, 2011, the Company issued a promissory note in the principal amount of $50,000.  In connection with the issuance of this promissory note, the Company issued to the lender 4,000 shares of the Company’s common stock.  This note bore no interest until the occurrence of an event of default, at which time the note was to bear interest at the rate of 18% per annum on the remaining balance.  This note was due in June 2011, and is considered in default.  This note had a principal balance of $0, $9,500 and $39,500 as of June 30, 2013 and December 31, 2012 and 2011, respectively. The Company recorded interest expense of $0 and $0 in the six months ended June 30, 2013 and 2012, respectively, and $15,689 and $0 in the years ended December 31, 2012 and 2011, respectively.

Acquisition Promissory Note

On December 29, 2011, the Company acquired substantially all of the assets and assumed certain liabilities of RM Engineering.  Upon its acquisition of RM Engineering, the Company assumed unsecured, non-interest bearing acquisition promissory notes to former shareholders of RM Engineering due in March and June 2012. As of December 31, 2012, these notes were in default. As of June 30, 2013 and December 31, 2012 and 2011, these notes had a principal balance of $200,000.  The Company recorded no interest expense in the six months ended June 30, 2013, 2012 or 2011 on these notes.

15% Promissory Note, Unsecured

In March 2013, the Company issued a promissory note to Frank Jadevaia in the amount of $100,000.  This note bears interest at the rate of 15% per annum and was due in April 2013. The holder of the note has agreed to extend the due date of the note to September 30, 2013.

Term Loan Maturing in October 2013 (Unaudited)

During April 2013, the Company entered into a purchase agreement with ICG USA, LLC (“ICG”) pursuant to which the Company agreed to sell and ICG agreed to purchase, unsecured, convertible promissory notes in the aggregate principal amount of $1,725,000 for an aggregate purchase price of up to $1,500,000, at up to two separate closings. Pursuant to such agreement, on April 30, 2013, the Company issued to ICG a promissory note in the principal amount of $862,500 for a purchase price of $750,000, with the difference between the purchase price and the principal amount of the note representing an up-front interest payment in lieu of any additional interest on such note. This note matures on the tenth trading day following the earlier of (i) the closing by the Company of a public offering of equity securities resulting in gross proceeds of at least $20 million or (ii) any capital raise by the Company of at least $3 million. If the Company does not complete a capital raise within 180 days of the date of funding (October 26, 2013), then the lender may elect to be repaid on this note by either receiving 25% of the Company's future monthly cash flows until such time as the unpaid principal has been repaid, or converting the unpaid principal amount into shares of the Company’s common stock. At the end of the six month period, if ICG makes the election to convert, this note is convertible into common shares at a price per share equal to 80% of the lessor of a) the average of the closing bid prices of the common stock for each of the ten trading days preceding the date of conversion, or b) the closing bid price of the Company’s common stock on the date of conversion, but in no event less than $11.60 per share.

Pursuant to the purchase agreement with ICG, in connection with the issuance of the note, ICG was also issued two-year warrants to purchase such number of common shares equal to fifty percent (50%) of the number of shares into which the note may be converted on the date of issuance of the note. The warrants are exercisable at an exercise price equal to the lesser of a) 120% of the price per share at which the Company sells its common stock in a public offering or b) the exercise price of any warrants issued to investors in an offering of the Company’s securities resulting in gross proceeds of at least $3,000,000, provided, however, that if no such offering closes by October 30, 2013, then the exercise price for the warrant will be equal to 120% of the closing price of the Company’s common stock on October 30, 2013. The warrants meet the criteria in accordance with ASC 815 to be classified as liabilities as the number of shares to be issued upon conversion of the warrants and the strike price of the warrants is variable. The Company evaluated the warrants issued to the lender to determine the proper accounting treatment.  On April 26, 2013, the date on which the warrants were issued, the Company recorded a derivative liability in the amount of $140,000.  The amount was recorded as a debt discount and is being amortized over the life of the related term loan.  On June 30, 2013, the Company used the binomial method to determine the fair value of the warrants on that date and determined the fair value was $100,000.  The Company recorded the change in the fair value of the derivative liability as a gain on change in fair value of derivative liability in the six months ended June 30, 2013 of $40,000.

10.           DERIVATIVE INSTRUMENTS

The Company evaluates and accounts for derivatives conversion options embedded in its convertible and freestanding instruments in accordance with ASC 815, Accounting for Derivative Instruments and Hedging Activities, or ASC 815.

The Company issued warrants to UTA Capital per the terms of a note payable in 2010, which were outstanding through August 2012, at which point the Company and the lender settled the debt and the warrants.

The terms of the warrants, among others, provided that the number of shares issuable upon exercise of the warrants amounted to 16% of the Company’s fully-diluted outstanding common shares and common share equivalents, whether the common share equivalents were fully vested and exercisable or not, and the exercise price, which was initially at $75.00 per common share underlying the warrants, was reset at the lowest effective price per share in the Company’s subsequent financings.   The Company reset the exercise price of the warrants in the third amendment to the loan agreement in December 2011. This amendment was accounted for as a loan modification.  The adjustment of the warrant was valued under the Black-Scholes Option Valuation Method at $4,611 and recorded as a debt discount and derivative liability.

The Company issued warrants to the lender under its term loan agreement in 2012. The Company also issued warrants in connection with the issuance of its Series E Preferred Stock in 2012.  The warrants were outstanding at December 31, 2012.

The terms of the warrants issued pursuant to the MidMarket Loan Agreement 2012 originally entitled the lender to purchase a number of shares of common stock equal to 10% of the fully-diluted shares of the common stock of the Company on the date on which such warrants first became exercisable, which was December 6, 2012.  The warrants were amended on November 13, 2012 in connection with the execution of the first amendment to the MidMarket Loan Agreement.  At that time, the number of shares issuable upon exercise of the warrants was increased from the right to purchase 10% of the fully-diluted shares of the Company to the right to purchase 11.5% of the fully-diluted shares of the Company.  Pursuant to the second amendment to the MidMarket Loan Agreement dated March 22, 2013, the aggregate number of shares of common stock issuable upon exercise of such warrants was set at 187,386 shares.  The warrants have an exercise price of $5.00 per share, subject to adjustment as set forth in the warrants, and will expire on September 17, 2014, but are subject to extension until certain financial performance targets are met.  The warrants also have anti-dilution rights in connection with the exercise price.  The fair value of the anti-dilution rights is immaterial.  If the Company issues stock, warrants or options at a price below the $5.00 per share exercise price of the warrants, the exercise price of the warrants resets to the lower price. Upon the second amendment to the MidMarket Loan Agreement, the anti-dilution rights were cancelled.  The warrants meet the criteria to be classified as liabilities in accordance with ASC 480 because there is a put feature in the warrants that requires the Company to repurchase the warrants under certain circumstances. The derivative liability associated with this debt will be revalued each reporting period and the increase or decrease will be recorded to the consolidated statement of operations under the caption "change in fair value of derivative instruments."

On September 17, 2012, the date on which the warrants were issued, the Company recorded a derivative liability in the amount of $193,944.  The amount was recorded as a debt discount and is being amortized over the life of the related term loan.  The amount of the derivative liability was computed by using the Black Scholes Option Valuation Method to determine the value of the warrants issued.  The Company used the following assumptions to determine the fair value of the warrants at the original measurement date of September 17, 2012 and at December 31, 2012. Historically and through the first quarter, the Company derived the fair value of their common stock using the OPM back solve method. During the second quarter, the Company began using the traded price to determine fair value. The underlying security price (fair value of shares of common stock) was $0.0072 and $0.0068 at September 17, 2012 and December 31, 2012, respectively. The Company used the traded price of its common stock of $8.60 on June 30, 2013. The exercise price at each date was $5.00 based on the terms set forth in the warrant.  The historical volatility was estimated at 109%, 112% and 109%, respectively, based on historically volatility of other public comparisons. The selected term was 2 years, 1.7 years and 1.2 years, respectively, which correlates to the time to expiration.  The risk free rate was estimated at 0.23%, and 0.25% and 0.25%, respectively, based on the 2-year treasury rate which was closest to the selected term at each date.  At June 30, 2013 and December 31, 2012, the number of shares of common stock issuable upon exercise of the warrants was 187,386 and 1,501,882, respectively.

The fair value of the MidMarket derivative at each measurement date was calculated using the Black-Scholes option pricing model with the following factors, assumptions and methodology:

	June 30,	Year Ended December 31,
	2013	2012	2011
(unaudited)

Fair value of Company’s common stock	$0.83-36.00	$2.75-40.00	$2.75-40.00
Volatility (closing prices of 3-4 comparable public companies, including the Company’s historical volatility)	80-112%	56.78-112%	56.78-112%
Exercise price	$5.00-500.00	$0.95-10.00	$0.95-10.00
Estimated life	1.25 to 1.83 years	1.75 years	1.5-4 years
Risk free interest rate (based on 1-year treasury rate)	0.0266 - 0.12%	0.0266-0.12%	0.06-0.12%

The terms of the warrants issued to the holders of Series E Preferred Stock provide that, among other things, the number of shares of common stock issuable upon exercise of such warrants amounts to 4.99% of the Company’s fully-diluted outstanding common shares and common share equivalents, whether the common share equivalents are fully vested and exercisable or not, and that the exercise price of such warrants is $500 per share of common stock, subject to adjustment.

The warrants provide for variability involving the effective amount of common share equivalents issued in future equity offerings of equity-linked financial instruments.  Additionally, the warrants do not contain an exercise contingency.  Accordingly, the settlement of the warrants would not equal the difference between the fair value of a fixed number of shares of the Company’s common stock and a fixed stock price.  Accordingly, they are not indexed to the Company’s stock price.  The Company accounts for such variability associated with its warrants as derivative liabilities.

The warrants issued to the holders of Series E Preferred Stock do not meet the criteria to be classified as equity in accordance with ASC 815-40-15-7D and should be classified as derivative liabilities at fair value and should be marked to market since they are not considered indexed to the issuer’s stock. At December 31, 2012, the value of the derivative liability for the warrants was minimal and therefore no amount was recorded by the Company.

In determining the fair value of the warrants, the Company used the imputed value of common stock using the Option Pricing method of 0.0068 on December 31, 2012 and the traded price of the Company's common stock of $8.60 on June 30, 2013.

The Company issued warrants to its lender, ICG,  in April 2013. See "Term Loan Maturing in October 2013" in Note 9. On April 26, 2013, the date on which the warrants were issued, the Company recorded a derivative liability in the amount of $140,000.  The amount was recorded as a debt discount and is being amortized over the life of the related loan.  The amount of the derivative liability was computed by using the binomial method to determine the value of the warrants issued.  The binomial method evaluated possible scenarios for the price of the Company’s common stock and other factors which would impact the anti-dilution provisions of the warrants. At June 30, 2013 and April 26, 2013, the number of shares of common stock issuable upon exercise of the warrants was 37,177.  On June 30, 2013, the Company used the binomial method to determine the fair value of the warrants on that date and determined the fair value was $100,000.  The Company recorded the change in the fair value of the derivative liability as a gain on change in fair value of derivative liability in the six months ended June 30, 2013 of $40,000.

The following table shows the calculation of the derivative liability of the ICG warrants using the binomial method with the following factors and methodologies:

June 30,
2013
Fair value of Company's common stock	$8.60
Volatility	80%
Exercise price	$11.60
Estimated life	1.83 years
Risk free interest rate (based on 2 year treasury rate)	0.40%

A summary of the transactions related to the derivative liability for the six months ended June 30, 2013 and the years ended December 31, 2012 and 2011 is as follows:

Derivative liability at January 1, 2010	$459,897
Decrease in fair value of derivative liability,
recognized as other income	(421,340)
Derivative liability at December 31, 2011	$38,557
Fair value of derivative
at issuance, recognized as debt discount	$193,944
Decrease in fair value of derivative liability,
recognized as other income	(198,908)
Derivative liability at December 31, 2012	$33,593
Increase in fair value of derivative liability,
recognized as other income	894,865
Fair value of derivative at issuance, recognized as debt discount	140,000
Derivative liability at June 30, 2013 (unaudited)	$1,068,458

11.           INCOME TAXES

The provision for (benefit from) income taxes for the six months ended June 30, 2013 and 2012 and for the years ended December 31, 2012 and 2011 was as follows:

	Six Months Ended June 30, (unaudited)		Years Ended December 31,
	2013	2012	2012	2011
Federal	$-	$-	$-	$-
State	-	-	48,232	-
Foreign	-	-	106,217	-

Total current	$-	$-	$154,449	$-

Deferred:
Federal	$(269,768)	$-	$(2,530,775)	$-
State	-	-	(270,197)	-

Total deferred	$(269,768)	$-	$(2,800,972)	$-
Total income tax benefit	$(269,768)	$-	$(2,646,523)	$-

The Company's effective tax rate for the six months ended June 30, 2013 and 2012, along with for the years ended December 31, 2012 and 2011, differed from the federal statutory rate as follows:

	Six Months Ended June 30, (unaudited)		Years Ended December 31,
	2013	2012	2012	2011
	%	%	%	%
Federal tax benefit at statutory rate	(34.0)	(34.0)	(34.0)	(34.0)
Permanent differences	21.0	22.1	(6.7)	22.1
State tax benefit, net of Federal benefits	(2.25)	(1.2)	0.8	(1.2)
Other	-	-	0.3	-
Effect of foreign income taxed in rates other than the U. S. Federal statutory rate	-	-	2.8	-
Net changes in valuation allowance	-	13.1	(29.5)	13.1
Foreign tax credits	-	-	(2.8)	-

Tax benefit	(15.25)	-	(69.1)	-

The tax effect of temporary differences and carry forwards that gave rise to significant portions of the deferred tax assets in liabilities is as follows:

	Six Months Ended June 30, (unaudited)		Years Ended December 31,
	2013	2012	2012	2011
Net operating loss carryforwards	$2,198,297	$3,742,000	$2,058,644	$3,421,000
Accruals and reserves	4,260	84,000	301,000	84,000
Credits	106,000	-	106,000	-

Total assets	2,308,557	3,826,000	2,465,644	3,505,000

Depreciation	(15,000)	(33,000)	(15,000)	(33,000)
Section 481 adjustment	(1,107,000)	(1,796,000)	(1,347,000)	(1,796,000)
Intangible assets	(5,082,427)		(3,478,000)
Valuation allowance	-	(1,997,000)	-	(1,676,000)

Total liabilities	(6,204,427)	(3,826,000)	(4,840,000)	(3,505,000)

Net deferred tax liabilities	$(3,895,870)	$-	$(2,374,356)	$-

As of December 31, 2011, based upon available objective evidence, management believed it was more likely than not that the net deferred tax assets would not be realized.  Accordingly, management had established a valuation allowance for all deferred tax assets.  The net valuation allowance decreased by approximately $1,516,000 during the year ended December 31, 2012 as a result of the recognition of offsetting deferred tax liabilities. including the Section 481 adjustment as described below and the acquisition of intangible assets in its business combinations.  As a result of these items, the Company was in a net deferred tax liability position and the remaining deferred tax assets, primarily net operating losses, are expected to be realized when these deferred tax liabilities are recognized.

As of June 30, 2013 and December 31, 2012, the Company had available net operating loss carryforwards of approximately $7,400,000 and $5,600,000, respectively, available to reduce future taxable income, if any, for federal and Florida income tax purposes, respectively.  The federal and state net operating loss carryforwards begin to expire in 2025.   As of June 30, 2013 and December 31, 2012, the Company had federal taxes credit carryforwards of $106,000 available to offset future federal  taxes payable. These federal credits begin to expire in 2022.

Utilization of the net operating loss and credit carryforwards is subject to an annual limitation due to the ownership percentage change limitations provided by Section 382 of the Internal Revenue Code of 1986 and similar state provisions.  The annual limitation may result in the expiration of the net operating loss carryforwards before utilization. The Company has adjusted it deferred tax asset to record the expected impact of the limitations.

During 2012, the Company acquired ownership of three entities that had historically used the cash method of accounting for tax purposes. Section 446 of the Internal Revenue Code of 1986, as amended, requires that the Company prepare its tax returns using the accrual method of accounting. As a result of this change from cash to accrual accounting for income tax purposes, the Company recorded $4.5 million, or $1.3 million tax affected, as a deferred tax liability through purchase accounting (which will be recognized into income over the period 2012 through 2015). A change in method of accounting requires an adjustment under IRC section 481(a). IRC section 481(a) requires those adjustments necessary to prevent amounts from being duplicated or omitted to be taken into account when the taxpayer’s taxable income is computed under a method of accounting different from the method used to compute taxable income for the preceding taxable year. When there is a change in method of accounting to which IRC section 481(a) is applied, income for the taxable year preceding the year of change must be determined under the method of accounting that was then employed, and income for the year of change and the following taxable years must be determined under the new method of accounting as if the new method had always been used. The adjustment represents the cumulative difference between the present and proposed methods. As this was a voluntary method change, the rules allow a four year recognition period for an unfavorable Section 481 adjustment (i.e. additional taxable income).

During 2012, the Company also acquired 100% of a Puerto Rican limited liability company, thereby subjecting the Company to Puerto Rican income taxes on any Puerto Rico-sourced taxable income.  Such taxes paid are considered foreign taxes that may be credited against federal income taxes payable in future years.

The Company applies the standard relating to accounting (ASC740-10) for uncertainty in income taxes, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The Company is required to recognize in the financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position.  There were no significant unrecognized tax benefits recorded as of June 30, 2013 and December 31, 2012, and there was no change to the unrecognized tax benefits during the six months ended June 30, 2013 and the years ended December 31, 2012 and 2011.

The Company does not have any tax positions for which it is reasonably possible the total amount of gross unrecognized tax benefits will increase or decrease through December 31, 2013.  The unrecognized tax benefits may increase or change during the next year for items that arise in the ordinary course of business.

The Company’s continuing practice is to recognize interest and/or penalties related to income tax matters as a component of income tax expense.  As of June 30, 2013, December 31, 2012 and 2011, there was no accrued interest and penalties related to uncertain tax positions.

The Company is subject to U.S. federal income taxes and to income taxes in various states in the United States. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply.  The tax return years 2009 through 2012 remain open to examination by the major domestic taxing jurisdictions to which the Company is subject.  In addition, all of the net operating loss credit carryforwards that may be used in future years are still subject to adjustment.  The Company is not currently under examination by any tax jurisdiction.

12.           CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash in financial institutions. At December 31, 2011, substantially all of the Company’s cash was in one bank subject to FDIC’s insurance of $250,000 per depositor per insured bank. From December 31, 2011 through June 30, 2013, all noninterest-bearing transaction accounts were fully insured under the Dodd-Frank Act, regardless of the balances of the account and the ownership capacity of the funds.

The Company grants credit under normal payment terms, generally without collateral, to its customers.  These customers primarily consist of telephone companies, cable television multiple system operators and electric and gas utilities. With respect to a portion of the services provided to these customers, the Company has certain statutory lien rights that may in certain circumstances enhance the Company’s collection efforts. Adverse changes in overall business and economic factors may impact the Company’s customers and increase credit risks.  These risks may be heightened as a result of the current economic developments and market volatility.  In the past, some of the Company’s customers have experienced significant financial difficulties and likewise, some may experience financial difficulties in the future.  These difficulties expose the Company to increased risks related to the collectability of amounts due for services performed.  The Company believes that none of its significant customers were experiencing financial difficulties that would impact the collectability of the Company’s trade accounts receivable as of June 30, 2013 and December 31, 2012 and 2011.

As of and for the six months ended June 30, 2013 and 2012, and as of and for the years ended December 31, 2012 and 2011, concentrations of significant customers were as follows:

	Accounts Receivable	Revenues
Six months ended June 30, 2013 and as at June 30, 2013
Ericsson, Inc	29%	44%
Ericsson Caribbean	4%	3%
JDL Technologies	0%	4%
Crown Castle	6%	4%
Verizon Communications, Inc.	2%	3%
Claro Puerto Rico	1%	3%
Alcatel Lucent	5%	3%

	Accounts Receivable	Revenues
Six months ended June 30, 2012 and as at June 30, 2012
Nexlink	0%	37%
Verizon Communications, Inc.	24%	24%
Alpha Technologies Services	25%	7%
Hotwire Communications	14%	7%
South West Florida Works	10%	35%

	Accounts Receivable	Revenues
Year ended December 31, 2012 and as at December 31, 2012
C2 Utility	10%	4%
Ericsson Caribbean	11%	5%
Verizon Communications, Inc.	3%	7%
Nexlink	0%	14%
Ericsson, Inc.	33%	33%

	Accounts Receivable	Revenues
Year ended December 31, 2011 and as at December 31, 2011
Danella Construction Corp. of FL, Inc.	4%	17%
Alpha Technologies Services	8%	1%
Verizon Communications, Inc.	48%	56%
Hotwire Communications	5%	4%
Miami-Dade County ETSD	1%	5%
Miami Dade County Public Schools	28%	4%

Geographic Concentration Risk

Substantially all of the Company’s customers are located within the United States.

13.           COMMITMENTS AND CONTINGENCIES

The Company leases certain of its property under leases that expire on various dates through 2016.  Some of these agreements include escalation clauses and provide for renewal options ranging from one to five years.

Rent expense incurred under the Company’s operating leases amounted to $245,812 and $62,890 for the six months ended June 30, 2013 and 2012, respectively, and $174,513 and $59,104 for the years ended December 31, 2012 and 2011, respectively.

The future minimum obligation during each year through 2016 under the leases with non-cancelable terms in excess of one year is as follows:

Years Ended December 31,	Future Minimum Lease Payments
2013	$197,397
2014	133,214
2015	121,655
2016	66,000
Total	$518,266

14.            STOCKHOLDERS’ DEFICIT

Common Stock:

Basis for determining fair value of shares issued

The Company determines the value at which to record common stock issued in connection with acquisitions using the market price of the common stock on the date of acquisition.

The Company uses the market price of its common stock to determine the fair value of shares of common stock issued in connection with debt conversions and settlements and in connection with loan modifications.

The Company uses the market price of its common stock to determine the fair value of shares of common stock issued in connection with stock compensation issued to employees and third parties.

Issuance of shares of common stock to third-party for services

During 2011, the Company issued 4,000 shares of its common stock to a consultant, Birbragher Ins Trust, in exchange for consulting services relating to corporate matters.  The shares were valued at $60 per share.

During 2011, the Company issued 2,000 shares of its common stock to Interactive Business Alliance in exchange for consulting services relating to public relations.  The shares were valued at $55.00 per share.

The aggregate consideration for the issuance of shares of the Company’s common stock for services amounted to $350,000 during 2011 and is reflected in the accompanying consolidated statement of operations as operating expenses.

During 2012, the Company issued 33,000 shares of the Company’s common stock in exchange for consulting services.  The shares were valued at an average price of $10.28 per share for a value of $338,900.

During February 2013, the Company issued 6,250 shares of its common stock to a consultant, in exchange for consulting services relating to corporate matters. The shares were valued at $13.52 per share.

Issuance of shares of common stock to employees, directors, and officers

During 2011, the Company issued 21,000 shares of its common stock to employees as bonuses.  The shares were valued at the weighted-average price of $64.80 per share.  The aggregate consideration for the issuance of shares of the Company’s common stock to its employees amounted to $1,361,000 during 2011 and is reflected in the accompanying consolidated statement of operations as salary and wages.

During 2012, the Company issued 10,000 shares of the Company’s common stock to directors and officers for services rendered.  The shares were valued at $3.00 per share for a value of $30,000.

During February 2013, the Company issued 5,000 shares of the Company’s common stock to two employees for services rendered. The shares were valued at $11.52 per share.

Issuance of shares of common stock pursuant to conversion of notes payable

During 2011, the Company issued 29,347 shares of its common stock to a third-party lender pursuant to the conversion of notes payable aggregating $123,998.  The shares were valued at the conversion price of $4.24 per share.  The aggregate consideration for the issuance of the shares of the Company’s common stock to the third-party lender amounted to $123,998.  The difference between the aggregate consideration issued and the principal amount converted, which amounted to $23,998, has been recorded as interest expense in the accompanying consolidated statement of operations.

During January 2013, the Company issued 7,206 shares of its common stock to a third-party lender pursuant to the conversion of notes payable aggregating $27,500. The fair value of the shares was $20.00 per share. The loss recorded upon conversion was $116,630. The loss was not materially different than the incremental intrinsic value resulting from the resolution of the contingently adjustable conversion ratios and the corresponding adjustments to the conversion prices.

During March 2013, the Company issued 36,584 shares of its common stock to a third-party lender upon the conversion of notes payable aggregating $210,000. The fair value of the shares was $13.40 per share. The loss recorded upon conversion was $280,819. The loss was not materially different than the incremental intrinsic value resulting from the resolution of the contingently adjustable conversion ratios and the corresponding adjustments to the conversion prices.

Issuance of shares pursuant to convertible notes payable

During 2012, the Company issued 44,318 shares of its common stock pursuant to convertible notes payable at a weighted-average price of $3.44 per share, for a value of $153,216.

Issuance of shares pursuant to completed business combinations

During 2011, the Company issued 17,000 shares of its common stock in connection with the acquisition of Tropical and RM Engineering.  The shares were valued at $4.48 per share for an aggregate consideration of $76,120.

During 2012, the Company issued 10,000 shares of its common stock with a fair market price of $7.75 per share in connection with the acquisition of TNS. The total value of the stock issued was $77,500.

Issuance of shares pursuant to acquisition not completed

During 2011, the Company issued in the aggregate 4,214 shares of its common stock to three stockholders of Premier Cable Designs, Inc., an engineering company that the Company proposed to acquire.  The shares were valued at $69.00 per share for an aggregate consideration of $290,766.  The shares were held in deposit and are reflected as deposits in the accompanying consolidated balance sheet at December 31, 2011.  During 2012, the Company determined that that acquisition was not going to occur. As the stockholders of Premier Cable Design did not have to return the shares, the Company expensed the amount recorded as a deposit.

Issuance of shares to satisfy liabilities

During 2011, the Company issued 5,000 shares of its common stock to a third-party lender pursuant to the conversion of a note payable of $25,000.  The shares were valued at $5.00 per share.  The aggregate consideration for the issuance of the shares of the Company’s common stock to the third-party lender amounted to $25,000.

Issuance of shares pursuant to loans

During 2011, the Company issued 4,000 shares of its common stock to a note holder pursuant to the terms of the loan, and it issued, in the aggregate, 8,000 shares of its common stock to a note holder to cure the lack of payment at maturity dates.  The shares were valued at $31.12 per share.  The aggregate consideration for the issuance of the shares of the Company’s common stock to the two note holders amounted to $373,446, which is reflected as interest expense in the consolidated balance sheets.

Issuance from sale of shares

During 2011, the Company sold, in the aggregate, 6,818 shares of its common stock at a price of $8.08 per share, for net proceeds of $55,000.

Issuance of shares pursuant to penalty to waive of covenants

During March 2013, the Company issued an aggregate of 20,375 shares of its common stock pursuant to a modification with MidMarket as Agent. The shares were valued at a price of $12.20 per share. The aggregate consideration for the issuance of the shares of common stock to the lender pursuant to such penalty amounted to $248,575 and has been recorded as interest expense in the consolidated statement of operations.

Issuance of shares pursuant to preferred dividends

During January 2013, the Company issued 41,006 shares of its common stock in exchange for accrued preferred dividends.  The shares were issued to satisfy accrued dividends equal to $246,322.

Issuance of shares pursuant to conversion of preferred stock

During January 2013, the Company issued 39,487 shares of common stock upon the conversion of 566 shares of Series D Preferred Stock.

During February 2013, the Company issued 40,000 shares of common stock upon the conversion of 2,000,000 shares of Series A Preferred Stock. Of such shares, 8,000 shares of common stock were issued to Lawrence Sands, the Company’s Senior Vice President and Corporate Secretary, and 16,000 shares of common stock were issued to each of Billy Caudill and Gideon Taylor, each of whom was a former officer and director of the Company.

In May 2013, the Company issued 3,552, shares of common stock upon the conversion of 42 shares ($42,112) of Series D Preferred Stock.

In June 2013, the Company issued 2,452,742, shares of common stock upon the conversion of 37,500 shares ($2,216,760) of Series B Preferred Stock.

In June 2013, the Company issued 1,262,440 shares of common stock upon the conversion of 1,500 shares ($1,500,000) of Series C Preferred Stock.

Issuance of shares pursuant to loan modification

During 2011, the Company recorded the deemed issuance of 4,149 shares of its common stock pursuant to a loan modification. The shares were valued at a price of $58.48 per share. The aggregate consideration for the issuance of the shares of common stock to the lender pursuant to such modifications amounted to $242,702 and has been recorded as debt discount in the consolidated statement of operations.

Issuance of shares to satisfy obligations pursuant to warrants

During 2012, the Company issued 52,190 shares of its common stock to UTA in exchange for UTA forfeiting common stock warrants with an exercise price of $75.00 per share. The common stock was valued at the price of $8.00 per share. The total value of the shares issued was $352,763, and recorded as interest expense.

Issuance of shares pursuant to exercise of stock options

During March 2013, the Company issued 5,000 shares of common stock upon the exercise of common stock options.

Issuance of shares pursuant to completed acquisition

During June 2013, the Company issued 203,735 shares of common stock, valued at $12.80 per share, pursuant to its completed acquisition of AW Solutions.

Preferred Stock:

Series A

On June 1, 2011, the Company designated 20,000,000 of its 50,000,000 authorized shares of preferred stock, par value of $0.0001 per share, as Series A Preferred Stock (the “Series A Preferred Stock”).  The Series A Preferred Stock had no dividend rights and was convertible into shares of common stock of the Company at a conversion ratio of .08 shares of common stock for every one share of Series A Preferred Stock.  The Series A Preferred Stock was redeemable at a price of $0.0001 per share and entitled the holder to voting rights at a ratio of .08 votes for every one share of Series A Preferred Stock.

On June 1, 2011, the Company’s Board of Directors authorized the issuance of 2,000,000 shares of the Series A Preferred Stock to three of the Company’s principal officers valued at the fair market value of $1.00 per share and recorded in the accompanying financials statements as stock compensation expense.  The carrying amount of the Series A Preferred Stock was based on the par value of the Series A Preferred stock of $0.001 per share, or $200, the difference of $1,999,800 between the fair value of the Series A Preferred Stock at date of issuance and the carrying value of $200, was recorded as additional paid in capital.

As of December 31, 2012 and December 31, 2011, the Series A Preferred Stock was convertible into 40,000 and 40,000 shares of common stock, respectively.  This conversion is based on a conversion ratio of .08 shares of common stock for each share of Series A Preferred Stock. The total fully diluted common stock outstanding on December 31, 2012 and December 31, 2011 was 13,062,981 and 904,010 respectively.

On February 7, 2013, the Company converted 2,000,000 shares of Series A Preferred Stock into shares of common stock.

15.           REDEEMABLE PREFERRED STOCK

The Company evaluated and concluded that its Series B, C, E, F, G and H Preferred Stock did not meet the criteria in ASC 480-10 and thus were not considered liabilities. The Company evaluated and concluded that the embedded conversion feature in its Series B, C, E, G and H Preferred Stock did not meet the criteria of ASC 815-10-25-1 and does not need to be bifurcated.  In accordance with ASR 268 and ASC 480-10-S99, these equity securities are required to be classified outside of permanent equity because they are redeemable for cash.  At December 31, 2012, these instruments were currently redeemable and thus have been adjusted to their maximum redemption amount. The outstanding shares of Series B and C Preferred Stock were converted into shares of common stock in June 2013.

The Company evaluated and concluded that its Series D Preferred Stock did not meet any the criteria in ASC 480-10 and thus was not considered a liability. The Company evaluated and concluded that the embedded conversion feature in the Series D Preferred Stock did not meet the criteria of ASC 815-10-25-1 and does not need to be bifurcated.  In accordance with ASR 268 and ASC 480-10-S99, the shares of Series D Preferred Stock should be classified outside of permanent equity because such shares can be redeemed for cash.  At December 31, 2012, these shares were not currently redeemable and thus had been recorded based on fair value at the time of issuance. All of the outstanding shares of Series D Preferred Stock were converted to common stock in May and  June 2013.

The Company evaluated and concluded that its Series I Preferred Stock did not meet any the criteria in ASC 480-10 and thus was not considered a liability. The Company evaluated and concluded that the embedded conversion feature in the Series I Preferred Stock did not meet the criteria of ASC 815-10-25-1 and does not need to be bifurcated.  In accordance with ASR 268 and ASC-480-10, the shares of Series I Preferred Stock and should be classified outside of permanent equity because such shares can be redeemed for cash.  These shares are not currently redeemable and are not probable of being redeemed and thus have been recorded based on their fair value at the time of issuance.  If redemption becomes probable, or the shares will become redeemable, they will be recorded to redemption value.

Series B

On June 28, 2011, the Company designated 60,000 of its authorized shares of preferred stock as Series B Preferred Stock (the “Series B Preferred Stock”).  The Series B Preferred Stock has no dividend rights and each share of Series B Preferred Stock is convertible into such number of shares of common stock of the Company as is equal to 0.00134% of the Company’s total common stock outstanding on a fully-diluted basis.  The Series B Preferred Stock is redeemable, at the option of the holder, at a price equal to the cash value paid per share, but no less than $1.00  per share, and entitles the holders to one vote for each share of common stock to be received on an as if converted basis. As of December 31, 2012 and December 31, 2011, the Series B Preferred Stock was redeemable for $2,216,760 and $15,000, respectively. In June 2011, the Company sold and received subscriptions for the sale of 15,000 shares of Series B Preferred Stock at $1 per share from three individuals and a trust.  One of the individuals is, and the trust is a related party to, the current chief executive officer of the Company.  During 2012, the Company sold, and received subscriptions from four individuals for the purchase of, 16,021 shares of Series B Preferred stock for cash consideration in the aggregate amount of $1,585,000.  Three individuals also converted a principal amount of debt and accrued interest thereon in the aggregate amount of $616,760 into 6,479 shares of Series B Preferred Stock.

As of December 31, 2012 and December 31, 2011, the Series B Preferred Stock was convertible into 4,520,013 and 180,802 shares of common stock, respectively.  The conversion rate at December 31, 2012 and December 31, 2011 was based on each Series B Preferred Share being convertible into .00134% of the Company’s total common stock outstanding on a fully-diluted basis. The total fully-diluted common stock outstanding on December 31, 2012 and December 31, 2011 was 13,062,981 shares and 904,010 shares, respectively. At December 31, 2012, the holders of Series B Preferred Stock agreed to convert their shares into common stock, prior to the holders of Series E Preferred Stock, Series H Preferred Stock, Series E Warrants and the MidMarket Warrants. The outstanding shares of Series B Preferred Stock were converted into an aggregate of 2,452,742 shares of common stock in June 2013.

Series C

On December 23, 2011, the Company designated 1,500 shares of the authorized shares of preferred stock as Series C Preferred Stock (the “Series C Preferred Stock”).  Series C Preferred Stock has a stated value of $1,000.00 per share, and entitles holders to receive cumulative dividends at the rate of 10% of the stated value per annum payable quarterly.  The Series C Preferred Stock is redeemable, at the option of the holder, at a price of $1,000 per share, and entitles the holders to one vote for each share of common stock to be received on an as if converted basis. Holders of Series C Preferred Stock have a two-year option to convert their shares of Series C Preferred Stock to common stock at a rate per share equal to 0.025% of the issued and outstanding common stock at the time of the conversion. At December 31, 2012, the holders of Series C Preferred Stock agreed to convert their shares into common stock, prior to the holders of Series E Preferred Stock, Series H Preferred Stock, Series E Warrants and the MidMarket Warrants.

As of December 31, 2012, the Series C Preferred Stock was convertible into 3,390,010 shares of common stock. The conversion  rate at December 31, 2012 was based on each Series C Preferred Share being convertible into 0.025% of the Company’s total of common stock outstanding on a fully-diluted basis. The total fully-diluted common stock outstanding on December 31, 2012  was 13,062,981 shares.  The outstanding shares of Series C Preferred Stock were converted into an aggregate of 1,262,440 shares of common stock in June 2013.

Series D

On December 31, 2011, the Company designated 1,000 shares of its authorized shares of preferred stock as Series D Preferred Stock (the “Series D Preferred Stock”).  The Series D Preferred Stock has an initial stated value of $1,000 per share and entitles holders to receive cumulative dividends at the annual rate of 10% of the stated value per share, payable quarterly in cash or shares of common stock, at the election of the Company, beginning on March 31, 2012.  The Series D Preferred Stock is non-voting and is convertible at any time the market capitalization of the Company’s common stock exceeds $15 million or the shares of common stock are trading at a per share price in excess of $175.00 per share for a 10-day trading period.  The number of shares of common stock issuable upon conversion shall be calculated by dividing the stated amount of the Series D Preferred Stock by the closing price of the common stock on the last business date preceding written notice by the Company to the holders of the Series D Preferred Stock of the Company’s decision to convert such shares. These shares are not currently redeemable and thus have been recorded based on fair value at the time of issuance. If redemption becomes probable (deemed liquidation event) the shares will become redeemable and they will be recorded to redemption value. On December 31, 2011, the Company issued 608 shares of Series D Preferred Stock to one of the Company’s former principal officers in settlement of a note payable to the officer aggregating $605,872, including unpaid interest. In September 2012, the Company issued 400 shares of Series D Preferred Stock to one of the Company’s principal officers in settlement of unpaid compensation.  The shares had a fair value upon date of issuance of $352,344.

As of December 31, 2012 and December 31, 2011, the Series D Preferred Stock was convertible into 48,640 shares and 221,091 shares of common stock, respectively.  This conversion was based on a conversion ratio of $12.00 and $15.84 per share, respectively, of common stock for each share of Series D Preferred Stock. The total fully-diluted common stock outstanding on December 31, 2012 and December 31, 2011 was 13,062,981 shares and 904,010 shares, respectively.

On January 30, 2013, holders converted 566 shares of Series D Preferred stock into 39,487 shares of common stock. On May 12, 2013, holders of the remaining 42 outstanding shares of Series D Preferred Stock converted such shares into 3,552 shares of common stock.

Series E

On September 17, 2012, the Company designated 3,500 shares of its authorized shares preferred stock as Series E Preferred Stock (the “Series E Preferred Stock”).  Series E Preferred Stock has a stated value of $1,000 per share, and receive cumulative dividends at a rate of 12% per annum paid quarterly, beginning on September 30, 2012.  The dividends are payable in cash or shares of the Company’s common stock, at the Company’s option.  Holders of Series E Preferred Stock have a one-year option to convert their shares of Series E Preferred Stock to common stock of the Company.  In aggregate, the shares of Series E Preferred Stock are convertible into a number of shares of common stock amounting to 9.8% of the fully-diluted capitalization of the Company.  The shares of Series E Preferred Stock are redeemable at $1,000 per share, at the option of the holder.

As of June 30, 2013 and December 31, 2012, the outstanding Series E Preferred Stock was convertible into 534,819 shares and 1,279,865 shares of common stock, respectively. This conversion rate at June 30, 2013 and December 31, 2012 was based on the outstanding shares of Series E Preferred Stock being convertible into 9.52% of the Company’s total of common stock outstanding on a fully-diluted basis at June 30, 2013 and 8.05% of the Company's total common stock outstanding on a fully-diluted basis at December 31, 2012. The total fully-diluted common stock outstanding on June 30, 2013 and December 31, 2012 was 7,046,997 shares and 13,062,981 shares, respectively.

Series F

On September 17, 2012, the Company designated 4,800 shares of its authorized shares preferred stock as Series F Preferred Stock (the “Series F Preferred Stock”).  Series F Preferred Stock has an initial stated value of $1,000 per share, and entitles the holders to receive cumulative dividends at the rate of 12% per annum payable quarterly, beginning on September 30, 2012. The dividends are payable in cash or shares of the Company’s common stock, at the Company’s option.  In connection with the acquisition of T N S on September 17, 2012, the Company issued 4,150 shares of Series F Preferred Stock. The shares of Series F Preferred Stock are redeemable at $1,000 per share. Holders of Series F Preferred Stock have an option to demand that an aggregate of 3,000 shares of Series F Preferred Stock be redeemed beginning on November 27, 2012, with the redemption to occur within twenty days of such request  The holders of Series F Preferred Stock may also request that an additional 575 shares of Series F Preferred Stock be redeemed beginning on September 17, 2013, and that an additional 575 shares of Series F Preferred Stock be redeemed beginning on September 17, 2014.  The Company may redeem shares of Series F Preferred Stock at any time on ten business days notice. In the event that certain operating results are achieved or not achieved by T N S, additional shares may be issued, or these shares may be cancelled.  The shares of Series F Preferred Stock are convertible at the lesser of (i) the last quoted price of the common stock on third day following the effective date of the associated registration statement or (ii) the average of the last reported sale price for each of the three trading days prior to the date of conversion.

As of June 30, 2013 and December 31, 2012, the Series F Preferred Stock was convertible into 482,558 shares and 345,833 shares of common stock, respectively.  Such conversion amounts were based on a price per share of the common stock on June 30, 2013 and December 31, 2012 of $8.60 and $15.85, respectively.

Series G

On September 17, 2012, the Company designated 2,000 shares of its authorized preferred stock as Series G Preferred Stock (the “Series G Preferred Stock”).  Series G Preferred Stock has an initial stated value of $1,000 per share. The shares of Series G Preferred Stock were not issued and will only be issued in the event the Company defaults on its obligation to pay any earn out consideration earned by the ADEX sellers. In the event that the Series G Preferred Stock is issued, it entitles the holders to receive cumulative dividends at a rate of 12% per annum payable quarterly, beginning on the date issuance. The dividends are payable in cash or shares of the Company’s common stock, at the Company’s option.  Holders of Series G Preferred Stock have an option to convert their shares of Series G Preferred Stock into the Company’s common stock upon the occurrence of a default of payment of an earnout or working capital loan in connection with the Company’s acquisition of the ADEX Entities and after the associated registration statement is declared effective by the Securities and Exchange Commission.  The shares of Series G Preferred Stock are convertible at the rate equal to the earnout or working capital loan payment that is under default divided by $1,000 and by the lesser of (i) the last quoted price of the common stock on third day following the effective date of the associated registration statements or (ii) the average of the last reported sale price of the common stock for each of the three trading days prior to the date of conversion.  The shares of Series G Preferred Stock are redeemable at the amount of earnout or working capital loan upon the occurrence of default, at their then carrying value, at the option of the holder.

Series H

On October 25, 2012, the Company designated 2,000 shares of its authorized preferred stock as Series H Preferred Stock (the “Series H Preferred Stock”).  Series H Preferred Stock has an initial stated value of $1,000 per share, and entitles the holders to receive cumulative dividends at a rate of 10% per month, up to maximum amount of dividends per share equal to 150% of the stated amount. The Series H Preferred Stock stopped accruing dividends after five months.  The dividends are payable in cash or shares of the Company’s common stock, at the Company’s option, upon conversion or redemption.  Holders of Series H Preferred Stock have a one-year option to convert their shares of Series H Preferred Stock to common stock, beginning 90 days after the date of issuance.  In the aggregate, the shares of Series H Preferred Stock are convertible into a number of shares of common stock equal to 4.49% of the number of shares of common stock of the Company outstanding on a fully-diluted basis. The shares of Series H Preferred Stock are redeemable at $1,000 per share, at the option of the holder, beginning 180 days after the date of their issuance.  The Company may delay the payment of the redemption amount by paying interest thereon at the rate of 2% per month until paid.  During the fourth quarter of 2012, the Company received subscription agreements and cash and issued 1,425 shares of Series D Preferred Stock in exchange for receiving $1,425,000.

As of June 30, 2013 and December 31, 2012, the Series H Preferred Stock was convertible into 316,409 shares and 586,387 shares of common stock, respectively.  This conversion ratio at June 30, 2013 and December 31, 2012 was based on each Series H Preferred Share being convertible into a number of shares of common stock equal to 4.49% of the number of shares of common stock outstanding on a fully-diluted basis. The number of shares of common stock outstanding on a fully-diluted basis on June 30, 2013 and December 31, 2012 was 7,046,997 shares and 13,062,981 shares, respectively.

Series I

On November 30, 2012, the Company designated 4,500 shares of its authorized preferred stock as Series I Preferred Stock (the “Series I Preferred Stock”).  Series I Preferred Stock has an initial stated value of $1,000 per share.  Holders of Series I Preferred Stock have an option to convert their shares of Series I Preferred Stock to common stock on the earlier of the 30th day after the associated registration statement is declared effective by the Securities and Exchange Commission or 120 days after the date of their issuance.  The shares of Series I Preferred Stock are convertible into common stock at the rate equal to the average of the last reported sale price of the common stock for each of the three trading days prior to the date of conversion.  The shares of Series I Preferred Stock are redeemable at $1,000 per share, at the option of the holder, beginning on the 31st day after the associated registration statement is declared effective by the Securities and Exchange Commission and until the Company has redeemed up to $750,000 of Series I Preferred Stock. As of June 30, 2013 and December 31, 2012, the Series I Preferred Stock was convertible into 523,256 and 283,912 shares of common stock, respectively.  Such conversion amounts were based on a price per share of the common stock on June 30, 2013 and December 31, 2012 of $8.60 and 15.85, respectively.

A summary of the transactions related to the Company’s Redeemable Preferred Stock classified as temporary equity during 2011 and 2012 and the six months ended June 30, 2013 is as follows:

	Common Stock		Series B		Series C		Series D		Series E		Series F		Series H		Series I
	Shares	$	Shares	$	Shares	$	Shares	$	Shares	$	Shares	$	Shares	$	Shares	$
Balance January 1, 2011
Issuance in settlement of debt obligation	-	-	-	-	-	-	608	$605,872	-	-	-	-	-	-	-	-
Issuance pursuant to private placement	-	$-	15,000	$15,000	-	-	-	-	-	-	-	-	-	-	-	-
Balance December 31, 2011	-	$-	15,000	$15,000	-	$-	608	$605,872	-	$-	-	$-	-	$-	-	$-
Issuance pursuant to private placement	-	-	16,021	1,585,000	1,500	1,500,000	-	-	2,575	2,575,000	-	-	1,425	1,425,000	-	-
Issuance pursuant to unpaid 2012 salary	-	-	-	-	-	-	400	352,344	-	-	-	-	-	-	-	-
Issuance from conversion of debt and interest	-	-	6,479	616,760	-	-	-	-	-	-	-	-	-	-	-	-
Conversion of Series E shares into Series B shares	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Conversion of Preferred stock into common shares	-	-	-	-	-	-	(400)	(352,344)	-	-	-	-	-	-	-	-
Issuance pursuant to private acquisition	10,000	499,921	-	-	-	-	-	-	-	-	4,150	3,575,000	-	-	4,500	4,187,151
Balance December 31, 2012	10,000	$499,921	37,500	$2,216,760	1,500	$1,500,000	608	$605,872	2,575	$2,575,000	4,150	$3,575,000	1,425	$1,425,000	4,500	$4,187,151

Issuance pursuant to private placement	-	-	-	-	-	-	-	-	775	775,000	-	-	-	-	-	-
Conversion of preferred shares into common shares	-	-	(37,500)	(2,216,760)	(1,500)	(1,500,000)	(608)	(605,872)	-	-	-	-	-	-	-	-

Balance June 30, 2013	10,000	$499,921	-	$-	-	$-	-	$-	3,350	$3,350,000	4,150	$3,575,000	1,425	$1,425,000	4,500	$4,187, 151

16.           PREFERRED DIVIDENDS

There were no dividends on the Company’s preferred stock in the year ended December 31, 2011.  The Company calculated the dividends on the Preferred Stock for the six months ended June 30, 2013 and the year ended December 31, 2012 as follows:

Preferred Dividends
Year ended December 31, 2012

	Preferred	Annual
	Shares	Dividend	Accrual	Accrued
	Outstanding	Rate	Period	Dividends
Series C Preferred Stock	1,500	*	January - December	$175,450
Series D Preferred Stock	608	10%	January - December	61,340
Series E Preferred Stock	2,575	12%	September - December	82,675
Series F Preferred Stock	4,150	12%	September - December	145,250
Series H Preferred Stock	1,425	**	October - December	378,500

Total				$843,215

*   The stated dividend rate is 10%, however if the dividends are not paid, the dividend rate becomes 12%.
** Dividends accrue on the Series H Preferred Stock at the rate of 10% per month for a maximum amount of dividends equal to 150% of the stated amount.

Series C Preferred Stock was issued from January 2012 through July 2012.
Series D Preferred Stock was outstanding for the entire year.
Series E Preferred Stock was issued from August 2012 through December 2012.
Series F Preferred Stock was issued to the former shareholders on TNS in connection with the acquisition of TNS on September 17, 2012.
Series H Preferred Stock was issued from October 2012 through November 2012.

Preferred Dividends
Six months ended June 30, 2013
(unaudited)

	Preferred	Annual
	Shares	Dividend	Accrual	Accrued
	Outstanding	Rate	Period	Dividends
Series C Preferred Stock	1,500	*	January - June	$89,261
Series D Preferred Stock	42	10%	January - May	3,000
Series E Preferred Stock	2,875	12%	January - June	182,100
Series F Preferred Stock	4,150	12%	January - June	245,305
Series H Preferred Stock	1,425	**	January - June	334,000

Total				$853,666

*   The stated dividend rate is 10%, however if the dividends are not paid, the dividend rate becomes 12%.
** Dividends accrue on the Series H Preferred Stock at the rate of 10% per month for a maximum amount of dividends equal to 150% of the stated amount.

Series C Preferred Stock was outstanding from January 1, 2013 through June 25, 2013.
Series D Preferred Stock was outstanding from January 1, 2013, and 566 shares were converted in January 2013 and 42 shares were converted in May 2013.
Series E Preferred Stock was outstanding from January 1, 2013, and additional subscriptions for 775 shares of Series E Preferred Stock were received in the six months ended June 30, 2013.
Series F Preferred Stock was outstanding from January 1, 2013 through June 30, 2013.
Series H Preferred Stock was outstanding from January 1, 2013, but pursuant to the terms of such preferred stock, dividends accrued only during the five-month period following the date of issuance.

17.           RELATED PARTIES

At June 30, 2013, December 31, 2012 and 2011, the Company had outstanding the following loans from related parties:

	June 30,	December 31,
	2013	2012	2011
	(Unaudited)
Principal shareholders of the Company, unsecured, non-interest bearing, due on demand	$-	$-	$1,635
Promissory notes, 30% interest, maturing in September 2013, unsecured	1,450,000	350,000	825,761
Promissory note with company under common ownership by former owner of Tropical, 9.75% interest, monthly payments of interest only of $1,007, unsecured and personally guaranteed by officer, due November 2016	105,694	105,694	110,293

Former owner of ERFS, unsecured, non-interest bearing, due on demand	-	8,700	-

Former owners of RM Leasing, unsecured, non-interest bearing, due on demand	19,398	19,402	3,729
	1,575,092	483,796	941,418
Less: current portion of notes payable	(1,469,398)	(378,102)	(5,364)
Long term portion of notes payable, related parties	$105,694	$105,694	$936,054

The interest expense associated with the related-party notes payable in the six months ended June 30, 2013 and in the years ended December 31, 2012 and 2011 amounted to $118,390, $4,050 and $29,893, respectively.

30% Promissory Note Payable

On July 5, 2011, the Company entered into a definitive master funding agreement (“Master Agreement”) with Tekmark Global Solutions, LLC (“Tekmark”) and MMD Genesis, LLC. (“MMD Genesis”).  Pursuant to the Master Agreement, the Company received financing in the original principal amount of up to $2,000,000 from Tekmark and a line of credit in the original principal amount of up to $1,000,000 from MMD Genesis.  Each loan was evidenced by a two-year promissory note that bore interest at the rate of 2.5% per month.  The Tekmark funding was secured by the Company’s accounts receivable. Funding by Tekmark will be in the form of payroll funding support for specific and approved customers of Digital.  As of December 31, 2011, the balances owed to Tekmark and MMD Genesis was $497,381 and $328,380, respectively, or $825,761 in total. As of June 30, 2013, the balances owed to Tekmark and MMD Genesis were $0 and $1,450,000, respectively, and at December 31, 2012, the balances owed to Tekmark and MMD Genesis were $0 and $350,000, respectively.

Series B Preferred Stock Financing

Between July 2011 and December 2012, the Company sold an aggregate of 37,500 shares of its Series B Preferred Stock at for an aggregate purchase price of $2,216,760 to certain of the Company’s existing stockholders that qualified as “accredited investors” within the meaning of the Securities Act, including certain of the Company’s affiliates.  Forward Investment LLC, which owns more than 5% of the Company’s outstanding capital stock, purchased 13,615 shares for a purchase price of $825,000.  Mark Munro 1996 Charitable Remainder Trust, which owns more than 5% of the Company’s outstanding capital stock, purchased 1,051 shares for a purchase price of $100,000.  Additionally, the Company’s Chief Executive Officer, Mark Munro, purchased 7,902 shares for a purchase price of $469,460, Charles Miller, a director of the Company, purchased 263 shares for a purchase price of $25,000 and Mark Durfee, a director of the Company, purchased 12,564 shares for a purchase price of $725,000.

Series C Preferred Stock Financing

Between January 2012 and July 2012, the Company sold an aggregate of 1,500 shares of its Series C Preferred Stock at $1,000 per share for an aggregate purchase price of $1,500,000.  These sales were made to “accredited investors” within the meaning of the Securities Act, including certain of the Company’s affiliates.  A company owned by the Company’s Chief Executive Officer, Mark Munro, purchased 75 shares for a purchase price of $75,000 and Neal Oristano, a director of the Company, purchased 50 shares for a purchase price of $50,000.

Series E Preferred Stock Financing

Between September 2012 and March 2013, the Company sold an aggregate of 2,875 shares of its Series E Preferred Stock at $1,000 per share for an aggregate purchase price of $2,875,000. These sales were made to “accredited investors” within the meaning of the Securities Act, including certain of the Company’s affiliates.  Charles K. Miller, a director of the Company, purchased 25 shares for a purchase price of $25,000.  A company owned by the Company’s Chief Executive Officer, Mark Munro, purchased 25 shares for a purchase price of $25,000.

18.           SUBSEQUENT EVENTS (UNAUDITED)

Proposed Acquisitions

              Telco Professional Services Division.  In November 2012, the Company executed a definitive agreement to acquire the Telco Professional Services and Handset Testing business division (Telco) of Tekmark Global Solutions, LLC, a New Jersey limited liability company.  The Company plans to integrate this professional service and telecommunications staffing business with its ADEX subsidiary in order to expand its project staffing business and its access to skilled labor.

Under the terms of the purchase agreement, the Company will acquire certain assets and assume certain liabilities of Telco in exchange for the following consideration to be paid or issued by the Company at the closing: (i) cash in an amount equal to five times Telco’s trailing twelve-month EBITDA, less $2.6 million and (ii) a number of shares of the Company’s common stock having a value equal to one times Telco’s trailing 12-month EBITDA. The Company and Tekmark are required within 60 days of closing to adjust the initial closing payment such that it equals Telco’s true trailing 12-month EBITDA after accounting for any additional liabilities or adjustments. The Company also agreed to make a cash payment in an amount equal to Telco’s forward EBITDA calculated for the 12-month period commencing on the day of the first calendar month after the closing date.

In addition, the purchase consideration is also required to be increased by Telco’s excess net working capital at closing, which consists of current assets (including accounts receivable), less current liabilities, less total payroll expenses (including applicable fringe benefits) and fixed operating costs for the 60 days prior to closing.

At Tekmark’s discretion, a portion of the original cash payment can be taken in the Company’s common stock with a put provision requiring the Company to repurchase such shares for the original cash value under certain circumstances.

Finally, as additional consideration, the Company agreed to pay Tekmark an amount equal to two times the growth of Telco’s adjusted EBITDA in excess of the calculation used for the initial cash payment for each of the two 12-month periods immediately following the closing date.

              Integration Partners-NY Corporation.  In November 2012, the Company executed a definitive agreement to acquire Integration Partners-NY Corporation (IPC), a full-service voice and data network engineering firm based in New York.  IPC serves both corporate enterprises and telecommunications service providers.  The Company believes the acquisition of IPC will support the cloud and managed services aspect of its business, as well as improve its systems integration and applications capabilities.

Under the terms of the purchase agreement, the Company will acquire all the capital stock of IPC in exchange for the following consideration to be paid or issued by the Company at the closing: (i) cash in an amount equal to five and two tenths (5.2X) times IPC’s trailing 12-month EBITDA, and (ii) a number of shares of the Company’s common stock having a value equal to two tenths of one percent (.2X) times IPC’s trailing 12-month EBITDA.

The Company also agreed to pay an amount equal to six tenths of one percent (.6X) times IPC’s forward EBITDA calculated for the 12-month period commencing on the first day of the first calendar month after the closing date.

As additional consideration, the Company agreed to pay the IPC shareholders an amount equal to two (2X)  times the growth of IPC’s adjusted EBITDA in excess of the calculation used for the initial cash payment  for each of the two 12-month periods immediately following the closing date.

Any of IPC’s shareholders can elect to take the Company’s common stock instead of cash at closing, provided that such portion of the purchase price cannot exceed one (1X) times IPC’s EBITDA.

An amount equal to seven percent (7%) of the total consideration will be placed in escrow for nine months to account for any contingent liabilities, bad debts or breaches of any representations and warranties and covenants by the sellers in the purchase agreement.

Conversion of Redeemable Preferred Stock into Common Stock

During August 2013, the Company issued 534,819 shares of common stock upon the conversion of 3,350 shares of redeemable Series E Preferred Stock with a face value of $3,350,000.

TNS, INC.

FINANCIAL STATEMENTS AND INDEPENDENT AUDITOR’S REPORT
For the years ended December 31, 2011 and 2010

Independent Auditor’s Report

To the Members of TNS, Inc.
Des Plaines, Illinois

We have audited the accompanying balance sheets of TNS, Inc. as of December 31, 2011 and December 31, 2010 and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Institution's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TNS, Inc. as of December 31, 2011 and December 31, 2010 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Sherb & Co., LLP Sherb & Co., LLP Certified Public Accountants New York, New York November 14, 2012

TNS, INC.
BALANCE SHEETS

	December 31,
ASSETS	2011	2010
Current Assets:
Cash	$2,020	$-
Accounts receivable, net of allowance for bad debt	701,610	731,501
Total current assets	703,630	731,501
Property and equipment, net of accumulated depreciation	21,517	29,740
Total assets	$725,147	$761,241
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$366,824	$251,727
Accrued compensation	27,155	26,994
Total current liabilities	393,979	278,721
Stockholders' equity
Common stock, no par value, 5,000 shares authorized, 1,000 issued and outstanding	1,000	1,000
Retained earnings	330,168	481,520
Total stockholders’ equity	331,168	482,520
Total liabilities and stockholders’ equity	$725,147	$761,241

See notes to financial statements.

TNS, INC.
STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2011	2010

Revenues	$4,097,049	$4,622,641
Cost of revenues	2,493,261	2,695,600
Gross Profit	1,603,788	1,927,041
Operating expenses:
Salaries and wages	1,187,654	1,238,285
General and administrative	135,286	128,154
	1,322,940	1,366,439
Net income	$280,848	$560,602

See notes to financial statements.

TNS, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
From January 1, 2010 to December 31, 2011

				Total
	Common Stock		Retained	Stockholders'
	Shares	Amount	Earnings	Equity

Balance, January 1, 2010	1,000	$1,000	$408,634	$409,634
Distributions to stockholders	-	-	(487,716)	(487,716)
Net income	-	-	560,602	560,602
Balance, December 31, 2010	1,000	1,000	481,520	482,520
Distributions to stockholders	-	-	(432,200)	(432,200)
Net income	-	-	280,848	280,848
Balance, December 31, 2011	1,000	$1,000	$330,168	$331,168

See notes to financial statements.

TNS, INC.
STATEMENTS OF CASH FLOWS

	For the Years ended
	December 31,
	2011	2010
Cash flows from operating activities:
Net income	$280,848	$560,602
Adjustments to reconcile net loss from operations to net cash provided by operating activities:
Depreciation	8,222	8,499
Changes in operating assets and liabilities:
Accounts receivable	29,890	90,425
Accrued compensation	161	(30,283)
Accounts payable and accrued expenses	127,071	(110,960)
Net cash provided by operating activities	446,192	518,283
Cash flows from investing activities
Purchase of property and equipment	-	(31,033)
Cash flows from financing activities:
Distributions to stockholders	(432,200)	(487,716)
Overdraft liability	(11,972)	466
Net cash used in financing activities	(444,172)	(487,250)
Net increase in cash	2,020	-
Cash, beginning of year	-	-
Cash, end of year	$2,020	$-
Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See notes to financial statements.

TNS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION AND DESCRIPTION OF BUSINESS

TNS, Inc., (or the "Company") was incorporated in July 2002 in Illinois. The Company is an (S) Corporation The Company provides design, installation, and repair services of structured data and voice cabling systems to small and mid-size commercial and governmental entities. The Company provides the services throughout the continental United States, primarily in the greater Chicago area.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Actual results will differ from those estimates. Included in these estimates are estimates of the useful lives of the Company’s property and equipment and the collectability of its accounts receivable.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less, when purchased, to be cash equivalents.

Accounts Receivable

The Company’s accounts receivable are due primarily from customers located in the United States. Collateral is generally not required. The accounts receivable may be secured by mechanic’s lien. The Company did not have to ascertain its rights under mechanic’s liens during the years ended December 31, 2011 and 2010. The Company also maintains allowances for doubtful accounts for estimated losses resulting from the inability of the Company’s customers to make payments. The Company periodically reviews these estimated allowances, including an analysis of the customer’s payment history and credit worthiness, the age of the receivable balances, and current economic conditions that may affect a customer’s ability to make payments. Based on the review, the Company specifically reserves for those accounts deemed uncollectible. When receivables are determined to be uncollectible, principal amounts of such receivables outstanding are deducted from the allowance. Management believes that an allowance for doubtful accounts is not necessary at December 31, 2011 and 2010, respectively.

Concentration of Credit Risks

The Company is subject to concentrations of credit risk primarily from cash and cash equivalents and accounts receivable.

The Company’s cash and cash equivalents accounts are held at financial institutions and are insured by the Federal Deposit Insurance Corporation, or the FDIC, up to $250,000. To reduce its risk associated with the failure of such financial institutions, the Company periodically evaluates the credit quality of the financial institutions in which it holds deposits.

The Company's accounts receivable are due from small and mid-size United States commercial and governmental entities. One of the Company’s customers accounted for 47% of its accounts receivables at December 31, 2011. Two of the Company’s customers collectively accounted for 58% of its accounts receivable at December 31, 2010.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with ASC Topic 605-10-S99, Revenue Recognition-Overall-SEC Materials. Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

The Company’s revenues are generated from contracted services to design, installation, and repair services of structured data and voice cabling systems to small and mid-size commercial and governmental entities. Prior to commencement of services and depending on the length of the services to be provided, the Company secures the client’s acceptance of a written proposal. Generally, the services are provided over a period ranging between 2 days to 14 days. If the Company anticipates that the services span over a month, the Company usually requires a down payment from the customer, which help pay for the cabling and accessories and it will provide a monthly progress billing, based on services rendered, or upon completion of the contracted services.

The Company recognizes revenues as services are performed.

The Company does not provide refunds to its customers.

The Company does not provide separately-priced extended warranties on its products and services.

Warranty Costs

The Company provides product warranties for specific material and labor. At each measurement date, the Company determines the accrual for estimated future warranty costs in the period in which the associated revenue is recognized based on historical experience, expectation of future conditions, and the extent of backup concurrent supplier warranties in place.

The Company warrants that its products will be free from certain defects in material and workmanship at the time of delivery and typically for a period of one to three years, depending upon the specific product or services or the customer proposal. The Company obtains back-up concurrent warranties for major components parts from its suppliers.

Management believes that a reserve for warranty is not necessary at December 31, 2011 and 2010.

Product Concentration

The Company generates its revenues from the design, installation, and repair services of structured data and voice cabling systems.

Geographic Concentration

The Company provides the services throughout the continental United States, primarily in the greater Chicago area.

Fair Value of Financial Instruments

The Company accounts, for assets and liabilities measured at fair value on a recurring basis, in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, or ASC 820. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities.
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data.
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

Additional Disclosures Regarding Fair Value Measurements

The carrying value of accounts receivable, accounts payable and accrued expenses, and overdraft liability approximate their fair value due to the short maturity of these items.

Customer Concentration

One of the Company’s customers accounted for 54% of its revenues during 2011. Two of the Company’s customers collectively accounted for 59% and 11%, respectively, of its revenues during 2010.

Advertising

The Company expenses advertising costs as incurred. The Company did not incur advertising expenses during 2011 and 2010.

Income Taxes

The Company, with the consent of its stockholders, has elected at inception to have its income taxed under section 1362m of the Internal Revenue Code, which provides that, in lieu of corporation income taxes, the stockholders are taxed on the Company’s taxable income. Therefore, no provision or liability for federal and state income taxes is included in the accompanying financial statements. The Company’s election to be taxed under section 1362m of the Internal Revenue Code was automatically revoked upon the acquisition of all of the Company’s outstanding shares by InterCloud Systems, Inc., a (C) Corporation, on September 17, 2012.

Segment Reporting

The Company generates revenues from one source, design, installation, and repair services of structured data and voice cabling systems. The Company's chief operating decision-maker evaluates the performance of the Company based upon revenues and expenses by functional areas as disclosed in the Company's statements of operations.

Recent Accounting Pronouncements

Recent accounting pronouncements have been issued but deemed by management to be outside the scope of relevance to the Company.

Property and Equipment

Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized.

NOTE 3: PROPERTY AND EQUIPMENT

Property and Equipment

Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized.

The carrying values of property and equipment and accumulated depreciation and their estimated useful lives consist of the following at:

	December 31,		Estimated
	2011	2010	Useful Lives
Automotive Equipment	$72,313	$72,313	5 years
Computer Equipment	1,033	1,033	3 years
	73,346	73,346
Accumulated depreciation	(51,829)	(43,606)
Property and Equipment, net	$21,517	$29,740

	Years Ended December 31,
	2011	2010

Depreciation expense	$8,222	$8,499

NOTE 4: ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses as of December 31, 2011 and 2010, respectively, consist of trade payables.

NOTE 5: STOCKHOLDERS’ EQUITY

The Company paid dividends to its stockholders amounting to $432,200 and $487,716 during 2011 and 2010, respectively.

NOTE 6: SUBSEQUENT EVENTS

The Company has evaluated the impact of subsequent events in its accompanying financial statements and related disclosure through November 14, 2012, which is the date the financial statements were available to be issued.

On September 17, 2012, InterCloud Systems, Inc. (“InterCloud”) entered into a Stock Purchase Agreement (the “TNS Agreement”) and acquired all the outstanding capital stock of the Company. The TNS Agreement was made and entered into by and among InterCloud, the Company, and the Company’s shareholders.

Under the terms of the TNS Agreement, InterCloud acquired all of the outstanding capital stock of the Company in exchange for the following consideration paid or issued by InterCloud at the closing: (i) cash of $700,000, (ii) 4,150 shares of InterCloud’s Series F Preferred Stock and (iii) 10,000 shares of InterClouds’ common stock.

The terms of the Series F Preferred Stock are as follows:

●
On a liquidation or deemed liquidation of InterCloud, the Series F Preferred is entitled, after payment to any shares of capital stock with liquidation rights senior to the Series F Preferred, to receive a payment of $1,000 per share (the “Series F Preference Amount”), prior to any payment to common stock or other securities ranking junior to the Series F Preferred and on a pari passu basis with any capital stock that is pari passu with the Series F Preferred as to liquidation preference. The Series F Preferred is entitled to cumulative dividends at a rate of 12% of the Series F Preference Amount per annum, accruing quarterly in arrears beginning June 30, 2012.

●
The shares of Series F Preferred may be redeemed at any time by InterCloud by giving notice to the holders. In addition, the holders thereof may demand that an aggregate of 3,000 shares of Series F Preferred be redeemed beginning on November 27, 2012, which the redemption to occur within 20 days after a request. The holders, may also request that an additional 575 shares of Series F Preferred be redeemed beginning on September 17, 2013 and an additional 575 shares of Series F Preferred be redeemed beginning on September 17, 2014. All shares of Series F are redeemable at a price per share equal to the Series F Preference Amount.

●
Except with respect to (i) the creation of classes of stock with senior liquidation rights or the Series F Preferred, (ii) amendments to the terms of the Series F Preferred or restrictions imposed on the Series F Preferred or (iii) as otherwise required by law, the Series F Preferred does not have voting rights. Shares of Series F Preferred are convertible into shares of common stock following the effectiveness of a registration statement by InterCloud on Form S-1 with respect to its common stock. Each share of Series F Preferred would be convertible into a number of shares of common stock equal to the quotient obtained by dividing the Series F Preference Amount by the trading price of the common stock at the time of conversion.

The Company’s shareholders have the right to cash-settle the shares of common stock of InterCloud issued at the closing for $50.00 per share, beginning 18 months after the closing and continuing for 60 days thereafter.

In the event that the adjusted Earnings before income tax, depreciation, and amortization (‘EBITDA”) of the Company for the 12 month period ending September 30, 2013 is greater or less than $1,250,000, InterCloud agreed to issue, or cancel, as appropriate, shares of Series F Preferred Stock based on an agreed-upon formula.

In addition, InterCloud agreed that, if its completes an underwritten public offering on Form S-1, it will issue to the Company’s shareholders an aggregate number of shares of its common stock equal to (i) $200,000 divided by (ii) the offering price per share of its common stock in this underwritten public offering.

Finally, as additional consideration, InterCloud agreed to pay the Company’s shareholders an amount equal to 20% of the Company’s adjusted EBITDA in excess of $1,275,000 for each of the three 12-month periods immediately following the closing date.

TNS, INC.

UNAUDITED FINANCIAL STATEMENTS
For the six-month periods ended June 30, 2012 and 2011

TNS, INC.
BALANCE SHEET
(Unaudited)

June 30,
ASSETS	2012

Current Assets:
Cash	$15,285
Accounts receivable, net of allowance for bad debt	603,853
Total current assets	619,138
Property and equipment, net of accumulated depreciation	18,345
Total assets	$637,483
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$159,483
Accrued compensation	17,933
Total current liabilities	177,416
Stockholders' equity
Common stock, no par value, 5,000 shares authorized, 1,000 issued and outstanding	1,000
Retained earnings	459,067
Total stockholders’ equity	460,067
Total liabilities and stockholders’ equity	$637,483

See notes to unaudited financial statements.

TNS, INC.
STATEMENTS OF OPERATIONS
(Unaudited)

	For the Six Month Period Ended
	June 30,
	2012	2011

Revenues	$1,440,313	$2,028,117
Cost of revenues	754,065	$1,013,350
Gross Profit	686,248	1,014,767
Operating expenses:
Salaries and wages	342,700	600,367
General and administrative	59,149	111,210
	401,849	711,577
Net income	$284,399	$303,190

See notes to unaudited financial statements.

TNS, INC.
STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Month Period Ended
	June 30,
	2012	2011
Cash flows from operating activities:
Net income	$284,399	$303,190
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation	3,172	4,281
Changes in operating assets and liabilities:
Accounts receivable	97,758	27,488
Accrued compensation	(9,222)	31,328
Accounts payable and accrued expenses	(207,342)	(69,699)
Net cash provided by operating activities	168,765	296,588
Cash flows from financing activities:
Distributions to stockholders	(155,500)	(180,200)
Proceeds from advance from stockholder		-
Repayment of advance from stockholder		-
Overdraft liability	-	(11,972)
Net cash used in financing activities	(155,500)	(192,172)
Net increase in cash	13,265	104,416
Cash, beginning of period	2,020	-
Cash, end of period	$15,285	$104,416
Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See notes to unaudited financial statements.

TNS, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION AND DESCRIPTION OF BUSINESS

TNS, Inc., or the Company was incorporated in July 2002 in Illinois. The Company was an (S) Corporation through September 17, 2012, which is the date of acquisition of all its outstanding shares by InterCloud Systems, Inc., a (C) Corporation. After September 17, 2012, The Company is a (C) Corporation.

The Company provides design, installation, and repair services of structured data and voice cabling systems to small and mid-size commercial and governmental entities. The Company provides the services throughout the continental United States, primarily in the greater Chicago area.

The unaudited financial statements have been prepared pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in the annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been omitted pursuant to those rules and regulations, but management believes that the disclosures are adequate to make the information presented not misleading. The financial statements and notes included herein should be read in conjunction with the annual financial statements and notes for the years ended December 31, 2011 and 2010 included in this accompanying report. In the opinion of management, all adjustments, consisting of normal, recurring adjustments and disclosures necessary for a fair presentation of these interim statements have been included. The results of operations for the six-month periods ended June 30, 2012 and 2011 are not necessarily indicative of the results expected for the year ending December 31, 2012, or that have been achieved for the year ended December 31, 2011, respectively.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Actual results will differ from those estimates. Included in these estimates are estimates of the useful lives of the Company’s property and equipment and the collectability of its accounts receivable.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less, when purchased, to be cash equivalents.

Accounts Receivable

The Company’s accounts receivable are due primarily from customers located in the United States. Collateral is generally not required. The accounts receivable may be secured by mechanic’s lien. The Company did not have to ascertain its rights under mechanic’s liens during the six-month period ended June 30, 2012 and 2011. The Company also maintains allowances for doubtful accounts for estimated losses resulting from the inability of the Company’s customers to make payments. The Company periodically reviews these estimated allowances, including an analysis of the customer’s payment history and credit worthiness, the age of the receivable balances, and current economic conditions that may affect a customer’s ability to make payments. Based on the review, the Company specifically reserves for those accounts deemed uncollectible. When receivables are determined to be uncollectible, principal amounts of such receivables outstanding are deducted from the allowance. Management believes that an allowance for doubtful accounts is not necessary at June 30, 2012.

Concentration of Credit Risks

The Company is subject to concentrations of credit risk primarily from cash and cash equivalents and accounts receivable.

The Company’s cash and cash equivalents accounts are held at financial institutions and are insured by the Federal Deposit Insurance Corporation, or the FDIC, up to $250,000. To reduce its risk associated with the failure of such financial institutions, the Company periodically evaluates the credit quality of the financial institutions in which it holds deposits.

The Company's accounts receivable are due from small and mid-size United States commercial and governmental entities. Four of the Company’s customers accounted for 68% of its accounts receivables at June 30, 2012.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with ASC Topic 605-10-S99, Revenue Recognition-Overall-SEC Materials. Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

The Company’s revenues are generated from contracted services to design, installation, and repair services of structured data and voice cabling systems to small and mid-size commercial and governmental entities. Prior to commencement of services and depending on the length of the services to be provided, the Company secures the client’s acceptance of a written proposal. Generally, the services are provided over a period ranging between 2 days to 14 days. If the Company anticipates that the services span over a month, the Company usually requires a down payment from the customer, which help pay for the cabling and accessories and it will provide a monthly progress billing, based on services rendered, or upon completion of the contracted services.

The Company recognizes revenues as services are performed.

The Company does not provide refunds to its customers.

The Company does not provide separately-priced extended warranties on its products and services.

Warranty Costs

The Company provides product warranties for specific material and labor. At each measurement date, the Company determines the accrual for estimated future warranty costs in the period in which the associated revenue is recognized based on historical experience, expectation of future conditions, and the extent of backup concurrent supplier warranties in place.

The Company warrants that its products will be free from certain defects in material and workmanship at the time of delivery and typically for a period of one to three years, depending upon the specific product or services or the customer proposal. The Company obtains back-up concurrent warranties for major components parts from its suppliers.

Management believes that a reserve for warranty is not necessary at June 30, 2012.

Product Concentration

The Company generates its revenues from the design, installation, and repair services of structured data and voice cabling systems.

Geographic Concentration

The Company provides the services throughout the continental United States, primarily in the greater Chicago area.

Fair Value of Financial Instruments

The Company accounts, for assets and liabilities measured at fair value on a recurring basis, in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, ("ASC 820"). ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities.
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data.
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

Additional Disclosures Regarding Fair Value Measurements

The carrying value of accounts receivable, accounts payable and accrued expenses, and overdraft liability approximate their fair value due to the short maturity of these items.

Customer Concentration

Two of the Company’s customers accounted for 54% of its revenues during the six-month period ended June 30, 2012. One of the Company’s customers accounted for 69% of its revenues during the six-month period ended June 30, 2011

Advertising

The Company expenses advertising costs as incurred. The Company did not incur advertising expenses during the six-month periods ended June 30, 2012 and 2011

Income Taxes

The Company, with the consent of its stockholders, has elected at inception to have its income taxed under section 1362 m of the Internal Revenue Code, which provides that, in lieu of corporation income taxes, the stockholders are taxed on the Company’s taxable income. Therefore, no provision or liability for federal and state income taxes is included in the accompanying financial statements. The Company’s election to be taxed under section 1362 m of the Internal Revenue Code was automatically revoked upon the acquisition of all of the Company’s outstanding shares by InterCloud Systems, Inc., a (C) Corporation, on September 17, 2012.

Segment Reporting

The Company generates revenues from one source, design, installation, and repair services of structured data and voice cabling systems. The Company's chief operating decision-maker evaluates the performance of the Company based upon revenues and expenses by functional areas as disclosed in the Company's statements of operations.

Recent Accounting Pronouncements

Recent accounting pronouncements have been issued but deemed by management to be outside the scope of relevance to the Company.

Property and Equipment

Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized.

NOTE 3: PROPERTY AND EQUIPMENT

Property and Equipment

Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized.

The carrying values of property and equipment and accumulated depreciation and their estimated useful lives consist of the following at:

	June 30,	December 31,	Estimated
	2012	2011	Useful Lives
Automotive Equipment	$72,313	$72,313	5 years
Computer Equipment	1,033	1,033	3 years
	73,346	73,346
Accumulated depreciation	(55,001)	(51,829)
Property and Equipment, net	$18,345	$21,517

The Company recorded a depreciation expense associated with its property and equipment of $3,172 and $4,281 during the six-month period ended June 30, 2012 and 2011, respectively.

NOTE 4: ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses as of June 30, 2012 and December 31, 2011, respectively, consist of trade payables.

NOTE 5: RELATED PARTY TRANSACTIONS

NOTE 6: STOCKHOLDERS’ EQUITY

The Company paid dividends to its stockholders amounting to $155,500 and $180,200 during the six-month period ended June 30, 2012 and 2011, respectively.

NOTE 7: SUBSEQUENT EVENTS

The Company has evaluated the impact of subsequent events in its accompanying financial statements and related disclosure through November 14, 2012, which is the date the financial statements were available to be issued.

On September 17, 2012, InterCloud Systems, Inc. (“InterCloud”) entered into a Stock Purchase Agreement (the “TNS Agreement”) and acquired all the outstanding capital stock of the Company. The TNS Agreement was made and entered into by and among InterCloud, the Company, and the Company’s shareholders.

Under the terms of the TNS Agreement, InterCloud acquired all of the outstanding capital stock of the Company in exchange for the following consideration paid or issued by InterCloud at the closing: (i) cash of $700,000, (ii) 4,150 shares of InterCloud’s Series F Preferred Stock and (iii) 5,000,000 shares of InterClouds’ common stock.

The terms of the Series F Preferred Stock are as follows:

●
On a liquidation or deemed liquidation of InterCloud, the Series F Preferred is entitled, after payment to any shares of capital stock with liquidation rights senior to the Series F Preferred, to receive a payment of $1,000 per share (the “Series F Preference Amount”), prior to any payment to common stock or other securities ranking junior to the Series F Preferred and on a pari passu basis with any capital stock that is pari passu with the Series F Preferred as to liquidation preference. The Series F Preferred is entitled to cumulative dividends at a rate of 12% of the Series F Preference Amount per annum, accruing quarterly in arrears beginning June 30, 2012.

●
The shares of Series F Preferred may be redeemed at any time by InterCloud by giving notice to the holders. In addition, the holders thereof may demand that an aggregate of 3,000 shares of Series F Preferred be redeemed beginning on November 27, 2012, which the redemption to occur within 20 days after a request. The holders, may also request that an additional 575 shares of Series F Preferred be redeemed beginning on September 17, 2013 and an additional 575 shares of Series F Preferred be redeemed beginning on September 17, 2014. All shares of Series F are redeemable at a price per share equal to the Series F Preference Amount.

●
Except with respect to (i) the creation of classes of stock with senior liquidation rights or the Series F Preferred, (ii) amendments to the terms of the Series F Preferred or restrictions imposed on the Series F Preferred or (iii) as otherwise required by law, the Series F Preferred does not have voting rights. Shares of Series F Preferred are convertible into shares of common stock following the effectiveness of a registration statement by InterCloud on Form S-1 with respect to its common stock. Each share of Series F Preferred would be convertible into a number of shares of common stock equal to the quotient obtained by dividing the Series F Preference Amount by the trading price of the common stock at the time of conversion.

The Company’s shareholders have the right to cash-settle the shares of common stock of InterCloud issued at the closing for $50.00 per share, beginning 18 months after the closing and continuing for 60 days thereafter.

In the event that the adjusted Earnings before income tax, depreciation, and amortization (‘EBITDA”) of the Company for the 12 month period ending September 30, 2013 is greater or less than $1,250,000, InterCloud agreed to issue, or cancel, as appropriate, shares of Series F Preferred Stock based on an agreed-upon formula.

In addition, InterCloud agreed that, if its completes an underwritten public offering on Form S-1, it will issue to the Company’s shareholders an aggregate number of shares of its common stock equal to (i) $200,000 divided by (ii) the offering price per share of its common stock in this underwritten public offering.

Finally, as additional consideration, InterCloud agreed to pay the Company’s shareholders an amount equal to 20% of the Company’s adjusted EBITDA in excess of $1,275,000 for each of the three 12-month periods immediately following the closing date.

ADEX CORPORATION
FINANCIAL STATEMENTS AND INDEPENDENT AUDITOR’S REPORT
For the year ended December 31, 2011 and 2010

Independent Auditor's Report

To the Stockholders of
ADEX Corporation and subsidiary and its affiliated company

We have audited the accompanying consolidated and combined balance sheets of ADEX Corporation and subsidiary and its affiliated company (the “Company”) as of December 31, 2011 and 2010, and the related consolidated and combined statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Institution's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Sherb & Co., LLP
Sherb & Co., LLP
Certified Public Accountants
Boca Raton, FL
December 4, 2012

ADEX CORPORATION AND SUBSIDIARY AND ITS AFFILIATED COMPANY
CONSOLIDATED AND COMBINED BALANCE SHEETS
DECEMBER 31, 2011 AND 2010

	December 31,
ASSETS	2011	2010
Current Assets:
Cash	$64,004	$171,782
Accounts receivable, net of allowance for bad debt	7,861,650	5,581,274
Due from related party	3,715,445	3,652,373
Loan receivable - stockholders	201,561	140,062
Prepaid expenses and other current assets	339,197	29,499
Total current assets	12,181,857	9,574,990

Property and equipment, net of accumulated depreciation	50,859	62,697

Other assets	74,060	76,010

Total assets	$12,306,776	$9,713,697
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Note payable - Bank	$6,685,000	$5,650,000
Accounts payable and accrued expenses	994,261	921,818
Income tax payable	42,600	19,456
Deferred income taxes	57,700	36,700

Total current liabilities	7,779,561	6,575,491

Stockholders' Equity
Common stock	2,000	11,608
Additional paid in capital	778,869	778,869
Retained earnings	3,746,346	2,295,246
Total stockholders' equity	4,527,215	3,085,723
Total liabilities and stockholders’ equity	$12,306,776	$9,713,697

See notes to consolidated and combined financial statements.

ADEX CORPORATION AND SUBSIDIARY AND ITS AFFILIATED COMPANY
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	For the Years Ended
	December 31,
	2011	2010

Revenues	$37,160,836	$25,184,126
Cost of revenues:
Direct labor	26,784,592	17,911,631
Payroll taxes	1,460,927	1,098,803
Vehicle & tools	1,970,024	1,358,278
	30,215,543	20,368,712

Gross Profit	6,945,293	4,815,414

Selling, general and administrative expenses	5,339,264	4,651,286
Income before taxes and other	1,606,029	164,128

Other expenses	92,690	72,067
Income before taxes	1,513,339	92,061

Income taxes	71,847	15,885
Net income	$1,441,492	$76,176

See notes to consolidated and combined financial statements.

ADEX CORPORATION AND SUBSIDIARY AND ITS AFFILIATED COMPANY
CONSOLIDATED AND COMBINED STATEMENTS OF CHANGES IN EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

					Total
	Common Stock		Additional	Retained	Stockholders'
	Shares	Amount	Paid in capital	Earnings	Equity

Balance, January 1, 2010	11,608	$11,608	$778,869	$3,728,136	$4,518,613
Additional paid in capital	-	-	-	-	-
Distributions to stockholders	-	-	-	(1,509,066)	(1,509,066)
Net income	-	-	-	76,176	76,176
Balance, December 31, 2010	11,608	11,608	778,869	2,295,246	3,085,723
Dissolution of Integrated Telecom Ltd.	(9,608)	(9,608)	-	9,608	-
Net income	-	-	-	1,441,492	1,441,492
Balance, December 31, 2011	2,000	$2,000	$778,869	$3,746,346	$4,527,215

See notes to consolidated and combined financial statements.

ADEX CORPORATION AND SUBSIDIARY AND ITS AFFILIATED COMPANY
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	For the Years ended
	December 31,
	2011	2010
Cash flows from operating activities:
Net income	$1,441,492	$76,176
Adjustments to reconcile net income from operations to net cash used in operating activities:
Depreciation	27,250	31,231
Bad debt recovery	-	(23,546)
Deferred taxes	21,000	(2,000)
Changes in operating assets and liabilities:
Accounts receivable	(2,280,378)	(1,646,086)
Prepaid expenses & other current assets	(309,698)	189,215
Other assets	1,950	-
Accounts payable and accrued expenses	72,445	(106,555)
Income tax payable	23,144	(32,969)
Net cash used in operating activities	(1,002,795)	(1,514,534)

Cash flows from investing activities
Purchase of property and equipment	(15,412)	(4,455)

Cash flows from financing activities:
Increase (decrease) in due from related party	(63,072)	(36,659)
Proceeds from notes payable	1,035,000	3,000,000
Increase (decrease) in loans receivable - stockholders	(61,499)	16,454
Distributions to stockholders	-	(1,509,066)
Net cash provided by financing activities	910,429	1,470,729

Net decrease in cash	(107,778)	(48,260)
Cash, beginning of year	171,782	220,042
Cash, end of year	$64,004	$171,782
Supplemental disclosures of cash flow information:
Cash paid for interest	$116,310	$85,471
Cash paid for income taxes	$27,703	$50,854

See notes to consolidated and combined financial statements.

ADEX CORPORATION AND SUBSIDIARY AND ITS AFFILIATED COMPANY
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2011 AND 2010

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

ADEX Corporation and Subsidiary and its Affiliated Company (collectively, the "Company") provide temporary employment services of technical employees to the telecommunications industry worldwide. The majority of the Company's customers are Fortune 500 companies.

Principles of Consolidation and Combination

The consolidated and combined financial statements include the accounts of ADEX Corporation (“ADEX”), a New York corporation and its wholly owned subsidiary, ADEX LLC (“ADEX LLC”) a Georgia limited liability company, and its affiliated company ADEX Puerto Rico, LLC (“ADEX P.R.”) a Puerto Rican limited liability company, which is related by common ownership. All material intercompany transactions have been eliminated in the consolidated and combined financial statements. Collectively, and hereafter, ADEX, ADEX LLC and ADEX P.R. are referred to as the “Company” or “ADEX Corporation”, unless specific reference is made to an individual entity. Related to the Company are other entities that are related through mutual and common ownership and have conducted business transactions with the Company. Such an entity is ADEX Medical Staffing, LLC (“ADEX Medical”). The natures of transactions between related entities are that of business nature for the benefit of the Company or the related entity.

Cash and Cash Equivalents

The Company holds no instruments that would qualify as cash equivalents under Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 230, in the statement of cash flows.

Concentration of Risks

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash in financial institutions. At December 31, 2011, substantially all of the Company’s cash was in one bank subject to FDIC’s insurance of $250,000 per depositor per insured bank. From December 31, 2011 through December 31, 2012, all noninterest-bearing transaction accounts are fully insured, regardless of the balances of the account and the ownership capacity of the funds under the Dodd-Frank Act.

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentration of Risks (Continued)

At December 31, 2011, the Company did not have any interest-bearing accounts. The Company provides services to customers throughout the United States and abroad. The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The Company conducts a major portion of its business with three customers, each of whom accounts for more than 10 percent of total revenue. For the year ended December 31, 2011, revenue from six major customers amounted to 83% of net revenue. For the year ended December 31, 2010 revenue from four customers represented 77% of net revenue.

Total accounts receivable from four customers at December 31, 2011 amounted to 80% of the accounts receivable balance. At December 31, 2010, accounts receivable from four customers amounted to 77% of the accounts receivable balance.

Allowance for Doubtful Accounts

The carrying amount of accounts receivable is reduced by an allowance for doubtful accounts that reflects management’s best estimate of the amounts that will not be collected based on a review of delinquent accounts receivable, as well as historical collection experience. Management periodically reviews and may adjust its assumptions for factors expected to affect collectability. Based on management’s assumptions, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to the allowance for doubtful accounts. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to accounts receivable. As of December 31, 2011 and 2010, the Company had an allowance for doubtful accounts of $100,000.

Property and Equipment

Property and equipment are stated at cost. Maintenance and repair costs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which range from five to seven years. Total depreciation expense amounted to $27,250 for the year ended December 31, 2011 and $31,231 for the year ended December 31, 2010.

	December,31,
	2011	2010
Equipment	$430,572	$415,160
Furniture and Fixtures	277,223	277,223
Total	707,795	692,383
Less: accumulated depreciation	(656,936)	(629,686)
Property and equipment, net	$50,859	$62,697

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets include amounts paid by the Company with a useful life of less than a year and are then amortized over the life of the payment. These amounts are primarily prepaid insurance which is paid for a year and then the amount is amortized over the period. Prepaid expenses and other current assets were $339,197 and $29,499 as of December 31, 2011 and 2010, respectively.

Advertising and Promotion Costs

All costs associated with advertising and promotion are expensed in the period incurred and included in selling, general and administrative expenses. Total advertising and promotion costs amounted to $14,254 and $1,485 for the years ended December 31, 2011 and 2010, respectively.

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

ADEX has elected to be taxed as Subchapter S corporations under the provisions of the Internal Revenue Code and for state tax purposes. Under those provisions, the corporation generally does not pay corporate income taxes on its taxable income. Instead, the stockholders report their proportionate share of the corporation’s taxable income or loss on their personal income tax returns.

ADEX LLC is a single member limited liability company for tax purposes and files its tax return on a combined basis with ADEX.

Effective January 2011, ADEX P.R. is taxed as a partnership for federal income tax purposes.

Accordingly, the accompanying consolidated and combined financial statements only provide for income taxes imposed by individual states and local governments that do not recognize the S corporation election.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with ASC Topic 605-10-S99, Revenue Recognition-Overall-SEC Materials. Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

The Company’s revenues are generated from contracted services to provide technical engineering and management solutions to large voice and data communications providers, as specified by their clients. The contracts provide payment to the Company for its services may be based on either 1) direct labor hours at fixed hourly rates or 2) fixed-price contracts. The services provided by the Company under the contracts are generally provided within a month. Occasionally, the services may be provided over a period of up to 4 months. If the Company anticipates that the services span over a month and depending on the contract terms, the Company provides either progress billing at least once a month or upon completion of the clients’ specifications.

The Company recognizes revenues of contracts based on direct labor hours and fixed-price contracts that do not overlap a calendar month based on services provided. The Company recognizes revenues based on fixed-price contracts that overlap a calendar month using the percentage of completion method. The aggregate amount of unbilled work-in-progress recognized by the Company as revenues is insignificant at December 31, 2011 and 2010.

The Company does not provide refunds to its customers.

Use of Estimates

The preparation of consolidated and combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated and combined financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Payable and Accrued Expenses

The Company’s accounts payables and accrued expenses as of December 31, 2011 and 2010 consist primarily of trade payables and accrued compensation.

NOTE B - LOANS RECEIVABLE – STOCKHOLDERS

This amount represents an advance to the stockholders of ADEX. The amounts are due on demand and accrue interest at a per annum rate of 4%.

NOTE C - NOTE PAYABLE - BANK

The Company has a $7,000,000 revolving credit line with a bank that is shared with a related entity, ADEX Medical. The line is collateralized by a perfected first lien position on all of the assets of both the company and ADEX Medical, and is personally guaranteed by the owners of ADEX and ADEX Medical. Outstanding borrowings bear interest at the bank’s only reference rate plus 0.25%. At December 31, 2011, the interest rate was 3.5%. As of December 31, 2011, the total outstanding line of credit amounted to $6,685,000.

The line matured on May 1, 2012 and the maturity date was extended to July 1, 2012. As of November 25, 2012, the line had been repaid in full.

NOTE D - INCOME TAXES

Income taxes include state and city current and deferred income taxes. Deferred taxes arise primarily from accounts receivable timing differences, and result principally from the tax returns of ADEX using the cash basis, while the accompanying balance sheet is presented on the accrual basis.

The provision for income taxes for the years ended December 31, 2011 and 2010 consisted of the following:

	Year ended December 31,
	2011	2010
Current taxes	$50,847	$17,885
Deferred taxes	21,000	(2,000)

Total	$71,847	$15,885

NOTE E - LEASE COMMITMENTS

ADEX leases various office spaces under cancelable operating leases which expire over various periods through 2014. Total rent expense for the years ended December 31, 2011 and 2010 amounted to $154,654 and $190,519, respectively.

The lease for the Company’s Georgia location has a thirty-six month term that expires on April 30, 2014. The total minimum rent for the noncancelable portion (ten months) of the lease amounts to $84,420. Pursuant to the lease agreement, ADEX has an option to cancel the lease during its lease term. The option to cancel may be exercised on April 30, 2013 and would require a cancellation fee amounting to four months of the then due base rent, $35,836.

The lease for the Company’s Florida location has a twenty-five month term that expired on April 30, 2012. This lease was not renewed and the company relocated to a facility leased by a related party, ADEX Medical Staffing, LLC.

The lease for the Company’s Illinois location has a twenty-six month term that expires on July 31, 2012. The total minimum rent for the remaining noncancelable portion (one month) of the lease amounts to $989. The lease was renewed through July 31, 2014.

NOTE E - LEASE COMMITMENTS (CONTINUED)

The Company advanced $3,715,445 and $3,652,373 as of December 31, 2011 and December 31, 2010 respectively to ADEX Medical Staffing, LLC which is owned by two stockholders of the Company. This amount is due on demand, is unsecured and bears no interest.

NOTE F - RELATED-PARTY TRANSACTIONS

The Company advanced $3,715,445 and $3,652,373 as of December 31, 2011 and 2010 respectively to ADEX Medical Staffing, LLC which is owned by two stockholders of the Company. This amount is due on demand, is unsecured and bears no interest.

During the year ended December 31, 2011, the Company incurred $39,804 of legal and professional services provided by an entity that is owned by a stockholder of the Company.

NOTE G - SUBSEQUENT EVENTS

The Company has evaluated the impact of subsequent events in its accompanying financial statements and related disclosure through November 19, 2012, which is the date the financial statements were available to be issued.

On September 17, 2012, InterCloud Systems, Inc. (“InterCloud”) entered into a Stock Purchase Agreement (the “ADEX Agreement”) and InterCloud  acquired all the outstanding capital stock of the Company. The ADEX Agreement was made and entered into by and among InterCloud , the Company, and the Company’s shareholders.

Under the terms of the ADEX Agreement, InterCloud acquired all of the outstanding capital stock of the Company in exchange for the following consideration paid or issued by InterCloud at the closing: (i) cash of $12,819,594, (ii) a note in the amount of $1,046,000 and (iii) a note equal to the net working capital of the Company at the closing date of $1,332,668. The notes are due within sixty days of September 17, 2012.This note is secured by the issuance of 1,500 shares of InterCloud Redeemable Series G Preferred Stock with a stated value of $1,500,000.

As additional consideration InterCloud  agreed to pay the Company’s shareholders an amount of cash equal to the product of 0.75 (the “Multiplier”) multiplied by the adjusted EBITDA of the Company for the twelve months beginning October 1, 2012, (the “Forward EBITDA”). If the Forward EBITDA is less than $2,731,243, the Multiplier shall be adjusted to 0.50, and if the Forward EBITDA is greater than $3,431,243, the Multiplier shall be adjusted to 1.0. InterCloud  also agreed to pay the Company’s shareholders an amount of cash equal to the amount, if any, by which the Forward EBITDA is greater than $3,081,243. In connection with these obligations, InterCloud issued 2,000 shares of Redeemable Series G Preferred Stock, which are held in escrow. These shares are redeemable in the event InterCloud defaults on its obligation to make the required payments. These shares of Series G Preferred are automatically cancelled if payments are made in cash by InterCloud.

ADEX CORPORATION
UNAUDITED CONSOLIDATED AND COMBINED
FINANCIAL STATEMENTS
For the six-months ended June 30, 2012 and 2011

ADEX CORPORATION & AFFILIATES
UNAUDITED CONSOLIDATED AND COMBINED BALANCE SHEETS
(Unaudited)

June 30,
ASSETS	2012
Current Assets:
Cash	$13,280
Accounts receivable, net of allowance for bad debt	5,485,965
Prepaid expenses and other current assets	706,193
Total current assets	6,205,438

Property and equipment, net of accumulated depreciation	110,119

Other Assets	758,609

Total assets	$7,074,166
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$564,040
Due to InterCloud corporation	1,652,000
Total current liabilities	2,216,040

Stockholders' Equity:
Common stock	2,000
Additional paid in capital	778,869
Retained earnings	4,077,257
Total stockholders' equity	4,858,126

Total liabilities and stockholders’ equity	$7,074,166

See notes to unaudited financial statements.

ADEX CORPORATION & AFFILIATES
UNAUDITED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Six Months Ended
	June 30,
	2012	2011

Revenues	$15,297,857	$15,726,931

Cost of revenues:
Cost of Goods Sold	12,416,772	12,938,566

Gross Profit	2,881,085	2,788,365

Selling, general and administrative expenses	2,530,968	2,444,482

Income before taxes and other expenses	350,116	343,883

Other Income	512	2,297

Income before taxes	350,629	346,180

Income taxes	(9,993)	(9,210)

Net Income	$340,636	$336,970

See notes to unaudited financial statements.

ADEX CORPORATION & AFFILIATES
UNAUDITED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
	June 30,
	2012		2011

Cash flows from operating activities:

Net income		$340,636		$336,970
Changes in operating assets and liabilities:
Accounts receivable		2,368,319		(805,509)
Prepaid expenses and other current assets		48,028		(150,629)
Other assets		(7,963)		(517,353)
Accounts payable and accrued expenses		(642,893)		1,300,747
Due to Related Party		383,351		(114,003)
Net cash provided by operating activities		2,489,478		50,223

Cash flows from investing activities
Purchase of property and equipment		(24,260)		-

Cash flows from financing activities:
Repayment of notes payable		(2,513,000)		(105,000)
Net decrease in cash		(47,782)		(54,777)
Cash, beginning of period		61,062		168,681
Cash, end of period		$13,280		$113,904

Supplemental disclosures of cash flow information:
Cash paid for interest	$		$
Cash paid for income taxes		$-		$-

See notes to unaudited financial statements.

ADEX CORPORATION & AFFILIATES
UNAUDITED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

ADEX Corporation and Subsidiary and its Affiliated Company (collectively, the "Company") provide temporary employment services of technical employees to the telecommunications industry worldwide.

Principles of Consolidation and Combination

The consolidated and combined financial statements include the accounts of ADEX Corporation (“ADEX”), a New York corporation and its wholly owned subsidiary, ADEX LLC (“ADEX LLC”) a Georgia limited liability company, and its affiliated company ADEX Puerto Rico, LLC (“ADEX P.R.”) a Puerto Rican limited liability company, which is related by common ownership. All material intercompany transactions have been eliminated in the consolidated and combined financial statements. Collectively, and hereafter, ADEX, ADEX LLC and ADEX P.R. are referred to as the “Company” or “ADEX Corporation”, unless specific reference is made to an individual entity. Related to the Company are other entities that are related through mutual and common ownership and have conducted business transactions with the Company. Such an entity is ADEX Medical Staffing, LLC (“ADEX Medical”). The natures of transactions between related entities are that of business nature for the benefit of the Company or the related entity.

The unaudited financial statements have been prepared pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in the annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been omitted pursuant to those rules and regulations, but management believes that the disclosures are adequate to make the information presented not misleading. The financial statements and notes included herein should be read in conjunction with the annual financial statements and notes for the years ended December 31, 2011 and 2010 included in this accompanying report. In the opinion of management, all adjustments, consisting of normal, recurring adjustments and disclosures necessary for a fair presentation of these interim statements have been included. The results of operations for the six-month periods ended June 30, 2012 and 2011 are not necessarily indicative of the results expected for the year ending December 31, 2012, or that have been achieved for the year ended December 31, 2011, respectively.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Actual results will differ from those estimates. Included in these estimates are estimates of the useful lives of the Company’s property and equipment and the collectability of its accounts receivable.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less, when purchased, to be cash equivalents.

Accounts Receivable

The Company’s accounts receivable are due primarily from customers located in the United States. Collateral is generally not required. The accounts receivable may be secured by mechanic’s lien. The Company did not have to ascertain its rights under mechanic’s liens during the six-month period ended June 30, 2012 and 2011. The Company also maintains allowances for doubtful accounts for estimated losses resulting from the inability of the Company’s customers to make payments. The Company periodically reviews these estimated allowances, including an analysis of the customer’s payment history and credit worthiness, the age of the receivable balances, and current economic conditions that may affect a customer’s ability to make payments. Based on the review, the Company specifically reserves for those accounts deemed uncollectible. When receivables are determined to be uncollectible, principal amounts of such receivables outstanding are deducted from the allowance. Management believes that an allowance for doubtful accounts of $100,000 at June 30, 2012 is adequate.

Concentration of Credit Risks

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash in financial institutions. At June 30, 2012, substantially all of the Company’s cash was in one bank subject to FDIC’s insurance of $250,000 per depositor per insured bank. From December 31, 2011 through June 30, 2012, all noninterest-bearing transaction accounts are fully insured, regardless of the balances of the account and the ownership capacity of the funds under the Dodd-Frank Act.

At June 30, 2012, the Company did not have any interest-bearing accounts.

Total accounts receivable from five customers at June 30, 2012 represented 82% of the accounts receivable balance.

Four of the Company’s customers accounted for 71% of its revenues during the six-month period ended June 30, 2012 and six of the Company’s customers accounted for 83% of its revenues for the six month period ended June 30, 2011.

Property and Equipment

Property and equipment are stated at cost. Maintenance and repair costs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which range from five to seven years.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets include amounts paid by the Company with a useful life of less than a year and are then amortized over the life of the payment. These amounts are primarily prepaid insurance which is paid for a year and then the amount is amortized over the period. Prepaid expenses and other current assets were $706,193 as of June 30, 2012.

Advertising and Promotion Costs

All costs associated with advertising and promotion are expensed in the period incurred. Total advertising and promotion costs amounted to $13,062 and $7,151 for the six months ended June 30, 2012 and 2011, respectively.

Income Taxes

The Company has elected to be taxed as Subchapter S corporations under the provisions of the Internal Revenue Code and for state tax purposes. Under those provisions, the corporation generally does not pay corporate income taxes on its taxable income. Instead, the stockholders report their proportionate share of the corporation’s taxable income or loss on their personal income tax returns.

ADEX LLC is a single member limited liability company for tax purposes and files its tax return on a combined basis with ADEX.

Effective January 2011, ADEX P.R. is taxed as a partnership for federal income tax purposes.

Accordingly, the accompanying consolidated and combined financial statements only provide for income taxes imposed by individual states and local governments that do not recognize the S corporation election.

The Company’s election to be taxed under section 1362 m of the Internal Revenue Code was automatically revoked upon the acquisition of all of the Company’s outstanding shares by InterCloud Systems, Inc., a (C) Corporation, on September 17, 2012.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with ASC Topic 605-10-S99, Revenue Recognition-Overall-SEC Materials. Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

The Company’s revenues are generated from contracted services to provide technical engineering and management solutions to large voice and data communications providers, as specified by their clients. The contracts provide payment to the Company for its services may be based on either 1) direct labor hours at fixed hourly rates or 2) fixed-price contracts. The services provided by the Company under the contracts are generally provided within a month. Occasionally, the services may be provided over a period of up to 4 months. If the Company anticipates that the services span over a month and depending on the contract terms, the Company provides either progress billing at least once a month or upon completion of the clients’ specifications.

The Company recognizes revenues of contracts based on direct labor hours and fixed-price contracts that do not overlap a calendar month based on services provided. The Company recognizes revenues based on fixed-price contracts that overlap a calendar month using the percentage of completion method. The aggregate amount of unbilled work-in-progress recognized by the Company as revenues is insignificant at June 30, 2012.

The Company does not provide refunds to its customers.

Geographic Concentration

The Company provides the services throughout the continental United States and Latin America.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and Equipment are recorded at cost and are depreciated on a straight line basis over their estimated useful lives. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized.

The carrying values of property and equipment and accumulated depreciation and their estimated useful lives consist of the following at:

June 30,
2012
Equipment	$454,832
Furniture and Fixtures	312,223
Total	767,055
Less: accumulated depreciation	(656,936)
Property and equipment, net	$110,119

Total depreciation expense was $0 and $20,438 for the nine months ended June 30, 2012 and 2011.

NOTE 4 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses as of June 30, 2012 consist of trade payables and accrued compensation.

NOTE 5 - RELATED-PARTY TRANSACTIONS

At December 31, 2011, the Company advanced $3,715,445 to ADEX Medical Staffing, LLC which is owned by two stockholders of the Company. This amount is due on demand and bears no interest. As of June 30, 2012, this amount had been repaid.

NOTE 6 - SUBSEQUENT EVENTS

The Company has evaluated the impact of subsequent events in its accompanying financial statements and related disclosure through November 19, 2012, which is the date the financial statements were available to be issued.

On September 17, 2012, InterCloud Systems, Inc. (“InterCloud”) entered into a Stock Purchase Agreement (the “ADEX Agreement”) and InterCloud  acquired all the outstanding capital stock of the Company. The ADEX Agreement was made and entered into by and among InterCloud , the Company, and the Company’s shareholders.

Under the terms of the ADEX Agreement, InterCloud acquired all of the outstanding capital stock of the Company in exchange for the following consideration paid or issued by InterCloud at the closing: (i) cash of $12,819,594, (ii) a note in the amount of $1,046,000 and (iii) a note equal to the net working capital of the Company at the closing date of $1,332,668. The notes are due within sixty days of September 17, 2012.This note is secured by the issuance of 1,500 shares of InterCloud Redeemable Series G Preferred Stock with a stated value of $1,500,000.

As additional consideration InterCloud agreed to pay the Company’s shareholders an amount of cash equal to the product of 0.75 (the “Multiplier”) multiplied by the adjusted EBITDA of the Company for the twelve months beginning October 1, 2012, (the “Forward EBITDA”). If the Forward EBITDA is less than $2,731,243, the Multiplier shall be adjusted to 0.50, and if the Forward EBITDA is greater than $3,431,243, the Multiplier shall be adjusted to 1.0. InterCloud also agreed to pay the Company’s shareholders an amount of cash equal to the amount, if any, by which the Forward EBITDA is greater than $3,081,243. In connection with these obligations, InterCloud issued 2,000 shares of Redeemable Series G Preferred Stock, which are held in escrow. These shares are redeemable in the event InterCloud defaults on its obligation to make the required payments. These shares of Series G Preferred are automatically cancelled if payments are made in cash by InterCloud.

Independent Auditor's Report
To the Board of Directors
Tropical Communications, Inc.

We have audited the accompanying balance sheet of Tropical Communications, Inc. as of December 31, 2010 and the related statements of operations, changes in shareholders' deficiency, and cash flows for the year ended December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Institution's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tropical Communications, Inc. as of December 31, 2010, and the results of its operations and its cash flows for the year ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has suffered losses from operations, has a shareholders' deficiency and has a negative working capital all of which raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sherb & Co., LLP

Certified Public Accountants

Boca Raton, FL
August 9, 2012

TROPICAL COMMUNICATIONS, INC.
BALANCE SHEETS

	JULY 31,	DECEMBER 31,
	2011	2010
Assets	-Unaudited -

Current Assets
Cash and cash equivalents	$2,903	$-
Accounts receivable	131,930	289,352
Total currents assets	134,833	289,352

Property & Equipment, net of accumulated depreciation	11,576	-

Deposits	11,606	11,606

Total Assets	$158,015	$300,958

Liabilities and Shareholders' Deficiency

Current liabilities
Accounts payable	$120,401	$130,902
Line of credit-Banks	223,942	233,754
Accrued expenses	33,200	45,786
Due to related parties	-	26,316
Total Current Liabilities	377,543	436,758

Due to related parties, net of current portion	98,882	71,329

Shareholder's Deficiency
Common stock, no par value, 200 shares authorized,	200	200
issued and outstanding
Additional paid-in capital	300	300
Accumulated deficit	(318,910)	(207,629)

Total Shareholder's Deficiency	(318,410)	(207,129)

Total Liabilities and Shareholder's Deficiency	$158,015	$300,958

See Notes to Financial Statements

TROPICAL COMMUNICATIONS, INC.
STATEMENTS OF OPERATIONS

	FOR THE SEVEN MONTHS	FOR THE YEAR
	ENDED	ENDED
	JULY 31,	DECEMBER 31,
	2011	2010
	-Unaudited -

Revenues	$785,181	$1,301,939

OPERATING EXPENSES
Cost of revenues	398,719	487,783
Depreciation	5,624	8,793
Salaries and wages	336,964	545,325
General and administrative	134,647	269,326
TOTAL OPERATING EXPENSES	875,954	1,311,227

LOSS FROM OPERATIONS	(90,773)	(9,288)

OTHER INCOME (EXPENSES)
Interest expense	(21,215)	(21,713)
Other income	707	-
TOTAL OTHER INCOME (EXPENSE)	(20,508)	(21,713)

NET LOSS	$(111,281)	$(31,001)

See Notes to Financial Statements

TROPICAL COMMUNICATIONS, INC.
STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIENCY
FOR THE SEVEN MONTHS ENDED JULY 31, 2011 (UNAUDITED) AND FOR THE YEAR ENDED DECEMBER 31, 2010

			Additional
	Common Stock		Paid -In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance December31, 2009	1,000	$200	$300	$(176,628)	$(176,128)

Net loss				(31,001)	(31,001)

Balance December 31, 2010	1,000	200	300	(207,629)	(207,129)

Net loss - Seven months ended July 31, 2011				(111,281)	(111,281)

Balance July 31, 2011	1,000	$200	$300	$(318,910)	$(318,410)

See Notes to Financial Statements

TROPICAL COMMUNICATIONS, INC.
STATEMENTS OF CASH FLOW

	FOR THE SEVEN MONTHS ENDED JULY 31,	FOR THE YEAR ENDED DECEMBER 31,
	2011	2010
	-Unaudited -

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(111,281)	$(31,001)
Adjustments to reconcile net loss to net cash
used in operations:
Depreciation	5,624	8,793
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	157,422	(143,529)
Increase (Decrease)in accounts payable and accrued expenses	(23,088)	141,969
Total adjustments	139,958	7,233

NET CASH PROVIDED BY(USED) IN OPERATING ACTIVITIES	28,677	(23,768)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of equipment	(17,200)	-
NET CASH USED IN INVESTING ACTIVITIES	(17,200)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of note payable-bank	(16,851)	(19,388)
Proceeds from bank loans	7,039	31,000
Repayments of note payable-equipment	-	(3,435)
Proceeds (repayments) from related party borrowings	1,238	(12,946)
NET CASH USED IN FINANCING ACTIVITIES	(8,574)	(4,769)

NET INCREASE (DECREASE) IN CASH	2,903	(28,537)

CASH - beginning of period	-	2,222

CASH - end of period	$2,903	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the year for interest	$21,215	$17,230
Taxes paid	$-	$-

See Notes to Financial Statements

TROPICAL COMMUNICATIONS, INC.
NOTES TO FINANCIAL STATEMENTS
July 31, 2011 (unaudited) and December 31, 2010

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Tropical Communications, Inc. (“Tropical” or the “Company”) a Florida corporation based in Miami, Florida is a State licensed Low Voltage and Underground contractor and provides services to construct, install, optimize and maintain structured cabling for commercial and governmental entities in the South Florida area.

On August 22, 2011, pursuant to a Stock Purchase Agreement, Genesis Group Holdings, Inc, acquired a 100% interest in Tropical. The purchase price for Tropical was $90,000 paid with 2,000 shares of common stock in Genesis valued at $45.00 per share and an earn-out provision for additional shares of stock in the Company based on a formula tied to future earnings of Tropical.

A summary of significant accounting policies follows:

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents
For purposes of reporting cash flows, the company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable and Bad Debts

Accounts receivable are charged to bad debts when they are determined to be uncollectible based upon a periodic review by management. Accounting principles generally accepted in the United States of America require that the allowance method be used to recognize bad debts; however, the effect of using the direct write-off method is not materially different from results that would have been obtained under the allowance method.

Property and Equipment

Property and equipment are stated at cost and depreciated on a straight-line basis over their estimated useful lives. Useful lives range from: vehicles — 3- 7 years; computer and office equipment — 5 years and equipment — 5-7 years. Maintenance and repairs are expensed as incurred and major improvements are capitalized. When assets are sold or retired, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in other income.

Income Taxes

The Company is a ‘C’ Corporation for income tax purposes as of May 1984. Due to the availability of net loss carryforwards from operations there is no tax effect in 2011 and 2010.

TROPICAL COMMUNICATIONS, INC.
NOTES TO FINANCIAL STATEMENTS
July 31, 2011(unaudited) and December 31, 2010

Revenue Recognition

The Company recognizes revenues under the percentage of completion method of accounting using the cost-to-cost measures. Revenues from contracts using the cost-to-cost measures of completion are recognized based on the ratio of contract costs incurred to date to total estimated contract costs.

Application of the percentage of completion method of accounting requires the use of estimates of costs to be incurred for the performance of the contract. This estimation process is based upon the knowledge and experience of the Company’s project managers and financial personnel. Factors that the Company considers in estimating the work to be completed and ultimate contract recovery include the availability and productivity of labor, the nature and complexity of the work to be performed, the effect of change orders, the availability of materials, the effect of any delays in performance and the recoverability of any claims. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and their effects are recognized in the period in which the revisions are determined. At the time a loss on a contract becomes known, the amount of the estimated loss expected to be incurred is accrued.

3. PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	July 31, 2011	December 31, 2010
Vehicles	$48,943	$48,943
Computers and Office Equipment	30,407	30,407
Equipment	107,188	89,988

Total	186,538	169,338
Less accumulated depreciation	(174,962)	(169,338)

Property and equipment, net	$11,576	$0

Depreciation expense for the period ended July 31, 2011 and year ended December 31, 2010 was $ 5,624 and $ 8,793, respectively.

4. BANK DEBT

Bank debt consists of the following:

	July 31, 2011	December 31, 2010

Two Lines of credit, payable monthly principle
and interest ( ranging from 8.05% to 9.75% ),
guaranteed personally by owner and secured by
equipment and inventory, maturing annually in June	$223,942	$231,426

Installment note, payable monthly principle
+ interest of $453, interest 11.05% and
secured by vehicle	0	2,328

	$223,942	$233,754

TROPICAL COMMUNICATIONS, INC.
NOTES TO FINANCIAL STATEMENTS
July 31, 2011(unaudited) and December 31, 2010

5. DUE TO RELATED PARTIES

This account is comprised of the following loans from related parties:

	July 31, 2011	December 31, 2010

Principal shareholders of the Company, unsecured, non-interest
bearing, due on demand	$-	$26,316

3rd Party promissory note with company under common ownership by officer and former owner of Tropical, 9.75% interest, monthly payments of interest only of $1,007, unsecured and
personally guaranteed by officer , due November 2016	98,882	71,329
	98,882	97,645
Less: current portion of debt	-	(26,316)

Long term portion of notes payable, related parties	$98,882	$71,329

6. CONCENTRATIONS OF CREDIT RISK

The Company is subject to concentrations of credit risk relating primarily to its cash and equivalents due to deposits in financial institutions which exceed the amount insured by the Federal Deposit Insurance Corporation, and trade accounts receivable. The Company grants credit under normal payment terms, generally without collateral, to its customers. These customers primarily consist of telephone companies, cable television multiple system operators and electric and gas utilities. With respect to a portion of the services provided to these customers, the Company has certain statutory lien rights which may in certain circumstances enhance the Company’s collection efforts. Adverse changes in overall business and economic factors may impact the Company’s customers and increase credit risks. These risks may be heightened as a result of the current economic developments and market volatility. In the past, some of the Company’s customers have experienced significant financial difficulties and likewise, some may experience financial difficulties in the future. These difficulties expose the Company to increased risks related to the collectability of amounts due for services performed. The Company believes that none of its significant customers were experiencing financial difficulties that would impact the collectability of the Company’s trade accounts receivable as of July 31, 2011 and December 31, 2010.

For the period ended July 31, 2011 and year ended December 31, 2010, concentrations of significant customers were as follows:

	Accounts Receivable	Revenues
2011
Hotwire Communications	9%	27%
Miami-Dade County ETSD	50%	30%
Miami Dade County Public Schools	0%	29%
Alexander Montessori School	19%	2%
Walgreens	7%	1%

2010
Hotwire Communications	42%	36%
Miami-Dade County ETSD	51%	2%
Miami Dade County Public Schools	4%	33%
USAC	0%	11%

TROPICAL COMMUNICATIONS, INC.
NOTES TO FINANCIAL STATEMENTS
July 31, 2011(unaudited) and December 31, 2010

7. GOING CONCERN

The Company has suffered losses from operations that may raise doubt about the Company's ability to continue as a going concern. As of July 31, 2011 and December 31, 2010, the Company has both negative working capital and continued net losses. The Company may raise capital through the sale of its equity securities, through debt securities, or through borrowings from principals and/or financial institutions. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern. There can be no assurance that additional financing which is necessary for the Company to continue its business will be available to the Company on acceptable terms, or at all. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

8. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through August 23, 2012, which is the date the financial statements were issued, and has concluded that no such events or transactions took place which would require disclosure herein.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Auditor’s Report
To the Members of Rives Monteiro Engineering, LLC
Tuscaloosa, Alabama

We have audited the accompanying balance sheets of Rives Monteiro Engineering, LLC, Inc. as of December 31, 2011 and December 31, 2010 and the related statements of operations, member's equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Institution's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rives Monteiro Engineering, LLC as of December 31, 2011 and December 31, 2010 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Sherb & Co., LLP
Sherb & Co., LLP
Certified Public Accountants
New York, New York
October 26, 2012

RIVES MONTEIRO ENGINEERING, LLC
BALANCE SHEETS

	DECEMBER 31,	DECEMBER 31,
	2011	2010
Assets

Current Assets
Cash and cash equivalents	$54,255	$102,221
Accounts receivable	-	8,299
Advances-subcontractors	6,102	-

Total Assets	$60,357	$110,520

Liabilities and Members' Deficiency

Current liabilities
Accounts payable	$74,708	$83,112
Note payable-Bank	178,393	225,948
Accrued expenses	14,163	11,766
Loan payable, related parties	-	1,734
Total Current Liabilities	267,264	322,560

Member's Deficiency
Common stock, no par value, 1,000 shares authorized, issued and outstanding	1,000	1,000
Retained earnings	212,455	102,177
Less: Member's distributions	(420,362)	(315,217)

Total Member's Deficiency	(206,907)	(212,040)

Total Liabilities and Member's Deficiency	$60,357	$110,520

See Notes to Financial Statements

RIVES MONTEIRO ENGINEERING, LLC
STATEMENTS OF OPERATIONS

	FOR THE YEARS ENDED
	DECEMBER 31,
	2011	2010

Revenues	$2,565,801	$1,267,640

OPERATING EXPENSES
Cost of revenues	1,516,627	762,482
Salaries and wages	241,156	191,882
General and administrative	606,145	335,179
TOTAL OPERATING EXPENSES	2,363,928	1,289,543

INCOME (LOSS) FROM OPERATIONS	201,873	(21,904)

OTHER INCOME (EXPENSES)
Interest expense	(91,779)	(47,508)
Interest income	184	159

TOTAL OTHER INCOME (EXPENSE)	(91,595)	(47,349)

NET INCOME (LOSS)	$110,278	$(69,253)

See Notes to Financial Statements

RIVES MONTEIRO ENGINEERING , LLC
STATEMENT OF CHANGES IN MEMBER'S EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010
				Member's
	Common Stock		Retained	Contributions/
	Shares	Amount	Earnings	Distributions	Total

Balance December 31, 2009	1,000	$1,000	$171,430	$(256,816)	$(84,386)

Net loss			(69,253)		(69,253)

Distributions to members				(58,401)	(58,401)

Balance December 31, 2010	1,000	1,000	102,177	(315,217)	(212,040)

Net income			110,278		110,278

Distributions to members				(105,145)	(105,145)

Balance December 31, 2011	1,000	$1,000	$212,455	$(420,362)	$(206,907)

See Notes to Financial Statements

RIVES MONTEIRO ENGINEERING, LLC
STATEMENTS OF CASH FLOW

	FOR THE YEARS ENDED
	DECEMBER 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$110,278	$(69,253)
Adjustments to reconcile net income (loss) to net cash
used in operations:
Changes in assets and liabilities:
Decrease in accounts receivable	8,299	86,550
Increase (decrease) in advances- subcontractors	(6,102)	108,106
Increase (decrease) in accounts payable and accrued expenses	(6,007)	10,571
Total adjustments	(3,810)	205,227

NET CASH PROVIDED BY OPERATING ACTIVITIES	106,468	135,974

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of note payable-bank, net	(47,555)	(23,693)
Member distributions	(105,145)	(58,401)
(Repayments)/proceeds from related party borrowings	(1,734)	1,342
NET CASH USED IN FINANCING ACTIVITIES	(154,434)	(80,753)

NET (DECREASE) INCREASE IN CASH	(47,966)	55,221

CASH - beginning of year	102,221	47,000

CASH - end of year	$54,255	$102,221

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$91,779	$47,508

See Notes to Financial Statements

RIVES MONTEIRO ENGINEERING, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2011 and 2010

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Rives Monteiro Engineering, LLC ( “RM Engineering” and/or “the Company”) was formed as a limited liability company under the laws of the State of Alabama on February 29,2009 for the purpose of operating a cable engineering firm and certified woman owned business based in Tuscaloosa, Al.

On December 29, 2011 pursuant to a Stock Purchase Agreement Genesis Group Holdings, Inc.(“Genesis”) acquired a 49% interest of RM Engineering. Genesis also acquired 100% of Rives Monteiro Leasing LLC (“RM Leasing”) an equipment provider for the cable engineering services. RM Engineering and RM Leasing (combined “RM companies”) have been in business since 1998, performing cable engineering services in the Southeastern United States with additional services performed internationally.

The total purchase price for the RM companies was $337,500 paid with $100,000 in cash, $200,000 pursuant to a six month promissory note and, 15,000 shares of common stock in the Company valued at $2.50 per share. Pursuant to the Agreement and as a result of the acquisition of RM Leasing, Genesis acquired, subject to existing bank liens, certain vehicles, machinery and equipment as well as existing business opportunities. Additional compensation will be paid in form of an earn-out as well as cashless warrants priced at .30 per share for up to 500,000 additional shares, for each $500,000 in net income generated to the Company during the twenty-four months following closing.

A summary of significant accounting policies follows:

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements, and reported amounts of revenues and expenses during the reporting period.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of reporting cash flows, the company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable and Bad Debts

Accounts receivable are charged to bad debts when they are determined to be uncollectible based upon a periodic review by management. Accounting principles generally accepted in the United States of America require that the allowance method be used to recognize bad debts; however, the effect of using the direct write-off method is not materially different from results that would have been obtained under the allowance method. As of December 31, 2011 and 2010 there was no reserve for bad debts.

RIVES MONTEIRO ENGINEERING, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2011 and 2010

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-   (Continued)

Revenue Recognition

The Company recognizes revenues under the percentage of completion method of accounting using the cost-to-cost measures. Revenues from contracts using the cost-to-cost measures of completion are recognized based on the ratio of contract costs incurred to date to total estimated contract costs.

Application of the percentage of completion method of accounting requires the use of estimates of costs to be incurred for the performance of the contract. This estimation process is based upon the knowledge and experience of the Company’s project managers and financial personnel. Factors that the Company considers in estimating the work to be completed and ultimate contract recovery include the availability and productivity of labor, the nature and complexity of the work to be performed, the effect of change orders, the availability of materials, the effect of any delays in performance and the recoverability of any claims. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and their effects are recognized in the period in which the revisions are determined. At the time a loss on a contract becomes known, the amount of the estimated loss expected to be incurred is accrued.

Cost of revenues represents primarily costs incurred from the hiring of subcontractors.

Income Taxes

Under the provisions of the Internal Revenue Code and applicable state laws, the Company is not directly subject to income taxes as they are a “pass through” entity for tax purposes; the results of its operations are includable in the tax returns of its members. Therefore, no provision for income tax expense has been included in the accompanying financial statements.

NOTE 2 - RELATED PARTY TRANSACTIONS

The Company entered into an Equipment Leasing arrangement with an affiliate of the members, Rives Monteiro Leasing LLC (RM Leasing), for the use and rental of vehicles and cable construction equipment in servicing its customers. Total fees paid to RM Leasing pursuant to this arrangement were $25,388 and $23,450, for the periods ended December 31, 2011 and 2010, respectively.

NOTE 3 - NOTE PAYABLE-BANK

On July 28, 2009 the Company entered into a revolving commercial loan agreement for borrowing up to $350,000 with Capstone Bank in Tuscaloosa, Alabama, with annual renewals.  The loan with a balance of $178,393 and $225,948 as of December 31, 2011 and 2010, respectively, was last renewed on August 26, 2012 and matures on August 28, 2013. The loan carries an interest rate based on Capstone Base Rate plus 1% (5.50% as of December 31, 2011) and requires monthly payments of interest only and periodic principal payments. The loan is personally secured by the members and principally all assets of the Company.

RIVES MONTEIRO ENGINEERING, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2011 and 2010

NOTE 4- CONCENTRATIONS OF CREDIT RISK

The Company is subject to concentrations of credit risk relating primarily to its cash and equivalents due to deposits in financial institutions which exceed the amount insured by the Federal Deposit Insurance Corporation, and trade accounts receivable. The Company grants credit under normal payment terms, generally without collateral, to its customers. These customers primarily consist of telephone companies, cable television multiple system operators and electric and gas utilities. With respect to a portion of the services provided to these customers, the Company has certain statutory lien rights which may in certain circumstances enhance the Company’s collection efforts. Adverse changes in overall business and economic factors may impact the Company’s customers and increase credit risks. These risks may be heightened as a result of the current economic developments and market volatility. In the past, some of the Company’s customers have experienced significant financial difficulties and likewise, some may experience financial difficulties in the future. These difficulties expose the Company to increased risks related to the collectability of amounts due for services performed. The Company believes that none of its significant customers were experiencing financial difficulties that would impact the collectability of the Company’s trade accounts receivable as of December 31, 2011 and 2010.

For the years ended December 31, 2011 and 2010, concentrations of significant customers were as follows:

	Accounts Receivable	Revenues
2011
ABSS	-0-%	95%

2010
ABSS	31%	72%
FICOA	-0-%	13%
CCG	67%	2%
	98%	87%

NOTE 5 - GOING CONCERN

The Company has suffered losses from operations that may raise doubt about the Company's ability to continue as a going concern. As of December 31, 2011 and December 31, 2010, the Company has both negative working capital and continued net losses. The Company may raise capital through the sale of its member interest, through debt, or through borrowings from members and/or financial institutions. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern. There can be no assurance that additional financing which is necessary for the Company to continue its business will be available to the Company on acceptable terms, or at all. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 6 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through October 26, 2012, which is the date the financial statements were issued, and has concluded that no such events or transactions took place which would require disclosure herein.

INTEGRATION PARTNERS-NY CORPORATION

Integration Partners Corporation – New York

(An S Corporation)

FINANCIAL STATEMENTS AND INDEPENDENT AUDITOR’S REPORT

For the year ended December 31, 2012

INDEPENDENT AUDITOR’S REPORT

To the Stockholders’ of
Integration Partners – NY Corporation

We have audited the accompanying financial statements of Integration Partners – NY Corporation (the “Company”), which comprise the balance sheets as of December 31, 2012 and 2011,  and the related statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order  to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/Sherb & Co., LLP
Sherb & Co., LLP
New York, New York
March 22, 2013

INTEGRATION PARTNERS-NY CORPORATION
BALANCE SHEETS

	December 31,	December 31,
ASSETS	2012	2011
Current Assets:
Cash	$1,397,786	$795,725
Accounts receivable, net of allowance for bad debt	5,407,275	5,973,809
Other receivable - related party	-	169,341
Prepaid expenses, current portion	630,013	785,548
Inventory	108,743	277,079
Total current assets	7,543,817	8,001,502

Property and equipment, net of accumulated depreciation	29,357	9,345

Prepaid expenses, net of current portion	114,605	117,542
Other assets	8,700	8,700
Total assets	$7,696,479	$8,137,089

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$3,520,196	$5,388,286
Accrued compensation	451,862	396,531
Due to related party	237,324	-
Deferred revenue, current portion	955,418	1,129,776
Total current liabilities	5,164,800	6,914,593

Deferred revenue, net of current portion	234,459	231,513
Total liabilities	5,399,259	7,146,106

Stockholders' Equity:
Common stock; $0.0001 par value; 200,000 shares authorized;
200,000 issued and outstanding	20	20
Retained earnings	2,297,200	990,963
Total stockholders’ equity	2,297,220	990,983

Total liabilities and stockholders’ equity	$7,696,479	$8,137,089

See Notes to Financial Statements

INTEGRATION PARTNERS-NY CORPORATION
STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2012	2011

Revenues	$25,891,847	$21,660,795

Cost of revenues	18,484,907	16,135,349

Gross profit	7,406,940	5,525,446

Operating expenses:
Selling, general and administrative	3,898,196	3,456,130
	3,898,196	3,456,130

Other income (expense):
Interest income	37	149
	37	149

Net income	$3,508,781	$2,069,465

See Notes to Financial Statements

INTEGRATION PARTNERS-NY CORPORATION
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
From January 1, 2011 to December 31, 2012

				Total
	Common Stock		Retained	Stockholders'
	Shares	Amount	Earnings	Equity

Balance, January 1, 2011	200,000	$20	$69,607	$69,627

Distributions to stockholders	-	-	(1,148,109)	(1,148,109)
Net income	-	-	2,069,465	2,069,465
Balance, December 31, 2011	200,000	20	990,963	990,983

Distributions to stockholders	-	-	(2,202,544)	(2,202,544)
Net loss	-	-	3,508,781	3,508,781
Balance, December 31, 2012	200,000	$20	$2,297,200	$2,297,220

See Notes to Financial Statements

INTEGRATION PARTNERS-NY CORPORATION
STATEMENTS OF CASH FLOWS

	For the Years ended
	December 31,
	2012	2011
Cash flows from operating activities:
Net income	$3,508,781	$2,069,465
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Depreciation	19,908	8,216
Changes in operating assets and liabilities:
Accounts receivable	566,534	(4,935,567)
Other receivable - related party	169,341	13,256
Prepaid expenses	158,471	(682,861)
Inventory	168,336	(74,397)
Accrued compensation	55,331	269,961
Accounts payable and accrued expenses	(1,868,088)	4,460,231
Due to related party	237,324	-
Deferred revenue	(171,413)	756,670
Net cash provided by operating activities	2,844,525	1,884,974

Cash flows from investing activities
Purchase of property and equipment	(39,920)	(3,360)
Net cash used in investing activities	(39,920)	(3,360)

Cash flows from financing activities:
Distributions to stockholders	(2,202,544)	(1,148,109)
Net cash used in financing activities	(2,202,544)	(1,148,109)

Net increase in cash	602,061	733,505

Cash, beginning of year	795,725	62,220

Cash, end of year	$1,397,786	$795,725

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See Notes to Financial Statements

INTEGRATION PARTNERS CORPORATION – NEW YORK

NOTES TO FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION AND DESCRIPTION OF BUSINESS

Integration Partners Corporation – NY, or the Company, was incorporated in January 2009 in New Jersey.  The Company is an (S) Corporation.

The Company specializes in the design, installation, and maintenance of voice, video, and data networking infrastructure in the commercial, higher education, and governmental markets.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Actual results will differ from those estimates. Included in these estimates are estimates of the useful lives of the Company’s property and equipment and the collectability of its accounts receivable.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less, when purchased, to be cash equivalents.

Accounts Receivable

The Company’s accounts receivable are due primarily from customers located in the United States. Collateral is generally not required. The Company also maintains allowances for doubtful accounts for estimated losses resulting from the inability of the Company’s customers to make payments. The Company periodically reviews these estimated allowances, including an analysis of the customer’s payment history and credit worthiness, the age of the receivable balances, and current economic conditions that may affect a customer’s ability to make payments. Based on this review, the Company specifically reserves for those accounts deemed uncollectible. When receivables are determined to be uncollectible, principal amounts of such receivables outstanding are deducted from the allowance. The allowance for doubtful accounts was $30,000 and $0 as of December 31, 2012 and 2011, respectively.

Concentration of Credit Risks

The Company is subject to concentrations of credit risk primarily from cash and cash equivalents and accounts receivable.

The Company’s cash and cash equivalents accounts are held at financial institutions and are insured by the Federal Deposit Insurance Corporation, or the FDIC, up to $250,000. To reduce its risk associated with the failure of such financial institutions, the Company periodically evaluates the credit quality of the financial institutions in which it holds deposits.

The Company's accounts receivable are due from customers, generally located within the United States.  Four of the Company’s customers accounted for 42% of its accounts receivable at December 31, 2012 and one of the Company’s customers accounted for 43% of its accounts receivable at December 31, 2011.

Customer Concentration

One of the Company’s customers accounted for more than 10% of its revenues during 2012. Two of the Company’s customers accounted for 28% of its revenues during 2011.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with ASC Topic 605-10-S99, Revenue Recognition-Overall-SEC Materials. Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

The Company’s revenues are generated from contracted services for design, implementation, and maintenance services of for voice, video, and data networking infrastructure to higher education organizations, governmental agencies, and commercial customers.

Prior to commencement of services, and depending on the length of the services to be provided, the Company obtains a written agreement or executed proposal. Generally, the services are provided over a period ranging between 2 days to 14 days.

Revenues related to the resale of hardware and software are recognized upon delivery to the customers.

Revenues related to maintenance and customer support are recognized over the relative terms of the service agreements. For all service revenues, the Company determines whether it is acting as principal or agent, in accordance with ASC topic 605-45, “Revenue Recognition—Principal Agent Considerations.” For the sale of third-party maintenance and customer support in which the Company is acting as agent, the revenue is recognized on a net basis and deferred over the relative terms of the service agreements. For maintenance contracts that have components for products maintenance and service maintenance, revenue and costs of revenue, are allocated for duration of the agreement for each services in accordance to prescribed terms underlying each component of service.

The Company does not provide refunds to its customers.

The Company provides separately-priced maintenance agreements on its products and services.

The Company’s product and license revenue consists of revenue from the sale of stand-alone software products. Stand-alone software sales generally include a perpetual license to an off-the shelf software purchased from one of IPC’s vendor and is subject to the industry-specific software revenue recognition guidance. In accordance with this guidance, the Company allocates revenue to license updates related to the stand-alone software and any other undelivered elements of the arrangement based on vendor specific objective evidence (“VSOE”) of fair value of each element and such amounts are deferred until the applicable delivery criteria and other revenue recognition criteria described above have been met. The balance of the revenues, net of any discounts inherent in the arrangement, is recognized at the outset of the arrangement using the residual method as the product licenses are delivered. If management cannot objectively determine the fair value of each undelivered element based on VSOE of fair value, revenue recognition is deferred until all elements are delivered, all services have been performed, or until fair value can be objectively determined.

The Company’s sold hardware contains software components that are essential to the overall functionality of the products. Effective January 1, 2011, IPC adopted amended accounting standards for revenue recognition to remove tangible products containing software components and non-software components that function together to deliver the product’s essential functionality from the scope of industry-specific software revenue recognition guidance on a prospective basis for new and materially modified arrangements originating after December 31, 2010.

For multiple element arrangements that include software and non-software related elements, the Company allocates revenue to each software and non-software element as a group based upon the relative selling price of each in accordance with the selling price hierarchy, which includes VSOE if available, third-party evidence (“TPE”), if VSOE is not available, and estimated selling price, if VSOE or TPE are not available.  Revenue allocated to each element is then recognized when the basic revenue recognition criteria are met for each element.

In unique circumstances, we are unable to establish VSOE for all deliverables in a multiple-element arrangement.  This is due to an infrequent requested item from a customer.  When VSOE cannot be established, we attempt to establish a selling price based on TPE, which is primarily based on competitor prices for similar deliverables.  TPE and ESP are rarely used and mostly on nonsignificant items.

Warranty Costs

The Company provides product warranties for specific products and services.  At each measurement date, the Company determines the accrual for estimated future warranty costs in the period in which the associated revenue is recognized based on historical experience, expectation of future conditions, and the extent of backup concurrent supplier warranties in place.

The Company warrants that its products will be free from certain defects in material and workmanship at the time of delivery and typically for a period of one to three years, depending upon the specific product or services or the customer proposal.  The Company obtains back-up concurrent warranties for major components parts from its suppliers.

Management believes that a reserve for warranty is not necessary at December 31, 2012 and 2011 based on historical precedent of the Company having to provide minimal or no warranty services for product and services which they sold, and for which the Company was ultimately responsible for failures of product or services provided.

Inventory

The Company purchases inventory for immediate resale to customers and records it at actual cost until sold. Inventory as of December 31, 2012 and 2011 totaled $108,743 and $277,079, respectively. Inventory consisted of networking equipment.

Prepaid Assets

Prepaid assets consist of the unamortized amount of customer support paid by the Company on behalf of its customers. The prepaid assets are recognized over the terms of the related support agreements.

Product Concentration

The Company generates its revenues from design, implementation, and maintenance services for voice, video, and data networking infrastructure.

Geographic Concentration

The Company provides its services throughout the continental United States, primarily in the Northeastern area.

Fair Value of Financial Instruments

The Company accounts, for assets and liabilities measured at fair value on a recurring basis, in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, or ASC 820. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities.
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data.
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

Additional Disclosures Regarding Fair Value Measurements

The carrying value of cash and cash equivalents, accounts receivable, inventory, accounts payable and accrued expenses, and accrued compensation approximate their fair value due to the short maturity of these items.

Advertising

The Company expenses advertising costs as incurred. Advertising expense amounted to $4,000 and $6,000 during 2012 and 2011, respectively.

Income Taxes

The Company, with the consent of its stockholders, has elected at inception to have its income taxed under section 1362 m of the Internal Revenue Code, which provides that, in lieu of corporation income taxes, the stockholders are taxed on the Company’s taxable income.  Therefore, no provision or liability for federal and state income taxes is included in the accompanying financial statements.

Segment Reporting

The Company generates revenues from one source, from design, installation, and maintenance services for voice, video, and data networking infrastructure. The Company's chief operating decision-maker evaluates the performance of the Company based upon revenues and expenses by functional areas as disclosed in the Company's statements of operations.

Property and Equipment

Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized.

Property and equipment consist of the following at:

	December 31,		Estimated
	2012	2011	Useful Lives
Computer equipment	$86,743	$46,823	3-5 years
Accumulated depreciation	(57,386)	(37,478)
	29,357	9,345

Deferred Revenue

Deferred revenue includes the unrecognized revenue from customer support and other revenues which have not been earned at the date of the balance sheet. Such deferred revenues are recognized in accordance with our aforementioned revenue recognition policy.

NOTE 3: ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses as of December 31, 2012 and 2011, respectively, primarily consist of trade payables. Included in accounts payable and accrued expenses is sales tax payable of $84,514 and $28,951 as of December 31, 2012 and 2011, respectively. Management believes they are appropriately collecting sales tax in the jurisdictions that require such collection for the goods and services the Company provides.

NOTE 4: STOCKHOLDERS’ EQUITY

Common Stock

The Company has 200,000 shares of $0.0001 par value Common Stock authorized. As of December 31, 2012 and 2011, respectively, there were 200,000 shares of Common Stock issued and outstanding.

The Company paid distributions to its shareholders of $2,202,544 and $1,148,109 during 2012 and 2011, respectively.

NOTE 5: RELATED PARTY TRANSACTIONS

As of December 31, 2012, the Company has received advances of $227,027 from a related party by means of common ownership. As of December 31, 2011 the Company had advanced $169,341 to a related party by means of common ownership with the Company.

The same related party has provided general and administrative supporting services to the Company. There is no contractual obligation between the related party and the Company for these services or any related compensation. During the 2012 and 2011 the Company recorded selling, general, and administrative expenses of $100,008 and $118,418, respectively, relating to these services.

NOTE 6: COMMITMENTS AND CONTINGENCIES

The Company entered into a lease for office faculties in Parsippany, New Jersey in October 2010 that concluded in September 2012. Monthly rent, including electric charges, is approximately $4,800. Total rent expense for the years ended December 31, 2012 and 2011 was approximately $52,800 and $57,600, respectively. In November 2012 the Company entered into a new, five year lease at the same facility for monthly base rent, including electric charges, as follows:

●	November 2012 through December 2012: $2,927 per month
●	January 2013 through October 2014: $5,355 per month
●	November 2014 through October 2017: $5,498 per month

NOTE 7: SUBSEQUENT EVENTS

The Company has evaluated the impact of subsequent events in its accompanying financial statements and related disclosure through March 22, 2013 which is the date the financial statements were available to be issued.

 November 20, 2012, InterCloud Systems, Inc. (“InterCloud”) entered into a Stock Purchase Agreement (the “IPC Agreement”) and agreed to acquire all the outstanding stock of the Company. The IPC Agreement was made and entered into by and among InterCloud, the Company, and the Company’s shareholders.

Under the terms of the IPC Agreement, InterCloud will acquire all the capital stock of the Company in exchange for the following consideration to be paid or issued by InterCloud at the closing: (i) cash of five and two tenths (5.2X) times trailing twelve months EBITDA, and (ii) two tenths of one percent (.2X) times Trailing Twelve Months EBITDA to be paid in of Intecloud’s Common Stock.

InterCloud also agreed to pay six tenths of one percent (.6X) times the forward EBITDA calculated as the twelve month period commencing on the first day of the first calendar month after the closing date.

As additional consideration, InterCloud agreed to pay the Company’s shareholders an amount equal to two (2X)  times growth of the Company’s adjusted EBITDA in excess of the calculation used for the initial cash payment  for each of the two 12-month periods immediately following the closing date.

The InterCloud common stock issued to the shareholders will be priced based on InterCloud’s pending public offering.

Any of the Company’s shareholders can elect to take InterCloud stock instead of cash at closing.  The amount can be up to one (1X) EBITDA.

Also, seven percent (7%) of the total consideration shall be placed in escrow for nine months to account for any contingent liabilities, bad debts or breaches of any representations and warranties and covenants in the IPC Agreement.

Subsequent to the closing of the IPC Agreement, the Company's status as a company taxed under Section 1362m of the Internal Revenue Code is expected to cease.

INTEGRATION PARTNERS-NY CORPORATION
BALANCE SHEETS

	June 30,	December 31,
ASSETS	2013	2012
Current Assets:	(Unaudited)
Cash	$939,830	$1,397,786
Accounts receivable, net of allowance for bad debt	5,902,400	5,407,275
Other receivable - related party	131,265	-
Prepaid expenses, current portion	958,464	630,013
Inventory	170,607	108,743
Total current assets	8,102,566	7,543,817

Property and equipment, net of accumulated depreciation	20,998	29,357

Prepaid expenses, net of current portion	73,403	114,605
Other assets	8,700	8,700
Total assets	$8,205,667	$7,696,479

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$2,727,388	$3,520,196
Accrued compensation	406,535	451,862
Due to related party	-	237,324
Deferred revenue, current portion	1,664,670	955,418
Total current liabiliaties	4,798,593	5,164,800

Deferred revenue, net of current portion	138,003	234,459
Total liabilities	4,936,596	5,399,259

Stockholders' Equity

Common stock; $0.0001 par value; 200,000 shares authorized;
200,000 issued and outstanding	20	20
Retained earnings	3,269,051	2,297,200

Total stockholders’ equity	3,269,071	2,297,220

Total liabilities and stockholders’ equity	$8,205,667	$7,696,479

See Notes to Financial Statements

INTEGRATION PARTNERS-NY CORPORATION
STATEMENTS OF OPERATIONS

	For the Six-Month Periods Ended
	June 30,
	2013	2012
	(Unaudited)	(Unaudited)
Revenues	$12,740,403	$11,256,666

Cost of revenues	7,795,190	8,171,811

Gross profit	4,945,213	3,084,855

Operating expenses:
Selling, general and administrative	2,727,332	2,691,052
	2,727,332	2,691,052

Net income	$2,217,881	$393,803

See Notes to  Financial Statements

INTEGRATION PARTNERS-NY CORPORATION
STATEMENTS OF CASH FLOWS

	For the Six-Month Periods Ended
	June 30,
	2013	2012
Cash flows from operating activities:	(Unaudited)	(Unaudited)
Net income	$2,217,881	$393,803
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Depreciation	9,959	4,108
Changes in operating assets and liabilities:
Accounts receivable	(495,125)	3,358,436
Other receivable - related party	(131,265)	(1,150,450)
Prepaid expenses	(287,249)	(54,628)
Inventory	(61,864)	137,507
Accrued compensation	(45,327)	(75,208)
Accounts payable and accrued expenses	(792,798)	(3,318,224)
Due to related party	(237,324)	-
Deferred revenue	612,786	272,332
Net cash provided by (used in) operating activities	789,674	(432,324)

Cash flows from investing activities
Purchase of property and equipment	(1,600)	(39,920)

Net cash used in investing activities	(1,600)	(39,920)

Cash flows from financing activities:
Cash overdraft	-	428,480
Distributions to stockholders	(1,246,030)	(751,382)

Net cash used in financing activities	(1,246,030)	(322,902)

Net decrease in cash	(457,956)	(795,146)

Cash, beginning of period	1,397,786	795,725

Cash, end of period	$939,830	$579

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See Notes to Financial Statements

INTEGRATION PARTNERS-NY CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION AND DESCRIPTION OF BUSINESS

Integration Partners Corporation – NY, or the Company, was incorporated in January 2009 in New Jersey.  The Company is an (S) Corporation.

The Company specializes in the design, installation, and maintenance of voice, video, and data networking infrastructure in the commercial, higher education, and governmental markets.

The balance sheet presented as of December 31, 2012 has been derived from our audited financial statements. The unaudited financial statements have been prepared pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in the annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been omitted pursuant to those rules and regulations, but we believe that the disclosures are adequate to make the information presented not misleading. The unaudited financial statements and notes included herein should be read in conjunction with the annual financial statements and notes for the year ended December 31, 2012 included in this registration statement.  In the opinion of management, all adjustments, consisting of normal, recurring adjustments and disclosures necessary for a fair presentation of these interim statements have been included. The results of operations for the six month period ended June 30, 2013 are not necessarily indicative of the results for the year ending December 31, 2013.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Actual results will differ from those estimates. Included in these estimates are estimates of the useful lives of the Company’s property and equipment and the collectability of its accounts receivable.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less, when purchased, to be cash equivalents.

Accounts Receivable

The Company’s accounts receivable are due primarily from customers located in the United States. Collateral is generally not required. The Company also maintains allowances for doubtful accounts for estimated losses resulting from the inability of the Company’s customers to make payments. The Company periodically reviews these estimated allowances, including an analysis of the customer’s payment history and credit worthiness, the age of the receivable balances, and current economic conditions that may affect a customer’s ability to make payments. Based on this review, the Company specifically reserves for those accounts deemed uncollectible. When receivables are determined to be uncollectible, principal amounts of such receivables outstanding are deducted from the allowance. The allowance for doubtful accounts was $32,763 and $30,000 as of June 30, 2013 and December 31, 2012.

Concentration of Credit Risks

The Company is subject to concentrations of credit risk primarily from cash and cash equivalents and accounts receivable.

The Company’s cash and cash equivalents accounts are held at financial institutions and are insured by the Federal Deposit Insurance Corporation, or the FDIC, up to $250,000. To reduce its risk associated with the failure of such financial institutions, the Company periodically evaluates the credit quality of the financial institutions in which it holds deposits.

The Company's accounts receivable are due from customers, generally located within the United States.  Two of the Company’s customers accounted for 25% of its accounts receivable at June 30, 2013 and four of the Company’s customers accounted for 42% of its accounts receivable at December 31, 2012.

Customer Concentration

Two of the Company’s customers accounted for 29% of its revenues during the six month period ended June 30, 2013. Three of the Company’s customers accounted for 39% of its revenues during the six month period ended June 30, 2012.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with ASC Topic 605-10-S99, Revenue Recognition-Overall-SEC Materials. Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

The Company’s revenues are generated from contracted services for design, implementation, and maintenance services of for voice, video, and data networking infrastructure to higher education organizations, governmental agencies, and commercial customers.

Prior to commencement of services, and depending on the length of the services to be provided, the Company obtains a written agreement or executed proposal. Generally, the services are provided over a period ranging between 2 days to 14 days.

Revenues related to the resale of hardware and software are recognized upon delivery to the customers.

Revenues related to maintenance and customer support are recognized over the relative terms of the service agreements. For all service revenues, the Company determines whether it is acting as principal or agent, in accordance with ASC topic 605-45, “Revenue Recognition—Principal Agent Considerations.” For the sale of third-party maintenance and customer support in which the Company is acting as agent, the revenue is recognized on a net basis and deferred over the relative terms of the service agreements. For maintenance contracts that have components for products maintenance and service maintenance, revenue and costs of revenue, are allocated for duration of the agreement for each services in accordance to prescribed terms underlying each component of service.

The Company does not provide refunds to its customers.

The Company provides separately-priced maintenance agreements on its products and services.

The Company’s product and license revenue consists of revenue from the sale of stand-alone software products. Stand-alone software sales generally include a perpetual license to an off-the shelf software purchased from one of IPC’s vendor and is subject to the industry-specific software revenue recognition guidance. In accordance with this guidance, the Company allocates revenue to license updates related to the stand-alone software and any other undelivered elements of the arrangement based on vendor specific objective evidence (“VSOE”) of fair value of each element and such amounts are deferred until the applicable delivery criteria and other revenue recognition criteria described above have been met. The balance of the revenues, net of any discounts inherent in the arrangement, is recognized at the outset of the arrangement using the residual method as the product licenses are delivered. If management cannot objectively determine the fair value of each undelivered element based on VSOE of fair value, revenue recognition is deferred until all elements are delivered, all services have been performed, or until fair value can be objectively determined.

The Company’s sold hardware contains software components that are essential to the overall functionality of the products. Effective January 1, 2011, IPC adopted amended accounting standards for revenue recognition to remove tangible products containing software components and non-software components that function together to deliver the product’s essential functionality from the scope of industry-specific software revenue recognition guidance on a prospective basis for new and materially modified arrangements originating after December 31, 2010.

For multiple element arrangements that include software and non-software related elements, the Company allocates revenue to each software and non-software element as a group based upon the relative selling price of each in accordance with the selling price hierarchy, which includes VSOE if available, third-party evidence (“TPE”), if VSOE is not available, and estimated selling price, if VSOE or TPE are not available.  Revenue allocated to each element is then recognized when the basic revenue recognition criteria are met for each element.

In unique circumstances, we are unable to establish VSOE for all deliverables in a multiple-element arrangement.  This is due to an infrequent requested item from a customer.  When VSOE cannot be established, we attempt to establish a selling price based on TPE, which is primarily based on competitor prices for similar deliverables.  TPE and ESP are rarely used and mostly on nonsignificant items.

Warranty Costs

The Company provides product warranties for specific products and services.  At each measurement date, the Company determines the accrual for estimated future warranty costs in the period in which the associated revenue is recognized based on historical experience, expectation of future conditions, and the extent of backup concurrent supplier warranties in place.

The Company warrants that its products will be free from certain defects in material and workmanship at the time of delivery and typically for a period of one to three years, depending upon the specific product or services or the customer proposal.  The Company obtains back-up concurrent warranties for major components parts from its suppliers.

Management believes that a reserve for warranty is not necessary at June 30, 2013 and December 31, 2012 based on historical precedent of the Company having to provide minimal or no warranty services for product and services which they sold, and for which the Company was ultimately responsible for failures of product or services provided..

Inventory

The Company purchases inventory for immediate resale to customers and records it at actual cost until sold. Inventory as of June 30, 2013 and December 31, 2012 totaled $170,607 and $108,743, respectively. Inventory consisted of networking equipment.

Prepaid Assets

Prepaid assets consist of the unamortized amount of customer support paid by the Company on behalf of its customers. The prepaid assets are recognized over the terms of the related support agreements.

Product Concentration

The Company generates its revenues from design, implementation, and maintenance services for voice, video, and data networking infrastructure.

Geographic Concentration

The Company provides its services throughout the continental United States, primarily in the Northeastern area.

Fair Value of Financial Instruments

The Company accounts, for assets and liabilities measured at fair value on a recurring basis, in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, or ASC 820. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities.
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data.
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

Additional Disclosures Regarding Fair Value Measurements

The carrying value of cash and cash equivalents, accounts receivable, inventory, accounts payable and accrued expenses, and accrued compensation approximate their fair value due to the short maturity of these items.

Advertising

The Company expenses advertising costs as incurred. Advertising expense amounted to $3,000 and $6,000 during the six month periods ended June 30, 2013 and 2012, respectively.

Income Taxes

The Company, with the consent of its stockholders, has elected at inception to have its income taxed under section 1362 m of the Internal Revenue Code, which provides that, in lieu of corporation income taxes, the stockholders are taxed on the Company’s taxable income.  Therefore, no provision or liability for federal and state income taxes is included in the accompanying financial statements.

 Segment Reporting

The Company generates revenues from one source, from design, installation, and maintenance services for voice, video, and data networking infrastructure. The Company's chief operating decision-maker evaluates the performance of the Company based upon revenues and expenses by functional areas as disclosed in the Company's statements of operations.

Property and Equipment

Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized.

Property and equipment consist of the following at:

	June 30,	December 31,	Estimated
	2013	2012	Useful Lives
Computer equipment	$88,343	$86,743	3-5 years
Accumulated depreciation	(67,345)	(57,386)
	20,998	29,357

	Six-month periods ended
	June 30,
	2013	2012

Depreciation expense	$9,959	$4,108

Deferred Revenue

Deferred revenue includes the unrecognized revenue from customer support and other revenues which have not been earned at the date of the balance sheet. Such deferred revenues are recognized in accordance with our aforementioned revenue recognition policy.

NOTE 3: ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses as of June 30, 2013 and December 31, 2012, respectively, primarily consist of trade payables. Included in accounts payable and accrued expenses is sales tax payable of $29,436 and $84,514 as of June 30, 2013 and December 31, 2012, respectively. Management believes they are appropriately collecting sales tax in the jurisdictions that require such collection for the goods and services the Company provides.

NOTE 4: STOCKHOLDERS’ EQUITY

Common Stock

The Company has 200,000 shares of $.0001 par value Common Stock authorized. As of June 30, 2013 and December 31, 2012, respectively, there were 200,000 shares of Common Stock issued and outstanding.

The Company paid distributions to its shareholders of $1,246,030 and $751,382 during the six-month periods ended June 30, 2013 and 2012, respectively.

NOTE 5: RELATED PARTY TRANSACTIONS

As of June 30, 2013, the company had made advances to a related party by means of common ownership with the Company of $131,265. As of December 31, 2012, the Company had received advances of $237,324 to a related party by means of common ownership with the Company.

The same related party has provided general and administrative supporting services to the Company. There is no contractual obligation between the related party and the Company for these services or any related compensation. The Company recorded selling, general, and administrative expenses of $50,004 during the six-month periods ended June 30, 2013 and 2012 relating to these services.

NOTE 6: SUBSEQUENT EVENTS

The Company has evaluated the impact of subsequent events in its accompanying financial statements and related disclosure through August 9, 2013 which is the date the financial statements were available to be issued.

November 20, 2012, InterCloud Systems, Inc. (“InterCloud”) entered into a Stock Purchase Agreement (the “IPC Agreement”) and agreed to acquire all the outstanding stock of the Company. The IPC Agreement was made and entered into by and among InterCloud, the Company, and the Company’s shareholders.

Under the terms of the IPC Agreement, InterCloud will acquire all the capital stock of the Company in exchange for the following consideration to be paid or issued by InterCloud at the closing: (i) cash of five and two tenths (5.2X) times trailing twelve months EBITDA, and (ii) two tenths of one percent (.2X) times Trailing Twelve Months EBITDA to be paid in of Intecloud’s Common Stock.

InterCloud also agreed to pay six tenths of one percent (.6X) times the forward EBITDA calculated as the twelve month period commencing on the first day of the first calendar month after the closing date.

As additional consideration, InterCloud agreed to pay the Company’s shareholders an amount equal to two (2X)  times growth of the Company’s adjusted EBITDA in excess of the calculation used for the initial cash payment  for each of the two 12-month periods immediately following the closing date.

The InterCloud common stock issued to the shareholders will be priced based on InterCloud’s pending public offering.

Any of the Company’s shareholders can elect to take InterCloud stock instead of cash at closing.  The amount can be up to one (1X) EBITDA.

Also, seven percent (7%) of the total consideration shall be placed in escrow for nine months to account for any contingent liabilities, bad debts or breaches of any representations and warranties and covenants in the IPC Agreement.

Subsequent to the closing of the IPC Agreement, the Company's status as a company taxed under Section 1362m of the Internal Revenue Code is expected to cease.

AW Solutions, Inc. and its affiliated Company

FINANCIAL STATEMENTS AND INDEPENDENT AUDITOR’S REPORT
For the year ended December 31, 2012

Independent Auditor’s Report

Board of Directors
AW Solutions Inc. and its affiliated Company
300 Crown Oak Centre Drive
Longwood, FL 32750

We have audited the accompanying combined financial statements of AW Solutions Inc. and its affiliated company, which comprise the combined balance sheet as of December 31, 2012, and the related combined statement of income, changes in stockholders’ equity and cash flows for the year then ended and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of AW Solutions Inc. and its affiliated company as of December 31, 2012, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

New York, NY
July 1, 2013

AW SOLUTIONS, INC AND ITS AFFILIATED COMPANY
COMBINED BALANCE SHEET
DECEMBER 31, 2012

December 31,
ASSETS	2012

Current Assets:
Cash and cash equivalents	$6,337
Accounts receivable, net of allowances of $113,100	1,992,711
Work in Process	700,170
Other current assets	6,748
Total current assets	2,705,965

Property and equipment, net	213,961
Deposits	15,132

Total assets	$2,935,058

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$492,250
Lines of Credit	250,000
Income taxes payable	142,135
Loans from Shareholders	401,000
Notes, related parties	4,267
Total current liabilities	1,289,652

Other Liabilities:
Notes payable	48,866
Total other liabilities	48,866

Total Liabilities	1,338,518

Commitments and Contingencies

Stockholders' Equity:
Common stock; 10,000 shares authorized and 5,000 issued and outstanding as of December 31, 2012
Capital Stock	500
Retained earnings	1,596,040
Total stockholders' equity	1,596,540

Total liabilities and stockholders’ equity	$2,935,058

See notes to combined financial statements.

AW SOLUTIONS AND ITS AFFILIATED COMPANY
COMBINED STATEMENT OF OPERATION
FOR THE YEAR ENDED DECEMBER 31, 2012

For the year ended
December 31,
2012

Revenues	$8,284,771
Cost of revenue (exclusive of depreciation shown separately below)	4,812,672
Gross profit	3,472,099

Operating expenses:
Depreciation and amortization	54,316
Salaries and wages	537,736
General and administrative	1,088,900
Total operating expenses	1,680,952

Income from operations	1,791,147

Other expenses:
Interest expense	(14,285)
Total other (expense)	(14,285)

Net income before provision for income taxes	1,776,862

Provision for income taxes	187,924

Net income	$1,588,938

See notes to combined financial statements.

AW SOLUTIONS AND ITS AFFILIATED COMPANY
COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2012

	Common Stock		Additional	Retained
	Shares	$	Paid-in Capital	Earnings	Total

Balance January 1, 2012	5,000	$500	$-	$328,581	$329,081

Distribution to stockholders	-	-	-	(321,479)	(321,479)
Net income	-	-	-	1,588,938	1,588,938

Balance December 31, 2012	5,000	$500	$-	$1,596,040	$1,596,540

See notes to combined financial statements.

AW SOLUTIONS AND ITS AFFILIATED COMPANY
COMBINED STATEMENT OF CASH FLOW
FOR THE YEAR ENDED DECEMBER 31, 2012

For the year ended
December 31,
2012

Cash flows from operating activities:
Net income	$1,588,938
Adjustments to reconcile net income to net cash used in operations:
Depreciation and amortization	54,316
Changes in operating assets and liabilities:
Accounts receivable	(722,081)
Working in Process and Other assets	(157,788)
Notes receivable	147,333
Accounts payable and accrued expenses	(235,358)
Income taxes	142,135
Total adjustments	(771,442)
Net cash provided by operating activities	817,496

Cash flows from investing activities:
Capital Expenditures	(176,423)

Net cash used in investing activities	(176,423)

Cash flows from financing activities:
Net Borrowings from (repayments to) bank	(336,922)
Distributions to stockholder	(321,479)
Proceeds from third party borrowings	26,645

Net cash used in financing activities	(631,756)

Net increase in cash	9,317

Cash, beginning of year	(2,980)

Cash, end of year	$6,337

Supplemental disclosures of cash flow information:
Cash paid for interest	$14,285
Cash paid for income taxes	$38,302

See notes to combined financial statements.

AW SOLUTIONS INC. AND ITS AFFILIATED COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2012

NOTE A – DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

AW Solutions, Inc. and its Affiliated Company, AW Solutions Puerto Rico, LLC (collectively, the "Company") are a professional multi-service line, telecommunication company that provides outsourced network deployment services to the wireless and wireline industry worldwide. The majority of the Company's customers or end customers are Fortune 500 companies.

Principles of Combination and Basis of Presentation

The combined financial statements include the accounts of AW Solutions, Inc. (“AWS”), a Florida corporation and its affiliated company, AW Solutions Puerto Rico, LLC (“AWS PR”) a Puerto Rico limited liability company, which is related by common ownership. All material intercompany transactions have been eliminated in the combined financial statements. Collectively, and hereafter, AWS and AWS PR are referred to as the “Company” or “AWS”, unless specific reference is made to an individual entity. Related to the Company are other entities that are related through mutual and common ownership and have conducted business transactions with the Company.

Cash and Cash Equivalents

The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company's accounts at these institutions may, at times, exceed the federally insured limits. Management monitors the financial condition of such financial institutions and does not anticipate any losses from these counterparties.

The Company considers all highly-liquid debt instruments with original maturities of three months or less to be cash equivalents.

Concentration of Risks

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash in financial institutions. At December 31, 2012, substantially all of the Company’s cash was in one bank subject to FDIC’s insurance of $250,000 per depositor per insured bank. From December 31, 2011 through December 31, 2012, all noninterest-bearing transaction accounts are fully insured, regardless of the balances of the account and the ownership capacity of the funds under the Dodd-Frank Act. At December 31, 2012, the Company did not have any interest-bearing accounts.

The Company provides services to customers throughout the United States and abroad. The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The Company conducts a major portion of its business with three customers, each of whom accounts for more than 10% percent of total revenue. As of  December 31, 2012, revenue from the three major customers amounted to 71% of net revenue.

Total accounts receivable from the three major customers at December 31, 2012 amounted to 57% of the accounts receivable balance.

Allowance for Doubtful Accounts

The carrying amount of accounts receivable is reduced by an allowance for doubtful accounts that reflects management’s best estimate of the amounts that will not be collected based on a review of delinquent accounts receivable, as well as historical collection experience. Management periodically reviews and may adjust its assumptions for factors expected to affect collectability. Balances that remains outstanding after the Company has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to accounts receivable. As of December 31, 2012, the Company had an allowance for doubtful accounts of $113,100.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Maintenance and repair costs are charged to expense as incurred. Depreciation is provided using the straight line method over the estimated useful lives of the assets, which range from 3-5 years. Total depreciation expense amounted to $54,316 for the year ended December 31, 2012.

	December 31, 2012	Estimated Useful Life
Furniture and Equipment	$239,201	3 years
Vehicles	$106,956	5 years
Software	$109,161	3 years
Total Cost	$455,318

Less Accumulated Depreciation	$(241,357)

Net Property and Equipment	$213,961

Fair Value of Financial Instruments

The Company follows the authoritative guidance for fair value measurements, which defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles in the United States, and expands disclosures about fair value measurements. The guidance requires fair value measurements be classified and disclosed in one of the following three categories:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3: Unobservable in puts are used when little or market data is available.

The Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable and short and long-term debt. The recorded values of cash and cash equivalents, accounts receivable, and accounts payable approximate their fair valued based on their short-term nature. The recorded values of short and long-term debt approximate their fair values, as interest approximates market rates.

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

AW Solutions, Inc. is a Subchapter S Corporation and therefore is not subject to Federal or State taxes.

Effective March 14, 2011, AWS Puerto Rico is taxed as a C Corporation for Federal income tax purposes.  Accordingly, the accompanying combined financial statements only provide for income taxes for AWS Puerto Rico.  The income tax expense for the year ended December 31, 2012 represents the current Federal taxes payable by AWS Puerto Rico.  There are no deferred taxes recorded in the accompanying combined financial statements.

The Company is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. De-recognition of a tax benefit previously recognized results in the Company recording a tax liability that reduces ending retained earnings. Based on its analysis, the Company has determined that it has not incurred any liability for unrecognized tax benefits as of December 31, 2012. However, the Company's conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.

The Company recognizes interest and penalties related to unrecognized tax benefits in interest expense and other expenses, respectively. No interest expense or penalties have been recognized as of and for the year ended December 31, 2012.

Revenue and Cost Recognition

Certain of the Company’s revenue is derived from construction contracts.  Revenues from these  contracts are recognized utilizing the percentage of completion method as described in ASC 605-35.  The amount of revenue recognized for each contract is measured by the cost –to-cost method which compares the percentage of costs incurred to date to the estimated total cost of each contract. Contract costs include all direct materials and labor and indirect costs related to contract performance including sub-contractor costs. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts, if any, are made in the period in which such losses are determined. Changes in job performance conditions and final contract settlements may result in revisions to costs and income, which are recognized in the period the revisions are determined.

The Company also generates revenue from service contracts with certain customers.  These contracts are accounted for under the proportional performance method.   Under this method, the Company recognizes revenue in proportion to the value provided to the customer for each project as of each reporting date.

The work in process amount included on the Consolidated Balance sheet represents the percentage of the contract that has been recognized as revenue. This amount is estimated as described above respectively for construction contracts and service contracts. Costs incurred related to the contracts are expensed as incurred.

NOTE B - LOANS PAYABLE – STOCKHOLDERS

This amount represents an advance from the stockholders of AWS and AWS PR. The amounts are due on demand and accrue interest at a per annum rate of 8%. The amount outstanding on December 31, 2012 was $401,000.

NOTE C - NOTE PAYABLE - BANK

The Company has a $1,800,000 revolving credit line with a bank. The line is collateralized by a perfected first lien position on all of the assets of the company, and is personally guaranteed by the owners of AWS. Outstanding borrowings bear interest at 6.0% per annum. As of December 31, 2012, the total outstanding line of credit amounted to $250,000.

The line matured on March 22, 2013 and was repaid in full.

NOTE D - NOTES PAYABLE – OTHER

The Company has notes payable to a creditor related to auto loans. As of December 31, 2012, the balance was $48,866.  The notes bear interest at rates ranging from 5.74% to 6.74% for 60 months and mature in 2017.

NOTE E - COMMITMENTS AND CONTINGENCIES

Leases

AWS leases various office spaces under cancelable operating leases which expire over various periods through 2015. Total rent expense for the year ended December 31, 2012 amounted to $179,000.

The lease for the Company’s Florida location has a 36 month term that expires on February 28, 2015. The total minimum rent for the non-cancelable portion of the lease amounts to $338,000.  The lease for AWS PR expires on January 1, 2015 and the non-cancelable amount is $51,000.

The Company leases certain of its facilities under leases which expire through 2017.

Aggregate future minimum annual rental payments in the years subsequent to December 31, 2012 are approximately as follows:

Year ending December 31,
2013	$260,000
2014	454,000
2015	451,000
2016	462,000
2017	148,000
Thereafter	-
$1,775,000

Legal

The Company is party to various legal proceedings that arise in the normal course of business. In the present opinion of management, none of these proceedings, individually or in the aggregate, are likely to have a material adverse effect on the financial position or results of operations or cash flows of the Company. However, management cannot provide assurance that any adverse outcome would not be material to the Company’s financial position or combined results of operations or cash flows.

NOTE F - RELATED-PARTY TRANSACTIONS

On December 31, 2012 $4,267 was owed to a related party. The amount due bore no interest and was due on demand.

NOTE G - SUBSEQUENT EVENTS

The Company has evaluated the impact of subsequent events in its accompanying financial statements and related disclosure through July 1, 2013, which is the date the financial statements were available to be issued.

On April 15, 2013, all of the Company’s outstanding stock was acquired by InterCloud Systems, Inc. (“InterCloud”).

Under the terms of the Agreement, InterCloud acquired all of the outstanding capital stock of the Company on April 15, 2013, in exchange for the following consideration paid or issued by InterCloud at the closing: (i) cash of $500,000, (ii) a note in the amount of $2,107,804, (iii) a note equal to the net working capital of the Company at the closing date of $1,136,530 and (iv) common stock of InterCloud valued at $2,607,804. The notes are due within forty five days of April 13, 2013. This note is secured by the accounts receivable of the Company.

AW SOLUTIONS, INC AND ITS AFFILIATED COMPANY
UNAUDITED COMBINED BALANCE SHEETS
MARCH 31, 2013 AND DECEMBER 31, 2012

	March 31,	December 31,
ASSETS	2013	2012
	(unaudited)
Current Assets:
Cash and cash equivalents	$670,826	$6,337
Accounts receivable, net of allowances of $113,100 and $113,100, respectively	1,360,312	1,992,711
Work in Process	551,167	700,170
Other current assets	-	6,748
Prepaid Taxes	60,459	-
Total current assets	2,642,764	2,705,965

Property and equipment, net	202,566	213,961
Deposits	6,227	15,132

Total assets	$2,851,577	$2,935,058

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$854,097	$492,250
Lines of Credit	-	250,000
Income taxes payable	-	142,135
Loans from Stockholders	-	401,000
Notes, related parties	-	4,267
Total current liabilities	854,097	1,289,652

Other Liabilities:
Notes, other	45,109	48,866
Total other liabilities	45,109	48,866

Total Liabilities	899,206	1,338,518

Commitments and Contingencies

Stockholders' Equity:
Common stock; 10,000 shares authorized and 5,000 issued and outstanding as of March 31, 2013 and December 31, 2012
Capital Stock	500	500
Retained earnings	1,951,851	1,596,040
Total stockholders' equity	1,952,351	1,596,540

Total liabilities and stockholders’ equity	$2,851,557	$2,935,058

See notes to combined audited and unaudited financial statements.

AW SOLUTIONS AND ITS AFFILIATED COMPANY
UNAUDITED COMBINED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

	For the three months ended
	March 31,
	2013	2012
	(unaudited)	(unaudited)

Revenues	$2,664,534	$1,657,559
Cost of revenue (exclusive of depreciation shown separately below)	1,669,043	876,456
Gross profit	995,491	781,103

Operating expenses:
Depreciation and amortization	12,500	6,000
Salaries and wages	111,625	65,000
General and administrative	389,709	265,170
Total operating expenses	513,834	336,170

Income from operations	481,657	444,933

Other (expenses):
Interest expense	(920)	(6,301)
Total other (expense)	(920)	(6,301)

Net income before provision for income taxes	480,737	438,632

Provision for income taxes	18,192	10,717

Net income	$462,545	$427,915

See notes to combined unaudited financial statements.

AW SOLUTIONS AND ITS AFFILIATED COMPANY
UNAUDITED COMBINED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

	For the three months ended
	March 31,
	2013	2012
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net income	$462,545	$427,915
Adjustments to reconcile net income to net cash used in operations:
Depreciation and amortization	12,500	5,999
Changes in operating assets and liabilities:
Accounts receivable	632,399	361,161
Working in Process and Other assets	164,655	(80,531)
Accounts payable and accrued expenses	361,848	(296,188)
Income taxes	(202,594)	10,717
Total adjustments	968,807	1,158
Net cash provided by operating activities	1,431,352	429,073

Cash flows from investing activities:
Capital Expenditures	(1,105)	(14,295)

Net cash used in investing activities	(1,105)	(14,295)

Cash flows from financing activities:
Distributions to stockholder	(106,734)	(29,449)
Repayments of notes and loans payable	(659,024)	(337,380)

Net cash used in financing activities	(765,758)	(366,829)

Net increase in cash	664,489	47,950

Cash, beginning of period	6,337	(2,980)

Cash, end of period	$670,826	$44,970

Supplemental disclosures of cash flow information:
Cash paid for interest	$920	$6,301
Cash paid for income taxes	$193,000	$-

See notes to combined unaudited financial statements.

AW SOLUTIONS AND ITS AFFILIATED COMPANY
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

NOTE A – DESCRITPION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

AW Solutions, Inc. and its Affiliated Company, AW Solutions Puerto Rico, LLC (collectively, the "Company") are a professional multi-service line, telecommunication company that provides outsourced network deployment services to the wireless and wireline industry worldwide. The majority of the Company's customers or end customers are Fortune 500 companies.

Principles of Combination and Basis of Presentation

The combined financial statements include the accounts of AW Solutions, Inc. (“AWS”), a Florida corporation and its affiliated company, AW Solutions Puerto Rico, LLC (“AWS PR”) a Puerto Rico limited liability company, which is related by common ownership. All material intercompany transactions have been eliminated in the combined financial statements. Collectively, and hereafter, AWS and AWS PR are referred to as the “Company” or “AWS”, unless specific reference is made to an individual entity. Related to the Company are other entities that are related through mutual and common ownership and have conducted business transactions with the Company.

Cash and Cash Equivalents

The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company's accounts at these institutions may, at times, exceed the federally insured limits. Management monitors the financial condition of such financial institutions and does not anticipate any losses from these counterparties.

The Company considers all highly-liquid debt instruments with original maturities of three months or less to be cash equivalents.

Concentration of Risks

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash in financial institutions. At March 31, 2013, substantially all of the Company’s cash was in one bank subject to FDIC’s insurance of $250,000 per depositor per insured bank. As of March 31, 2013, all noninterest-bearing transaction accounts are fully insured, regardless of the balances of the account and the ownership capacity of the funds under the Dodd-Frank Act.

At March 31, 2013 the Company did not have any interest-bearing accounts.

Total accounts receivable from the two major customers at March 31, 2013 amounted to 63 % of the accounts receivable balance.

Two of the Company’s customers accounted for 82 % of its revenues during the three month period ended March 31, 2013 and these two customers accounted for 77 % of its revenues for the three month period ended March 31, 2012.

Allowance for Doubtful Accounts

The carrying amount of accounts receivable is reduced by an allowance for doubtful accounts that reflects management’s best estimate of the amounts that will not be collected based on a review of delinquent accounts receivable, as well as historical collection experience. Management periodically reviews and may adjust its assumptions for factors expected to affect collectability. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to accounts receivable. As of March 31, 2013 and December 31, 2012, the Company had an allowance for doubtful accounts of $113,100 and $113,100, respectively.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Maintenance and repair costs are charged to expense as incurred. Depreciation is provided using the straight line method over the estimated useful lives of the assets, which range from 3 to 5 years. Total depreciation expense amounted to $12,500 for the three months ended March 31, 2013 and $6,000 for the three months ended March 31, 2012.

	March 31, 2013	Estimated Useful Life
Furniture and Equipment	$240,306	3 years
Vehicles	$94,356	5 years
Software	$109,161	3 years
Total Cost	$443,823

Less Accumulated Depreciation	$(307,268)

Net Property and Equipment	$136,555

Fair Value of Financial Instruments

The Company follows the authoritative guidance for fair value measurements, which defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles in the United States, and expands disclosures about fair value measurements. The guidance requires fair value measurements be classified and disclosed in one of the following three categories:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3: Unobservable in puts are used when little or market data is available.

The Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable and short-term and long-term debt. The recorded values of cash and cash equivalents, accounts receivable, and accounts payable approximate their fair valued based on their short-term nature. The recorded values of short-term and long-term debt approximate their fair values, as interest approximates market rates.

Income Taxes

AW Solutions, Inc. is a Subchapter S Corporation and therefore is not subject to Federal or State taxes.

Effective March 14, 2011, AWS Puerto Rico is taxed as a C Corporation for Federal income tax purposes.  Accordingly, the accompanying combined financial statements only provide for income taxes for AWS Puerto Rico.  The income tax expense for the three months ended March 31, 2013 and the year ended December 31, 2012 represents the current Federal taxes payable by AWS Puerto Rico.  There are no deferred taxes recorded in the accompanying combined financial statements.

The Company is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. De-recognition of a tax benefit previously recognized results in the Company recording a tax liability that reduces ending retained earnings. Based on its analysis, the Company has determined that it has not incurred any liability for unrecognized tax benefits as of March 31, 2013 and December 31, 2012. However, the Company's conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.

The Company recognizes interest and penalties related to unrecognized tax benefits in interest expense and other expenses, respectively. No interest expense or penalties have been recognized as of and for the three months ended March 31, 2013 and 2012.

Revenue and Cost Recognition

Certain of the Company’s revenue is derived from construction contracts.  Revenues from these  contracts are recognized utilizing the percentage of completion method as described in ASC 605-35.  The amount of revenue recognized for each contract is measured by the cost –to-cost method which compares the percentage of costs incurred to date to the estimated total cost of each contract. Contract costs include all direct materials and labor and indirect costs related to contract performance including sub-contractor costs. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts, if any, are made in the period in which such losses are determined. Changes in job performance conditions and final contract settlements may result in revisions to costs and income, which are recognized in the period the revisions are determined.

The Company also generates revenue from service contracts with certain customers.  These contracts are accounted for under the proportional performance method.   Under this method, the Company recognizes revenue in proportion to the value provided to the customer for each project as of each reporting date.

The work in process amount included on the Consolidated Balance sheet represents the percentage of the contract that has been recognized as revenue. This amount is estimated as described above respectively for construction contracts and service contracts. Costs incurred related to the contracts are expensed as incurred.

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - LOANS PAYABLE – STOCKHOLDERS

This amount represents an advance from the stockholders of AWS and the members of AWS PR. The amounts are due on demand and accrue interest at a per annum rate of 8%. On March 31, 2013 and December 31, 2012 the balance was $0 and $401,000, respectively.

NOTE C - NOTE PAYABLE - BANK

The Company has a $1,800,000 revolving credit line with a bank. The line is collateralized by a perfected first lien position on all of the assets of the company, and is personally guaranteed by the owners of AWS. Outstanding borrowings bear interest at 6.0% per annum. As of March 31, 2013 and December 31, 2012, the total outstanding line of credit amounted to $0 and 250,000, respectively.

The line matured on March 22, 2013 and repaid in full.

NOTE D - NOTES PAYABLE – OTHER

The Company has notes payable to a creditor related to auto loans. As of March 31, 2013 and December 31, 2012 the balances was $45,109 and $48,866, respectively.  The notes bear interest at rates ranging from 5.74% to 6.74% for 60 months and mature in 2017.

NOTE E - LEASE COMMITMENTS

AWS leases various office spaces under cancelable operating leases which expire over various periods through 2015. Total rent expense for the three months ended March 31, 2013 and 2012 amounted to $46,560 and $41,955, respectively.

The lease for the Company’s Florida location has a 36 month term that expires on February 28, 2015. The total minimum rent for the non-cancelable portion of the lease amounts to $299,000.  The lease for AWS PR expires on January 1, 2015 and the non-cancelable amount is $50,500.

The Company leases certain of its facilities under leases which expire through 2017.

Aggregate future minimum annual rental payments in the years subsequent to December 31, 2012 are approximately as follows:

Year ending December 31,
2013	$260,000
2014	454,000
2015	451,000
2016	462,000
2017	148,000
Thereafter	-
$1,775,000

Commitments and Contingencies

The Company is party to various legal proceedings that arise in the normal course of business. In the present opinion of management, none of these proceedings, individually or in the aggregate, are likely to have a material adverse effect on the financial position or results of operations or cash flows of the Company. However, management cannot provide assurance that any adverse outcome would not be material to the Company’s financial position or combined results of operations or cash flows.

NOTE F - RELATED-PARTY TRANSACTIONS

On December 31, 2012 $4,267 was owed to a related party. The amount due bore no interest and was due on demand.

NOTE G - SUBSEQUENT EVENTS

The Company has evaluated the impact of subsequent events in its accompanying financial statements and related disclosure through July 1, 2013, which is the date the financial statements were available to be issued.

On April 15, 2013, all of the Company’s outstanding stock was acquired by InterCloud Systems, Inc. (“InterCloud”).

Under the terms of the Agreement, InterCloud acquired all of the outstanding capital stock of the Company on April 15, 2013, in exchange for the following consideration paid or issued by InterCloud at the closing: (i) cash of $500,000, (ii) a note in the amount of $2,107,804, (iii) a note equal to the net working capital of the Company at the closing date of $1,136,530 and (iv) common stock of InterCloud valued at $2,607,804. The notes are due within forty five days of April 13, 2013. This note is secured by the accounts receivable of the Company.

$20,000,000 of Shares
Common Stock

PROSPECTUS

Sole Book-Running Manager
Aegis Capital Corp

Co-Manager
Northland Capital Markets

                                    , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.       Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Registrant, other than estimated underwriting discounts and commissions, in connection with our public offering.  All amounts shown are estimates except for the Securities and Exchange Commission registration fee and the FINRA filing fee:

Amount Paid or to be Paid
Securities and Exchange Commission registration fee	$6,616
FINRA filing fee	7,775
Printing and engraving expenses	100,000
Legal fees and expenses	1,197,000
Accounting fees and expenses	607,000
Transfer agent and registrar fees and expenses	25,000
Non-accountable expense allowance	200,000
Miscellaneous expenses (including road show)	56,609
Total	$2,200,000

Item 14.       Indemnification of Directors and Officers

InterCloud Systems, Inc. is incorporated under the laws of the State of Delaware. Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchase or redemptions or (4) for any transaction from which a director derived an improper personal benefit.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our amended and restated certificate of incorporation provides that no director of our company shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases or other distributions pursuant to Section 172 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our amended and restated certificate of incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of our company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our amended and restated certificate of incorporation further provides that any repeal or modification of such article by our stockholders or an amendment to the DGCL will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.

Our amended and restated bylaws provide that we will indemnify each of our directors and officers, certain employees and agents, to the fullest extent permitted by the DGCL, as the same may be amended (except that in the case of an amendment, only to the extent that the amendment permits us to provide broader indemnification rights than the DGCL permitted us to provide prior to such the amendment), against any and all expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by the director, officer or such employee or on the director’s, officer’s or employee’s behalf in connection with any threatened, pending or completed proceeding or any claim, issue or matter therein, to which he or she is or is threatened to be made a party because he or she is or was serving as a director, officer or employee of our company, or at our request as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.  Our bylaws further provide for the advancement of expenses to each of our directors and, in the discretion of the board of directors, to certain officers and employees.

In addition, our bylaws provide that the right of each of our directors and officers to indemnification and advancement of expenses shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the amended and restated certificate of incorporation or bylaws, agreement, vote of stockholders, or otherwise.  Furthermore, our bylaws authorize us to provide insurance for our directors, officers and employees against any liability, whether or not we would have the power to indemnify such person against such liability under the DGCL or the bylaws.

In connection with the sale of the common stock being registered hereby, we have entered into indemnification agreements with each of our directors and our executive officers.  These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and the amended and restated certificate of incorporation and bylaws.

We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

The underwriting agreement we enter into in connection with the sale of the common stock being registered hereby will also provide for indemnification of us, our directors and officers in certain instances.

Item 15.       Recent Sales of Unregistered Securities.

During the past three years, we have issued securities in the following transactions, each of which was exempt from the registration requirements of the Securities Act.  Except for the shares of our common stock that were issued upon the conversion of shares of our preferred stock, all of the below-referenced securities were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act and are deemed to be restricted securities for purposes of the Securities Act.  There were no underwriters or placement agents employed in connection with any of these transactions. Use of the exemption provided in Section 4(2) for transactions not involving a public offering is based on the following facts:

●	Neither we nor any person acting on our behalf solicited any offer to buy or sell securities by any form of general solicitation or advertising.

●
The recipients were either accredited or otherwise sophisticated individuals who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities.

●	The recipients had access to business and financial information concerning our company.

●
All securities issued were issued with a restrictive legend and may only be disposed of pursuant to an effective registration or exemption from registration in compliance with federal and state securities laws.

The shares of our common stock that were issued upon the conversion of shares of our preferred stock were issued pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act and are deemed to be restricted securities for purposes of the Securities Act.

The number of shares of common stock issued in each transaction, and the price per share of common stock in each transaction, has been adjusted to give effect to the one-for-125 reverse stock split of the common stock effected on January 14, 2013 and the one-for-four reverse stock split of the common stock effected on August 1, 2013.

On July 2, 2009, we sold 51,000 shares of our common stock to Mr. Gideon Taylor, our sole executive officer and director at such time, for an aggregate purchase price of $100 in a private sale.

On August 7, 2009, we issued 100,000 shares of our common stock to Mr. Billy Caudill in exchange for all of the issued and outstanding stock of Digital Comm in a reverse merger which closed in January 2010.

On September 3, 2009, we issued an aggregate of 17,000 shares of our common stock, valued at $680,000, to two entities as a finder’s fee under the terms of the stock purchase agreement with Mr. Taylor.  We cancelled 7,000 of those shares that were issued to one entity.  The remaining 10,000 shares were valued at $400,000.

On August 30, 2010, we issued 10,400 shares of common stock to Lawrence Sands, an executive officer of our company, as compensation due to him both pursuant to the terms of his employment agreement, dated as of January 2010, and accrued but unpaid salary.  This issuance included 8,000 shares of our common stock, valued at $2,400,000, which was issued as an incentive for entering into an employment agreement with us and 2,400 shares, valued at $720,000, issued in satisfaction of accrued but unpaid 2010 salary.

On February 14, 2011, in exchange for a lender, UTA Capital LLC, consenting to a Modification Agreement, we issued 2,564 shares of common stock, valued of $60.00 per share.

On February 22, 2011, we issued 4,000 shares of common stock to consultant Birbragher Ins Trust in exchange for consulting services relating to corporate matters, valued at $60.00 per share.

On February 28, 2011, we sold 278 shares of common stock to one investor for $25,000.

On May 16, 2011 and June 20, 2011, we issued 8,000 shares of common stock, valued at $30.00 per share, to a third-party lender in connection with a loan from such third-party lender.

On June 3, 2011, our Board of Directors authorized the issuance of 4,000 restricted shares and 17,000 restricted shares of common stock, valued at $30.00 per share, to 21 wireless division employees and three principal officers, respectively, as bonus compensation shares.

On June 3, 2011, we issued 4,000 shares of common stock valued at $30.00 per share to a third-party lender in connection with a loan from such third-party lender.

On June 30, 2011, we sold 15,000 shares of Series B Preferred Stock to four investors for an aggregate purchase price of $15,000.

On July 5, 2011, we sold 6,540 shares of common stock to Tekmark for $30,000 as an equity investment.

On July 26, 2011, we issued 2,000 shares of common stock to Interactive Business Alliance in exchange for public relations consulting services, valued at $55.00 per share.

On August 11, 2011 and August 25, 2011, we issued 1,366 shares of common stock to a third-party lender for $32,500 in debt conversion.

On August 12, 2011, we issued 4,147 shares of common stock, valued at $69.00 per share, to three principals in connection with the non-completed acquisition of Premier Cable Designs, Inc.  The shares were issued as an advance payment pending the closing of the acquisition.

On September 30, 2011, we issued 2,000 shares of common stock, valued at $45.00 per share, to one principal in connection with the acquisition of Tropical Communications, Inc.

On November 1, 2011, we issued an aggregate of 2,000,000 shares of Series A Preferred Stock to three executive officers.  The shares were valued at $2,000,000 per share and recorded as compensation expense in the year ended December 31, 2011.

On January 10, 2012, we sold 1,051 shares of Series B Preferred Stock to an executive of our company for an aggregate purchase price of $100,000.

On January 6, 2012, in exchange for agreeing to forgive his compensation for 2011, we issued 10,000 shares of common stock to a director.  The shares were valued at $2.52 per share and recorded as compensation expense in the year ended December 31, 2011.

From January 3, 2012, to January 14, 2012, we sold 450 shares of Series C Preferred Stock to 10 investors for an aggregate purchase price of $450,000.

On January 12, 2012, we issued 200 shares of Series D Preferred Stock to a director in exchange for the director agreeing to forego his 2011 compensation.  The amount was recorded as compensation expense in the year ended December 31, 2011.

On January 17, 2012, we issued 10,000 shares of common stock, valued at $5.00 per share, to a third-party lender in consideration of $70,000 of debt conversion.

From February 17, 2012 to February 28, 2012, we sold 250 shares of Series C Preferred Stock to five investors for an aggregate purchase price of $250,000.

From March 12, 2012 to March 14, 2012, we sold 2,012 shares of Series B Preferred Stock to three investors for an aggregate purchase price of $200,000.

On April 17, 2012, we issued 7,143 shares of common stock, valued at $3.08 per share, to a third-party lender in consideration of $22,000 of debt conversion.

On April 27, 2012, we sold 250 shares of Series C Preferred Stock to five investors for an aggregate purchase price of $250,000.

On May 8, 2012, we issued 13,636 shares of common stock, valued at $3.00 per share, to a third-party lender in consideration of $40,908 of debt conversion.

From May 23, 2012 to June 19, 2012, we sold 100 shares of Series C Preferred Stock to two investors for an aggregate purchase price of $100,000.

On June 14, 2012, we issued 13,539 shares of common stock, valued at $1.50 per share, to a third-party lender in consideration of $20,308 of debt conversion.

From June 19, 2012 to August 7, 2012, we sold 350 shares of Series C Preferred Stock to six investors for an aggregate purchase price of $350,000.

In July 2012, we issued 400 shares of Series D Preferred Stock to Billy Caudill, a director and the President of our company, in consideration of the pledge by Mr. Caudill of his home to secure a third-party loan made to Digital Comm, Inc., a subsidiary of our company.  The Series D Preferred Stock had a value of $400,000 as per the agreement.

On August 8, 2012, we issued 4,000 shares of common stock in exchange for public relations consulting services, valued at $6.00 per share.

On August 31, 2012, we sold 525 shares of Series B Preferred Stock to two investors for an aggregate purchase price of $50,000.

On September 6, 2012, we issued 52,190 shares of common stock to UTA Capital upon the cancellation by UTA Capital of common stock warrants with an exercise price of $72.00.  The common stock was valued at $2.00 per share.

On September 17, 2012, we issued 10,000 shares of common stock, valued at $7.52 per share, in connection with the acquisition of T N S, Inc. The common stock was issued to the principals of T N S, Inc.  The holders of these shares have the right to put these shares back to our company for $500,000.

From September 17, 2012 to September 30, 2012, we issued 6,479 shares of Series B Preferred Stock to three lenders in consideration of their conversion of principal and accrued interest on notes payable in the aggregate amount of $616,690.

Between September 17, 2012 and September 30, 2012, we sold 9,190 shares of Series B Preferred Stock to three investors for an aggregate purchase price of $875,000.

On September 17, 2012 and November 13, 2012, we issued to two lenders warrants to purchase an aggregate of 1,501,882 shares of our common stock at a purchase price of $5.00 per share in connection with the MidMarket loan. Pursuant to the second amendment to the MidMarket Loan Agreement dated March 22, 2013, the aggregate number of shares of common stock issuable upon exercise of such warrants was set at 187,386 shares.

On September 18, 2012, we sold 2,225 shares of Series E Preferred Stock to 18 investors for an aggregate purchase price of $2,225,000.

On September 19, 2012, we issued 6,000 shares of common stock in consideration of consulting services, which shares were valued at $8.50 per share.

On October 5, 2012, we sold 4,150 shares of Series F Preferred Stock to the two principals of T N S, Inc. pursuant to the terms of a stock purchase agreement between our company and T N S, Inc.

On October 9, 2012, we issued 8,000 shares of common stock in consideration of consulting services, which shares were valued at $12.05 per share.

On October 30, 2012, we sold 3,152 shares of Series B Preferred Stock to three investors for an aggregate purchase price of $300,000.

On October 30, 2012, we issued 5,000 shares of common stock in consideration of consulting services, which shares were valued at $12.52 per share.

On November 16, 2012, we issued 10,000 shares of common stock in consideration of consulting services, which shares were valued at $10.00 per share.

On November 20, 2012, we issued 32,000 shares of common stock to Billy Caudill upon his conversion of 400 shares of Series D Preferred Stock into common stock.

On November 23, 2012, we sold 1,425 shares of Series H Preferred Stock to eight investors for aggregate consideration of $1,425,000.

On January 3, 2013, we sold 50 shares of Series E Preferred Stock to an accredited investor for cash consideration in the amount of $50,000.

On January 7, 2013, we issued 40,000 shares of common stock upon the conversion of 20,000,000 shares of Series A Preferred Stock.

On January 10, 2013, we sold 100 shares of Series E Preferred Stock to an accredited investor for cash consideration in the amount of $100,000.

On January 30, 2013, we issued 39,487 shares of common stock upon the conversion of 566 shares of Series D Preferred Stock.

On January 30, 2012, we issued 4,500 shares of Series I Preferred Stock to Mark Vignieri pursuant to the terms of a stock purchase agreement between our company and Environmental Remediation and Financial Services, Inc.

On February 7, 2013, we issued 40,000 shares of common stock upon the conversion of 160,000 shares of Series A Preferred Stock.

On February 20, 2013, we sold 100 shares of Series E Preferred Stock to two accredited investors for cash consideration in the amount of $100,000.

On March 14, 2013, we issued an aggregate of 36,584 shares of common stock upon the conversion of outstanding promissory notes held by an affiliate of an executive officer.

On March 22, 2013, we issued to two lenders an aggregate of 20,375 shares of common stock in connection with an amendment to the terms of the MidMarket Loan Agreement.

From March 27, 2013 to April 25, 2013, we sold an aggregate of 525 shares of Series E Preferred Stock to seven accredited investors for aggregate cash consideration in the amount of $525,000.

On April 30, 2013, we issued to a lender a convertible promissory note in the principal amount of $862,500 and warrants to purchase a number of shares of common stock equal to 50% of the number of shares of common stock issuable upon conversion of such convertible promissory note.

On May 14, 2013, we issued 3,352 shares of common stock upon the conversion of 42 shares of Series D Preferred Stock.

On June 12, 2013, we issued 203,735 shares of common stock, valued at $12.80 per share, to the five former stockholders of AW Solutions in connection with our acquisition of AW Solutions.

On June 25, 2013, we issued an aggregate of 2,452,741 shares of common stock upon the conversion of 37,500 shares of Series B Preferred Stock and an aggregate of 1,262,441 shares of common stock upon the conversion of 1,500 shares of Series C Preferred Stock.

On August 6, 2013, we issued an aggregate of 534,819 shares of common stock upon the conversion of 3,350 shares of Series E Preferred Stock.

There were no underwriters employed in connection with any of the transactions described in this Item 15.

Item 16.       Exhibits.

(a)           See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

 (b)           No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17.       Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)         to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)        to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         If the registrant is subject to Rule 430C (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)         That, for the purpose of  determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to the purchaser:

(i)          any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)         That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)         That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 6 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Red Bank, State of New Jersey, on August 19, 2013.

INTERCLOUD SYSTEMS, INC.

By:	/s/ Mark Munro
Name:	Mark Munro
Title:	Chief Executive Officer and
Chairman of the Board

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 6 to Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date

/s/ Mark Munro	Chief Executive Officer and Chairman of the Board of Directors	August 19, 2013
Mark Munro	(Principal Executive Officer)

/s/ Daniel Sullivan	Chief Financial Officer	August 19, 2013
Daniel Sullivan	(Principal Financial Officer and Principal Accounting Officer)

*	Director	August 19, 2013
Mark Durfee

*	Director	August 19, 2013
Charles K. Miller

*	Director	August 19, 2013
Neal L. Oristano

*By:	/s/ Mark Munro
Mark Munro, as Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1***	Form of Underwriting Agreement between the underwriters named therein and InterCloud Systems, Inc., or the Company.

2.1***	Stock Purchase Agreement, dated as of January 14, 2010, between Digital Comm, Inc. and the Company.

2.2***†	Stock Purchase Agreement, dated as of November 15, 2011, between Margarida Monteiro, Carlos Monteiro and the Company.

2.3***	Amendment to Stock Purchase Agreement, dated as of December 14, 2011, between Margarida Monteiro, Carlos Monteiro and the Company.

2.4***†	Stock Purchase Agreement, dated as of August 15, 2011, between William DeVierno and the Company.

2.5***†	Stock Purchase Agreement, dated as of September 17, 2012, between T N S, Inc., Joel Raven and Michael Roeske and the Company.

2.6***†
Equity Purchase Agreement, dated as of September 17, 2012, between ADEX Corporation, ADEXCOMM Corporation, ADEX Puerto Rico, LLC, Peter Leibowitz, Gary McGuire, Marc Freedman and Justin Leibowitz and the Company.

2.7***†	Asset Purchase Agreement, dated as of November 19, 2012, between Tekmark Global Solutions, LLC and the Company.

2.8***†	Stock Purchase Agreement dated as of November 20, 2012, by and among Integration Partners-NY Corporation, Bart Graf, David Nahabedian, and Frank Jadevaia and the Company.

2.9***	Equity Purchase Agreement dated as of November 30, 2012 among ADEX Corporation, Environmental Remediation and Financial Services, LLC and Mark Vigneri.

3.1***
Certificate of Incorporation of the Company, as amended by the Certificate of Amendment dated August 16, 2001 and the Certificate of Amendment dated September 4, 2008,  filed in the office of the Secretary of State of the State of Delaware on September 3, 2008.

3.2***	Series A Certificate of Designation filed with the Delaware Secretary of State on July 11, 2011.

3.3***	Series B Certificate of Designation filed with the Delaware Secretary of State on June 28, 2011.

3.4***	Series C Certificate of Designation filed with the Delaware Secretary of State on January 10, 2012.

3.5***	Series D Certificate of Designation filed with the Delaware Secretary of State on March 5, 2012.

3.6***	Series E Certificate of Designation filed with the Delaware Secretary of State on September 18, 2012.

3.7***	Series F Certificate of Designation filed with the Delaware Secretary of State on September 17, 2012.

3.8***	Series G Certificate of Designation filed with the Delaware Secretary of State on September 17, 2012.

3.9***	Amendment No. 1 to Series B Certificate of Designation filed with the Delaware Secretary of State on October 23, 2012.

3.10***	Series H Certificate of Designation filed with the Delaware Secretary of State on November 16, 2012.

3.11***
Series I Certificate of Designation filed with the Delaware Secretary of State on December 6, 2012 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2012).

3.12***	Certificate of Amendment dated January 10, 2013 to the Certificate of Incorporation of the Company.

3.13***	Amended and Restated Bylaws of the Company, dated as of November 16, 2012.

3.14** *	Certificate of Amendment dated July 30, 2013 to the Certificate of Incorporation of the Company.

Exhibit Number	Description of Document

4.1** *	Specimen Common Stock Certificate.

4.2***	Promissory Note, dated September 17, 2012, of the Company issued to Wellington Shields & Co.

4.3***	Form of Representative's Warrant Agreement (included as Exhibit A to the form of Underwriting Agreement filed as Exhibit 1.1 hereto)

5.1**	Opinion of Pryor Cashman LLP.

10.1***	2012 Performance Incentive Plan (incorporated by reference to Exhibit A to the Company’s Information Statement filed with the SEC on December 17, 2012 (File No. 000-32037).

10.2	[Reserved]

10.3***	Form of Indemnification Agreement with Executive Officers and Directors.

10.4***	Director Compensation Policy.

10.5	Employee Stock Purchase Plan (incorporated by reference to Exhibit B to the Company’s Information Statement filed with the SEC on December 17, 2012 (File No. 000-32037).

10.6***	Executive Employment Agreement, dated as of September 1, 2009, between Gideon Taylor and the Company.

10.7***	Executive Employment Agreement, dated as of January 16, 2010, between Billy Caudill and the Company.

10.8***	Executive Employment Agreement, dated as of January 18, 2010, between Lawrence Sands and the Company.

10.9***	Amendment to Executive Employment Agreement, dated November 29, 2010, between Billy Caudill and the Company.

10.10***	Amendment to Executive Employment Agreement, dated November 29, 2010, between Gideon Taylor and the Company.

10.11***	Purchase and Sale Agreement, dated as of July 30, 2012, between Billy Caudill and the Company.

10.12***	Stock Purchase Agreement, dated as of September 6, 2012, between and the Company and UTA Capital, LLC.

10.13***	Promissory Note, dated as of September 13, 2012, issued by Billy Caudill to the Company.

10.14***
Loan and Security Agreement, dated as of September 17, 2012, among and the Company, Rives-Monteiro Leasing, LLC, Tropical Communications, Inc., the lenders party thereto and MidMarket Capital Partners, LLC, as agent.

10.15***	Guaranty and Suretyship Agreement, dated as of September 17, 2012, among Rives-Monteiro Leasing, LLC and Tropical Communications, Inc. in favor of MidMarket Capital Partners, LLC, as agent.

10.16***	Assumption and Joinder Agreement, dated as of September 17, 2012, among and the Company, ADEX Corporation, T N S, Inc. and MidMarket Capital Partners, LLC, as agent.

10.17***	Pledge Agreement, dated as of September 17, 2012, by the Company in favor of MidMarket Capital Partners, LLC, as agent.

10.18***	Form of Warrant, dated September 17, 2012, issued by the Company in connection with the Loan and Security Agreement dated as of September 17, 2012.

10.19***	Promissory Note, dated as of September 17, 2012, issued by Company in connection with the acquisition of ADEX Corporation.

10.20***	Form of Subscription Agreement for Series E Preferred Stock.

10.21***	Form of Common Stock Purchase Warrant of the Company issued in connection with the Series E Preferred Stock.

10.22***	Letter Agreement dated November 1, 2012 between and the Company and Gideon Taylor.

Exhibit Number	Description of Document

10.23***	Letter Agreement dated November 6, 2012 between and the Company and Billy Caudill.

10.24***
First Amendment to Loan and Security Agreement, dated as of November 13, 2012, among and the Company, Rives-Monteiro Leasing, LLC, Tropical Communications, Inc., the lenders party thereto and MidMarket Capital Partners, LLC, as agent.

10.25***	First Amendment dated November 13, 2012 to Form of Warrant of the Company dated September 17, 2012.

10.26***
Second Amendment, Consent and Waiver dated as of March 22, 2013 among the Company, Rives- Monteiro Leasing, LLC, Tropical Communications, Inc., ADEX Corporation, T N S, Inc., the lenders party thereto and MidMarket Capital Partners, LLC, as Agent.

10.27***	Assumption and Joinder Agreement dated as of March 22, 2013 between ADEXCOMM Corporation and Environmental Remediation and Financial Services, LLC and MidMarket Capital Partners, LLC, as Agent.

10.28***	Pledge Agreement dated as of March 22, 2013 between the Company and MidMarket Capital Partners, LLC, as Agent.

10.29***	Pledge Agreement dated as of March 22, 2013 between the ADEX Corporation and MidMarket Capital Partners, LLC, as Agent.

10.30***	Revolving Credit Agreement, dated as of June 30, 2011, by and between the Company, Digital Comm Inc. and MMD Genesis LLC.

10.31***
Purchase Agreement dated April 3, 2013 by and among the Company, AW Solutions, Inc., AW Solutions Puerto Rico, LLC, Keith W. Hayter, Bobby A. Varma, James Partridge, Emmanuel Poulin and Jeffrey Dubay (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 9, 2013).

10.32***
Amendment No. 1 to Purchase Agreement dated April 9, 2013 by and among the Company, AW Solutions, Inc., AW Solutions Puerto Rico, LLC, Keith W. Hayter, Bobby A. Varma, James Partridge, Emmanuel Poulin and Jeffrey Dubay (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 9, 2013).

10.33***
Amendment No. 2 to Purchase Agreement, dated April 15, 2013, by and among the Company, AW Solutions, Inc., AW Solutions Puerto Rico, LLC, Keith W. Hayter, Bobby A. Varma, James Partridge, Emmanuel Poulin and Jeffrey Dubay (incorporated by reference to Exhibit 2.3 to the Company’s Current Report on Form 8-K filed with the SEC on April 19, 2013).

10.34***
Form of Promissory Note issued by the Company to the sellers in connection with the acquisition of AW Solutions, Inc. and AW Solutions Puerto Rico (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 19, 2013).

10.35***
Security Agreement, dated April 5, 2013, among the Company, AW Solutions, Inc., AW Solutions Puerto Rico, LLC, Keith W. Hayter, Bobby A. Varma, James Partridge, Emmanuel Poulin and Jeffrey Dubay (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 19, 2013).

10.36***
Purchase Agreement, dated as of April 26, 2013, by and among the Company and ICG USA, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on May 3, 2013).

10.37***	Form of Unsecured Convertible Note issued by the Company to ICG USA, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on May 3, 2013).

10.38***	Form of Warrant issued by the Company to ICG USA, LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on May 3, 2013).

10.39***	Letter Agreements of holders of Series B Preferred Stock and Series C Preferred Stock as to order of conversion of such shares to common stock.

10.40** *	Form of Amended and Restated Unsecured Convertible Note issued by the Company to ICG USA, LLC.

10.41** *	Form of Amended and Restated Warrant issued by the Company to ICG USA, LLC.

Exhibit Number	Description of Document

21.1***	List of Subsidiaries.

23.1**	Consent of Sherb & Co., LLP.

23.2**	Consent of BDO USA, LLP.

23.3**	Consent of Sherb & Co., LLP.

23.4**	Consent of BDO USA, LLP.

23.5**	Consent of Pryor Cashman LLP (included in Exhibit 5.1).

24.1***	Power of Attorney (included on signature page of the original Registration Statement on Form S-1 filed with the SEC on December 5, 2012).

101.INS**	XBRL Instance Document

101.SCH**	XBRL Taxonomy Extension Schema Document

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB**	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document.
_____________

*	To be filed by amendment.

**	Filed herewith.

***	Previously filed.

†
Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.